                                                                     Exhibit (p)

                                          Amended and Restated December 17, 1999

                         MANUFACTURERS INVESTMENT TRUST
                                 CODE OF ETHICS

1.       Definitions

         1.1 Trust. As used in this Code, "Trust" shall mean Manufacturers Investment Trust, a Massachusetts business trust registered as an open-end diversified investment company under the Investment Company Act of 1940 (the "1940 Act").

         1.2 Access Person. As used in this Code, the term "access person" shall mean any trustee, officer or advisory person of the Trust.

         1.3 Advisory Person. As used in this Code, the term "advisory person" shall mean: (i) any employee of: (x) the Trust, (y) any investment adviser or subadviser of the Trust, or (z) any company in a control relationship to the Trust or to any investment adviser or subadviser of the Trust, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a covered security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales including any "Investment Person" or "Portfolio Manager" as defined below; and

(ii) any natural person in a control relationship to the Trust or any investment adviser or subadviser of the Trust who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a security.

         1.4 Active Consideration. A security will be deemed under "active consideration" when a recommendation to purchase or sell a security has been made and communicated to the person or persons ultimately making the decision to buy or sell the security. A security will also be deemed under "active consideration" whenever an advisory person focuses on a specific security and seriously considers recommending the security to the Trust.

         A security will be deemed under "active consideration" until the Trust implements or rejects the recommendation or until the proper advisory person decides not to recommend the purchase or sale of the security to the Trust.


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         A security will not be deemed under "active consideration" if the security is being reviewed only as part of a general industrial survey or other broad monitoring of the securities market.

         1.5 Beneficial Ownership. "Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 ("1934 Act") in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires.

         1.6 Control. "Control" shall have the same meaning as that set forth in
Section 2(a)(9) of the Investment Company Act.

         1.7 Covered Security. "Covered Security" shall mean a security as defined in Section 2(a)(36) of the Investment Company Act, except that it shall not include securities issued by the Government of the United States, high quality, short term debt securities(1), including repurchase agreements, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies (i.e., mutual funds).

         1.8 Covered Security Held or to be Acquired by the Trust. "Covered security held or to be acquired by the Trust" shall mean (i) any covered security which, within the most recent 15 days is or has been held by the Trust or is being or has been considered by the Trust or its investment adviser or any of its subadvisers for purchase by the Trust and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, such a covered security.

         1.9 Disinterested Trustee. As used in this Code, the term "disinterested trustee" shall mean a trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act.

         1.10 Initial Public Offering. Initial public offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the 1934 Act.
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(1) A high quality, short term debt security means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.


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         1.11 Investment Person. As used in this Code, the term "Investment
Person" shall mean (i) any employee of: (x) the Trust, (y) the investment adviser or subadviser of the Trust or (z) any company in a control relationship to the Trust or an investment adviser or subadviser of the Trust, who in connection with his or her regular functions or duties makes or participates in making recommendations regarding the purchase or sale of securities by any series of the Trust or (ii) any natural person who controls (y) the Trust (or any series thereof) or (z) any investment adviser or subadviser of the Trust, who obtains information concerning recommendations made to any series of the Trust regarding the purchase or sale of securities by the series. Any Portfolio Manager of the Trust shall be considered an Investment Person.

         1.12 Portfolio Manager. As used in this Code, the term "Portfolio Manager" shall mean the person or persons with the direct responsibility and authority to make investment decisions affecting any series of the Trust.

         1.13 Private Placement. A private placement means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505 or rule 506 under the Securities Act of 1933.

         1.14 Purchase or Sale of a Covered Security. "Purchase or sale of a covered security" includes, inter alia, the writing of an option to purchase or sell a covered security.

         1.15 Supervisory Person. The General Counsel of the investment adviser of the Trust or his or her designee.

         1.16 Additional Definitions. All other terms used in this Code shall be defined by reference to the 1940 Act or the 1934 Act.

         2. Purpose of the Code.

                  2.1 This Code establishes rules of conduct for access persons of the Trust and is designed to govern the personal securities activities of access persons. In general, in connection with personal securities transactions, access persons should (1) always place the interests of the Trust's shareholders first; (2) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an access person's position of trust and responsibility; and (3) not take inappropriate advantage of their positions.


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                  2.2 Code is designed to prevent certain practices by access persons in connection with the purchase or sale, directly or indirectly, by such access persons of securities held or to be acquired by the Trust. These include:

         (a)      employing any device, scheme or artifice to defraud the Trust;

         (b) making any untrue statement of a material fact to the Trust or omitting to state a material fact necessary in order to make the statements made to the Trust, in light of the circumstances under which they are made, not misleading;

         (c) engaging in any act, practice, or course of business that operates or would operate as a fraud or deceit upon the Trust; or

         (d) engaging in any manipulative practice with respect to the Trust.

3.       Prohibited Purchase and Sales.

         3.1 No access person shall purchase or sell, directly or indirectly, any covered security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale is currently under active consideration for purchase or sale by the Trust; provided that for purposes of this section a covered security shall be deemed to be under active consideration until five business days shall have elapsed from the date the Trust ceased activity in the purchase or sale of such covered security.

         3.2 No Portfolio Manager shall purchase or sell, directly or indirectly, any covered security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within seven calendar days before and after the particular series of the Trust that he or she manages trades in that covered security.


         3.3 No Investment Person shall acquire any securities in an initial public offering for his or her personal account.

         3.4 No Investment Person shall acquire, directly or indirectly, beneficial ownership of any securities in a private placement without the prior approval of the Supervisory Person. This approval shall take into account whether the investment opportunity should be reserved for the Trust, whether the opportunity is being offered to an individual by virtue of his or her position with the Trust and any other relevant factors. If an Investment Person has


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purchased a covered security in a private placement, then (a) such Investment
Person must disclose his or her ownership of the covered security if he or she has a material role in the Trust's subsequent consideration to purchase the covered security and (b) the Trust's decision to purchase the covered security will be reviewed by at least two other Investment Persons with no personal interest in the issuer.

         3.5 No Investment Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) covered securities of which such Investment Person has beneficial ownership within 60 calendar days.

         3.6 These prohibitions shall apply to the purchase or sale by any access person of any convertible covered security, option or warrant of any issuer whose underlying securities are under active consideration by the Trust.

         3.7 Any profits realized on transactions prohibited by this Section 3 shall be paid to the affected series of the Trust or to a charitable organization designated by the Board of Trustees of the Trust.

         3.8 These prohibitions shall not apply to purchases and sales specified in Section 4 of this Code.

4.       Exempt Transactions.

         The prohibitions in Section 3 of this Code shall not apply to the following transactions by access persons;

         (a) purchases or sales effected in any account over which an access person has no direct or indirect influence or control;

         (b) purchases or sales of securities which are not eligible for purchase or sale by the Trust;

         (c) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

         (d) purchases or sales which are non-volitional on the part of either the access person or the Trust;

         (e) purchases which are part of an automatic dividend reinvestment plan;

         (f) purchases or sales approved by a majority vote of those trustees having no interest in the transaction (or by another designated person or body not involved in the transaction) upon a showing of good cause. Good cause will be deemed to exist where unexpected hardship occasions the need for additional funds. A change in investment objectives will not be deemed "good cause" and

         (g) purchase or sales approved by a majority vote of those trustees having no interest in the transactions (or by another designated person or body not involved in the transaction) where the purchases and sales


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have only a remote potential of harming the Trust because (1) such transactions are in a highly institutionalized market and would have little effect on such market; or (2) such transactions clearly are not related economically to the securities to be purchased, sold or held by the Trust.

5.       Prohibited Business Conduct.

         5.1      No access person shall, either directly or indirectly;

         (a) engage in any business transaction or arrangement for personal profit based on confidential information gained by way of employment with the Trust or its investment adviser or subadviser;

         (b) communicate non-public information about security transactions of the Trust whether current or prospective, to anyone unless necessary as part of the regular course of the Trust's business. Non-public information regarding particular securities, including reports and recommendations of any investment adviser or subadviser to the Trust, must not be given to anyone who is not an officer or director of the Trust or the investment adviser without prior approval of the Supervisory Person.

         (c) accept a gift, favor, or service of more than de minimis value from any person or company which, to the actual knowledge of such access person, does business or might do business with the Trust, the investment adviser or subadviser, or The Manufacturers Life Insurance Company of North America or its affiliates;

         (d) buy or sell any security or any other property from or to the Trust.

         5.2 No Investment Person shall serve on the board of directors of any publicly traded company without prior authorization from the Supervisory Person based upon a determination that such board service would be consistent with the interests of the Trust and its shareholders. Any Investment Person so authorized to serve as a director will be isolated from other persons making investment decisions for the Trust through a "Chinese Wall" or other procedures.

6.       Reporting.

         Initial and Annual Reporting

         6.1 Every access person shall provide to the Board of Trustees of the Trust within 10 days after becoming an access person and annually thereafter a report listing all covered securities in which he or she has any direct or indirect beneficial ownership; provided, however, that an access person shall not be required to make a report with


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respect to securities held in an account over which he or she has no direct or indirect influence or control. The information in the annual report must be current as of a date no more than 30 days before the report is filed.

         6.2 The report required by Section 6.1 shall include the title, number of shares and principal amount of each covered security in which the access person had any direct or indirect beneficial ownership; the name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person; and the date that the report is submitted by the access person.

         Quarterly Reporting

         6.3 Within 10 days after the end of a calendar quarter, an access person shall report to the Board of Trustees of the Trust any transaction during the quarter in a covered security in which he or she had, or by reason of such transaction acquired, any direct or indirect beneficial ownership; provided, however, that an access person shall not be required to make a report with respect to transactions effected for any account over which he or she has no direct or indirect influence or control.

         6.4 Any quarterly transaction reports required by section 6.3 shall state:

         (a) the title and number of shares, the interest rate and maturity date (if applicable) and the principal amount of the covered security involved;

         (b) (if applicable) the date and nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition) or the date the account was established;

         (c) the price at which the transaction was effected; and

         (d) the name of the broker, dealer or bank with or through whom the transaction was effected or with whom the access person established or maintained the account; and

         (e) the date that the report is submitted by the access person.

         6.5 Within 10 days after the end of a calendar quarter, an access person shall report to the Board of Trustees with respect to any account established by the access person in which securities were held during the quarter for the direct or indirect benefit of the access person; provided, however, that an access person shall not be required to make a report with respect to any securities held in any account over which he or she has no direct or indirect influence or control. Any such quarterly account report shall include the name of the broker, dealer or bank


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with whom the access person established the account; the date the account was established; and the date that the report is submitted by the access person.

         6.6 A disinterested trustee of the Trust need not make an initial or annual holdings report or the quarterly account report required by Section 6.5. A disinterested trustee need only make a quarterly transaction report in a covered security if the trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a trustee of the Trust, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the trustee, the covered security is or was under active consideration for purchase or sale by the Trust or its investment adviser or subadviser or is or was purchased or sold by the Trust.

         6.7 An access person need not make a quarterly transaction report or a quarterly account report if the report would duplicate information contained in broker trade confirmations or account statements received by the Trust with respect to the access person in the time required, if all of the required information is contained in the broker trade confirmations or account statements or in the records of the Trust.

         Disclaimer of Beneficial Ownership

         6.9 Any report required by this Section 6 may also contain a statement declaring that the reporting or recording of any transaction shall not be construed as an admission by the access person making the report that he or she has any direct or indirect beneficial ownership in the covered security to which the report relates.

         Annual Access Person Certification

         6.10 Each access person shall certify annually that he or she has read and understood the Code and recognizes that he or she is subject to the Code. Further, each access person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

         Annual Reports to the Board of Trustees

         6.11 At least annually, the Trust and each investment adviser and subadviser of the Trust shall report to the Board of Trustees regarding:

                  (a) All existing procedures concerning personal trading activities and any procedural changes made during the past year;


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                  (b) any recommended changes to the Code or procedures; and

                  (c) any issues arising under the Code since the last report to the Board of Trustees, including, but not limited to, information about any materials violations of the Code and any sanctions imposed in response to the material violations.

         The Trust and each investment adviser and subadviser of the Trust shall also certify at least annually that it has adopted procedures reasonably necessary to prevent access persons from violating the Code.

         Reports of Violations and Sanctions

         7.1 Every access person aware of any violation of this Code shall report the violation to the Supervisory Person in an expedient fashion.

         7.2 Upon learning of a violation of this Code, the Board of Trustees of the Trust may impose any sanctions as it deems appropriate under the circumstance, including, but not limited to, letters of reprimand, suspension or termination of employment, disgorgement of profits and notification to regulatory authorities in the case of Code violations which also constitute fraudulent conduct.

8.       Applicability of Code to Subadvisers.

         Any person who is an access person because of his or her relationship with a subadviser of the Trust is not subject to this Code provided that the subadviser has adopted its own Code of Ethics that complies with the requirements of Rule 17j-1 under the 1940 Act and:

(i) such Code of Ethics substantially complies with the recommendations contained in the Investment Company Institute's Report of the Advisory Group on Personal Investing dated May 9, 1994, or

(ii) based on information provided by the subadviser, counsel to the Trust accepts the Subadviser's determination that its Code of Ethics is adequate based on the type of subadvisory services provided to the Trust by the subadviser.


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                                          Amended and Restated December 17, 1999

                     Manufacturers Securities Services, LLC

                                 CODE OF ETHICS


1.       Definitions

         1.1 Trust. As used in this Code, "Trust" shall mean Manufacturers Investment Trust, a Massachusetts business Trust registered as an open-end diversified investment company under the Investment Company Act of 1940 (the "1940 Act").

         1.2 Access Person. As used in this Code, the term "access person" shall mean any director, officer, general partner or advisory person of Manufacturers Securities Services, LLC ("MSS").

         1.3 Advisory Person. As used in this Code, the term "advisory person" shall mean: (i) any employee of MSS or any company in a control relationship to MSS who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a covered security by or for the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales including any "Investment Person" or "Portfolio Manager" as defined below; and
 (ii) any natural person in a control relationship to MSS who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a covered security.

         1.4 Active Consideration. A covered security will be deemed under "active consideration" when a recommendation to purchase or sell a covered security has been made and communicated to the person or persons ultimately making the decision to buy or sell the covered security. A covered security will also be deemed under "active consideration" whenever an advisory person focuses on a specific covered security and seriously considers recommending the covered security to the Trust.

         A covered security will be deemed under "active consideration" until the Trust implements or rejects the recommendation or until the proper advisory person decides not to recommend the purchase or sale of the covered security to the Trust.

         A covered security will not be deemed under "active consideration" if the covered security is being reviewed only as part of a general industrial survey or other broad monitoring of the securities market.

         1.5 Beneficial Ownership. "Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 ("1934 Act") in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires.

         1.6 Control. "Control" shall have the same meaning as that set forth in
Section 2(a)(9) of the Investment Company Act.

         1.7 Covered Security. "Covered Security" shall mean a security as defined in Section 2(a)(36) of the Investment Company Act, except that it shall not include securities issued by the Government of the United States, high quality, short term debt securities(1), including repurchase agreements, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies (i.e., mutual funds).

         1.8 Covered Security Held or to be Acquired by the Trust. "Covered security held or to be acquired by the Trust" shall mean (I) any covered security which, within the most recent 15 days is or has been held by the Trust or is being or has been considered by the Trust or its investment adviser or any of it subadvisers for purchase by the Trust and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, such a covered security.

         1.9 Initial Public Offering. Initial public offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the 1934 Act.


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1 High quality, short term debt securities means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.


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         1.10 Investment Person. As used in this Code, the term "Investment
Person" shall mean (i) any employee of MSS (or of any company in a control relationship to MSS), including a Portfolio Manager, who in connection with his or her regular functions or duties makes or participates in making recommendations regarding the purchase or sale of securities by any series of the Trust or (ii) any natural person who controls MSS who obtains information concerning recommendations made to any series of the Trust regarding purchase or sale of securities by the series.

         1.11 Portfolio Manager. As used in this Code, the term "Portfolio Manager" shall mean the person or persons with the direct responsibility and authority to make investment decisions affecting any series of the Trust.

         1.12 Private Placement. A private placement means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505 or rule 506 under the Securities Act of 1933.

         1.13 Purchase or Sale of a Covered Security. "Purchase or sale of a covered security" includes, inter alia, the writing of an option to purchase or sell a covered security.

         1.14 Supervisory Person. The General Counsel of MSS or his or her designee.

         1.15 Additional Definitions. All other terms used in this Code shall be defined by reference to the 1940 Act or the 1934 Act.

2. Purpose of the Code.

         2.1 This Code establishes rules of conduct for access persons of MSS and is designed to govern the personal securities activities of access persons. In general, in connection with personal securities transactions, access persons should (1) always place the interests of the Trust's shareholders first; (2) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an access person's position of trust and responsibility; and (3) not take inappropriate advantage of their positions.

         2.2 The Code is designed to prevent certain practices by access persons in connection with the purchase or sale, directly or indirectly, by such access persons of securities held or to be acquired by the Trust. These include:

         (a)      employing any device, scheme or artifice to defraud the Trust;


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
         (b) making any untrue statement of a material fact to the Trust or omitting to state a material fact necessary in order to make the statements made to the Trust, in light of the circumstances under which they are made, not misleading;

         (c) engaging in any act, practice, or course of business that operates or would operate as a fraud or deceit upon the Trust;

         (d) engaging in any manipulative practice with respect to the Trust; or

         (e) misusing material, non-public information obtained by such access person in his or her capacity as access person of MSS.

3.       Prohibited Purchase and Sales.

         3.1 No access person shall purchase or sell, directly or indirectly, any covered security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale is currently under active consideration for purchase or sale by the Trust; provided that for purposes of this section a covered security shall be deemed to be under active consideration until five business days shall have elapsed from the date the Trust ceased activity in the purchase or sale of such covered security.

         3.2 No Portfolio Manager shall purchase or sell, directly or indirectly, any covered security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within seven calendar days before and after the particular series of the Trust that he or she manages trades in that covered security.

         3.3 No Investment Person shall acquire any securities in an initial public offering for his or her personal account.

         3.4 No Investment Person shall acquire, directly or indirectly, beneficial ownership of any securities in a private placement without the prior approval of the Supervisory Person. This approval shall take into account whether the investment opportunity should be reserved for the Trust, whether the opportunity is being offered to an individual by virtue of his or her position with the Trust and any other relevant factors. If an Investment Person has purchased a covered security in a private placement, then (a) such Investment Person must disclose his or her ownership of the covered security if he or she has a material role in a Trust's subsequent consideration to purchase the covered security


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and (b) a Trust's decision to purchase the covered security will be reviewed by at least two other Investment Persons with no personal interest in the issuer.

         3.5 No Investment Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) covered securities of which such Investment Person has beneficial ownership within 60 calendar days.

         3.6 These prohibitions shall apply to the purchase or sale by any access person of any convertible covered security, option or warrant of any issuer whose underlying securities are under active consideration by the Trust.

         3.7 Any profits realized on transactions prohibited by this Section 3 shall be paid to the affected series of the Trust or to a charitable organization designated by the Board of Directors.

         3.8 These prohibitions shall not apply to purchases and sales specified in Section 4 of this Code.

4.       Exempt Transactions.

         The prohibitions in Section 3 of this Code shall not apply to the following transactions by access persons;

         (a) purchases or sales effected in any account over which an access person has no direct or indirect influence or control;

         (b) purchases or sales of securities which are not eligible for purchase or sale by the Trust;

         (c) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

         (d) purchases or sales which are non-volitional on the part of either the access person or the Trust;

         (e) purchases which are part of an automatic dividend reinvestment plan;

         (f) purchases or sales approved by a majority vote of those directors of MSS having no interest in the transaction (or by another designated person or body not involved in the transaction) upon a showing of good cause. Good cause will be deemed to exist where unexpected hardship occasions the need for additional funds. A change in investment objectives will not be deemed "good cause" and

         (g) purchases or sales approved by a majority vote of those directors of MSS having no interest in the transactions (or by another designated person or body not involved in the transaction) where the purchases and sales have only a remote potential of harming the Trust because (1) such transactions are in a highly institutionalized market


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
and would have little effect on such market; or (2) such transactions clearly are not related economically to the securities to be purchased, sold or held by the Trust.

5. Prohibited Business Conduct.

         5.1 No access person shall, either directly or indirectly;

         (a) engage in any business transaction or arrangement for personal profit based on confidential information gained by way of employment with MSS;

         (b) communicate non-public information about security transactions of the Trust whether current or prospective, to anyone unless necessary as part of the regular course of the Trust's business. Non-public information regarding particular securities, including reports and recommendations of MSS or any subadviser to the Trust, must not be given to anyone who is not an officer or director of the Trust or MSS without prior approval of the Supervisory Person.

         (c) accept a gift, favor, or service of more than de minimis value from any person or company which, to the actual knowledge of such access person, does business or might do business with the Trust, MSS, any subadviser of the Trust, or The Manufacturers Life Insurance Company of North America or its affiliates;


         (d) buy or sell any security or any other property from or to the Trust, provided that this item shall not be construed to prohibit a person from being a policy owner of a variable annuity or life insurance policy which is funded by the Trust.

         5.2 No Investment Person shall serve on the board of directors of any publicly traded company without prior authorization from the Supervisory Person based upon a determination that such board service would be consistent with the interests of the Trust and its shareholders. Any Investment Person so authorized to serve as a director will be isolated from other persons making investment decisions for the Trust through a "Chinese Wall" or other procedures.

6. Reporting.

         Initial and Annual Reporting

         6.1 Every access persons shall provide to the board of directors of MSS within 10 days after becoming an access person and annually thereafter a report listing all covered securities in which he or she has any direct or indirect beneficial ownership in the covered security; provided, however, that an access person shall not be required to make a report with respect to securities held in an account over which he or she has no direct or indirect influence or control. The information in the annual report must be current as of a date no more than 30 days before the report is filed.

         6.2 The report required by Section 6.1 shall include the title, number of shares and principal amount of each covered security in which the access person had any direct or indirect beneficial ownership when the person became an access person; the name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person as of the date the person became an access person; and the date that the report is submitted by the access person.

         Quarterly Reporting

         6.3 Within 10 days after the end of a calendar quarter, an access person shall report to the board of directors of MSS any transaction during the quarter in a covered security in which he or she had, or by reason of such transaction acquired, any direct or indirect beneficial ownership; provided, however, that an access person shall not be required to make a report with respect to transactions effected for any account over which he or she has no direct or indirect influence or control.

         6.4 Any quarterly transaction reports required by section 6.3 shall state:

         (a) the title and number of shares, the interest rate and maturity date (if applicable) and the principal amount of the covered security involved;

         (b) (if applicable) the date and nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition) or the date the account was established;

         (c) the price at which the transaction was effected;

         (d) the name of the broker, dealer or bank with or through whom the transaction was effected or with whom the access person established or maintained the account.

         (e) The date that the report is submitted by the access person.

6.5 Within 10 days after the end of a calendar quarter, an access person shall report to the board of directors of MSS with respect to any account established by the access person in which securities were held during the quarter for the direct or indirect benefit of the access person; provided, however, that an access person shall not be required to make a report with respect to any securities held in any account over which he or she has no direct or indirect influence or control. Any such quarterly account report shall include the name of the broker, dealer or bank with whom the access person established the account; the date the account was established; and the date that the report is submitted by the access person.

         6.6 An access person need not make a quarterly transaction report or the quarterly account report if the report would duplicate information contained in broker trade confirmations or account statements received by MSS with respect to the access person in the time required, if all of the required information is contained in the broker trade confirmations or account statements or in the records of MSS.

         Disclaimer of Beneficial Ownership

         6.7 Any report required by this Section 6 may also contain a statement declaring that the reporting or recording of any transaction shall not be construed as an admission by the access person making the report that he or she has any direct or indirect beneficial ownership in the covered security to which the report relates.

         Annual Access Person Certification

         6.8 Each access person shall certify annually that he or she has read and understood the Code and recognizes that he or she is subject to the Code. Further, each access person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

         Annual Reports to the Board of Trustees of the Trust


         6.9 At least annually, MSS shall report to the Board of Trustees regarding:

                  (a) All existing procedures concerning personal trading activities and any procedural changes made during the past year;

                  (b) any recommended changes to the Code or procedures; and

                  (c) any issues arising under the Code since the last report to the Board of Trustees, including, but not limited to, information about any material violations of the Code and any sanctions imposed in response to the material violations.

         MSS shall also certify to the Board of Trustees at least annually that it has adopted procedures reasonably necessary to prevent access persons from violating the Code.

7. Reports of Violations and Sanctions



         7.1 Every access person aware of any violation of this Code shall report the violation to the Supervisory Person in an expedient fashion.

         7.2 Upon learning of a violation of this Code, MSS may impose any sanctions as it deems appropriate under the circumstance, including, but not limited to, letters of reprimand, suspension or termination of employment, disgorgement of profits and notification to regulatory authorities in the case of Code violations which also constitute fraudulent conduct. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the Board of Trustees of the Trust with respect to whose securities the violation occurred.

                           A I M MANAGEMENT GROUP INC.
                                 CODE OF ETHICS

                              (ADOPTED MAY 1, 1981)
                        (AS LAST AMENDED AUGUST 17, 1999)


      WHEREAS, the members of the AIM Management Group are A I M Management Group Inc. ("AIM Management") and A I M Advisors, Inc. ("AIM Advisors") and its wholly owned and indirect subsidiaries (individually and collectively referred to as "AIM"); and

      WHEREAS, certain members of AIM provide investment advisory services to AIM's investment companies and other clients; and

      WHEREAS, certain members of AIM provide distribution services as principal underwriters for AIM's investment company clients; and

      WHEREAS, certain members of AIM provide shareholder services as the transfer agent, dividend disbursing agent and shareholder processing agent for AIM's investment company clients; and

      WHEREAS, the investment advisory business involves decisions and information which may have at least a temporary impact on the market price of securities, thus creating a potential for conflicts of interest between the persons engaged in such business and their clients; and

      WHEREAS, the members of AIM have a fiduciary relationship with respect to each portfolio under management and the interests of the client accounts and of the shareholders of AIM's investment company clients must take precedence over the personal interests of the employees of AIM, thus requiring a rigid adherence to the highest standards of conduct by such employees; and

      WHEREAS, every practical step must be taken to ensure that no intentional or inadvertent action is taken by an employee of AIM which is, or appears to be, adverse to the interests of AIM or any of its client accounts, including the defining of standards of behavior for such employees, while at the same time avoiding unnecessary interference with the privacy or personal freedom of such employees; and

      WHEREAS, the members of AIM originally adopted a Code of Ethics ("the Code") on May 1, 1981, and adopted amendments thereto in January 1989, October 1989, April 1991, December 6, 1994 and December 5, 1995, December 10, 1996, and now deem it advisable to update and revise said Code in light of new investment company products developed by AIM and changing circumstances in the securities markets in which AIM conducts business; and

      NOW, THEREFORE, the Boards of Directors of AIM Management and AIM Advisors hereby adopt the following revised Code pursuant to the provisions of Rule 17j-1 under the Investment Company Act of 1940 ("1940 Act"), with the intention that certain provisions of the Code shall become applicable to the officers, directors and employees of AIM.

I.    APPLICABILITY

      A. The provisions of AIM's Code shall apply to certain officers, directors and employees (as hereinafter designated) of AIM. Unless otherwise indicated, the term "employee" as used herein means: (i) all officers, directors and employees of AIM Advisors and its wholly owned and indirect subsidiaries and (ii) officers, directors and employees of AIM Management who have an active part in the management, portfolio selection, underwriting or shareholder functions with respect to AIM's investment company clients or provide one or more similar services for AIM's non-investment company clients. The term "employee" does not include directors of AIM Management who do not maintain an office at the home office of AIM Management and who do not regularly obtain information concerning the investment recommendations or decisions made by AIM on behalf of client accounts ("independent directors").

      B. The Code shall also apply to any person or entity appointed as a sub-advisor for an AIM investment company client account unless such person or entity has adopted a code of ethics in compliance with
            Section 17(j) of the 1940 Act; or, in the event that such person or entity is domiciled outside of the United States, has adopted employee standards of conduct that provide equivalent protections to AIM's client accounts. In performing sub-advisory services, such person or entity will be subject to the direction and supervision of AIM, and subject to the policies and control of the Boards of Directors/Trustees of the respective AIM investment company client(s).

II.   INTERPRETATION AND ENFORCEMENT

      A. The Chief Executive Officer of AIM Management shall appoint a Code of Ethics Committee ("Committee"). The Committee shall have the responsibility for interpreting the provisions of the Code, for adopting and implementing Procedures for the enforcement of the provisions of the Code, and for determining whether a violation of the provisions of the Code, or of any such related Procedures has occurred. The Committee will appoint an officer to monitor personal investment activity by "Covered Persons" (as defined in the Procedures adopted hereunder), both before and after any trade occurs and to prepare periodic and annual reports, conduct education seminars and obtain employee certifications as deemed appropriate. In the event of a finding that a violation has occurred requiring significant remedial action, the Committee shall take such action as it deems appropriate on the imposition of sanctions or initiation of disgorgement proceedings. The Committee shall also make recommendations and submit reports to the Boards of Directors/Trustees of AIM's investment company clients.

      B.   If a sub-advisor has adopted a code of ethics in accordance with
           Section 17(j) of the 1940 Act, then pursuant to a sub-advisory agreement with AIM, it shall be the duty of such sub-advisor to furnish AIM with a copy of the following:

            - code of ethics and related procedures of the sub-advisor, and a statement as to its employees' compliance therewith;

            -     any statement or policy on insider trading adopted pursuant to
                  Section 204A under the 1940 Act; and the procedures designed to prevent the misuse of material non-public information by any person associated with such sub-advisor; and

            - such other information as may reasonably be necessary for AIM to report to the Boards of Directors/Trustees of its investment company client account(s) as to such sub-advisor's adherence to the Boards' policies and controls referenced in
                  Section I.B. above.

III.  PROCEDURES ADOPTED UNDER THE CODE

      From time to time, AIM's Committee shall adopt Procedures to carry out the intent of the Code. Among other things, the Procedures require certain new employees to complete an Asset Disclosure Form, a Brokerage Accounts Listing Form and such other forms as deemed appropriate by the Committee. Such Procedures are hereby incorporated into the Code and are made a part of the Code. Therefore, a violation of the Procedures shall be deemed a violation of the Code itself.

IV.   COMPLIANCE WITH GOVERNING LAWS, REGULATIONS AND PROCEDURES

      A. Each employee shall have and maintain knowledge of and shall comply strictly with all applicable federal and state laws and all rules and regulations of any governmental agency or self-regulatory organization governing his/her actions as an employee.

      B. Each employee shall comply with all laws and regulations, and AIM's prohibition against insider trading. Trading on or communicating material non-public information, or "inside information", of any sort, whether obtained in the course of research activities, through a client relationship or otherwise, is strictly prohibited.

      C. Each employee shall comply with the procedures and guidelines established by AIM to ensure compliance with applicable federal and state laws and regulations of governmental agencies and self-regulatory organizations. No employee shall knowingly participate in, assist, or condone any act in violation of any statute or regulation governing AIM or any act that would violate any provision of this Code, or of the Procedures adopted hereunder.

      D. Each employee shall have and maintain knowledge of and shall comply with the provisions of this Code and any Procedures adopted hereunder.

      E. Each employee having supervisory responsibility shall exercise reasonable supervision over employees subject to his/her control, with a view to preventing any violation by such persons of applicable statutes or regulations, AIM's corporate procedures, or the provisions of the Code, or the Procedures adopted hereunder.

      F. Any employee obtaining evidence that an act in violation of applicable statutes, regulations or provisions of the Code or of any Procedures adopted hereunder has occurred shall immediately report such evidence to the Chief Compliance Officer of AIM. Such action by the employee will remain confidential, unless the employee waives confidentiality or federal or state authorities compel disclosure. Failure to report such evidence may result in disciplinary proceedings and may include sanctions as set forth in Section VI hereof.

V.    ETHICAL STANDARDS

      A. Employees shall conduct themselves in a manner consistent with the highest ethical and fiduciary standards. They shall avoid any action, whether for personal profit or otherwise, that results in an actual or potential conflict of interest with AIM or its client accounts, or which may be otherwise detrimental to the interests of the members of AIM or its client accounts.(1)

      B. Employees shall act in a manner consistent with their fiduciary obligation to clients of AIM, and shall not deprive any client account of an investment opportunity in order to personally benefit from that opportunity.


-------------

      (1) Conflicts of interest generally result from a situation in which an individual has a personal interest in a matter that is or may be competitive with his or her responsibilities to other persons or entities (such as AIM or its client accounts) or where an individual has or may have competing obligations or responsibilities to two or more persons or entities. In the case of the relationship between a client account on the one hand, and AIM, its officers, directors and employees, on the other hand, such conflict may result from the purchase or sale of securities for a client account and for the personal account of the individual involved or the account of any "affiliate" of such individual, as such term is defined in the 1940 Act. Such conflict may also arise from the purchase or sale for a client account of securities in which an officer, director or employee of AIM has an economic interest. Moreover, such conflict may arise in connection with vendor relationships in which such employee has any direct or indirect financial interest, family interests or other personal interest. To the extent of conflicts of interest between AIM and a vendor, such conflicts must be resolved in a manner that is not disadvantageous to AIM. In any such case, potential or actual conflicts must be disclosed to AIM and the first preference and priority must be to avoid such conflicts of interest wherever possible and, where they unavoidably occur, to resolve them in a manner that is not disadvantageous to a client.

      C. Without the knowledge and approval of the Chief Executive Officer of AIM Management, employees shall not engage in a business activity or practice for compensation in competition with the members of AIM. Each employee, who is deemed to be a "Covered Person" as defined in the Procedures adopted hereunder, shall obtain the written approval of AIM Management's Chief Executive Officer to participate on a board of directors/trustees of any of the following organizations:


            -     publicly traded company, partnership or trust;

            -     hospital or philanthropic institution;*

            -     local or state municipal authority;* and/or

            -     charitable organization.*

           * These restrictions relate to organizations that have or intend to raise proceeds in a public securities offering.

            In the relatively small number of instances in which board approval is authorized, investment personnel serving as directors shall be isolated from those making investment decisions through AIM's "Chinese Wall" Procedures.

      D. Each employee, in making an investment recommendation or taking any investment action, shall exercise diligence and thoroughness, and shall have a reasonable and adequate basis for any such recommendation or action.

      E. Each employee shall not attempt to improperly influence for such person's personal benefit any investment strategy to be followed or investment action to be taken by the members of AIM for its client accounts.

      F. Each employee shall not improperly use for such person's personal benefit any knowledge, whether obtained through such person's relationship with AIM or otherwise, of any investment recommendation made or to be made, or of any investment action taken or to be taken by AIM for its client accounts.

      G. Employees shall not disclose any non-public information relating to a client account's portfolio or transactions or to the investment recommendations of AIM, nor shall any employee disclose any non-public information relating to the business or operations of the members of AIM, unless properly authorized to do so.

      H. Employees shall not accept, directly or indirectly, from a broker/dealer or other vendor who transacts business with AIM or its client accounts, any gifts, gratuities or other things of more than de minimis value or significance that their acceptance might reasonably be expected to interfere with or influence the exercise of independent and objective judgment in carrying out such person's duties or otherwise gives the appearance of a possible impropriety. For this purpose, gifts, gratuities and other things of value shall not include unsolicited entertainment so long as such unsolicited entertainment is not so frequent or extensive as to raise any question of impropriety.

      I. Employees who are registered representatives and/or principals of AIM shall not acquire securities for an account for which he/she has a direct or indirect beneficial interest in an initial public offering ("IPO") or on behalf of any person, entity or organization that is not an AIM client. All other employees shall not acquire securities for an account for which he/she has a direct or indirect beneficial interest offered in an IPO or on behalf of any person, entity or organization that is not an AIM client account except in those circumstances where different amounts of such offerings are specified for different investor types (e.g., private investors and institutional investors) and such transaction has been pre-cleared by the Compliance Office.

      J. All personal securities transactions by employees must be conducted consistent with this Code and the Procedures adopted hereunder, and in such a manner as to avoid any actual or potential conflicts of interest or any abuse of such employee's position of trust and responsibility. Unless an exemption is available, employees who are deemed to be "Covered Persons" as defined in the Procedures adopted hereunder, shall pre-clear all personal securities transactions in securities in accordance with the Procedures adopted hereunder.

      K. Each employee, who is deemed to be a "Covered Person" as defined in the Procedures adopted hereunder, (or registered representative and/or principal of AIM), shall refrain from engaging in personal securities transactions in connection with a security that is not registered under Section 12 of the Securities Act of 1933 (i.e., a private placement security) unless such transaction has been pre-approved by the Chief Compliance Officer or the Director of Investments (or their designees).

      L. Employees, who are deemed to be "Covered Persons" as defined in the Procedures adopted hereunder, may not engage in a transaction in connection with the purchase or sale of a security within seven calendar days before and after an AIM investment company client trades in that same (or equivalent) security unless the de minimis exemption is available.

      M. Each employee, who is deemed to be a "Covered Person" as defined in the Procedures adopted hereunder, may not purchase and voluntarily sell, or sell and voluntarily purchase the same (or equivalent) securities of the same issuer within 60 calendar days unless such employee complies with the disgorgement procedures adopted by the Code of Ethics Committee. Subject to certain limited exceptions set forth in the related Procedures, any transaction under this provision may result in disgorgement proceedings for any profits received in connection with such transaction by such employee.

VI.   SANCTIONS

      Employees violating the provisions of AIM's Code or any Procedures adopted hereunder may be subject to sanctions, which may include, among other things, restrictions on such person's personal securities transactions; a letter of admonition, education or formal censure; fines, suspension, re-assignment, demotion or termination of employment; or other significant remedial action. Employees may also be subject to disgorgement proceedings for transactions in securities that are inconsistent with Sections V.L. and V.M. above.

VII.  ADDITIONAL DISCLOSURE

      This Code and the related Procedures cannot, and do not, cover every situation in which choices and decisions must be made, because other company policies, practices and procedures (as well as good common sense) and good business judgment also apply. Every person subject to this Code should read and understand these documents thoroughly. They present important rules of conduct and operating controls for all employees. Employees are also expected to present questions to the attention of their supervisors and to the Chief Compliance Officer (or designee) and to report suspected violations as specified in these documents.


                                               For the Boards of Directors:
                                                The AIM Management Group

                                               by:
                                                  -----------------------------
                                                      Charles T. Bauer

                                                      AUGUST 17, 1999
                                                  -----------------------------
                                                        Date

                            THE AIM MANAGEMENT GROUP

             RULES AND PROCEDURES ADOPTED UNDER THE CODE OF ETHICS
                          (AS REVISED AUGUST 17, 1999)
                          EFFECTIVE SEPTEMBER 1, 1999

I.    INTRODUCTION

      These rules and procedures (collectively, "Procedures") have been adopted by the Code of Ethics Committee of the AIM (which consists of A I M Management Group Inc., A I M Advisors, Inc. and their wholly owned and indirect subsidiaries) to carry out the intent of the Code of Ethics ("Code") of AIM, and are incorporated by reference into and made a part of AIM's Code. The Code has been approved by the Boards of Directors of A I M Management Group Inc. ("AIM Management"), A I M Advisors, Inc. ("AIM Advisors") and by each of the Boards of Directors/Trustees of the AIM Funds.

    A.  CODE OF ETHICS COMMITTEE

        1.  The following officers of AIM are members of the Code of Ethics
            Committee:

            - Members of the Office of the Chief Executive
            - Director of Investments
            - Director of Legal and Compliance
            - Chief Compliance Officer
            - Chief Equity Officer

        2.  The Committee has the following responsibilities:

            - to establish the requirements of the Code and these Procedures;
            - to interpret the provisions of the Code and these Procedures;
            - to determine whether violations of the Code or these Procedures have occurred;
            - to determine the nature of any sanctions that may be imposed against employees for violations of the Code or these Procedures; and
            - to report to the Board of Directors of AIM and Boards of
              Directors/Trustees of AIM's investment company client accounts.

        3. The Committee meets no less frequently than annually to review the provisions of the Code and these Procedures. The Chief Compliance Officer calls other meetings of the Committee when he believes that a possible violation of the Code or these Procedures has occurred or that the Committee should meet for other purposes, such as to consider changes to the Code or these Procedures. A majority of the members of the Committee will constitute a quorum, provided that either the Chief Executive Officer or other senior officer who is a member of the Chief Executive's Office must be present in order to have a quorum. A majority of the members present at a meeting constitutes the vote required for any action taken by the Committee. Special meetings of the Committee may be called by any member of the Committee to discuss matters that are deemed to warrant immediate attention.

II.   APPLICABILITY

       These Procedures apply to certain officers, directors and employees of AIM. Any questions regarding the Code or these Procedures should be referred to the Chief Compliance Officer (or designee) or the General Counsel of AIM.

III. PROHIBITIONS

     The Code of Ethics Committee has determined that the following courses of conduct are prohibited for all employees:

     A.  INSIDER TRADING
         AIM forbids any employee from trading, either personally or on behalf of others (including client accounts managed by AIM), on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading". This policy applies to every person subject to the Code and extends to activities within and outside their duties at AIM. See Section IV.B. for more information on "insider trading".

     B.  DISCLOSURE OF CONFIDENTIAL INFORMATION
         Except in the ordinary course of assigned duties, employees may not disclose to any non-employee or any party unrelated to AIM, information concerning particular securities that are held or being considered for purchase or sale by client accounts, any information concerning client accounts or any other information deemed confidential by AIM.

     C.  TRADING IN SECURITIES ON AIM'S RESTRICTED LIST
         Employees are prohibited from engaging in any personal securities transactions in a security on AIM's Restricted List. See Section IV.C.7.A(1) for more information on this prohibition.

     D.  SOLICITATION OR ACCEPTANCE OF GIFTS AND GRATUITIES
         Except as noted below, an employee may not solicit or accept from a broker/dealer or other vendor that transacts business with AIM or its client accounts, any gifts or gratuities or other things of value. For this purpose, gifts and gratuities and other things of value do not include unsolicited entertainment (including meals or tickets to cultural or sporting events) so long as such unsolicited entertainment is not so frequent or extensive as to raise any question of impropriety. An employee may not accept unsolicited gifts or other things of value of more than de minimis value from any person or entity that does business with or on behalf of an AIM investment company client account. In any such case, the value may not exceed $100 per giver per year.

     E.  INDEPENDENT PRACTICE FOR COMPENSATION
         Employees may not undertake a business activity or practice for compensation that is in competition with AIM unless they have received the written consent of the Chief Executive Officer of AIM Management. For this purpose, "business activity or practice" includes any service that AIM currently makes available for compensation. In addition, Covered Persons (as defined in Section IV.C. herein) are prohibited form serving on the board(s) of directors/trustees of certain organizations without prior written approval from AIM's Chief
         Executive Officer (see Section V.C. of the Code). In the relatively small number of instances in which board service is authorized, employees serving as directors normally should be isolated from those making investment decisions through "Chinese Wall" or other procedures.

         Employees must also avoid any action, whether for personal profit or otherwise, that results in an actual or potential conflict of interest with AIM or its client accounts, or that may be otherwise detrimental to the interest of the members of AIM or its client accounts. Such conflict may also arise from the purchase and sale for a client account of securities in which an officer, director or employee of AIM has an economic interest. Moreover, such conflict may arise in connection with vendor relationships in which such employee has any direct or indirect financial interest, family interests or other personal interest. Such conflicts must be resolved in favor of the AIM client, or if a vendor, in favor of AIM.

     F. DEPRIVING CLIENT ACCOUNTS OF INVESTMENT OPPORTUNITIES

        The failure of an employee to recommend an investment opportunity to, or to purchase an investment opportunity for, a client account in order to obtain a personal benefit is considered a course of conduct that deprives a client account of an investment opportunity. Therefore, such conduct is considered to be a violation of Section V.B. of the Code. An example of this type of prohibited conduct is to effect a personal transaction in a security and to intentionally fail to recommend, or to fail to effect, a suitable client account transaction in such security in order to avoid the appearance of a conflict of interest.

     G. "SCALPING" or "FRONT-RUNNING"

        Employees may not acquire or dispose of financial interest in a security if such acquisition or disposition is based upon the employee's knowledge of actions already taken, being taken or being considered by AIM on behalf of any of its client accounts. Such prohibited conduct is considered to violate one or more of Sections V.A., V.B. and V.F. of the Code. Examples of this type of prohibited conduct include:

        - to gain a personal financial interest, an employee uses knowledge of a future purchase of a security by a client account and buys the security or acquires financial interest in the security before the client account buys the security; or

        - to gain a personal financial interest, an employee uses knowledge of a future sale of a security by a client account and sells the security for any account with respect to which the employee has a financial interest before the client account sells the security (e.g., the employee sells short a security based on knowledge of a future sale of the security by a client account).

IV. AMVESCAP GROUP POLICIES GOVERNING EMPLOYEE SECURITIES TRANSACTIONS

    A. CORE PRINCIPLES (ALL EMPLOYEES)

       1. Employees have a duty to serve the best interests of clients and not to engage in conduct that is in conflict with such interests.

       2. Employees are prohibited from mis-using "inside information".

       3. Employees are permitted to acquire shares of AMVESCAP PLC ("AMVESCAP") through authorized share purchase schemes (including the AMVESCAP International Sharesave Plan) and otherwise in a manner consistent with applicable law.

       4. Employees are encouraged to invest in mutual funds, unit trusts and other collective investment vehicles sponsored by subsidiaries of AMVESCAP.

       5. Subject to certain exceptions set forth in these Group Policies, employees are permitted to invest in other securities if they observe applicable laws and regulations and both the letter and spirit of these Group Policies.

       6. Less strict standards than those set forth in these Group Policies are generally discouraged and exceptions will be permitted only on a "case-by-case" basis and only where such exceptions are permitted by applicable law and are not inconsistent with these Core Principles.

    B. PROHIBITION AGAINST INSIDER TRADING (ALL EMPLOYEES)

       1. TERMS AND DEFINITIONS - As used in this Section IV.B., certain key terms have the following meanings:

      A. "INSIDER" - The concept of the "Insider" is broad, and includes at a minimum all directors, officers and employees of a company. Directors, officers and employees of AMVESCAP and its subsidiary companies are deemed to be Insiders of AMVESCAP. In addition, any person may be a temporary Insider if he/she enters into a special, confidential relationship with a company in the conduct of its affairs and, as a result, has access to non-public information developed for the company's purposes. Thus, any person associated with AMVESCAP or any of its subsidiaries may become a temporary Insider of a company that is advised by a subsidiary or for which a subsidiary performs other services. Temporary Insiders of a company may also include, for example, its attorneys, accountants, consultants and other agents, or employees of its bank lenders and major customers.

      B. "INSIDER TRADING" - While the law concerning "Insider Trading" is not static, it generally includes: (1) trading by an Insider while in possession of Material or Market/Price Sensitive Non-Public Information; (2) trading by non-insiders while in possession of Material or Market/Price Sensitive Non-Public Information either improperly obtained by the non-insider of disclosed to the non-insider by an Insider in violation of the Insider's duty to keep it confidential; and (3) communicating Material or Market/Price Sensitive Non-Public Information to others.

      C. "MATERIAL INFORMATION" (U.S. terminology) and "MARKET OR PRICE SENSITIVE INFORMATION" (U.K. terminology) - These term generally include (1) any information that a reasonable investor would likely consider to be important to making an investment decision; and (2) any information that is reasonably certain to have a substantial effect on the price of a company's securities. Examples of Material or Market/Price Sensitive Information include (but are not limited to) changes in dividends or dividend policy, earning estimates or changes in previously released earnings estimates, developments concerning significant merger or acquisition proposals, developments in major litigation, and significant changes in management.

      D. "NON-PUBLIC INFORMATION" - Information is "non-public" until it has been effectively communicated to the market and the market has had time to "absorb" the information. For example, information found in a report filed with the Securities and Exchange Commission, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

   2. GENERAL PROHIBITION - All Directors, officers and employees (including contract employees and part-time personnel) of AMVESCAP, its subsidiaries and affiliated companies worldwide, are prohibited from engaging in Insider Trading. This prohibition applies to both personal and client accounts.

   3. REPORTING OBLIGATION - Any Director, officer or employee (including any contract or part-time employee) who possesses or believes that he/she may possess Material or Market/Price Sensitive Non-Public Information about any issuer of securities must report the matter immediately to the Chief Compliance Officer (or designee), who will review the matter and provide further instructions as to the appropriate handling of the information.

C. POLICIES AND PROCEDURES GOVERNING PERSONAL SECURITIES TRANSACTIONS

   1. COVERED PERSONS - The policies and procedures set forth in this Section IV.C. apply to Directors, officers and employees of AMVESCAP, its subsidiaries and affiliated companies ("AMVESCAP Companies"), who are deemed to be "Covered Persons" as defined herein. The term "Covered Persons" includes all such Directors, officers and employees except those who have been determined to be "Exempt Persons" by the Code of Ethics Committee.

2. EXEMPT PERSONS -- An "Exempt Person" must meet each of the following criteria:

    A. Work in a position that is unrelated to any AMVESCAP Company's investment management, investment policy or investment strategy activities and who has no day-to-day access to information on current investment strategy, portfolio holdings and portfolio transactions;

    B. Demonstrate lack of day-to-day access to such information by factors such as physical separation (e.g. employment in a facility physically separated from the locations where investment-related activities occur) and lack of access to computer systems that could provide access to current portfolio information; and

    C. Annually sign a statement to the effect that such person has no actual access to such information, and that if he/she comes into contact with such information he/she will promptly notify the Chief Compliance Officer (or designee) who will determine, based on a review of the employee's circumstances, whether he/she may continue to be designated as an "Exempt Person" (see Exhibit D).

3.  GENERAL POLICY

    A. Covered Persons may not engage in personal securities transactions that create an actual or potential conflict of interest with client trading activity. Thus, Covered Persons have a fiduciary responsibility to ensure that all client trading activity in a security is completed before engaging in personal securities transactions in the same security.

    B. For purposes of this Section IV.C. the term "personal securities transaction" includes any transaction by a Covered Person for a "Covered Account". A Covered Account is defined as any account:

        (1) in which a Covered Person has a direct or indirect financial interest; or

        (2) over which such Covered Person has direct or indirect control over the purchase or sale of securities.

        Such Covered Accounts may include, but are not limited to, accounts of a spouse, minor child, relative, friend, or personal business associate. (See Exhibit C for examples of Covered Accounts.)

4.  PRE-CLEARANCE REQUIREMENTS

    A.  GENERAL REQUIREMENTS --

        (1) A Covered Person may not engage in a personal securities transaction unless it has been pre-cleared by the Code of Ethics Officer following a determination that the transaction does not give rise to an actual or potential conflict of interest with client activity in the same security. This determination will not be made, and pre-clearance will not be given, if there has been a client account transaction in the same security within seven (7) calendar days of the proposed personal securities transaction (the "7-Day Rule").

        (2) Subject to oversight by the Code of Ethics Committee, the Chief Compliance Officer (or designee) has responsibility for setting the policy for determining which client accounts will be matched against each Covered Person's personal securities transactions.

        (3)  The pre-clearance requirements and procedures set forth in this
             Section IV.C.4. apply to personal securities transactions in any security that is not the subject of an exception set forth in Section IV.C.6. below and specifically apply to transactions in shares of AMVESCAP and to transactions in shares of closed-end investment companies and closed-end investment trusts managed by an AMVESCAP company.

   (4) In the case of personal securities transactions involving the purchase or sale of an option on an equity security, the Code of Ethics Officer (or designee) will determine whether to authorize the transaction by matching the pre-clearance request against client account activity in both the option and the underlying security. This determination will not be made, and pre-clearance will not be given, if there has been a client account transaction in either the option or the underlying security within 14 calendar days of the proposed personal securities transaction. Employees should remember that pre-clearance is required for both the opening and closing transaction.

   (5) Employees should be aware of the additional risks that can result from engaging in certain transactions. For example, if an opening options transaction is approved, the closing options transaction can be disapproved or delayed in certain cases due to actual or apparent conflicts of interest or competing obligations that arise after the time the employee's opening transaction was approved. Also, holders of non-investment grade corporate bonds could find it difficult to liquidate such bonds if a security is thinly traded or when the issuer is faced with bankruptcy proceedings.

   (6) It is the responsibility of the Code of Ethics Officer (or designee), following authorization of a personal securities transaction, to monitor client account activity in the same security for the following seven (7) calendar days to determine whether the appearance of a conflict is present, either in conjunction with a particular transaction or as the result of a pattern of trading activity. In such situations, the Code of Ethics Officer may recommend that additional action be taken (such as disgorgement of profits).

B. PRE-CLEARANCE PROCEDURES -

   (1) All Covered Persons must obtain written approval from the Code of Ethics Officer (or designee) prior to executing a personal securities transaction in a Covered Amount.

   (2) Covered Persons seeking pre-clearance of personal securities transactions must complete Part I of the Pre-Clearance Form (see Exhibit E) and submit the form to the Code of Ethics Officer (or designee). Employees who are not located at the home office of AIM Management should fax the completed form to the Code of Ethics Officer (or designee).

   (3) Upon completion of the review process, the Code of Ethics Officer (or designee) will time-stamp the completed pre-clearance form and indicate whether the trade is authorized or denied. The Covered Person will then be notified as to the status of his/her request.

   (4) All authorized personal securities transactions must be executed within one trading day following the date of approval. If the trade is not executed within this one-day time period, a new pre-clearance request must be submitted to the Code of Ethics Officer (or designee).

C. DE MINIMIS EXEMPTION - A pre-clearance request relating to a proposed personal securities transaction involving 2,000 or fewer shares (or 20 or fewer contracts, in the case of options) of an issuer that has at least US $1 billion (or non-U.S. currency equivalent) in market capitalization will not be subject to the 7-Day Rule or other provisions of Section IV.C.4., provided

               (1) that any pre-clearance approval given for such transaction is valid for ten (10) calendar days only; and

               (2) no Covered Persons may request this De Minimis Exemption more than once every 30 calendar days for any particular security.

5.   REPORTING REQUIREMENTS

     A. INITIAL REPORTS -- Within 30 days of employment, each Covered Person must provide a complete list of all of his/her Covered Accounts (See Exhibit F) and a list of all securities holdings in such Covered Accounts (see Exhibit H) to the Code of Ethics Officer (or designee). Within 30 days of employment, or immediately following NASD registration, whichever comes first, registered representatives/principals of AIM must also provide a complete list of all Covered Accounts (see Exhibit F) to the Code of Ethics Officer (or designee).

     B. REPORTS OF TRADE CONFIRMATIONS -- Within (ten) 10 calendar days of settlement of each personal securities transaction, the Covered Person (or registered representative/principal of AIM) engaging in the transaction must file or cause to be filed with the Code of Ethics Officer (or designee) a duplicate copy of the broker/dealer confirmation for such transaction. In those cases where broker/dealer confirmations are not available, employees are required to furnish a completed Transaction Report (see Exhibit G) to the Code of Ethics Officer within ten (10) calendar days of settlement.

     C. ANNUAL UPDATE AND CERTIFICATION -- By March 31 of each year, each Covered Person must file with the Code of Ethics Officer (or designee) an annual account statement that lists, as of December 31 of each year, all Covered Accounts of such Covered Person (see Exhibit F) AND all securities holdings of such Covered Accounts (see Exhibit H). Further, ALL EMPLOYEES must execute and provide the Code of Ethics Officer (or designee) with an annual certificate of compliance with the Code and related Procedures and any other personal trading policies then in effect that apply to such employees, as discussed in
          Section V.A. below (see Exhibit L).

6.   EXCEPTIONS TO PRE-CLEARANCE AND REPORTING REQUIREMENTS

     A. Personal securities transactions in the following securities are not subject to either the pre-clearance requirements or the reporting requirements set forth in this Section IV.C.:

          (1) Open-end mutual funds and open-end unit investment trusts (whether or not managed or distributed by an AMVESCAP Company);

          (2) Variable annuities, variable life products and other similar unit-based insurance products issued by insurance companies and insurance company separate accounts.

          (3)  U.S. (Federal) Government securities, and

          (4) Money market instruments (as defined by the Chief Compliance Officer).

     B. INDEPENDENT DIRECTORS -- Personal securities transactions of Independent Directors of AMVESCAP are not subject to either the pre-clearance or reporting requirements set forth in this Section IV.C. except with respect to personal securities transactions in the shares of AMVESCAP or shares of any closed-end investment company or investment trust served by such Independent Director in a Director or Trustee capacity. For purposes of this exception the term "Independent Director" includes (a) any Director of AMVESCAP (i) who is neither an officer nor employee of AMVESCAP or of any AMVESCAP Company, or (ii) who is not otherwise "connected with" AMVESCAP or any AMVESCAP Company within the meaning of the London Stock Exchange Yellow Book.

C. Personal securities transactions in the following are not subject to the pre-clearance requirements set forth in this Section IV.C. but are subject to the reporting requirements;

     (1)  Securities acquired through automatic dividend reinvestment plans;

     (2) Securities acquired through the receipt or exercise of rights or warrants issued by a company on a pro rata basis to all holders of a class of security;

     (3)  A City Index (e.g., IG Index)(UK only);

     (4)  Futures contracts;

     (5)  Commodities contracts; and

     (6) Futures or Options on a stock market index, a foreign currency or commodity.

D. DELEGATED DISCRETIONARY ACCOUNTS - Pre-clearance is not required for transactions in a Covered Account in which a Covered Person is not exercising power over investment discretion, provided that:

     (1) The Covered Account is the subject of a written contract providing for the delegation by the Covered Person of substantially all investment discretion to another party;

     (2) The Covered Person has provided the Code of Ethics Officer (or designee) with a copy of such written agreement;

     (3) The Covered Person certifies in writing that he/she has not discussed, and will not discuss, potential investment decisions with the party to whom investment discretion has been delegated (see Exhibit I); and

     (4) The Covered Person complies with all reporting requirements outlined in Section IV.C.5. above, and also provides or makes provision for the delivery to the Code of Ethics Officer (or designee) of monthly/quarterly statements of discretionary account holdings.

     The foregoing exception from the pre-clearance requirement DOES NOT apply to transactions by a delegated discretionary account in shares of AMVESCAP. All employees are required to notify parties to whom they have delegated investment discretion that such discretion may not be exercised to purchase shares of AMVESCAP and that any sales of AMVESCAP shares by a Covered Account that is the subject of delegated investment discretion are subject to the pre-clearance and reporting requirements set forth in this Section IV.C. and the policies and provisions set forth in Section IV.D. below.

     NOTE: Certain trading restrictions in Section IV.C.7. below are also applicable to trades in delegated discretionary accounts. Specifically, trading in securities on AIM's Restricted List, engaging in short sales and purchasing securities in an initial public offering are prohibited in delegated discretionary accounts. All EMPLOYEES should notify parties to whom they have delegated investment discretion regarding all of AIM's trading policies and restrictions in order to avoid violations of the Code and these Procedures.

7.   RESTRICTIONS ON CERTAIN ACTIVITIES

     A. In order to avoid even the appearance of conduct that might be deemed contrary to a client's best interests, Covered Persons (other than Independent Directors of AMVESCAP) are subject to the following additional restrictions and prohibitions relating to certain investment activities and related conduct:

          (1) PROHIBITION AGAINST TRADING IN SECURITIES ON "RESTRICTED LISTS" - It is recognized that there may be occasions when AMVESCAP, an AMVESCAP Company, or a Covered Person who is a key executive of AMVESCAP or an AMVESCAP Company, may have a special relationship with an issuer of securities. In such occasions the Board of Directors of AMVESCAP or the Code of Ethics Committee may decide to place the securities of such issuer on a "restricted list", to be maintained by the Chief Compliance Officer. ALL EMPLOYEES are prohibited from engaging in any personal securities transactions in a security on a "restricted list".

          (2) PROHIBITION AGAINST SHORT-TERM TRADING ACTIVITIES - Covered Persons are prohibited from engaging in an "opposite transaction" in the same security within 60 days of its purchase or sale. Generally, only those securities requiring pre-clearance are subject to this short-term trading prohibition. However, while options and futures transactions are generally not subject to this short-term prohibition, such transactions may not be used to circumvent the prohibition. This short-term trading prohibition may be waived by the Code of Ethics Officer (or designee) in those instances where an employee wishes to limit his/her losses on a security with rapidly depreciating market value. Such circumstances must be disclosed at the time pre-clearance is requested.

          (3) PROHIBITION AGAINST SHORT SALES - Covered Persons are prohibited from engaging in short sales of securities.

          (4) PROHIBITION AGAINST PURCHASES IN INITIAL PUBLIC OFFERINGS - Registered representatives/principals of AIM's subsidiaries that are registered with the NASD are prohibited from purchasing securities in initial public offerings. All other AIM employees are prohibited from purchasing securities in initial public offerings except in those circumstances where different amounts of such offerings are specified for different investor types (e.g., private investors and institutional investors) AND the purchase has been pre-cleared by the Code of Ethics Officer (or designee) on the basis that it is not likely to create any actual or potential conflict of interest.

          (5) RESTRICTIONS ON THE PURCHASE OF RESTRICTED SECURITIES ISSUED BY PUBLIC COMPANIES - Generally, Covered Persons are discouraged from investing in restricted securities of public companies. A Covered Person may purchase such securities, however, if such purchase has been pre-cleared by the Code of Ethics Officer (or designee) following a determination that the proposed transaction does not present any actual or potential conflict of interest.

          (6) RESTRICTIONS ON PRIVATE PLACEMENTS (INCLUDING HEDGE FUNDS) - A Covered Person (or registered representative/principal of AIM) may not purchase or sell any security (e.g., stock, bond or limited partnership interest) obtained through a private placement (including the purchase or sale of an interest in a so-called "hedge fund") unless such transaction has been pre-cleared (see Exhibit J) by the Code of Ethics Officer (or designee) following a determination that the proposed transaction does not present any actual or potential conflict of interest. In addition, if a Covered Person owning securities of a privately held company knows that the company is proposing to engage in a public offering involving securities of that company or of a related or subsidiary company (e.g., a spin-off or divestiture)(whether or not such securities are of the same class as the securities held by such Covered Person), he/she must disclose this information to the Code of Ethics Officer (or designee), who will determine whether further action should be taken. Further, investment personnel who have been authorized to acquire securities in a private placement must disclose such investment when he/she plays a part in any Fund's subsequent consideration of an investment in the issuer. In such circumstances, the Fund's decision to purchase securities of the issuer is subject to an independent review by investment personnel with no personal interest in the issuer.

          (7) PARTICIPATION IN INVESTMENT CLUBS -- A Covered Person is prohibited from participating in an investment club unless such participation has been pre-cleared (see Exhibit K) by the Code of Ethics Officer (or designee) following a determination that the following conditions have been satisfied:

               (a) the Covered Person's participation does not create any actual or potential conflict of interest;

               (b) the Covered Person does not control investment decision-making for the investment club; and

               (c) the Covered Person has made satisfactory arrangements to ensure that duplicate trade confirmations of investment club activity and quarterly statements of investment club holdings are provided to the Code of Ethics Officer (or designee) by brokers acting on behalf of the investment club.

               Should the Covered Person contribute to, but not necessarily control, investment decision-making for the investment club, all transactions by the investment club would be subject to pre-clearance.

D.  GROUP POLICIES GOVERNING TRANSACTIONS IN SHARES OF AMVESCAP PLC (ALL
    EMPLOYEES)

    1. Personal securities transactions in shares of AMVESCAP PLC by Directors, officers and employees of AMVESCAP and the AMVESCAP Companies are governed by AMVESCAP's Share Dealing Code (see Exhibit B), adopted in accordance with requirements of the London Stock Exchange. The Share Dealing Code is incorporated by reference and made a part of these Group Policies so that a violation of the Share Dealing Code is also deemed a violation of these Group Policies. Among other provisions, the Share Dealing Code generally prohibits all trading in AMVESCAP shares during certain defined "closed periods" which are typically two calendar months before annual results and earnings announcements and one calendar month before quarterly results and earnings announcements.

    2. The Prohibitions against insider trading set forth above in Section IV.B. of these Group Policies and the pre-clearance and reporting provisions set forth above in Section IV.C. of these Group Policies apply to personal securities transactions in shares of AMVESCAP, with the exception that the purchase of shares through regular payroll deduction in connection with operation of the AMVESCAP International Sharesave Plan is exempt from the pre-clearance provisions of Section IV.C.

     3. The foregoing provisions apply to all Directors, officers and employees of AMVESCAP, including both Covered Persons and Exempt Persons as defined in Section IV.C., and apply to all personal securities transactions by or for the benefit of such persons, including transactions in discretionary accounts maintained for such persons.

E.   ADMINISTRATION OF GROUP POLICIES (ALL EMPLOYEES)

     1. With the exception of Section IV.D. above, administration of these Group Policies is the responsibility of the Chief Compliance Officer, subject to general oversight by the Code of Ethics Committee.

     2. Responsibility for the administration of these Group Policies as they relate to transactions in AMVESCAP shares (Section IV.D. above) rests jointly with the AMVESCAP Company Secretary, responsible for interpretations of the Code; its Group Compliance Officer, responsible for determinations made in the event of possible violations of the Code or of these Group Policies; and its various legal/compliance departments, responsible for pre-clearance and reporting of transactions. In any event, responsibility for these Group Policies as they pertain to trading in AMVESCAP shares is subject to general oversight by the AMVESCAP Board of Directors.

     3.   Administrative responsibility for these Group Policies includes:

          A. the authority to adopt such forms and procedures as may be appropriate to implement these Group Policies;

          B. the authority to recommend and to implement policies that are more restrictive than those set forth in these Group Policies;

          C. the authority, on a case-by-case basis, and to a limited extent, to approve exceptions from any of the prohibitions, restrictions or procedures set forth in Section IV.C. of these Group Policies; and

          D. the authority to review violations of the Group Policies and to recommend to the Code of Ethics Committee (or to the AMVESCAP Board of Directors in the case of violation of the Group Policies set forth in Section IV.D.), such penalties and sanctions as may be appropriate under the circumstances.

     4. EXCEPTIONS -- Where exceptions are approved under Section IV.E.3.C. above, a determination will be made, in the case of each such exception, that it is consistent with the Core Principles set forth in
          Section IV.A. of these Group Policies and that it does not create an actual or potential conflict of interest. The approval of the exception and the circumstances surrounding such approval will be noted in writing and reported to the Code of Ethics Committee at the next available opportunity.

     5.   PENALTIES AND SANCTIONS

          A. Persons who are found to have violated the prohibitions against Insider Trading set forth in Section IV.B. of these Group Policies may be subject to severe penalties and sanctions including, but not limited to, disgorgement of profits and suspension or termination of employment. These penalties and sanctions will be in addition to any penalties that may be imposed by law, including (a) civil injunctions; (b) revocation of licenses and registrations; (c) substantial fines; and/or (d) imprisonment.

          B. Persons who are found to have knowingly violated any of the other provisions of these Group Policies, including the pre-clearance and reporting requirements, the restrictions against certain defined activities and the rules governing trading in shares of AMVESCAP, will be subject to a range of possible sanctions including, among other actions: (a) required special education or training; (b) letters of admonition or censure;
          (c) restrictions on further personal securities transactions; (d) disgorgement of profits; and (e) reassignment, demotion, suspension or termination of employment.

V. ADMINISTRATIVE PROCEDURES

   A. DISTRIBUTION OF CODE OF ETHICS AND PROCEDURES ADOPTED UNDER THE CODE

      Upon commencement of duty with AIM, each new employee will receive a copy of the Code and these Procedures. Immediately thereafter, each such employee must file an Initial Acknowledgment Statement (see Exhibit L) with the Code of Ethics Officer (or designee), indicating that he/she has read and understands the Code.

      Each AIM employee must also attend a mandatory orientation session with respect to AIM's Code and related Procedures within 30 days of employment unless a supervisor requests in writing that a 30-day extension of time be granted in order to complete current business. Attendance at this orientation session is mandatory. It is the responsibility of each supervisor to ensure that the employees subject to his/her supervision attend this orientation session.

      On an annual basis, each employee must certify in writing that he/she has reviewed and understands the provisions of AIM's Code and the related Procedures, and he/she recognizes that he/she is subject to the Code and related Procedures, and that he/she has complied, and will continue to comply, with the requirements thereof, and that he/she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code and the related Procedures, unless otherwise previously disclosed to the Code of Ethics Officer (or designee).

   B. RECORD KEEPING RESPONSIBILITIES

      The Code of Ethics Officer (or designee) is responsible for maintaining custody of the following records for a period of five years:

      -- all forms supplied to the Code of Ethics Officer (or designee) by employees;

      -- all duplicate confirmations, Transaction Reports, and brokerage statements supplied to the Code of Ethics Officer (or designee) pursuant to the requirements of Section IV.C.5.B. of these Procedures;

      -- all lists of employees and Covered Persons used for administering the Code and these Procedures;

      -- all Pre-Clearance Forms relating to the personal securities transactions of employees;

      -- a copy of each Code of AIM and each set of Procedures adopted thereunder;

      -- a written record of each violation of the Code or these Procedures, and a written record of any action taken as a result of each such violation; and

      -- all Acknowledgment Statements referred to in Section IV.C.5. and V.A.
         of these Procedures.

   C. ANNUAL SEMINARS

      Annually, the Chief Compliance Officer will sponsor a continuing education program for all AIM employees. Completion of the program is mandatory for all AIM employees. It is the responsibility of each supervisor to ensure that employees subject to such person's supervision complete the program. Failure to complete such program may require significant remedial action, resulting in a letter of admonition, withholding of bonus payments or other sanctions as deemed necessary or appropriate by the Code of Ethics Committee. Such document will be placed in the Violations file. Such file is required to be maintained under the rules of the Investment Advisers Act of 1940.

D.    SPECIAL REPORTS FOR DIRECTORS

      The Chief Compliance Officer will prepare a timely report for the Board of Directors/Trustees of AIM's investment company clients explaining significant remedial action taken by the Code of Ethics Committee in response to violations of the Code of these Procedures.

E.    ANNUAL REPORTS

      In December of each year, the Code of Ethics Committee will report to the Boards of Directors/Trustees of AIM's investment company clients with regard to evolving industry practices or developments in applicable laws or regulations during the past year, recommended changes to the Code and/or these Procedures, any violative conduct of a substantial nature requiring significant remedial action occurring during the last year, and other information as requested by the directors/trustees.

VI.  PENALTIES FOR VIOLATIONS OF THE CODE

      Any AIM employee who violates or is about to violate the provisions of AIM's Code or these Procedures may be subject to sanctions, which may include, among other things, restrictions on such person's personal securities transactions; a letter of admonition, education or formal censure; fines; suspension, re-assignment, demotion or termination of employment; or other significant remedial action.

      Employees may also be subject to disgorgement proceedings for transactions in securities that are inconsistent with Sections V.L. and V.M. of the Code. Any profits realized on such trades may be required to be disgorged to charitable organizations or other non-profit entities as determined by the Code of Ethics Committee.

      Employees who violate any of AIM's insider trading policies will be subject to severe penalties. These penalties and sanctions will be in addition to any penalties that may be imposed by law, including (a) civil injunctions; (b) revocation of licenses and registration; (c) substantial monetary fines; and/or (d) imprisonment.

VII.  AMENDMENTS TO THESE PROCEDURES

      These Procedures may be amended by a majority vote of the Code of Ethics Committee.

CODE OF CONDUCT

All of us within the Capital organization are responsible for maintaining the very highest ethical standards when conducting business. In keeping with these standards, we must never allow our own interests to be placed ahead of our shareholders' and clients' interests.

Over the years we have earned a reputation for the highest integrity. Regardless of lesser standards that may be followed through business or community custom, we must observe exemplary standards of honesty and integrity.

REPORTING VIOLATIONS

    If you know of any violation of our Code of Conduct, you have a responsibility to report it. Deviations from controls or procedures that safeguard the company, including the assets of shareholders and clients, should also be reported.

    You can report confidentially to:

    -   Your manager or department head

    -   CGC Audit Committee:
              Wally Stern  --  CHAIRMAN
              Donnalisa Barnum
              David Beevers
              Jim Brown
              Larry P. Clemmensen
              Roberta Conroy
              Bill Hurt  -- (emeritus)
              Sonny Kamm
              Mike Kerr
              Victor Kohn
              John McLaughlin
              Don O'Neil
              Tom Rowland
              John Smet
              Antonio Vegezzi
              Shaw Wagener
              Kelly Webb

    -   Mike Downer or any other lawyer in the CGC Legal Group

    -   Don Wolfe of Deloitte & Touche LLP (CGC's auditors).

CGC GIFTS POLICY -- CONFLICTS OF INTEREST

    A conflict of interest occurs when the private interests of associates interfere or could potentially interfere with their responsibilities at work. Associates must not place themselves or the company in a position of actual or potential conflict. Associates may not accept gifts worth more than $100, excessive business entertainment, loans, or anything else involving personal gain from those who conduct business with the company. In addition, a business entertainment event exceeding $200 in value should not be accepted unless the associate receives permission from the Gifts Policy Committee.

  REPORTING -- Although the limitations on accepting gifts applies to all associates as described above, some associates will be asked to fill out quarterly reports. If you receive a reporting form, you must report any gift exceeding $50 (although it is recommended that you report all gifts received) and business entertainment in which an event exceeds $75.

GIFTS POLICY COMMITTEE

  The Gifts Policy Committee oversees administration of and compliance with the Policy.


INSIDER TRADING

  Antifraud provisions of the federal securities laws generally prohibit persons while in possession of material nonpublic information from trading on or communicating the information to others. Sanctions for violations can include civil injunctions, permanent bars from the securities industry, civil penalties up to three times the profits made or losses avoided, criminal fines and jail sentences.

  While investment research analysts are most likely to come in contact with material nonpublic information, the rules (and sanctions) in this area apply to all CGC associates and extend to activities both within and outside each associate's duties.


PERSONAL INVESTING POLICY

  As an associate of the Capital Group companies, you may have access to confidential information. This places you in a position of special trust.

  You are associated with a group of companies that is responsible for the management of many billions of dollars belonging to mutual fund shareholders and other clients. The law, ethics and our own policy place a heavy burden on all of us to ensure that the highest standards of honesty and integrity are maintained at all times.

  There are several rules that must be followed to avoid possible conflicts of interest in personal securities transactions.

ALL ASSOCIATES

  Information regarding proposed or partially completed plans by CGC companies to buy or sell specific securities must not be divulged to outsiders.

  Favors or preferential treatment from stockbrokers may not be accepted.

  Associates may not subscribe to any initial public offering or any other securities offering that is subject to allocation (so-called "hot issues"). Generally, this prohibition applies to spouses of associates and any family member residing in the same household. However, an associate may request that the Personal Investing Policy Committee consider granting an exception. PLEASE NOTE THAT ANY INVESTMENTS IN PRIVATE PLACEMENTS THAT ARE NOT PROHIBITED AS DESCRIBED ABOVE MUST BE PRE-CLEARED.

COVERED PERSONS

  Associates who have access to investment information in connection with their regular duties are generally considered "covered persons." If you receive a quarterly personal securities transactions report form, you are a covered person. A DETAILED DESCRIPTION OF THE PERSONAL INVESTING POLICY CAN BE FOUND AT THE CGC WEB HOME page. You should take the time to review this policy as ongoing interpretations of the policy will be explained therein.

  Covered persons must conduct their personal securities transactions in such a way that they do not conflict with the interests of the funds and client accounts. This policy also includes securities transactions of family members living in the covered person's household and any trust or custodianship for which the associate is trustee or custodian. A conflict may occur if you, a family member in the same household, a trust or custodianship for which you are trustee or custodian have a transaction in a security when the funds or client accounts are considering or concluding a transaction in the same security.

  Additional rules apply to "investment personnel" including portfolio counselors/managers, research analysts, traders, and investment administration personnel (see below).

PRE-CLEARANCE OF SECURITIES TRANSACTIONS

  Before buying or selling securities, covered persons should find out if the purchase or sale of a particular security would involve a conflict of interest. This involves checking with the CGC Legal Group based in LAO by calling (phone number). (You will generally receive a response within one business day.) Unless a shorter period is specified, clearance is good for two trading days (including the day you check). If you have not executed your transaction within this period, you must again pre-clear your transaction.

  Covered persons must PROMPTLY submit quarterly reports of certain transactions. Transactions of securities (including fixed-income securities) or options (see below) must be pre-cleared as described above and reported except for: gifts or bequests of securities (although receipt of securities as a gift must be reported and pre-clearance and reporting are required if these securities are later sold); open-end investment companies (mutual funds); shares of CGC stock; money market instruments with maturities of one year or less; direct obligations of the U.S. Government, bankers' acceptances, CDs or other commercial paper; commodities; and options or futures on broad-based indices. Covered persons must also report transactions made by family members in their household and by those for which they are a trustee or custodian. Reporting forms will be supplied at the appropriate times AND MUST BE SUBMITTED BY THE DATE INDICATED ON THE FORM.

  In addition, the following transactions must be reported but need not have been pre-cleared: transactions in debt instruments rated "A" or above by at least one national rating service; sales pursuant to tender offers; and dividend reinvestment plan purchases (provided the purchase pursuant to such plan is made with dividend proceeds only).

  PERSONAL INVESTING SHOULD BE VIEWED AS A PRIVILEGE, NOT A RIGHT. AS SUCH, LIMITATIONS MAY BE PLACED ON THE NUMBER OF PRE-CLEARANCES AND/OR TRANSACTIONS AS DEEMED APPROPRIATE BY THE PERSONAL INVESTING COMMITTEE.

BROKERAGE ACCOUNTS

  Covered persons should inform their stockbrokers that they are employed by an investment adviser, trust company or affiliate of either. The broker is subject to certain rules designed to prevent favoritism toward such accounts. Associates may not accept negotiated commission rates which they believe may be more favorable than the broker grants to accounts with similar characteristics. In addition, covered persons must direct their brokers to send duplicate confirmations and copies of all periodic statements on a timely basis to The Legal Group of The Capital Group Companies, Inc.,(special post office box address). ALL DOCUMENTS RECEIVED IN THIS POST OFFICE BOX ARE KEPT STRICTLY CONFIDENTIAL.

  [If extraneous information is included on an associate's statements (e.g., checking account information or other information that is not subject to the policy), the associate might want to establish a separate account solely for transactions subject to the policy.]

ANNUAL DISCLOSURE OF PERSONAL SECURITIES HOLDINGS

  Covered persons will be required to disclose all personal securities holdings upon commencement of employment (or upon becoming a covered person) and thereafter on an annual basis. Reporting forms will be supplied for this purpose.

ANNUAL RE-CERTIFICATION

  All access persons will be required to certify annually that they have read and understood the Personal Investing Policy and recognize that they are subject thereto.

ADDITIONAL RULES FOR INVESTMENT PERSONNEL

  DISCLOSURE OF OWNERSHIP OF RECOMMENDED SECURITIES -- Ownership of securities that are held professionally as well as personally will be reviewed on a periodic basis by the Legal Group and may also be reviewed by the applicable Management Committee and/or Investment Committee or Subcommittee. In addition, to the extent that disclosure has not already been made by the Legal Group to the applicable Management Committee and/or Investment Committee or

  Subcommittee, any associate who is in a position to recommend the purchase or sale of securities by the fund or client accounts that s/he personally owns should first disclose such ownership either in writing (in a company write-up) or orally (when discussing the company at investment meetings) prior to making a recommendation.(1)

  BLACKOUT PERIOD -- Portfolio counselors/managers and research analysts may not buy or sell a security within at least seven calendar days before and after a fund or client account that his or her company manages transacts in that security. Profits resulting from transactions occurring within this time period are subject to special review and may be subject to disgorgement.

  BAN ON SHORT-TERM TRADING PROFITS -- Investment personnel are prohibited from profiting from the purchase and sale or sale and purchase of the same (or equivalent) securities within 60 days. THIS RESTRICTION APPLIES TO THE PURCHASE OF AN OPTION AND THE EXERCISE OF THE OPTION WITHIN 60 DAYS.

  SERVICE AS A DIRECTOR -- Investment personnel must obtain prior authorization of the investment committee of the appropriate management company before serving on the board of directors of publicly traded companies. This can be arranged by calling the LAO Legal Group.

PERSONAL INVESTING POLICY COMMITTEE

Any questions or hardships that result from these policies or requests for exceptions should be referred to CGC's Personal Investing Policy Committee by calling the LAO Legal Group.

--------
(1) Note that this disclosure requirement is consistent with both AIMR standards as well as the ICI Advisory Group Guidelines.

                                                   Fidelity Internal Information




                              FIDELITY INVESTMENTS'

                      CODE OF ETHICS FOR PERSONAL INVESTING


                                       AND

                          THE STATEMENT OF POLICIES AND
                          PROCEDURES ON INSIDER TRADING






                                 JANUARY 1, 2000

                                                   Fidelity Internal Information

                                TABLE OF CONTENTS

CODE OF ETHICS

I.    PURPOSE AND SCOPE OF THIS CODE.............................................................................      6

   A.    PERSONAL SECURITIES TRANSACTIONS........................................................................      6
   B.    GUIDING PRINCIPLES......................................................................................      6

II.   PERSONS (AND ACCOUNTS) TO WHOM THIS CODE APPLIES...........................................................      7

   A.    ACCESS PERSONS..........................................................................................      7
   B.    NON-ACCESS TRUSTEES.....................................................................................      8
   C.    PORTFOLIO MANAGERS......................................................................................      8
   D.    FIDELITY EMPLOYEES......................................................................................      8
   E.    OTHER PERSONS...........................................................................................      8
   F.    COVERED ACCOUNTS (BENEFICIAL OWNERSHIP).................................................................      8

III.     PROVISIONS APPLICABLE TO FIDELITY EMPLOYEES AND THEIR ACCOUNTS..........................................      9

   A.    PROCEDURAL REQUIREMENTS.................................................................................      9
   B.    PROHIBITED ACTIVITIES...................................................................................     11
   C.    RESTRICTED ACTIVITIES...................................................................................     12

IV.      ADDITIONAL REQUIREMENTS APPLICABLE TO ACCESS PERSONS....................................................     13

   A.    DISCLOSURE OF PERSONAL SECURITIES HOLDINGS..............................................................     13
   B.    PRE-CLEARANCE...........................................................................................     13
   C.    GOOD-TILL-CANCELED ORDERS...............................................................................     14
   D.    PURCHASE OF CLOSED-END FUNDS............................................................................     14

V.    ADDITIONAL REQUIREMENTS APPLICABLE TO INVESTMENT PROFESSIONALS AND SENIOR EXECUTIVES.......................     14

   A.    PRIVATE PLACEMENTS......................................................................................     14
   B.    SURRENDER OF SHORT-TERM TRADING PROFITS.................................................................     15
   C.    PURCHASE OF SECURITIES OF CERTAIN BROKER-DEALERS........................................................     15
   D.    RESEARCH NOTES..........................................................................................     15
   E.    AFFIRMATIVE DUTY TO RECOMMEND SUITABLE SECURITIES.......................................................     16
   F.    AFFIRMATIVE DUTY TO DISCLOSE............................................................................     16
   G.    SERVICE AS A DIRECTOR OR TRUSTEE........................................................................     16

VI.      PROHIBITION ON CERTAIN TRADES BY PORTFOLIO MANAGERS.....................................................     16


VII.     NON-ACCESS TRUSTEES.....................................................................................     17


VIII.    WAIVERS AND EXCEPTIONS..................................................................................     17

   A.    REQUESTS TO WAIVER A PROVISION OF THE CODE OF ETHICS....................................................     17
   B.    EXCEPTIONS..............................................................................................     17

IX.      ENFORCEMENT.............................................................................................     17

   A.    REVIEW..................................................................................................     17
   B.    BOARD REPORTING.........................................................................................     18
   C.    VIOLATIONS..............................................................................................     18
   D.    SANCTIONS...............................................................................................     18
   E.    APPEALS PROCEDURES......................................................................................     18

INSIDER TRADING POLICY STATEMENT.................................................................................     23

PERSONAL CONDUCT RULES (only applicable to employees affiliated with a broker-dealer) ...........................     30

EXHIBITS.........................................................................................................     37

                                                   Fidelity Internal Information


                      CODE OF ETHICS FOR PERSONAL INVESTING

This document constitutes the Code of Ethics adopted by the Fidelity Funds (the "Funds"), the subsidiaries of FMR Corp. that serve as investment advisors or principal underwriters and their affiliated companies (collectively, the "Fidelity Companies") pursuant to the provisions of Rule 17j-1 under the Investment Company Act of 1940 and of Rules 204-2(a)(12) and 204-2(a)(13) under the Investment Advisers Act of 1940 (collectively, the "Rules").

I.       PURPOSE AND SCOPE OF THIS CODE

         A. PERSONAL SECURITIES TRANSACTIONS

            This Code focuses on personal transactions in securities by persons associated with the various Fidelity Companies. Accordingly, the Code does not attempt to address all areas of potential liability under applicable laws. For example, provisions of the Investment Company Act of 1940 prohibit various transactions between a fund and affiliated persons, including the knowing sale or purchase of property to or from a fund on a principal basis and joint transactions between a fund and an affiliated person. This Code does not address these other areas of potential violation. Accordingly, persons covered by this Code are advised to seek advice from the Ethics Officer, or his or her designee (collectively, the "Ethics Office"), before engaging in any transaction other than the normal purchase or sale of fund shares or the regular performance of their business duties if the transaction directly or indirectly involves themselves and one or more of the Funds.

         B. GUIDING PRINCIPLES

            The Code is based on the principle that the officers, directors, partners and employees of the Fidelity Companies owe a fiduciary duty to, among others, the shareholders of the Funds to place the interests of the Fund shareholders above their own and to conduct their personal securities transactions in a manner which does not interfere with Fund transactions, create an actual or potential conflict of interest with a Fund or otherwise take unfair advantage of their relationship to the Funds. Persons covered by this Code must adhere to this general principle as well as comply with the Code's specific provisions. It bears emphasis that technical compliance with the Code's procedures will not automatically insulate from scrutiny trades which show a pattern of abuse of the individual's fiduciary duties to the Fidelity Funds in general or a specific Fund in particular. For officers and employees of Fidelity Management & Research Company ("FMR") and its affiliates, the fiduciary responsibility applies to all of the investment companies advised by FMR or any of its affiliates as well as any account holding the assets of third parties for which FMR or any of its affiliates acts in an investment advisory capacity (both types of portfolios hereinafter referred to as the "Fidelity Funds" or "Funds").

            Recognizing that certain requirements are imposed on investment companies and their advisers by virtue of the Investment Company Act of 1940 and the Investment Advisers Act of 1940, considerable thought has been given to devising a code of ethics designed to provide legal protection to accounts for which a fiduciary relationship exists and at the same time maintain an atmosphere within which conscientious professionals may develop and maintain investment skills. It is the combined judgment of the Fidelity Companies and the Boards of the Funds that as a matter of policy a code of ethics should not inhibit

                                                   Fidelity Internal Information


            responsible personal investment by professional investment personnel, within boundaries reasonably necessary to insure that appropriate safeguards exist to protect the Funds. This policy is based on the belief that personal investment experience can over time lead to better performance of the individual's professional investment responsibilities. The logical extension of this line of reasoning is that such personal investment experience may, and conceivably should, involve securities which are suitable for the Funds in question. This policy quite obviously increases the possibility of overlapping transactions. The provisions of this Code, therefore, are designed to foster personal investments while minimizing conflicts under these circumstances and establishing safeguards against overreaching.

II.      PERSONS (AND ACCOUNTS) TO WHOM THIS CODE APPLIES

            Unless otherwise specified, each provision of this Code applies to all members of the Board of the Funds, and all officers, directors, partners and employees of every Fidelity Company. In addition, the provisions apply to any individual designated and so notified in writing by the Ethics Office. Where the applicability of a particular provision is more limited, the provision will so state. For example, particular provisions may state they are limited to:

         A. ACCESS PERSONS

         This category includes Investment Professionals, Senior Executives and certain other employees specified in paragraph II. A. 2. below.

         1. INVESTMENT PROFESSIONALS are (i) portfolio managers, research analysts and traders employed by FMR; (ii) employees seconded to FMR from Fidelity International Limited ("FIL") performing similar functions; (iii) all employees of the Capital Markets Division of Fidelity Investment Institutional Brokerage Group ("FIIBG"); (iv) officers (vice-president and above) and members of the Boards of Directors of FMR; and (v) such other employees as the Ethics Office may designate and so notify in writing.

         2. SENIOR EXECUTIVES are (i) officers (vice-president and above) and members of the Boards of Directors of FMR Corp.; (ii) attorneys within Administrative and Government Affairs' ("AGA") Legal Department; (iii) employees of the Fund Treasurer's Department, the FMR Investment & Advisor Compliance Department and the Compliance Systems Technology Group; and (iv) such other employees as the Ethics Office may designate and so notify in writing.

         3. OTHER ACCESS PERSONS are all other employees who, in connection with their regular duties, make, participate in, or obtain timely information regarding the purchase or sale of a security by a Fund or of any investment recommendation to a Fund. This includes (i) employees of FMR, Fidelity Management Trust Company ("FMTC"), and Fidelity Pricing and Cash Management Services ("FPCMS"); (ii) other employees seconded from FIL to the foregoing companies; (iii) all employees with access to the BOS E (AS400 trading machine), BOS H (AS400 development machine), INVIEW, BONDVIEW or OVERVIEW systems or any other system containing timely information about the Funds' activities or investment recommendations made to the Funds; (iv) all employees within AGA's Operations Audit and Analysis Department, and (v) such

                                                   Fidelity Internal Information


                  other employees as the Ethics Office may designate and so notify in writing.

                  Although the Ethics Office seeks to notify Access Persons of their status as such, you are required to comply with all provisions applicable to Access Persons if you are within the above definitions even if the Ethics Office does not notify you of your status. Please contact the Ethics Office if you believe you are an Access Person or if you are unsure of your status under the Code.

         B. NON-ACCESS TRUSTEES

         1. Trustees of the Fidelity Group of Funds will generally be deemed Access Persons; however, Trustees who fulfill both of the following conditions will be deemed "Non-Access Trustees" and treated as a separate category:

                  a) The Trustee is not an "interested person" (as defined in Section 2(a)(19) of the Investment Company Act of
                           1940) of any Fidelity Fund; and

                  b) The Trustee elects not to receive the Daily Directors' Report and further elects not to have access to the INVIEW, BONDVIEW, or OVERVIEW systems; provided that this condition shall only be considered fulfilled as of the fifteenth day after the Trustee has notified the Ethics Office of such election.

         C. PORTFOLIO MANAGERS.

            This category includes employees whose assigned duties are to manage any Fund, or portion thereof, and who have the power and authority to make investment decisions on behalf of such Fund or portion thereof.

         D. FIDELITY EMPLOYEES.

            This category includes all employees of the Fidelity Companies, including employees seconded to any Fidelity Company by FIL.

         E. OTHER PERSONS.

            These are persons as specified in a particular provision of the Code or as designated by the Ethics Office.

         F. COVERED ACCOUNTS (BENEFICIAL OWNERSHIP).

            It bears emphasis that the provisions of the Code apply to transactions in reportable securities for any account "beneficially owned" by any person covered by the Code. The term "beneficial ownership" is more encompassing than one might expect. For example, an individual may be deemed to have beneficial ownership of securities held in the name of a spouse, minor children, or relatives sharing his or her home, or under other circumstances indicating a sharing of financial interest. See the Appendix to this Code for a more comprehensive explanation of beneficial ownership. Please contact the Ethics Office if you are unsure as to whether you have beneficial ownership of particular securities or accounts.

                                                   Fidelity Internal Information


III.     PROVISIONS APPLICABLE TO FIDELITY EMPLOYEES AND THEIR ACCOUNTS

         A. PROCEDURAL REQUIREMENTS

            1.  REPORTS ON REPORTABLE SECURITIES. Fidelity has established certain procedures to monitor individual transactions in reportable securities (as defined below) for compliance with this Code, and to avoid situations which have the potential for conflicts of interest with the Funds. You and all persons subject to this Code are required to comply with the procedures described below. Failure to follow these procedures or the filing of a false, misleading or materially incomplete report will itself constitute a violation of this Code.

                 Reports required under Section III.A.5. are necessary only for transactions in reportable securities. If an investment is made in an entity substantially all of whose assets are shares of another entity or entities, the security purchased should be reported and the underlying security or securities identified. Furthermore, if an investment is made in a private placement, this transaction must be reported. (See Exhibit B.)

                 "REPORTABLE SECURITIES" are ALL securities except:

                 a)   U.S. Treasury Notes, Bills and Bonds;

                 b) money market instruments such as certificates of deposit, banker's acceptances and commercial paper;

                 c)   shares of registered open-end investment companies;

                 d)   securities issued by FMR Corp.;

                 e) any obligations of agencies and instrumentalities of the U.S. government if the remaining maturity is one year or less; and

                 f) commodities and options and futures on commodities provided that the purchase of these instruments may not be utilized to indirectly acquire interests or securities which could not be acquired directly or which could not be acquired without reporting or pre-clearance. See Section III.B.4.

         2. ACKNOWLEDGMENT. Each new Fidelity employee will be given a copy of this Code of Ethics upon commencement of employment. Within 7 days thereafter, you must file an acknowledgment (Exhibit A.) stating that you have read and understand the provisions of the Code of Ethics, and provide a written list to the Ethics Office of all brokerage accounts in which you are a beneficial owner of any securities in the account (Exhibit E.). Additionally, your acknowledgment accords Fidelity the authority to access at any time records for any beneficially owned brokerage account for the period of time you were employed by Fidelity.

         3. ANNUAL UPDATE. Each year, on or before January 31, you must file an annual update stating that you have reviewed the provisions of the Code of Ethics, understand the provisions of the Code and that the Code applies to you, and believe that your personal transactions in reportable securities for the previous calendar year, and those of your family members which are deemed to be beneficially owned by you, have been reported as required under the Code and were consistent with its provisions (Exhibit A.).

                                                   Fidelity Internal Information

         4.      USE OF BROKERS.

                 a) All Fidelity employees must conduct all personal and beneficially owned transactions in reportable securities through a brokerage account at Fidelity Brokerage Services, Inc. (FBSI), or with an approved broker outside the U.S. (See Exhibit G.). By opening an account with FBSI you agree to allow FBSI to forward to the Ethics Office reports of your account transactions and to allow the Ethics Office access to all account information. Upon opening such an account you are required to notify FBSI of your status as an employee.

                 b) Hardship Exception: Under circumstances evidencing special hardship and then only with the express written approval of the Ethics Office, you may be granted a waiver to establish accounts for trading reportable securities with brokers other than FBSI or those approved for the region. (See Section VIII.). If you maintain an account with an external broker pursuant to permission from the Ethics Office, you must ensure duplicate reporting as specified in "Transaction Reporting." (See Section III. A. 5.).

         5. TRANSACTION REPORTING. Each employee must report personal transactions in reportable securities to the Ethics Office. Failure to file a report will be treated as the equivalent of a report indicating that there were no transactions in reportable securities. This reporting obligation may be met as follows:

                a) FBSI Accounts: The Ethics Office will assume responsibility for obtaining trade information from FBSI for accounts in your name and all other related FBSI accounts that have been disclosed to the Ethics Office by you.

                b) Non-FBSI (External) Accounts: If any transactions in reportable securities are not being conducted through a FBSI account (including those conducted through an approved broker outside the U.S. or another external broker pursuant to permission from the Ethics Office), you are responsible for ensuring that the institution where the account is maintained agrees to, and promptly provides, regular copies of confirmations and statements directly to the Ethics Office. These confirmations and statements must include the trade date, security description, number of shares or principal amount of each security, the nature of the transaction (e.g., purchase or sale), the total price and the name of the institution that effected the transactions. If transactions cannot or are not reported by the external institution in this fashion, permission to open the account will not be granted or will be revoked by the Ethics Office.

                c) Failure to Report by External Brokers. As noted above, employees are responsible for ensuring their transactions in reportable securities not conducted through a FBSI account are reported to the Ethics Office. If you have executed transactions through an external broker and the broker does not report the transactions as specified in paragraph b) above, you must promptly forward the necessary information to the Ethics Office. If

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                                                   Fidelity Internal Information

                      account statements with the necessary information are not available, you must complete the Report of Securities Transactions (Exhibit B) with the information and forward it to the Ethics Office.

         B. PROHIBITED ACTIVITIES

            1. ACTIVITIES FOR PERSONAL BENEFIT. Inducing or causing a Fund to take action, or to fail to take action, for personal benefit rather than for the benefit of the Fund is prohibited. For example, you would violate this Code by causing a Fund to purchase a security you owned for the purpose of supporting or increasing the price of that security. Causing a Fund to refrain from selling a security in an attempt to protect a personal investment, such as an option on that security, also would violate this Code.

            2. PROFITING FROM KNOWLEDGE OF FUND TRANSACTIONS. Using your knowledge of Fund transactions to profit by the market effect of such transactions is prohibited.

            3. VIOLATIONS OF THE ANTIFRAUD LAWS AND REGULATIONS. Violations of the antifraud provisions of the federal securities laws and the rules and regulations promulgated thereunder, including the antifraud provision of Rule 17j-1 under the Investment Company Act of 1940, are prohibited. In that Rule, the Securities and Exchange Commission specifically makes it unlawful for any person affiliated with a Fund, investment adviser or principal underwriter of a Fund in connection with the purchase or sale, directly or indirectly, by such person of a "security held or to be acquired" by such Fund:

                 "(1) To employ any device, scheme or artifice to defraud the
                      Fund;

                 (2) To make any untrue statement of a material fact to the
                     Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

                 (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

                 (4) To engage in any manipulative practice with respect to the
                     Fund."

                      Rule 17j-1 defines "security held or to be acquired" very broadly to include any security (other securities that are not reportable securities) that, "within the most recent 15 days, (i) is or has been held by such company, or (ii) is being or has been considered by such company or its investment adviser for purchase by such company, and (iii) any option to purchase or sell, and any security convertible into or exchangeable for" a reportable security. Thus the antifraud provisions of Rule 17j-1 may apply to transactions in securities even if not recently traded by a Fund. Under Rule 17j-1, a sufficient nexus exists if a fraud is effected in connection with a security held for a long period in a portfolio or merely considered for inclusion in a portfolio. In addition, the receipt of compensation in the form of an opportunity to purchase a security that is intended to induce a Fund to purchase other securities must be reported under this Rule, whether or not the compensation is in the form of an opportunity to purchase a security "held or to be acquired" by a Fund. Moreover, the

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                                                   Fidelity Internal Information

                      general antifraud provisions of the Securities Exchange Act of 1934 and other federal securities statutes make unlawful fraud in connection with the purchase or sale of securities, even if such securities do not fall within the scope of Rule 17j-1.

         4. USE OF DERIVATIVES. Derivatives, including futures and options, and other arrangements may not be used to evade the restrictions of this Code. Accordingly, you may not use derivatives or other arrangements with similar effects to take positions in securities that the Code would prohibit if the positions were taken directly. For purposes of this section, "futures" are futures on securities or securities indexes; "options" are options (puts or calls) on securities or securities indexes, or options on futures on securities or securities indexes. Options and futures on commodities are not "reportable securities" except as specified in Section III. A.
                 1. f).

         5. GIFTS AND HOSPITALITIES. The Fidelity Companies generally prohibit employees from receiving gifts, gratuities, and other from any person or entity that does business with the Funds or with any Fidelity Company or from any entity which is a potential portfolio investment for the Funds. Fidelity's Gifts and Gratuities Policy, which is separate from this Code, sets forth the specific policies, restrictions and procedures to be observed by employees with respect to business-related gifts and related matters.

         6. RESTRICTED SECURITIES. From time to time, the Ethics Office may place a security on a restricted list. Certain employees, as designated on a case-by-case basis by the Ethics Office, may not effect transactions in securities on the restricted list.

         7. INVESTMENTS IN HEDGE FUNDS AND INVESTMENT CLUBS. You may not invest in hedge funds or investment clubs because such funds or clubs cannot normally be expected to comply with the provisions of this Code.

C.       RESTRICTED ACTIVITIES

         The following are restricted by this Code of Ethics:

         1. SHORT SALE ACTIVITIES. Purchasing puts to open, selling calls to open or selling a security short where there is no corresponding long position in the underlying security is prohibited; short sales against the box are permitted. This prohibition includes purchasing puts and selling calls on all market indexes with the exception of the following indexes:
                  S&P 100, S&P Mid Cap 400, S&P 500, Morgan Stanley Consumer Index, FTSE 100 and Nikkei 225. Short sales of the Fidelity Select Portfolios are also prohibited.

         2. PUBLIC OFFERINGS FOR WHICH NO PUBLIC MARKET PREVIOUSLY EXISTED. The purchase of an initial public offering of securities for which no public market in the same or similar securities of that issuer has previously existed is prohibited except as noted below. This prohibition includes "secondary" public offerings (where the securities are offered publicly by a substantial shareholder and not from the company's treasury) and so-called "free stock offers" through the Internet, and applies both to equity and debt securities.

                  EXCEPTIONS. Exceptions from this prohibition may be granted in special circumstances with the written permission of the Ethics Office (e.g.,

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                                                   Fidelity Internal Information

                  receipt of securities or their subsequent sale by an insurance policyholder or depositor of a company converting from mutual to stock form).

         3. EXCESSIVE TRADING. While active personal trading does not in and of itself raise issues under Rule 17j-1, the Fidelity Companies and Boards of the Funds believe that a very high volume of personal trading can be time consuming and can increase the possibility of actual or apparent conflicts with portfolio transactions. Accordingly, an unusually high level of personal trading activity is strongly discouraged and may be monitored by the Ethics Office to the extent appropriate for the category of person, and a pattern of excessive trading may lead to the taking of appropriate action under the Code.

         4. DISCRETIONARY AUTHORIZATION. You may not exercise investment discretion over accounts in which you have no beneficial interest. If you wish to do so, you must contact the Ethics Office for approval.

IV.      ADDITIONAL REQUIREMENTS APPLICABLE TO ACCESS PERSONS

         Because of their access to information about Fund investments and/or investment recommendations, Access Persons are necessarily subject to somewhat greater restrictions and closer scrutiny than are other persons subject to the Code. Accordingly, in addition to complying with the provisions detailed in Section III of this Code, Access Persons are required to comply with the provisions of this section.

         A. DISCLOSURE OF PERSONAL SECURITIES HOLDINGS.

            Access Persons must disclose in writing all personal securities holdings owned directly or otherwise beneficially owned.
            (See Exhibit F.)

            1. INITIAL REPORT. Each new Access Person must file a holdings disclosure within 7 days of the commencement of employment or of being designation an Access Person.

            2. ANNUAL REPORT. Each Access Person must file a holdings report containing current information as of a date no more than 30 days before the report is submitted.

         B. ALL PERSONAL TRADES IN REPORTABLE SECURITIES MUST BE CLEARED IN ADVANCE BY THE APPROPRIATE PRE-CLEARANCE DESK.

            One of the most important objectives of this Code is to prevent Access Persons from making personal trades on the basis of information about portfolio transactions made by the Funds. Trading on such information for personal benefit not only constitutes a violation of this Code, but also may influence the market in the security traded and thus prevent transactions for the Funds from being conducted at the most favorable price. To further reduce the possibility that Fund transactions will be affected by such trades, Access Persons must comply with the following procedures before effecting a personal transaction in any securities which are "reportable securities":

            1.    PRE-CLEARANCE PROCEDURES.

                  a) On any day that you plan to trade a reportable security, you must first contact the appropriate pre-clearance desk for approval. (See Exhibit H.) (Please note that pre-clearance communications may be recorded for the protection of Fidelity and its employees.) By seeking pre-clearance, you will be deemed to be advising the




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                                                   Fidelity Internal Information


                       Ethics Office that you (i) do not possess any material, nonpublic information relating to the security; (ii) are not using knowledge of any proposed trade or investment program relating to the Funds for personal benefit; (iii) believe the proposed trade is available to any market participant on the same terms; and (iv) will provide any other relevant information requested by the Ethics Office. The pre-clearance desk will consider approval of the trade for execution only upon the day the request is made. Generally, a pre-clearance request will not be approved if the pre-clearance desk determines that the trade will have a material influence on the market for that security or will take advantage of, or hinder, trading by the Funds. Additionally, the pre-clearance desk will evaluate a pre-clearance request for a transaction to determine if you are in compliance with the other provisions of the Code relevant to such transaction. Securities and transaction types that do not require pre-clearance include the following: currency warrants; rights subscriptions; gifting of securities; automatic dividend reinvestments; and options on the following indexes: S&P 100, S&P Mid Cap 400, S&P 500, Morgan Stanley Consumer Index, FTSE 100 and Nikkei 225.

                  b) Transactions in accounts beneficially owned by an employee where investment discretion has been provided to a third party in a written document and for which the employee provides no input regarding investment decision making will not be subject to pre-clearance. Transactions in reportable securities in such accounts, however, still must be reported under this Code.

                  c) In addition to any other sanctions provided for under the Code (see Section IX. D.), failure to pre-clear a transaction as required above may result in a requirement to surrender any profits realized in connection with the transaction.

         C. GOOD-TILL-CANCELED ORDERS.

            Access Persons may not place good-till-canceled orders. Good-till-canceled orders may inadvertently cause an employee to violate the pre-clearance provisions of this Code.

         D. PURCHASE OF CLOSED-END FUNDS.

            The purchase of closed-end funds for which a Fidelity Company performs the pricing and bookkeeping services is prohibited without prior approval by the Ethics Office.

      V. ADDITIONAL REQUIREMENTS APPLICABLE TO INVESTMENT PROFESSIONALS AND SENIOR EXECUTIVES

         In addition to complying with the provisions detailed in Sections III and IV of this Code, Investment Professionals and Senior Executives are required to comply with the provisions of this section.

         A. PRIVATE PLACEMENTS.

            Private placements are in many cases not suitable investments for the Funds. However, in various circumstances, they may be suitable investments. In order

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                                                   Fidelity Internal Information

            to avoid even the appearance of a conflict of interest between their personal investment activities and their fiduciary responsibility to the Funds' shareholders, Investment Professionals and Senior Executives must follow the procedures outlined below to participate in a private placement.

            1. PRIOR APPROVAL TO PARTICIPATE.

            You must receive written approval from your Division or Department Head and the Ethics Office, utilizing Exhibit C, prior to any purchase of a privately placed security. If you are a Division or Department Head, then approval shall be received from the President of FMR. (See Exhibit C.)

            2. TRANSACTION REPORTING.

            If approved, you must report the purchase to the Ethics Office within 10 days of the end of the month in which the purchase occurred, using the Report of Securities Transactions form (Exhibit B.).

            3. IN THE EVENT OF SUBSEQUENT INVESTMENT BY A FUND OR FUNDS.

            After approval is granted, if you have any material role in subsequent consideration by any Fund of an investment in the same or an affiliated issuer, you must disclose your interest in the private placement investment to the person(s) making the investment decision. Notwithstanding such a disclosure, any decision by any Fund to purchase the securities of the issuer, or an affiliated issuer, must be subject to an independent review by your Division or Department Head.

B.    SURRENDER OF SHORT-TERM TRADING PROFITS.

      Short-term trading can be both time consuming and can increase the possibility of actual or apparent conflicts with Fund transactions. To reduce instances of short-term trading, the Fidelity Companies and the Boards of the Funds have determined that Investment Professionals and Senior Executives will be required to surrender short-term trading profits. )

      Short-term trading profits are profits generated from the purchase and sale of the same (or equivalent) security within 60 calendar days. Transactions will be matched with any opposite transaction within the most recent 60 calendar days. Options on the following indexes are not subject to this provision: S&P 100, S&P Mid Cap 400, S&P 500, Morgan Stanley Consumer Index, FTSE 100 and Nikkei 225. Exhibit D contains further information and examples concerning application of this policy.

C.    PURCHASE OF SECURITIES OF CERTAIN BROKER-DEALERS.

      Investment Professionals and Senior Executives, unless specifically excluded by the Ethics Office, may not purchase securities of certain broker-dealers or parent companies as identified from time to time by the Ethics Office based upon the level and nature of services provided to the Funds.

D.    RESEARCH NOTES.

      Investment Professionals and Senior Executives specifically designated by the Ethics Office must wait two business days after the day on which a research note is issued prior to trading for their beneficially owned accounts in the securities of the issuer(s) that is the subject of the note.


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                                                   Fidelity Internal Information


E.    AFFIRMATIVE DUTY TO RECOMMEND SUITABLE SECURITIES.

      A portfolio manager or a research analyst may not fail to timely recommend a suitable security to, or purchase or sell a suitable security for, a Fund in order to avoid an actual or apparent conflict with a personal transaction in that security. Before trading any security, a portfolio manager or research analyst has an affirmative duty to provide to Fidelity any material, public information that comes from the company about such security in his or her possession. As a result, portfolio managers or research analysts should (a) confirm that a Research Note regarding such information on such security is on file prior to trading in the security, or (b) if not, should either contact the Director of Research or publish such information in their possession and wait two business days prior to trading in the security.

F.    AFFIRMATIVE DUTY TO DISCLOSE.

      Investment Professionals and Senior Executives who own a security, or who have decided to effect a personal transaction in a security, have an affirmative duty to disclose this information in the course of any communication about that security when the purpose or reasonable consequence of such communication is to influence a portfolio to buy, hold or sell that security. The disclosure of ownership should be part of the initial communication but need not be repeated in the case of continuing communications directed to a specific person.

G.    SERVICE AS A DIRECTOR OR TRUSTEE.

      Service on a board of directors or Trustees poses several forms of potential conflicts for employees. These include potentially conflicting fiduciary duties to the company and a Fund, receipt of possibly material, nonpublic information and conflicting demands on the time of the employee. Accordingly, service by any Investment Professional or Senior Executive on a board of directors of a non-Fidelity publicly-traded or privately-held company likely to issue shares is prohibited absent prior authorization. Approval will be based upon a determination that the board service would be in the best interests of the Funds and their shareholders. Requests for approval of board service should be submitted in writing to the Ethics Office.

VI.   PROHIBITION ON CERTAIN TRADES BY PORTFOLIO MANAGERS

      Portfolio managers are the people most familiar with the investment decisions they are making for the Funds they manage. Even the appearance of a portfolio manager trading the same securities for his or her personal account on or about the same time as he or she is trading for the Fund is not in the best interest of the Funds. Accordingly, as a portfolio manager, you may not buy or sell a security your Fund has traded within 7 calendar days on either side of the Fund's trade date (i.e., date of execution, not the settlement date). For example, assuming the day your Fund trades a security is day 0, day 8 is the first day you may trade that security for your own account. This prohibition is in addition to the restrictions that apply generally to all persons subject to this Code and those applicable to Access Persons. If application of this rule would work to the disadvantage of a Fund (e.g., you sold a security on day 0 and on day 3, after new events had occurred, determined that the Fund should buy the same security) you must apply to the Ethics Officer for an exception (see Section VIII. below).

      In addition to any other sanction provided for under the Code of Ethics (see Section IX. D.), any profit realized from a transaction within the prescribed period may be required to be surrender to FMR. Transactions in accounts beneficially owned by you where investment discretion has been provided to a third party in a written document and for which you provide no input regarding investment decision making will not be subject to this 7 day provision.

VII.  NON-ACCESS TRUSTEES

      Pursuant to Rule 17j-1, a Non-Access Trustee need not file reports of his or her transactions in reportable securities unless at the time of the transaction the Board member knew, or in the ordinary course of fulfilling his or her duties as a Fidelity Fund Board member should have known: (a) that one or more of the Funds had purchased or sold or was actively considering the purchase or sale of that security within the 15-day period preceding the Board member's transaction, or (b) that one or more Funds would be purchasing, selling or actively considering the purchase or sale of that security within the 15 days following the Board member's transaction. The knowledge in question is the Board member's knowledge at the time of the Board member's transaction, not knowledge subsequently acquired. Although a Non-Access Trustee is not required to report transactions unless the above conditions are met, the Boards of Trustees of the Funds have adopted a policy that requires a Non-Access Trustee to report personal securities transactions on at least a quarterly basis.

VIII. WAIVERS AND EXCEPTIONS

      A. REQUESTS TO WAIVER A PROVISION OF THE CODE OF ETHICS.

         An employee may request in writing to the Ethics Office a waiver of any Code of Ethics provision. If appropriate, the Ethics Office will consult with the Ethics Oversight Committee (a committee which consists of representatives from senior management) in considering such request. The Ethics Office will inform you in writing whether or not the waiver has been granted. If you are granted a waiver to any Code of Ethics provision, you will be expected to comply with all other provisions of the Code. You may contact the Ethics Office for specific requirements.

      B. EXCEPTIONS.

         Special approval to make any trade prohibited by this Code may be sought from the Ethics Office. Special approvals will be considered on a case-by-case basis. The decision to grant special approval will be based on whether the trade is consistent with the general principles of this Code and whether the trade is consistent with the interest of the relevant Fund(s). The Ethics Office will maintain a written record of exceptions, if any, that are permitted.

IX.   ENFORCEMENT

      The Rules adopted by the SEC require that a code of ethics must not only be adopted but must also be enforced with reasonable diligence. Records of any violation of the Code and of the actions taken as a result of such violations will be kept.

      A.    REVIEW.

            The Ethics Office will review on a regular basis the reports filed pursuant to this Code. In this regard, the Ethics Office will give special attention to evidence, if any, of potential violations of the antifraud provisions of the federal securities laws or the procedural requirements or ethical standards set forth in this Code and the

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                                                   Fidelity Internal Information

            Statement of Policies and Procedures with Respect to the Flow and Use of Material Nonpublic (Inside) Information ("Insider Trading Policy Statement" to follow).

            The policies and procedures described in this Code do not create any obligations to any person or entity other than the Fidelity Companies and the Funds. This Code is not a promise or contract, and it may be modified at any time. The Fidelity Companies and the Funds retain the discretion to decide whether this Code applies to a specific situation, and how it should be interpreted.

      B.    BOARD REPORTING.

            The Ethics Office will provide to the Boards of Trustees of the Funds no less frequently than annually a summary of significant sanctions imposed for material violations of this Code or the Insider Trading Policy Statement.

      C.    VIOLATIONS.

            When potential violations of the Code of Ethics or the Insider Trading Policy Statement come to the attention of the Ethics Office, the Ethics Office may investigate the matter. This investigation may include a meeting with the employee. Upon completion of the investigation, if necessary, the matter will be reviewed with senior management or other appropriate parties, and a determination will be made as to whether any sanction should be imposed as detailed below. The employee will be informed of any sanction determined to be appropriate.

      D.    SANCTIONS.

            Since violations of the Code or the Insider Trading Policy Statement will not necessarily constitute violations of federal securities laws, the sanctions for violations of the Code or the Insider Trading Policy Statement will vary. Sanctions may be issued by (i) the appropriate Board(s) of Trustees of the Fund(s) or Fidelity Company, (ii) senior management, (iii) the Ethics Office, or (iv) other appropriate entity. Sanctions may include, but are not limited to, (i) warning, (ii) fine or other monetary penalty, (iii) personal trading ban, (iv) dismissal, and (v) referral to civil or criminal authorities. Additionally, other legal remedies may be pursued.

      E.    APPEALS PROCEDURES.

            If you feel that you are aggrieved by any action rendered with respect to a violation of the Code of Ethics or a waiver request, you may appeal the determination by providing the Ethics Office with a written explanation within 30 days of being informed of such determination. The Ethics Office will arrange for a review by senior management or other appropriate party and will advise you whether the action will be imposed, modified or withdrawn. During the review process, you will have an opportunity to submit a written statement. In addition, you may elect to be represented by counsel of your own choosing.


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                        APPENDIX -- BENEFICIAL OWNERSHIP

As used in the Code of Ethics, beneficial ownership will be interpreted using
Section 16 of the Securities Exchange Act of 1934 ("1934 Act") as a general guideline, except that the determination of such ownership will apply to all securities, including debt and equity securities. For purposes of Section 16, a beneficial owner means:

                  Any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect pecuniary interest in the securities.

In general, "pecuniary interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

Using the above-described definition as a broad outline, the ultimate determination of beneficial ownership will be made in light of the facts of the particular case. Key factors to be considered are the ability of the person to benefit from the proceeds of the security, and the degree of the person's ability to exercise control over the security.

1. SECURITIES HELD BY FAMILY MEMBERS. As a general rule, a person is regarded as having an indirect pecuniary interest in, and therefore is the beneficial owner of, securities held by any child, stepchild, grandchild, parent, step-parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (collectively, "immediate family") sharing the same household. Adoptive relationships are included for purposes of determining whether securities are held by a member of a person's immediate family.

2. SECURITIES HELD BY A CORPORATION OR SIMILAR ENTITY. A person shall not be regarded as having a direct or indirect pecuniary interest in, and therefore shall not be the beneficial owner of, portfolio securities held by a corporation or similar entity in which the person owns securities provided that (i) the person is not a controlling shareholder of the entity or (ii) the person does not have or share investment control over the entity's portfolio securities. "Portfolio securities" means all securities owned by an entity other than securities issued by the entity. Business trusts are treated as corporations for these purposes. In addition, the 1934 Act makes no distinction between public and private corporations for purposes of determining beneficial ownership.

3. SECURITIES HELD IN TRUST. In general, a person's interest in a trust will amount to an indirect pecuniary interest in the securities held by that trust. However, the following persons shall generally not be deemed beneficial owners of the securities held by a trust:

      a) Beneficiaries, unless (i) the beneficiary has or shares investment control with the trustees with respect to transactions in the trust's securities, (ii) the beneficiary has investment control without consultation with the trustee, or (iii) if the trustee does not exercise exclusive investment control, the beneficiary will be the beneficial owner to the extent of his or her pro rata interest in the trust.

      b) Trustees, unless the trustee has a pecuniary interest in any holding or transaction in the securities held by the trust. A trustee will be deemed to have a pecuniary interest in the trust's holdings if at least one beneficiary of the trust is a member of the trustee's immediate family.

      c) Settlors, unless a settlor reserves the right to revoke the trust without the consent of another person; provided, however, that if the settlor does not exercise or



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                                                   Fidelity Internal Information

            share investment control over the issuer's securities held by the trust the settlor will not be deemed to be the beneficial owner of those securities.

Indirect pecuniary interest for purposes of Section 16 also includes a general partner's proportionate interest in the portfolio securities held by a general or limited partnership.

Finally, beneficial ownership is not deemed to be conferred by virtue of an interest in:

      a) portfolio securities held by any holding company registered under the Public Utility Holding Company Act of 1935;

      b) portfolio securities held by any investment company registered under the Investment Company Act of 1940; or

      c) securities comprising part of a broad-based publicly-traded market basket or index of stocks approved for trading by the appropriate federal governmental authority.



                                    page 17
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                                                   Fidelity Internal Information


                        EXAMPLES OF BENEFICIAL OWNERSHIP

1.   Securities Held by Family Members

     (a)  Example 1-A:

         X and Y are married. Although Y has an independent source of income from a family inheritance and segregates her funds from those of her husband, Y contributes to the maintenance of the family home. X and Y have engaged in joint estate planning and have the same financial adviser. Since X and Y's resources are clearly significantly directed towards their common property, they will be deemed to be beneficial owners of each other's securities.

     (b) Example 1-B:

         X and Y are separated and have filed for divorce. Neither party contributes to the support of the other. X has no control over the financial affairs of his wife and his wife has no control over his financial affairs. Neither X nor Y is a beneficial owner of the other's securities.

     (c) Example 1-C:

         X's adult son Z lives in X's home. Z is self-supporting and contributes to household expenses. X is a beneficial owner of Z's securities.

     (d) Example 1-D:

         X's mother A lives alone and is financially independent. X has power of attorney over his mother's estate, pays all her bills and manages her investment affairs. X borrows freely from A without being required to pay back funds with interest, if at all. X takes out personal loans from A's bank in A's name, the interest from such loans being paid from A's account. X is a significant heir of A's estate.
         X is a beneficial owner of A's securities.

2.   Securities Held by a Company

     (a) Example 2-A:

         O is a holding company with 5 shareholders. X owns 30% of the shares in the company. X will be presumed to have beneficial ownership of the securities owned by O.

3.   Securities Held in Trust

     (a) Example 3-A:

         X is trustee of a trust created for his two minor children. When both of X's children reach 21, each will receive an equal share of the corpus of the trust. X is a beneficial owner of the securities in the trust.

     (b) Example 3-B:

         X is trustee of an irrevocable trust for his daughter. X is a director of the issuer of the equity securities held by the trust. The daughter is entitled to the income of the trust until she is 25 years old, and is then entitled to the corpus. If the daughter dies before reaching 25, X is entitled to the corpus. X should report the holdings and transactions of the trust as his own.



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                                                   Fidelity Internal Information






                              FIDELITY INVESTMENTS'



                        INSIDER TRADING POLICY STATEMENT


                                FORMALLY KNOWN AS



                          THE STATEMENT OF POLICIES AND



                          PROCEDURES ON INSIDER TRADING



                                 JANUARY 1, 2000









                                    page 19
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                                                   Fidelity Internal Information



                      STATEMENT OF POLICIES AND PROCEDURES
                  WITH RESPECT TO THE FLOW AND USE OF MATERIAL
                         NONPUBLIC (INSIDE) INFORMATION

INTRODUCTION

The Fidelity Companies' reputation for integrity and high ethical standards in the conduct of their affairs is of paramount importance to all of us. To preserve this reputation, it is essential that all transactions in securities be effected in conformity with applicable securities laws. In particular, it has been the Fidelity Companies' long-standing policy that no employee should knowingly trade in securities on the basis of material, nonpublic information. This is sometimes referred to as "insider trading".

For many years, the Fidelity Companies have operated under a written Code of Ethics. The Code prohibits trading by employees and their family members which is in conflict with trading by the Funds. It establishes a broad range of restrictions and trading procedures for employees who have access to information relating to fund or account investment activity. This Statement of Policies and Procedures (the "Statement") is issued in response to legislative and regulatory initiatives and activities, and constitutes a written supplement to the principles of the Code of Ethics.

In November, 1988, the Insider Trading and Securities Fraud Enforcement Act of 1988 ("the Act") was enacted into law. The Act is designed to add to the enforcement of securities laws, particularly in the area of insider trading, by imposing severe penalties on persons who violate the laws by trading on material, nonpublic information. The Act also imposes on broker-dealers and investment advisers the explicit obligation to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of inside information. In addition, in recent years insider trading has become a top enforcement priority of the SEC and the United States Attorneys. As a result of insider trading violations, both the firm and the employee(s) involved could be subject to disciplinary action or fines by the SEC, damage actions brought by private parties and criminal prosecutions.

PURPOSE OF STATEMENT

The purpose of this statement is to explain: (1) the general legal prohibitions regarding insider trading; (2) the meaning of the key concepts underlying the prohibition; (3) the sanctions for insider trading and expanded liability for controlling persons; (4) your obligations in the event you learn of material, nonpublic information; and (5) Fidelity's educational program regarding insider trading.

APPLICABILITY

This Statement applies to all officers, directors and employees of all Fidelity Companies, and any that may be formed in the future. In addition, this statement applies to employees seconded to Fidelity Management & Research Company (FMR) or Fidelity Management Trust Company (FMTC) from Fidelity International Limited
(FIL).

I.       THE BASIC INSIDER TRADING PROHIBITION

         The Act does not define insider trading. However, in general, the "insider trading" doctrine under federal securities laws prohibits any person (including investment advisers) from knowingly or recklessly breaching a duty owed by that person:

         -     trading while in possession of material, nonpublic information;

         -     communicating ("tipping") such information to others;





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                                                   Fidelity Internal Information



         - recommending the purchase or sale of securities on the basis of such information; or

         - providing substantial assistance to someone who is engaged in any of the above activities.

         In addition, an SEC rule prohibits an individual from trading while in possession of material, nonpublic information relating to a tender offer, whether or not trading involves a breach of duty, except for a firm acting in compliance with Chinese Wall procedures. See Section IV.
         B. below.

         NO FIDUCIARY DUTY TO USE INSIDE INFORMATION. Although various Fidelity Companies, including FMR and FMTC, have a fiduciary relationship with their clients, they have no legal obligation to trade or recommend trading on the basis of information their employees know to be "inside" information. In fact, such conduct could violate the federal securities laws.

         NO BROKERAGE ALLOCATION FOR INSIDE INFORMATION. Although the Fidelity Companies have adopted policies which permit consideration of the receipt of research and brokerage services in selecting brokers to execute client portfolio transactions, it is the policy of the firm not to allocate brokerage in consideration of receipt of "inside" information.

II.      BASIC CONCEPTS

         As noted the Act did not specifically define insider trading. However, federal law prohibits knowingly or recklessly purchasing or selling directly or indirectly a security while in possession of material, nonpublic information or communicating ("tipping") such information in connection with a purchase or sale. Under current case law, the Securities and Exchange Commission ("SEC") must establish that the person misusing the information has breached either a fiduciary duty to the shareholders or some other duty not to misappropriate insider information.

         Thus, the key aspects of insider trading are: (A) materiality, (B) nonpublic information, (C) knowing or reckless action and (D) breach of fiduciary duty or misappropriation. Each aspect is briefly discussed below.

         A. MATERIALITY. Insider trading restrictions arise only when information that is used for trading, recommending or tipping is "material." Information is considered "material" if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or if it could reasonably be expected to affect the price of a company's securities. It need not be so important that it would have changed the investor's decision to buy or sell. On the other hand, not every tidbit of information about a security is material. The courts have held that information that merely tests "the meaning of public information" or that fills in the mosaic of various pieces of research analysis is not material.

         B. NONPUBLIC INFORMATION. Information is considered public if it has been disseminated in a manner making it available to investors generally (e.g., national business and financial news wire services, such as Dow Jones and Reuters; national news services, such as Associated Press, New York Times or Wall Street Journal; broad tapes; SEC reports; brokerage firm reports). Just as an investor is permitted to trade on the basis of nonpublic information that is not material, he or she may also trade on the basis of information that is public.

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                                                   Fidelity Internal Information


                  However, information given by a company director to an acquaintance of an impending takeover prior to that information being made public would be considered both "material" and "nonpublic." Trading by either the director or the acquaintance prior to the information being made public would violate the federal securities laws.

         C. KNOWING. Under the federal securities laws, a violation of the insider trading limitations requires that the individual act with "scienter" -- with knowledge that his or her conduct may violate these limitations or in a reckless manner. Recklessness involves acting in a manner which ignores circumstances which a reasonable person would conclude would result in a violation of insider trading limitations.

         D. FIDUCIARY DUTY. The general tenor of recent court decisions is that insider trading does not violate the federal securities laws if the trading, recommending or tipping of the insider information does not result in a breach of duty. Over the last decade, the SEC has brought cases against accountants, lawyers and stockbrokers because of their participation in a breach of an insider's fiduciary duty to the corporation and its shareholders. The SEC has also brought cases against noncorporate employees who misappropriated information about a corporation and thereby allegedly violated their duties to their employers. Consequently, the situations in which a person can trade on the basis of material, nonpublic information without raising a question whether a duty has been breached are so rare, complex and uncertain that the only prudent course is not to trade, tip or recommend based on inside information. In addition, trading by an individual while in possession of material, nonpublic information relating to a tender offer is illegal irrespective of whether such conduct breaches a fiduciary duty of such individual. Set forth below are several situations where courts have held that such trading involves a breach of fiduciary duty or is otherwise illegal.

                  CORPORATE INSIDER. In the context of interviews or other contact with corporate management, the Supreme Court held that an investment analyst who obtained material, nonpublic information about a corporation from a corporate insider does not violate insider trading restrictions in the use of such information unless the insider disclosed the information for "personal gain." However, personal gain may be defined broadly to include not only a pecuniary benefit, but also a reputational benefit or a gift. Moreover, selective disclosure of material, nonpublic information to an analyst might be viewed as a gift.

                  TIPPING INFORMATION. The Act includes a technical amendment clarifying that tippers can be sued as primary violators of insider trading prohibitions, and not merely as aidors and abettors of a tippee's violation. In enacting this amendment, Congress intended to make clear that tippers cannot avoid liability by misleading their tippees about whether the information conveyed was nonpublic or whether its disclosure breached a duty. However, Congress recognized the crucial role of securities analysts in the smooth functioning of the markets, and emphasized that the new direct liability of tippers was not intended to inhibit "honest communications between corporate officials and securities analysts."

                  CORPORATE OUTSIDER. Additionally, liability could be established when trading occurs based on material, nonpublic information that was stolen or misappropriated from any other person, whether a corporate insider or not. An example of an area where trading on information may give rise to liability, even though from outside the company whose securities are traded, is material,

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                                                   Fidelity Internal Information


                  nonpublic information secured from an attorney or investment banker employed by the company.

                  TENDER OFFERS. The SEC has adopted a rule specifically prohibiting trading while in possession of material information about a prospective tender offer before it is publicly announced. This rule also prohibits trading while in possession of material information during a tender offer which a person knows or has reason to know is not yet public. Under the rule, there is no need for the SEC to prove a breach of duty. Furthermore, in the SEC's view, there is no need to prove that the nonpublic, material information was actively used in connection with trading before or during a tender offer. However, this rule has an exception that allows trading by one part of a securities firm where another part of that firm has material, nonpublic information about a tender offer if certain strict (Chinese Wall) procedures are followed. See
                  Section IV. B. below.

III.     SANCTIONS AND LIABILITIES

         A. SANCTIONS. Insider trading violations may result in severe sanctions being imposed on the individual(s) involved and on Fidelity Companies. These could involve SEC administrative sanctions, such as being barred from employment in the securities industry, SEC suits for disgorgement and civil penalties of, in the aggregate, up to three times profits gained or losses avoided by the trading, private damage suits brought by persons who traded in the market at about the same time as the person who traded on inside information, and criminal prosecution which could result in substantial fines and jail sentences. Even in the absence of legal action, violation of insider trading prohibitions or failure to comply with this Statement and the Code may result in termination of your employment and referral to the appropriate authorities.

         B. CONTROLLING PERSONS. The Act increases the liability of "controlling persons" -- defined to include both an employer and any person with the power to influence or control the activities of another. For purposes of the Act, any individual or firm that is a director or officer exercising policy making responsibility is presumed to be a controlling person. Thus, a controlling person may be liable for another's actions as well as his or her own.

                  A controlling person of an insider trader or tipper may be liable if such person failed to take appropriate steps once such person knew of, or recklessly disregarded the fact that the controlled person was likely to engage in, a violation of the insider trading limitations. The Act does not define the terms, but "reckless" is discussed in the legislative history as a "heedless indifference as to whether circumstances suggesting employee violations actually exist."

                  A controlling person of an insider trader or tipper may also be liable if such person failed to adopt and implement measures reasonably designed to prevent insider trading. This Statement and the Code are designed for this purpose, among others.


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                                                   Fidelity Internal Information


IV.      PROCEDURES TO BE FOLLOWED WHEN RECEIVING INSIDE INFORMATION

         A. GENERAL. Whenever an employee receives what he or she believes may be material, nonpublic information, he or she

                  - should not trade on his or her own behalf or on behalf of a Fund, private proprietary accounts or other accounts in the securities to which the information relates, tip the information to others or recommend purchase or sale of securities while that information remains nonpublic.

                  - should promptly contact the Legal Department and refrain from disclosing the information to anyone else, including persons within the Fidelity organization, unless specifically advised to do so by the Legal Department.

         B. CHINESE WALLS. Employees of the Fidelity Companies may from time to time receive inside information in the normal course of their job related responsibilities. For example, employees of FMR and FMTC in the high yield bond area may be provided with material, nonpublic information on a confidential basis in connection with their potential purchase of high yield bonds to be issued in an acquisition or corporate restructuring. Of course, such employees will be precluded from trading or recommending action with respect to the securities of the target or bidding company. However, it is possible to limit these constraints to such employees by constructing a "Chinese Wall" between them and other Fidelity investment personnel.

                  The following policies and procedures are designed to prevent the flow of material, nonpublic information about a public company from employees with knowledge of such information ("Confidential Employees") to others involved in the Fidelity Companies' investment and investment management activities. In most instances, following these policies and procedures will permit these other investment personnel to continue trading and recommending the company's securities.

                  1. ACKNOWLEDGMENT LETTERS. Before receiving material, nonpublic information about a company in connection with a prospective tender offer or other event, every Confidential Employee will be required to submit to the General Counsel of FMR Corp. or FMR a letter acknowledging their responsibilities and the limitations on their activities regarding the subject company(ies).

                  2. ORAL AND WRITTEN COMMUNICATIONS. Confidential Employees receiving material, nonpublic information about a company or Confidential Employees receiving nonpublic information about a company in connection with an analytical assignment should not discuss or exchange any such information with any Fidelity employees unless they are also Confidential Employees. For example, this would specifically preclude a high yield bond analyst who is a Confidential Employee from discussing any such information with, or signaling that a company was under review to, any other Fidelity employee (including another member of the high yield bond group) who was not a Confidential Employee.

                  3. ATTENDANCE AT MEETINGS. Attendance at any meetings at which such material, nonpublic information is to be discussed, and dissemination of the notes from such meetings, shall be limited to Confidential Employees.

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                                                   Fidelity Internal Information

4. ACCESS TO FILES. Access to files containing any material, nonpublic information provided to Confidential Employees shall be prohibited to any investment management personnel and any other employee except another Confidential Employee.

         C.       COMPLIANCE

                  1. TRADE REPORTING. All Fidelity employees are required to report all personal and beneficially owned securities transactions to the Ethics Office. The Ethics Office regularly reviews these personal transactions relative to the securities trades of the Funds, and may undertake a special review if deemed necessary or appropriate, if the Ethics Office has reason to believe that any Fidelity employee has engaged, is engaged or is about to engage in insider trading. The Ethics Office will consult with FMR Corp. Compliance where appropriate.

                  2. TRADING. As required by the Code of Ethics, all securities transactions by employees and accounts of which they are beneficial owner (as defined within the Code of Ethics) must be effected through Fidelity Brokerage Services, Inc. unless special permission is granted in writing by the Ethics Office to utilize another broker-dealer. If another broker-dealer is used, duplicate confirmations and account statements must be provided to the Ethics Office. In addition, trades effected by Access Persons, Investment Professionals and Senior Executives must be effected in accordance with the procedures for clearance of personal securities transactions as outlined in the Code of Ethics.

                  3. REPORTING TO THE LEGAL DEPARTMENT. Whenever an employee receives what he or she believes to be material, nonpublic information about a security or becomes aware that such information has been utilized by another employee in the purchase or sale of a security, he or she shall immediately notify the General Counsel of FMR Corp. or FMR. "Immediately" means as soon as humanly practical. Employees are expected to bring this information immediately to the attention of the General Counsel of FMR Corp. or FMR and refrain from disclosing the information to anyone else, including persons within the Fidelity organization, unless specifically advised to do so by such General Counsel.

                  4. CONTACTS. All Fidelity employees must consult with the Legal Department before communicating (orally or in writing) with the SEC or any other regulatory agency about insider trading or related matters. Similarly, all Fidelity employees must consult with the Public Relations Department before communicating (orally or in writing) with any representative of the newspapers or other mass media on insider trading or related matters.

V.       EMPLOYEE EDUCATION

         To ensure that every employee of FMR and FMTC understands the firm's policies and procedures with respect to insider trading, the following will occur:

         A. INITIAL REVIEW FOR NEW EMPLOYEES. All new employees will be given a copy of this Statement along with the Code of Ethics at the time of their employment and will be required to read and sign each. A representative of Fidelity will review the Statement with each new research analyst, portfolio manager and trader at the time of his or her employment.


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                                                   Fidelity Internal Information


         B. ANNUAL REVIEW WITH INVESTMENT PROFESSIONALS. A representative of the Ethics Office will review this Statement and the Code of Ethics at least annually with all research analysts, portfolio managers, traders and other investment personnel.

         C. ANNUAL CERTIFICATION. Fidelity employees may be required by Fidelity management to certify compliance with this statement in writing on at least an annual basis.


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                                                   Fidelity Internal Information






                              FIDELITY INVESTMENTS'

                             PERSONAL CONDUCT RULES






                                 JANUARY 1, 2000







                                    page 27
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                                                   Fidelity Internal Information


                             PERSONAL CONDUCT RULES



             FOR BROKER-DEALER EMPLOYEES AND REGISTERED PERSONS ONLY

CORPORATE COMPLIANCE OVERSEES COMPLIANCE FOR FIDELITY'S BROKER-DEALERS, TRANSFER AGENTS AND RETAIL INVESTMENT ADVISORS, AND ISSUES THE PERSONAL CONDUCT RULES.

Fidelity is committed to delivering products and services to its customers in accordance with the highest standards of integrity. In furtherance of that goal, Corporate Compliance has implemented the Personal Conduct Rules. The contents of the Personal Conduct Rules are driven by regulatory rules (of the Securities and Exchange Commission, New York Stock Exchange, and National Association of Securities Dealers, Inc.) pertaining to the personal conduct of broker-dealer employees, and by Fidelity policies designed to create a work environment that avoids violations of rules, and the appearance of violations of rules, conflicts of interest and impropriety. For broker-dealer employees and registered persons only (hereinafter referred to as "employees"), acknowledgment of this distribution will constitute acknowledgment of receipt and review of these Personal Conduct Rules. Violation by an employee of any of these rules may result in disciplinary action up to and including termination of employment with Fidelity.

THE ETHICS OFFICE OVERSEES COMPLIANCE FOR THE FUND COMPANIES AND ISSUES THE CODE OF ETHICS FOR PERSONAL INVESTING AND THE INSIDER TRADING POLICY STATEMENT.

Although Corporate Compliance will monitor for compliance with the Personal Conduct Rules, as with any initiative relating to personal conduct, successful compliance depends on self-implementation by conscientious employees dedicated to maintaining the highest standards of personal responsibility and professional conduct. Employees with questions regarding the Personal Conduct Rules should contact their manager or Corporate Compliance Advisor.

EXTERNAL BROKERAGE ACCOUNT STATEMENTS MUST BE FORWARDED TO:

CORPORATE COMPLIANCE DEPT.
ATTN: SURVEILLANCE, 82 DEVONSHIRE STREET, G12A, BOSTON, MA 02109-3614

1.       EMPLOYEE AND FAMILY BROKERAGE ACCOUNTS MUST BE DISCLOSED

         In accordance with the Fidelity Code of Ethics, the brokerage accounts of employees and "immediate family" (as defined in the appendix to the Code of Ethics) members must be disclosed to the Fidelity Ethics Office and generally must be maintained by FBSI. Employee and immediate family member brokerage accounts will be reviewed by Corporate Compliance and the employee's manager or a person designated by the employee's company. Employee and immediate family member commodities accounts must also be disclosed and reviewed, but cannot be maintained at FBSI (FBSI does not carry commodities accounts). Employees are responsible for furnishing Corporate Compliance with their external account statements immediately after they begin employment with Fidelity.

         Employees are prohibited from:

- Sharing in the profits or losses of any brokerage account not disclosed to the Fidelity Ethics Office and in which the employee is


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                                                   Fidelity Internal Information


         not an accountholder (such as the account of a customer, relative or friend), or mutual fund or commodities account in which the employee is not an accountholder.

         -        Using fictitious or nominee accounts.

THE EMPLOYEE TRADING GATE NUMBER IS:

800-343-2428

2. TRADING ACTIVITY MUST BE CONDUCTED THROUGH FIDELITY AUTOMATED BROKERAGE SERVICES OR THE EMPLOYEE TRADING GATE

         Employees must use Fidelity's automated services, or, if necessary, the Employee Trading Gate, for all FBSI brokerage transactions. Employees must use the Employee Trading Gate for all trade-related adjustments to their brokerage or mutual fund accounts.

         Employees are prohibited from:

         - Having commissions adjusted on personal or immediate family member trades without authorization from the employee's manager and Corporate Compliance

         - Entering trades or adjustments, or performing maintenance (such as address changes and dividend instructions), on their accounts or the accounts of their immediate family members

         - Transferring or journaling securities and/or funds between their accounts and other accounts

         - Violating any of the provisions of the customer agreement that they sign to open their accounts

         General inquiries and maintenance requests do not have to go through Fidelity's automated services or the Employee Trading Gate.


ADDITIONAL TRADING RESTRICTIONS SUCH AS INSIDER TRADING, EXCESSIVE TRADING, SHORT SALES AND PURCHASING PUTS AND SELLING CALLS ARE LISTED IN THE CODE OF ETHICS.

3.       EMPLOYEES MUST NOT MAKE TRADES THAT VIOLATE REGULATIONS OR FIDELITY
         POLICY

         Employees are prohibited from the following trading activities:

         - Trading ahead of (frontrunning), immediately after (tailgating), or in tandem with, orders of customers or other Fidelity employees

         - Purchasing an initial public offering (IPO) for themselves or an immediate family member

         - Placing orders for opening positions of 51 or more option contracts on one side of the market for one security without the prior approval of the employee's manager

         - Placing orders for opening positions in the employee's brokerage account for $75,000 or more without the prior approval of the employee's manager

         - Contacting other broker-dealers to prearrange trades for their accounts

         - Entering into cross transactions between the employee's account and any other account without obtaining prior approval from the employee's manager and Corporate Compliance; for example, if a


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                                                   Fidelity Internal Information


                  customer is selling a bond, the employee may not buy it for his/her own account, without the appropriate approvals

         - Entering into any purchase or sale of any security, option or commodity which would be in violation of federal and/or state securities laws or the rules and regulations of the various exchanges, markets or other regulatory agencies

         Additional trading prohibitions are listed in the Code of Ethics and Fidelity Insider Trading Policy, which are attached to this distribution.

THE CODE OF ETHICS LISTS ADDITIONAL TRADING RESTRICTIONS FOR INVESTMENT PROFESSIONALS, SENIOR FIDELITY OFFICIALS AND ACCESS PERSONS.

4. EMPLOYEES MUST PAY IN FULL FOR SECURITIES AND MAY NOT USE LOANS TO MAKE THEIR PURCHASE

         - Employees must pay for all their securities purchases, and deliver securities for securities sales, on a timely basis - employees will not be granted payment extensions in their accounts

         - Employees may not buy and then sell the same security without paying for the purchase in full by the settlement date of the purchase (otherwise known as "freeriding")

         - Employees may not purchase a security, and instead of paying for it in full, sell another security (other than a money market account) after the trade date of the purchase and apply the proceeds to the purchase, unless both trades settle on the same day

         - Employees are prohibited from obtaining loans or credit (other than through a margin account) from banks or other lenders for the purpose of buying securities

APPROVAL IS NOT NECESSARY FROM CORPORATE COMPLIANCE OR THE EMPLOYEE'S MANAGER FOR AN EMPLOYEE TO ACT AS CUSTODIAN FOR UTMA/UGMA ACCOUNTS FOR A RELATED CHILD.

5.       OBTAINING DISCRETIONARY AUTHORITY OVER A CUSTOMER ACCOUNT IS PROHIBITED

         Fidelity policy states that, generally, no employee may exercise discretionary authorization over a brokerage or mutual fund account in which he or she has no beneficial interest. Under limited circumstances, employees may, however, be granted trading authorization over brokerage accounts - but not mutual fund accounts - of an incapacitated immediate family member or relative. Employees seeking trading authorization over a brokerage account must complete and submit the Request for Approval of Trading Authorization form (Exhibit I) and receive prior written approval from their manager and Corporate Compliance. Additional documentation may be required. If permission to exercise trading authorization is granted, all trades entered pursuant to such authorization must be conducted in accordance with all provisions of the Personal Conduct Rules and the Code of Ethics. In addition, such trades must be conducted through the Employee Trading Gate - not through Fidelity's Automated Services - and will be reviewed by the employee's manager.

         Acting as custodian for UTMA/UGMA accounts for a related child, or as trustee for a personal, immediate family, or parent's trust account

                                                   Fidelity Internal Information


         does not require approval.

WRITTEN APPROVAL IS REQUIRED PRIOR TO ENGAGING IN A PRIVATE SECURITIES
TRANSACTION

6.       PRIOR WRITTEN APPROVAL IS REQUIRED FOR PRIVATE SECURITIES TRANSACTIONS

         Employees must request in writing and receive written approval from their manager and Corporate Compliance before they offer, buy, sell, create, transfer, exchange or in any way participate (e.g., as an agent) in a private securities transaction. A "private securities transaction" is a securities transaction made outside the regular course or scope of employment and/or not made through a Fidelity or authorized external account. Examples are transactions in:

         - Securities of privately held companies (except in FMR shares or other FMR instruments)

         -        Private placements

         -        Non-publicly traded limited partnerships

         - Securities between two parties without the use of a broker-dealer intermediary

         -        Certain securities not registered with the SEC

         Employees requesting approval must complete and submit the Request for Approval of Private Securities Transaction form (Exhibit J). Approval will generally be denied to employees requesting to act as a securities solicitor or broker for a person or entity not affiliated with Fidelity.

         Transactions between an employee and an immediate family member do not require approval unless the employee receives compensation.

MANAGERS AND CORPORATE COMPLIANCE WILL DETERMINE WHETHER EMPLOYMENT OUTSIDE OF FIDELITY PRESENTS A POSSIBLE CONFLICT OF INTEREST OR APPEARANCE OF IMPROPRIETY.

7.       CERTAIN OUTSIDE ACTIVITIES MAY PRESENT CONFLICTS OF INTEREST

         Engaging in certain activities which are outside the scope or regular course of employment at Fidelity may require pre-approval or be prohibited. For example, the following activities require prior approval:

         -        Employment outside of Fidelity

         -        Running for political office

         -        Raising money for a business venture

         -        Certain speaking engagements and writing activities

         -        Acting as a trustee for compensation

         Other activities are prohibited, such as lending or loaning money to a customer, and giving any gift or remuneration to anyone for referring securities business. Employees should consult with their manager prior to engaging in any activity or affiliation that could present a conflict of interest or which could interfere with an employee's ability to effectively perform his/her job. Fidelity's "Outside Activities and Affiliations" policy and "Publications, Speeches and Endorsements" policy specify activities that require prior approval. Employees may obtain an approval request form from the HR Web at

                                                   Fidelity Internal Information


         http://mgs.fmr.com/hr/polproc.

FIDELITY'S "OUTSIDE ACTIVITIES AND AFFILIATIONS", "PUBLICATIONS, SPEECHES AND ENDORSEMENTS", AND "GIFTS AND GRATUITIES" POLICIES ARE AVAILABLE ON THE HR WEB.


8.       CERTAIN GIFTS RECEIVED OR GIVEN BY EMPLOYEES MUST BE REPORTED

         Certain gifts given to or received by employees from prospective or current customers, suppliers or vendors, must be reported to Corporate Compliance. In addition, there are restrictions as to the type and value of gifts that employees may give and receive. For example, Fidelity generally prohibits employees from giving or receiving gifts with a value of more than $100 per calendar year, although certain Fidelity business units have a lower threshold. Fidelity's "Gifts and Gratuities" policy specifies what is considered a reportable gift, as well as the type and value of gifts that may be received. Employees should contact their managers to determine their companies' thresholds.

EMPLOYEES MUST NOTIFY CORPORATE COMPLIANCE IF THEY ARE THE SUBJECT OF CERTAIN LITIGATION, AN ARREST, A BANKRUPTCY, AN UNSATISFIED JUDGMENT OR A DENIED BONDING.

9.       EMPLOYEES MUST REPORT CERTAIN EVENTS TO CORPORATE COMPLIANCE

         The NASD and NYSE require that firms report certain events involving the member firm or its registered persons and employees. In addition, registered persons are required to keep their Forms U-4 current. An employee must contact Corporate Compliance if the employee, or an organization with whom the employee is affiliated, is:

         - The subject of litigation, arbitration, investigation or a proceeding involving investment-related activity or conduct alleged to be dishonest, unfair or unethical

         - Arrested, arraigned, convicted, indicted, or pleads guilty or no contest, in connection with any criminal offense (other than a minor traffic violation)

         -        The subject of a bankruptcy

         -        The subject of an unsatisfied judgment

         -        Denied bonding, or has bonding paid out or revoked

         -        Engaged in employment outside Fidelity

         Corporate Compliance, in consultation with the employee, will make a determination whether the event should be reported to the NASD or NYSE.


FIDELITY'S ELECTRONIC COMMUNICATIONS USAGE POLICY CONTAINS POLICIES REGARDING THE USE OF ELECTRONIC MAIL, THE INTERNET AND THE FIDELITY INTRANET.

10. EMPLOYEES SHOULD BE FAMILIAR WITH OTHER RULES AND RESOURCES PERTAINING TO PERSONAL CONDUCT

         Other resources which specify Fidelity policy concerning activities and/or events within the purview of "personal conduct" include the Fidelity broker-dealer Compliance Manuals. For example, the Compliance Manuals may address Fidelity policy pertaining to:

         -        The circulation of rumors

         -        Personal investment advice and recommendations

                                                   Fidelity Internal Information


         -        Personal correspondence

         -        Contact with regulators and/or the media

         -        Political contributions

         Another critical resource is Fidelity's Electronic Communications Usage Policy, which is available on the HR Web..

QUESTIONS REGARDING THE PERSONAL CONDUCT RULES MAY BE DIRECTED TO THE CORPORATE COMPLIANCE DEPARTMENT AT:

617-563-3149

         In addition, other employee personal conduct responsibilities are addressed in Fidelity's Professional Conduct Policies (which can be accessed on the HR Web), Code of Ethics and Employee Handbook.

         These Personal Conduct Rules are not intended to be all-inclusive. Whenever an employee thinks that an activity which occurs outside the scope or regular course of employment may create an environment or appearance of impropriety or conflict of interest, the employee should discuss the activity with his/her manager and/or Corporate Compliance. Working together for excellence, Fidelity employees and their supervisors and compliance advisors will continue to be the cornerstone of Fidelity's reputation for integrity.

                                    EXHIBITS

















                                 JANUARY 1, 2000

                                                                       Exhibit B
                        REPORT OF SECURITIES TRANSACTIONS

To:
The Ethics Office
82 Devonshire Street, N8A
Boston, MA 02109

 -----------------------------                   -----------------------------
 Date                                            Signature

 ------------------------------                  -----------------------------
 Your Social Security Number                     Please Print Your Name


                      For the Month of ____________, 19____

The following is a record of every transaction which I had, or by reason of which I acquired, any direct or indirect beneficial ownership during the month of _________, 2000 (excluding (1) transactions effected in any account over which I had no direct or indirect influence or control; (2) transactions in mutual fund shares, money market securities, or direct obligations of the United States, or instrumentalities thereof; and (3) transactions previously reported automatically by Fidelity Brokerage Services, Inc., or via duplicate confirmations and statements from an approved external brokerage account):

               TRADE          BUY      # OF       SECURITY NAME     PRICE PER       BROKERAGE       BROKER/
               DATE           OR       UNITS                         UNIT           ACCOUNT #       PRIVATE
                              SELL                                                                  PLACEMENT






            PLEASE FILL IN ALL NECESSARY INFORMATION IN EVERY COLUMN

Note 1: For the transactions which have been marked by me with an asterisk (*), this report shall not be construed as an admission by me that I have acquired any direct or indirect beneficial ownership in the securities involved in the reported transactions. Such transactions are reported solely to meet the standards imposed by the Investment Company Act Release No. 4516.


                        Return to the Ethics Office, N8A

                                                                       Exhibit C

                       PRIVATE PLACEMENT APPROVAL REQUEST
               INVESTMENT PROFESSIONALS AND SENIOR EXECUTIVES ONLY



DATE SUBMITTED:
                ----------------------

--------------------------------------                 -----------------------
Employee Name (please print)                           Social Security Number

Employee Group (check one):

/ /  High Yield  / / Equity   / / Fixed Income  / /  Money Market   / / Trading
/ /  FCM        / / FMTC     / / CORP          / /Other:
                                                          ----------------



1.   Company Name
                    -----------------------------------------------------------

2.   Business Operations Summary
                                    -------------------------------------------

3.   Who contacted you regarding this investment?
                                                   ----------------------------

4.   Which firm employs this individual?
                                         --------------------------------------

5. Does the above individual or firm have a relationship with the Fidelity Funds? If yes, please explain.
                                     ------------------------------------------

6.   What is the individual's relationship to the company?
                                                           ---------------------

7.   What is your relationship to the contact person?
                                                     ---------------------------

8.   What is the total amount of the private placement?
                                                       -------------------------

9.   What is the value of your proposed investment?
                                                       -------------------------

10.  Does this company have publicly traded securities?
                                                       -------------------------

11.  Is this investment suitable for the funds? Yes   / /  No   / /

                  If no, please explain.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


-----------------------------------            / /  Approved   / /  Disapproved
Employee Signature

                                               ---------------------------------

                                                Division Head Signature and Date

                                               -------------------------------

                                               Ethics Office Signature and Date


                        Return to the Ethics Office, N8A

                                                                       Exhibit D


                           SHORT-TERM PROFIT RECOVERY
               INVESTMENT PROFESSIONALS AND SENIOR EXECUTIVES ONLY



         Section VI. C. of the Code of Ethics provides for the surrender of any profit realized by an Investment Professional or Senior Executive on transactions in the same or equivalent security within 60 days. This applies to the purchase and sale (or sale and purchase) of a security within a 60-day period in any beneficially owned account.

         The following are various questions and answers to help you understand this provision. If you have any further questions regarding this provision, you should contact the Ethics Office, at 8-563-5566, internally, or (617)563-5566, externally.

Q.   How is the 60-day period measured?

A. A purchase or sale is ordinarily deemed to occur on trade date. If a purchase is considered to be made on day 0, day 61 is the first day a sale of those securities may be made without regard to the profit recovery rule.

Q. How are profits measured when there is a series of purchases and sales within a 60 calendar day period?

A. A series of purchases and sales will be measured on a first-in, first-out basis until all purchase and sale transactions within a 60-day period are matched. The sum of the profits realized on these paired purchases and sales will be subject to surrender. No reduction will be made for losses.

Q.   Is a short sale of a security considered a sale?

A. Yes, a short sale is considered a sale for all purposes (reporting, pre-clearance and the 60-day profit recovery rule). It is important to keep in mind that when profits are computed under the 60-day rule, the order of the transactions is not relevant in calculating profit; for example, a sale (or short sale) can be matched against a subsequent purchase. Please note that naked short sales are prohibited under the Code of Ethics.

DERIVATIVE TRANSACTIONS

         For the purposes of reporting, pre-clearance and the 60-day profit recovery rule, a transaction in any put or call option (except an option on an exempt security or index) or any future on a security (except a future on an exempt security or index), will be treated as a derivative transaction. For the purposes of this Code, derivative transactions will be divided into two categories: "call equivalent positions" and "put equivalent positions." A "call equivalent position" is treated as a purchase of the underlying security. Conversely, a "put equivalent position" is treated as a sale of the underlying security. Please note that writing or acquiring naked options are prohibited under the Code of Ethics.

Q. Does this mean that if I purchase a security and later hedge it with a put, the two transactions will be matched if they occur within 60 days of each other?

A. Yes, the purchase of the put on the security would be considered a sale and matched with the prior purchase.

Q.   If a call option is exercised, does that constitute a purchase?

A. No. Generally, it is the acquisition of the call that constitutes the purchase transaction for the purpose of the 60-day profit recovery rule. Exercise of the call will not result in a recoverable profit; the purchase will be treated as having occurred as of the date the call option was acquired. For example, the sale of any shares received due to exercise of an

                             The Ethics Office, N8A

                                                                      Exhibit D

     option will be analyzed for profit recovery purposes if there are purchase transactions in such securities within the most recent 60 calendar day period, including the purchase of the call option for such shares.

Q.   If a put option is exercised, does that constitute a sale?

A. No. Generally, it is the acquisition of the put that constitutes the sale transaction. Exercising the put will not result in a recoverable profit; the sale will be treated as having occurred on the date that the put option was acquired.

Q. Am I effectively foreclosed from acquiring an option with a term of 60 days or less?

A. Not necessarily. For example, exercising a call option and receiving the underlying securities will not constitute a sale. Of course, a sale of the securities received or of the option itself will constitute a sale which would be matched against any purchase within 60 days.


                             The Ethics Office, N8A

                                                                       Exhibit E


                      PERSONAL BROKERAGE ACCOUNT DISCLOSURE

              ALL NEW EMPLOYEES MUST COMPLETE WITHIN 7 DAYS OF HIRE



-------------------------------------          --------------------------------
Social Security Number)                       Name (Please Print

                               -------------------------------------
                               Your Manager's Name

- SEND THE COMPLETED FORM TO THE ETHICS OFFICE, N8A WITHIN 7 DAYS OF YOUR DATE OF HIRE.

- DISCLOSE IN THE SPACE PROVIDED BELOW ALL PERSONAL BROKERAGE ACCOUNTS AND BROKERAGE ACCOUNTS IN WHICH YOU HAVE BENEFICIAL OWNERSHIP. (1) INCLUDE ANY BROKERAGE ACCOUNTS CURRENTLY MAINTAINED WITH FIDELITY BROKERAGE SERVICES, INC. (FBSI) AS WELL AS ANY EXTERNALLY HELD BROKERAGE ACCOUNTS.

- COMPLETION OF THIS FORM WILL NOT INITIATE A TRANSFER OF ACCOUNT. PLEASE SEE BELOW FOR INSTRUCTIONS.

I hereby acknowledge that Fidelity requires that I maintain my personal brokerage accounts and any brokerage accounts beneficially owned by me at Fidelity Brokerage Services, Inc. ("FBSI").

I maintain the following personal and beneficially owned brokerage account(s) at this time (including FBSI accounts):

                    (Attach additional sheets if necessary.)
ACCOUNT #                NAME(S) ON ACCOUNT            NAME OF BROKERAGE FIRM




     ATTACH A COPY OF THE MONTHLY STATEMENT FOR ANY EXTERNAL BROKERAGE ACCOUNT. IF YOUR ACCOUNTS ARE MAINTAINED BY FBSI, YOU DO NOT NEED TO ATTACH MONTHLY STATEMENTS.

--------------------------------------------------------------------------------
    ______ PLACE AN "X" HERE IF YOU DO NOT MAINTAIN ANY BROKERAGE ACCOUNTS.
--------------------------------------------------------------------------------



I understand the requirement to transfer accounts to FBSI or to request a waiver2 in order to continue to maintain an account with a firm other than FBSI. I certify that I will comply with this policy.

------------------------------------                     -----------------------
Signature                                                                  Date



To request an EMPLOYEE TRANSFER KIT to transfer brokerage accounts to FBSI, call the Employee Trading Gate at 1-800-343-2428.

--------

(1) Beneficial ownership may exist when you have a direct or indirect ability to
(1) benefit economically or (2) exercise investment control. See the Appendix to the Code of Ethics for more specific details.

(2) For information about requesting a waiver, contact the Ethics Office at 8-563-5566, or via email, "Code of Ethics" mailbox.


                        Return to the Ethics Office, N8A

                                                                       Exhibit F

                          PERSONAL HOLDINGS DISCLOSURE

REQUIRED FROM ALL ACCESS PERSONS, INVESTMENT PROFESSIONALS AND SENIOR EXECUTIVES

Social Security Number:  _______________        Employee Name:  _______________

Badge Number:  ______________________           Manager's Name:  ______________

Internal Phone:  ______________________         Mailzone:  ____________________


I certify to the best of my knowledge that the information on this disclosure includes all information required to be reported pursuant to Section V of the Code of Ethics. Furthermore, I certify that I have provided copies of the most recent statements for all personal and beneficially owned brokerage accounts.

  Employee Signature:  _____________________      Date:  ______________________

          FORMS WILL NOT BE ACCEPTED WITHOUT ALL REQUIRED INFORMATION.

Submission of this form is required of all Access Persons under Rule 17j-1 of the Investment Company Act of 1940. Failure to return this required disclosure within 7 days after your hire date or the date on which you became an "Access Person" will be considered a violation of this Code of Ethics and could result in sanctions as outlined in Section IX of the Code of Ethics.

--------------------------------------------------------------------------------
Section A.  Private Placement Disclosure (Check one.)
--------------------------------------------------------------------------------

1.  / /    I have no private placement investment at this time.

2.  / /    I am listing below all private placements I am currently involved in:

        Date of Investment     $ Amount      Company Name    Is Company Publicly
                                                             Traded?




--------------------------------------------------------------------------------
Section B.  Reportable Securities (Check one.)
--------------------------------------------------------------------------------

1. / / I do not have any personal or beneficially owned holdings in reportable securities. (You may skip Section C. Make sure this form is signed and dated above, then return it to the Ethics Office, N8A.)

2. / / I have personal or beneficially owned reportable securities to disclose. (You must complete Section C.)

--------------------------------------------------------------------------------
Section C.  Disclosure of Reportable Securities
--------------------------------------------------------------------------------

1. / / I have attached the most recent statement for each account in which I hold reportable securities.

        These include, but are not limited to, securities accounts with:

         -     Fidelity Brokerage Services, Inc       -     Other Broker-Dealers

         -     Dividend Re-Investment Programs        -     Bank Accounts

         -     Employee Stock Purchase Plans

     If you have had any reportable securities transactions since the statement date, you must also include a copy of each trade confirmation. Statements need to be current (within 30 days of the date this report is completed). If you do not have a current statement, you will need to list the individual holdings in the table below.

                                                                          (OVER)

                        Return to the Ethics Office, N8A

                                                                    Exhibit F

2. / / For the accounts in which I hold reportable securities and have not attached a statement or for securities that are not held in an account (i.e., stock certificates) I am listing my current holdings below.


                          PERSONAL HOLDINGS DISCLOSURE
   TO BE COMPLETED BY ALL ACCESS PERSONS, INVESTMENT PROFESSIONALS AND SENIOR
                                   EXECUTIVES



               SECURITY NAME      TICKER          # OF SHARES        $ VALUE

                     Attach additional sheets if necessary.

                        Return to the Ethics Office, N8A

                                                                       Exhibit G


                         APPROVED BROKER FOR THE REGION


--------------------------------------------------------------------------------
Employees of any U.S.-based Fidelity Company         Fidelity Brokerage Services, Inc.  (FBSI)

--------------------------------------------------------------------------------

Employees of any Canada-based Fidelity Company       TD Waterhouse (discount)

                                                     TD Evergreen (full service)

--------------------------------------------------------------------------------

FIL Employees                                        UK and Europe - NatWest Stockbrokers, Ltd.,
                                                     Redmayne Bentley Stockbrokers, Banque de
                                                     Luxembourg, Fidelity Brokerage Services, Inc.

                                                     Japan - Nomura Securities, Fidelity Brokerage Services, Inc.

                                                     Southeast Asia/Pacific - WI Carr, Fidelity Brokerage Services, Inc.

                                                     Bermuda - First Bermuda Limited, Fidelity Brokerage Services, Inc.

--------------------------------------------------------------------------------

FISC Ireland Employees                               FEXCo
--------------------------------------------------------------------------------


                             The Ethics Office, N8A

                                                                       Exhibit H

                            PRE-CLEARANCE GUIDELINES

       ACCESS PERSONS, INVESTMENT PROFESSIONALS AND SENIOR EXECUTIVES ONLY



1.       Receive the appropriate approval*

     A. All employees of any U.S. or Canada-based Fidelity Company regardless of location and FIL employees located in the U.S. need to pre-clear using Online Pre-Clearance:

               http://w3iis.fmrco.com/preclear

               Hours: 10:15am - 4pm, EST

               Alternatively, call the pre-clearance desk:

               Equity/Fixed Income: 617-563-6109

               High Yield : 617-563-7882

     B. FIL employees based in FIL regional offices should contact the Pre-Clearance Desk in the nearest FIL office:

               Hours: 10:00am - 4pm, local time

               UK   and Europe: 44-1737-837041, 8-723-7041 internal

               Tokyo: (813) 5470-4871

               Hong Kong: (852) 2848-1752

2.       Keep a record of your pre-clearance confirmation number.

3. If the transaction is approved, contact the approved broker to place your order.

4.       Keep in mind that pre-clearance is good for the day of execution only.







--------------------------

* Pre-clearance is not required for non-reportable securities, currency warrants, rights subscriptions, gifting of securities, automatic dividend reinvestments and options on the following market indexes: S&P 100, S&P Mid Cap 400, S&P 500, Morgan Stanley Consumer, FTSE 100, and Nikkei 225.

                             The Ethics Office, N8A

                                                                       Exhibit I


                  REQUEST FOR APPROVAL OF TRADING AUTHORIZATION
                              CORPORATE COMPLIANCE

This requirement refers to a Fidelity employee's family member granting trading power to the employee. Authorization is not permitted prior to specific approval by Corporate Compliance. You will be notified by Compliance if your request is approved. Please note that Compliance will not consider the request until all forms are received and are in proper order. Call Corporate Compliance if you require assistance completing the form or have any questions.

                              EMPLOYEE INSTRUCTIONS

1.   Complete this form and give it to your manager for review and signature.

2. If your manager approves the request, she/he will forward the request to Corporate Compliance for further review.

3. A copy of the request form will be returned to you and your manager, whether approved or denied.

4.   If the request is denied, an explanation will be provided.

                              MANAGER INSTRUCTIONS

1. Review the form for completeness. If any information is missing, return to the employee to obtain the necessary information.

2. Determined if the activity is limited to immediate family members or relatives, e.g., spouse, children or other relative who is legally incompetent or mentally incapacitated.

3. Ensure that the authorization is limited to trading in the cash account in which margin and options transactions will not be effected.

4.   If you sign the request, you understand that a supervisor will:

     - Approve and document the approval for each discretionary order on the day it is entered.

     - Ensure the order meets the customer's investment objective as noted on the account, and

     - Ensure that the employee does not effect transactions which are excessive in size or frequency in view of the financial resources and character of the customer.

5. If you feel that proper supervision will not be performed, do not approve the request. Return it to the employee explaining why the request is being denied.

6. If the form is complete and you determine that the request is valid, sign and return it to Corporate Compliance for approval.



                           Corporate Compliance, G12A

                                                                 Exhibit I

                  REQUEST FOR APPROVAL OF TRADING AUTHORIZATION

                                  Please Print

EMPLOYEE NAME:       ____________________________    INTERNAL PHONE #:  _______

SOCIAL SECURITY #:    __________________________     EXTERNAL PHONE #:  _______

FIDELITY COMPANY:    __________________________     MAIL ZONE:  _______________

ACCOUNT NUMBER FOR WHICH AUTHORIZATION IS REQUESTED:
_______________________________________________________________________________

NAME OF INDIVIDUAL(S) ON THE ACCOUNT:__________________________________________
RELATIONSHIP:
_______________________________________________________________________________

REASON OR BASIS FOR REQUEST, E.G., LEGALLY INCOMPETENT OR MENTAL HANDICAP, ETC. PLEASE ATTACH SUPPORTING DOCUMENTATION OR PROOF. PROOF MAY BE REQUESTED. ATTACH ANY ADDITIONAL INFORMATION.

_______________________________________________________________________________
________________________________________________________________________________

IF THIS REQUEST IS APPROVED, I UNDERSTAND I MUST DO THE FOLLOWING:

     -    PLACE ALL TRADES THROUGH THE EMPLOYEE TRADING GATE.

     - INFORM THE TRADING GATE THAT THE ORDER IS BEING ENTERED PURSUANT TO LIMITED TRADING AUTHORIZATION

     - EFFECT TRANSACTIONS IN THE CASH ACCOUNT ONLY AND NOT PLACE OPTION ORDERS OR TRADE ON MARGIN.

     - ENTER TRANSACTIONS WHICH ARE SUITABLE AND NOT EXCESSIVE IN SIZE, FREQUENCY OR NATURE RELATIVE TO THE CUSTOMER'S OBJECTIVES AND MEANS.

EMPLOYEE SIGNATURE:_____________________________  DATE ________________________

                                MANAGER APPROVAL
BY APPROVING THIS REQUEST, I UNDERSTAND THAT A SUPERVISOR WILL:

     - APPROVE AND DOCUMENT THE APPROVAL FOR EACH DISCRETIONARY ORDER ON THE DAY IT IS ENTERED.

     -    ENSURE THE ORDER MEETS THE CUSTOMER'S INVESTMENT OBJECTIVE.

     - ENSURE THAT THE EMPLOYEE DOES NOT ENTER INTO TRANSACTIONS THAT ARE EXCESSIVE IN SIZE OR FREQUENCY IN VIEW OF THE FINANCIAL RESOURCES AND CHARACTER OF THE CUSTOMER.

MANAGER NAME:
___________________      _____________________    _____________      __________
PLEASE PRINT             SIGNATURE                    MAIL ZONE       DATE

MANAGER PHONE:
_________________________________                      ________________________
INTERNAL                                               EXTERNAL

_____________________________________________________       ___________________
COMPLIANCE APPROVAL                                         DATE



                      Return to Corporate Compliance, G12A

                                                                       Exhibit J


             REQUEST FOR APPROVAL OF PRIVATE SECURITIES TRANSACTION
                              CORPORATE COMPLIANCE

This requirement refers to transactions outside the regular course, or scope, of employment with Fidelity Investments, including but not limited to new offerings of securities not registered with the SEC, limited partnerships, private placements and transactions in privately held securities, with or without compensation. It does not apply to transactions involving immediate family members, nor does it apply to personal transactions in investment company and variable annuity securities, FMR shares and subordinated debentures, or to transactions in brokerage accounts that you have previously disclosed to Corporate Compliance.

                              EMPLOYEE INSTRUCTIONS

     1. Complete this form and give it to your manager for review and signature.

     2. If your manager approves the request, she/he will forward the request to Corporate Compliance for further review.

     3. A copy of the requested form will be returned to you and your manager, whether approved or denied.

     4.   If the request is denied, an explanation will be provided.

                              MANAGER INSTRUCTIONS

     1. Review the form for completeness. If any information is missing, return to the employee to obtain the necessary information.

     2. As the employee's manager you are in the best position to know how this proposed transaction could affect the employee's obligation to Fidelity and its customers. If you believe this transaction could adversely affect that relationship, do not sign the form. Return it to the employee.

     3. If the form is complete, sign and date the request and send it to Corporate Compliance for approval.





                           Corporate Compliance, G12A

                                                                    Exhibit J

             REQUEST FOR APPROVAL OF PRIVATE SECURITIES TRANSACTION
                                  Please Print

EMPLOYEE NAME: ___________________________         INTERNAL PHONE #:___________

SOCIAL SECURITY #:__________________________       EXTERNAL PHONE #: __________

FIDELITY COMPANY:__________________________       MAIL ZONE:  _________________

Please describe in detail (please list buyer/seller) the nature of the proposed private securities transaction and your involvement in the events: (attach any supporting documents describing the transaction)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________-

WILL YOU BE COMPENSATED?  YES______      NO______

IF YES, PROVIDE DETAILS (INCLUDE SPECIFIC AMOUNT):

_______________________________________________________________________________

ANY POSSIBLE CONFLICT OF INTEREST WITH FIDELITY AND ITS RELATED BUSINESSES? YES______ NO______

IF YES, PLEASE DESCRIBE:
_______________________________________________________________________________

_______________________________________________________________________________

COULD THIS PRIVATE SECURITIES TRANSACTION INVOLVE ANY CUSTOMERS OR VENDORS OF FIDELITY INVESTMENTS? YES______ NO_____

IF YES, PLEASE DESCRIBE:
_______________________________________________________________________________

_______________________________________________________________________________

EMPLOYEE SIGNATURE:_______________________________    __________________________
                                                       DATE

MANAGER  APPROVAL:
______________________     _______________________   _____________     ________
PLEASE PRINT NAME          SIGNATURE                 MAILZONE          DATE:


                             FOR COMPLIANCE USE ONLY

_______________________________________________        _________________________
COMPLIANCE APPROVAL                                    DATE



                      Return to Corporate Compliance, G12A

                                 CODE OF ETHICS
                                       FOR
                        DREYFUS FOUNDERS FUNDS, INC. AND
                          FOUNDERS ASSET MANAGEMENT LLC

                         (AS AMENDED DECEMBER 11, 1999,
                        TO BE EFFECTIVE JANUARY 1, 2000)

                                TABLE OF CONTENTS

                                                                                                          Page

INTRODUCTION............................................................................................    1

   ENTITIES SUBJECT TO THIS CODE OF ETHICS..............................................................    1
   STATEMENT OF GENERAL PRINCIPLES......................................................................    1

SECTION 1:  DEFINITIONS.................................................................................    2

   ACCESS PERSON........................................................................................    2
   AFFILIATE............................................................................................    3
   AFFILIATED PRINCIPAL UNDERWRITER.....................................................................    3
   APPROVAL OFFICER.....................................................................................    3
   BENEFICIAL OWNERSHIP.................................................................................    3
   CLIENT...............................................................................................    4
   CONTROL..............................................................................................    4
   DE MINIMIS TRANSACTION...............................................................................    4
   FOUNDERS EMPLOYEE....................................................................................    4
   INDEPENDENT DIRECTOR.................................................................................    4
   FUND AFFILIATED OFFICER..............................................................................    4
   LEGAL DEPARTMENT.....................................................................................    4
   PREMIER CODE OF ETHICS...............................................................................    5
   PURCHASE OR SALE OF A SECURITY.......................................................................    4
   RESTRICTED SECURITIES................................................................................    5
   SECURITY.............................................................................................    5
   A SECURITY IS BEING CONSIDERED FOR PURCHASE OR SALE..................................................    5
   A SECURITY IS BEING PURCHASED OR SOLD................................................................    5

SECTION 2:  GENERAL POLICY..............................................................................    5


SECTION 3:  PROHIBITED PURCHASES AND SALES..............................................................    6

   GENERAL PROHIBITION..................................................................................    6
   INITIAL PUBLIC OFFERING..............................................................................    6

SECTION 4:  PRE-TRANSACTION APPROVAL....................................................................    6


SECTION 5:  SHORT-TERM TRADING PROFITS..................................................................    8


SECTION 6:  POTENTIAL CONFLICTS OF INTEREST.............................................................    8

   GIFTS................................................................................................    8
   TRIPS................................................................................................    8
   PREFERENTIAL TREATMENT...............................................................................    9
   INVESTMENT ADVICE TO OTHERS..........................................................................    9
   OUTSIDE AFFILIATIONS.................................................................................    9

SECTION 7:  INVESTMENT CLUBS............................................................................    9


SECTION 8:  SERVICE AS A DIRECTOR OF PUBLICLY TRADED COMPANIES..........................................   10


SECTION 9:  BROKER ACCOUNTS AND BROKER CONFIRMATIONS....................................................   10


SECTION 10:  REPORTING REQUIREMENTS.....................................................................   11

         A.   INITIAL REPORT BY NEW ACCESS PERSON.......................................................   11


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Code of Ethics                                                                i

         B.   PERIODIC REPORTS BY ACCESS PERSONS AND FOUNDERS EMPLOYEES.................................   11
         C.   ANNUAL REPORTS BY ACCESS PERSONS..........................................................   12
         D.   MONITORING OF PERIODIC AND ANNUAL REPORTS BY LEGAL DEPARTMENT.............................   13
         E.   WRITTEN CERTIFICATION.....................................................................   13
         F.   LEGAL DEPARTMENT REPORT...................................................................   13

SECTION 11:  EXEMPTIONS.................................................................................   14

         A.   EXEMPT TRANSACTIONS.......................................................................   14
         B.   INDEPENDENT DIRECTOR AND FUND AFFILIATED OFFICER EXEMPTIONS...............................   15

SECTION 12:  DISSEMINATION, CORPORATE RECORD RETENTION, DISCLOSURE, AND CONFIDENTIALITY.................   15


SECTION 13:  PERSONAL RECORD RETENTION..................................................................   16


SECTION 14:  MATERIAL INSIDE (NON-PUBLIC) INFORMATION...................................................   17


SECTION 15:  VIOLATIONS.................................................................................   17


SECTION 16:  REVIEW 19


APPENDIX 1:  LIST OF ACCESS PERSONS AND APPROVAL OFFICERS...............................................   20


APPENDIX 2:  PORTION OF RULE 16A-1 OF SECURITIES EXCHANGE ACT OF 1934 AND PORTIONS OF SECTION 2.(A) OF
                    THE INVESTMENT COMPANY ACT OF 1940..................................................   21


APPENDIX 3:  POLICY STATEMENT ON INSIDER TRADING........................................................   26


ADDENDUM................................................................................................   31

EXHIBIT A:          Request for Approval of Security Transaction in Personal
                    Account

EXHIBIT B:          Notification of Intention to Engage in De Minimis
                    Transaction

EXHIBIT C:          Approval Form for Trips Where a Portion of the Cost is Paid
                    by a Third Party

EXHIBIT D:          Approval Form for Outside Employment or Business Activity

EXHIBIT E:          Notification of Possible Security Transaction by Investment
                    Club or Similar Entity

EXHIBIT F:          Initial Report Form

EXHIBIT G:          Report of Occurrence of Securities Transactions and
                    Initiation of Brokerage Accounts Within Last Calendar
                    Quarter

EXHIBIT H:          Report of Securities Ownership/Report of Establishment of
                    Brokerage Accounts

EXHIBIT I:          Compliance Certification


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ii                                                               Code of Ethics

                                  INTRODUCTION


Entities Subject to This Code of Ethics.

         Dreyfus Founders Funds, Inc. (which, collectively with each of its series portfolios, is hereinafter referred to as the "Fund") is an open-end, diversified, externally managed investment company registered under the Investment Company Act of 1940 (the "Act").

         Founders Asset Management LLC ("Founders") serves as the external investment manager of the Fund pursuant to an investment advisory agreement with each series portfolio ("Portfolio" or collectively, "Portfolios") of the Fund. Founders is an investment adviser registered under the Investment Advisers Act of 1940 (the "Advisers Act").

         Premier Mutual Fund Services, Inc. currently serves as the principal underwriter of the Fund ("Premier"). For the purposes of this Code of Ethics, Premier is an affiliated principal underwriter since officers of Premier also serve as officers of the Fund. Premier, which has adopted its own code of ethics, is subject only to certain reporting and certification provisions of this Code of Ethics.

Statement of General Principles.

         The directors ("directors"), officers, employees, and other access persons of the Fund ("Access Persons," as defined in Section 1 of this Code of Ethics) and the directors, officers, and employees of Founders ("Founders Employees," as hereinafter more specifically defined) are cognizant of and committed to the performance of their fiduciary duties under general corporate law and as more specifically articulated in the Act and the Advisers Act, including, without limitation, proscriptions against overreaching, self-dealing, insider trading, and conflicts of interests. Moreover, with respect to certain legal matters and ethical questions arising in the course of their deliberations and actions, directors, other Access Persons, and Founders Employees regularly seek the advice of counsel.

         This Code of Ethics is directed to the particular objective of compliance with the provisions of Rule 17j-1 under the Act as such provisions are applicable to Access Persons, of compliance with various provisions of the Advisers Act as such provisions are applicable to Founders Employees, and to the prevention of engagement in any personal securities transactions by Access Persons and Founders Employees which might conflict with or adversely affect the interests and welfare of the Fund and its shareholders and, with respect to Founders Employees, of other clients of Founders ("Clients," as defined in Section 1 of this Code of Ethics).

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Code of Ethics                                                                1

         The general principles and procedures which guide the activities of all Access Persons and Founders Employees are augmented by this Code of Ethics, which is based upon the fundamental recognition that Access Persons have a fiduciary relationship with the Fund and its shareholders and Founders Employees may have such a relationship with other Clients, which requires the maintenance by all such individuals of the highest standards of integrity and conduct.

         Access Persons must at all times recognize, respect, and act in the best interests of the shareholders of the Fund, and Founders Employees must so act with respect to the Fund and other Clients. In furtherance of their fiduciary responsibilities, Access Persons and Founders Employees must ensure that they do not take any inappropriate advantage of their positions as directors, officers, employees, or agents of the Fund and of Founders. Access Persons and Founders Employees must avoid any situations which might compromise their exercise of fully independent judgment in the interests of or on behalf of the Fund and its shareholders and other Clients, as applicable.

         Professional and legal responsibilities to the Fund and its shareholders and to other Clients dictate that not only conflicts of interests, but the appearance of conflicts of interests, be avoided. Although compliance by Access Persons and Founders Employees with the provisions of this Code of Ethics is mandatory, codes of ethics cannot define all conflict and potential conflict situations. Therefore, in addition to assuring that one's conduct comports with this Code of Ethics, Access Persons and Founders Employees must avoid engaging in any conduct that may create a conflict of interest or the potential for a conflict of interest. Access Persons and Founders Employees must adhere not only to the letter but also to the spirit of the Code of Ethics and the principles articulated herein.

         All activities of an Access Person and a Founders Employee must be governed by the high fiduciary standard of scrupulous avoidance of serving one's own personal interests ahead of the interests of the Fund and other Clients, as applicable. In one's business activities, one must act in all respects in the best interests of the Fund and its shareholders and of other Clients.


                             SECTION 1: DEFINITIONS

         For the purpose of this Code of Ethics, the following general definitions shall apply:

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2                                                                Code of Ethics

      1. Access Person shall mean:

            a. Any director or officer of the Fund or of Founders; and

            b. Any employee of the Fund or of Founders who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund or a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

            c. Any natural person in a control relationship to the Fund or to Founders who obtains information concerning recommendations made to the Fund or a Client with regard to the purchase or sale of a security.

      Access Person shall not include an employee of the Fund or of Founders who receives no information about current recommendations or trading or an employee who obtains information in a single instance, infrequently or inadvertently.

      2. Affiliate. One is an "Affiliate" of another person or company if he or she:


                  (i) is a partner, director, officer, or employee of such other person or company; or

                  (ii) directly or indirectly owns, controls or holds with power to vote 5% or more of the outstanding voting securities of such company; or

                  (iii) directly or indirectly controls such company.

      3. Affiliated principal underwriter is a principal underwriter which is affiliated with the Fund or its investment adviser, or is a principal underwriter, any officer, director, or general partner of which is an officer, director, or general partner of the Fund or an investment adviser of the Fund. At present, Premier serves as the principal underwriter of the Fund. Premier is an affiliated principal underwriter, since officers of the principal underwriter also serve as officers of the Fund.

      4. Approval Officer means the person(s) designated by the president of Founders to provide certain written approvals required by this Code of Ethics. The Approval Officer(s) is identified on Appendix 1.

      5. Beneficial ownership shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of


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Code of Ethics                                                                3

Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires. A copy of the relevant portions of Rule 16a-1, which defines beneficial ownership in accordance with Section 16, is included on Appendix 2.

      6. Client means an investment advisory client of Founders other than the Fund.

      7. Control shall have the meaning set forth in Section 2(a)(9) of the Act. A copy of Section 2(a)(9) of the Act is included on Appendix 2.

      8. De minimis transaction means a securities transaction for which pre-transaction approval is not required, as more fully described and defined in
Section 4.2 of this Code of Ethics.

      9. Founders Employee means an officer, director, and/or employee of Founders.

      10. Independent Director means a director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Act and who, in connection with his or her normal and regular responsibilities, does not make or participate in decisions with respect to the purchase or sale of a security by the Fund or make any recommendations with respect to such purchases or sales. An independent director is further defined as one who does not normally obtain information regarding the purchase or sale of a security by the Fund within fifteen days before or after the purchase or sale. A copy of
Section 2(a)(19) of the Act is included on Appendix 2.

      11. Fund Affiliated Officer means an officer of the Fund who is not a director, officer, or employee of Founders or any affiliate thereof (other than the officer's being affiliated with Founders as an officer of the Fund) and who, in connection with his or her normal and regular responsibilities, does not make or participate in decisions with respect to the purchase or sale of a security by the Fund or make any recommendations with respect to such purchases or sales. A Fund Affiliated Officer is further defined as one who does not normally obtain information regarding the purchase or sale of a security by the Fund within fifteen days before or after the purchase or sale. A Fund Affiliated Officer may be an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Act.

      12. Legal Department means the Legal Department of Founders of which the general counsel of Founders has supervision. The general counsel shall designate in writing the individual responsible for reviewing Reports pursuant to the provisions of Section 10.D. and shall maintain this written designation.


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4                                                                Code of Ethics

      13. Premier Code of Ethics means the code of ethics promulgated in accordance with Rule 17j-1 of the Act or equivalent document of Premier.

      14. Purchase or sale of a security shall include the writing of an option to purchase or sell the security.

      15. Restricted securities shall include securities which are not readily marketable and securities which cannot be resold or distributed to the public or to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "1933 Act"), without an effective registration statement under the 1933 Act. A security which is not readily marketable is one which, for whatever reason, cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the security is reasonably valued.

      16. Security shall have the meaning set forth in Section 2(a)(36) of the Act, and shall also include related securities, such as rights and convertible instruments, and financial instruments such as options, futures, commodities, and derivative instruments which are related to, but are not the same as, securities that may be held or acquired by the Fund or a Client, and which may not be defined as securities in Section 2(a)(36) of the Act. The term security shall include restricted securities as defined herein. Security shall not include: government securities as defined in Section 2(a)(16) of the Act; high quality short-term debt instruments including, but not limited to, bankers' acceptances, bank certificates of deposit, commercial paper, and repurchase agreements; and shares of registered open-end investment companies. Copies of Sections 2(a)(36) and 2(a)(16) of the Act are included on Appendix 2.

      17. A security is being considered for purchase or sale when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

      18. A security is being purchased or sold when, within the most recent seven-day period, a transaction in such security has been effected for the Fund or a Client, or when a transaction in such security is pending or in progress for the Fund or a Client.


                            SECTION 2: GENERAL POLICY

      Directors and other Access Persons are specifically reminded that it is unlawful for any of them, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by the Fund:


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Code of Ethics                                                                5

      1. To employ any device, scheme or artifice to defraud the Fund;

      2. To make any untrue statement of a material fact to the Fund or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

      3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

      4. To engage in any manipulative practice with respect to the Fund.

      For purposes of this Section 2, a security held or to be acquired by the Fund means any security as defined herein which, within the most recent 15-day period, is or has been held by the Fund or is being or has been considered by the Fund or by Founders for purchase by the Fund.

      These proscriptions apply to Founders Employees not only with respect to the Fund but also with respect to Clients.

      The provisions of this Code of Ethics have been instituted, in part, in an effort to ensure that directors, other Access Persons, and Founders Employees do not, inadvertently or otherwise, violate the proscriptions outlined above.


                    SECTION 3: PROHIBITED PURCHASES AND SALES

General Prohibition.

      Except as provided in Section 11 of this Code of Ethics, no Access Person or Founders Employee shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

      1. Is being considered for purchase or sale by the Fund or, as to Founders Employees, a Client; or

      2. Is being purchased or sold by the Fund or, as to Founders Employees, a Client.


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6                                                                 Code of Ethics

Initial Public Offering.

      Except as provided in Section 11 of this Code of Ethics, no Access Person and no Founders Employee shall purchase, directly or indirectly, any securities which are offered in an initial public offering.


                       SECTION 4: PRE-TRANSACTION APPROVAL

      1. Every Access Person and Founders Employee shall obtain written approval of an Approval Officer prior to effecting any transactions in securities for his or her direct or indirect personal gain or in which he or she may have any beneficial interest. Such prior written approval shall also be required of any such transactions effected by, for, or on behalf of any member of the Access Person's and Founders Employee's household. Written approval shall be obtained by use of the form attached hereto as Exhibit A. Such approval shall be effective for three trading days. The legal department of Founders (the "Legal Department") shall retain the original copies of all completed approval forms.

      2. The pre-transaction approval requirements of this Section 4 shall not apply to "de minimis" transactions, defined as any purchase or sale of a security by an Access Person or Founders Employee who is not also buying or selling the same security for the Fund or a Client, and which:

            a. Is issued by a company with a market capitalization of at least $1 billion and has an average daily trading volume of at least 100,000 shares; and

            b. Involves no more than 100 shares or units, regardless of the dollar amount of the transaction, or any number of shares or units having a value of no more than $5,000.

      If, during any two consecutive calendar quarters, aggregate purchase or sale transactions by the Access Person or Founders Employee in shares or units of the same issuer exceed 300 shares or units or a cumulative value of $15,000, whichever is the last to occur, subsequent transactions in the issuer's securities shall no longer be regarded as "de minimis" transactions. Within three business days of the transaction which causes a limit of 300 shares or units or $15,000 to be exceeded, the Access Person or Founders Employee shall notify the Legal Department of the occurrence of the transaction. Transactions in the applicable issuer's securities during the next 12 months will be subject to the pre-clearance provisions of this Section 4.

      Any Access Person or Founders Employee who desires to engage in a de minimis transaction (subject to the limits set forth in the preceding paragraph)

-------------------------------------------------------------------------------
Code of Ethics                                                                7
shall complete the form attached hereto as Exhibit B prior to each such transaction, and return that form to the Legal Department.

      3. Any Access Person or Founders Employee who has obtained written approval to purchase a restricted security and who has purchased and continues to maintain the security in reliance upon such approval must disclose the investment to his or her Approval Officer in any instance in which the Access Person or Founders Employee is involved in consideration by the Fund or a Client of an investment in the issuer of the restricted security. In any such circumstance, the decision of a Fund or a Client to purchase an investment in the issuer of the restricted security must be reviewed independently by one or more investment personnel of Founders, selected by the Approval Officer, who have no personal interest in the issuer, who must execute written approval of the investment in the issuer prior to the investment's being made.


                      SECTION 5: SHORT-TERM TRADING PROFITS

      Every Access Person or Founders Employee who obtains a profit from a purchase and sale, or a sale and purchase, of the same or equivalent securities in which the individual has a beneficial ownership interest within sixty (60) calendar days shall disgorge such profit, with the profit to be allocated in whole or in part among Portfolios of the Fund as determined equitably by the Fund's board of directors (any portion of the profit not so allocated shall be allocated among Clients as determined by Founders' board of directors); provided, however, that such disgorgement of short-term trading profits shall not apply to "de minimis" transactions as defined in Section 4 of this Code of Ethics or to securities transactions of Access Persons or of Founders Employees under circumstances, determined in the sole discretion of the board of directors of the Fund, in which disgorgement of profits would be inequitable.


                   SECTION 6: POTENTIAL CONFLICTS OF INTEREST

Gifts.

      No Access Person or Founders Employee shall give, seek or accept any gift, favor, or other item of value in excess of $100 to or from any person or entity having a direct or indirect business and/or professional relationship with the Fund or Founders or any affiliated entities of the Fund or Founders. No Access Person or Founders Employee shall participate individually or on behalf of Founders, a Client or the Fund, directly or indirectly, in any transaction involving the payment or receipt of any bribe or kickback, or the payment or receipt of any other amount with an understanding that part or all of such amount will be



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8                                                                Code of Ethics
refunded or delivered to a third party in violation of any law applicable to the transaction.

Trips.

      Any trip to be taken by an Access Person or a Founders Employee must be approved in advance, by use of the form attached hereto as Exhibit C, if any portion of trip related expenses is to be paid by a broker, by a company whose securities are publicly traded, or by any other person or entity with which Founders may have a current or anticipated business relationship.

Preferential Treatment.

      No Access Person or Founders Employee shall give, seek or accept any preferential treatment in dealings with any broker, dealer, portfolio company, financial institution, supplier or any other organization with which Founders transacts business or anticipates transacting business.

Investment Advice to Others.

      Access Persons and Founders Employees are strictly prohibited from acting jointly or individually in an investment advisory capacity for an account other than a Fund or Client.

Outside Affiliations.

      Access Persons and Founders Employees are prohibited from receiving direct or indirect compensation of more than minimal value as a result of services provided to any outside entity or from otherwise engaging in any outside for-profit business activities without first receiving the written approval of the Approval Officer on the form attached hereto as Exhibit D. The Legal Department shall retain copies of all such approvals.


                           SECTION 7: INVESTMENT CLUBS

      Notwithstanding any other provisions of this Code of Ethics to the contrary, family members, such as husband, wife, and other dependent relatives of an Access Person or a Founders Employee may participate in investment clubs or similar investment groups if, and only if, all of the following conditions are present and are adhered to:

            a. The Access Person or Founders Employee does not provide investment advice to the family member or to other club participants with


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Code of Ethics                                                                9
      respect to any security which is being considered for purchase or sale by the Fund or a Client or is being purchased or sold by the Fund or a Client.

            b. The family member immediately notifies the Access Person or Founders Employee when he or she is aware that the investment club has purchased or sold or is considering the purchase or sale of a security.

            c. Upon being notified by the family member in accordance with item
      (b), the Access Person or Founders Employee completes and signs Exhibit E and submits Exhibit E to the Approval Officer for acknowledgment. The Legal Department shall retain copies of all such forms.


      SECTION 8: SERVICE AS A DIRECTOR OF PUBLICLY TRADED COMPANIES

      No Access Person or Founders Employee shall be permitted to serve on the board of directors of a publicly traded company unless prior written authorization has first been obtained from the president of Founders. Approval of such service by the president shall be based upon a determination that the service is consistent with the interests of the Fund and its shareholders and the Clients. In instances in which authorization to serve is granted, the Access Person or Founders Employee serving as a director shall refrain from any direct or indirect involvement in the consideration for purchase or sale and in the purchase or sale by the Fund or a Client (i) of any securities of the company on the board of directors of which the Access Person or the Founders Employee serves as a director, or (ii) of any securities of an affiliate of such company.


      SECTION 9: BROKER ACCOUNTS AND BROKER CONFIRMATIONS

      1. Each Access Person and Founders Employee is required to provide the Legal Department with the name, address, and telephone number of any brokerage firm with which the Access Person or Founders Employee establishes or maintains a brokerage account or in which such Access Person or Founders Employee or any member of such Access Person's or Founders Employee's household has any direct or indirect beneficial ownership, and the account number and registered owner designation of any such account. Such information as to existing brokerage accounts shall be provided upon filing of the initial written certification required of an Access Person and Founders Employee by use of the form attached hereto as Exhibit F. Such information with respect to the establishment of a new brokerage account not previously reported to the Legal Department shall be provided by the Access Person or Founders


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10                                                               Code of Ethics

Employee to the Legal Department within ten days of establishment of the account.

      2. All Access Persons and Founders Employees are required to direct any broker effecting a transaction in any security in which such Access Person or Founders Employee or any member of such Access Person's or Founders Employee's household has any direct or indirect beneficial ownership to provide the Legal Department with duplicate copies of the applicable trade confirmations and periodic account statements.


                       SECTION 10: REPORTING REQUIREMENTS

A. Initial Report by New Access Person.

      Within ten (10) days of the date upon which an individual becomes an Access Person, the new Access Person shall provide the Legal Department with an initial report containing a list of all securities in which such Access Person or any member of such Access Person's household has any direct or indirect beneficial ownership. The list shall include the title and number of shares or interests of each security owned, each security's ticker symbol, if any, the date(s) of purchase of the security, and the price(s) paid for the security. The initial report shall also include all other information required by Rule 17j-1 of the Act. The initial report shall be made by use of a form similar to that attached hereto as Exhibit F.

B. Periodic Reports by Access Persons and Founders Employees.

      1. Except as is otherwise provided in Section 10.B.2., every Access Person and Founders Employee shall report to the Legal Department the information described in paragraph 3 of this Section 10B with respect to transactions in any security in which such Access Person or Founders Employee or any member of such Access Person's or Founders Employee's household has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security. Such report shall be made by use of a form similar to that attached hereto as Exhibit G not later than ten days after the end of the calendar quarter in which the transaction occurred.

      2. An Independent Director shall be exempt from the reporting requirements imposed by Section 10.B.1. and need only report a transaction in a security if such Director, at the time of that transaction knew or, in the ordinary course of fulfilling his official duties as a director of the Fund should have known, that during the 15-day period immediately preceding or after the date of the transaction by the Director, such security was purchased or sold by the Fund or was being considered by the Fund or Founders for purchase or sale by the


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Code of Ethics                                                                11

Fund. Any such transaction should be reported to the Fund's counsel not later than ten (10) days after the end of the calendar quarter in which the transaction occurred.

      3. At the end of each calendar quarter, the Legal Department will provide each Access Person and Founders Employee who effected securities transactions during the quarter with a form similar to that attached as Exhibit G containing
(i) the name of any broker, dealer, or other institution with which an account was established by the individual during the quarter and the date the account was established, and (ii) a list of all securities transactions for which the individual has submitted reports on Exhibits A and B during the quarter and/or for which broker trade confirmations of the individual's securities transactions have been received by the Legal Department during the quarter. The Access Person or Founders Employee is responsible for verifying the accuracy and completeness of the information on the report provided by the Legal Department and for adding
(i) the identity of any broker, dealer, or other institution with which an account was established by the individual during the proceeding quarter which is not included on the report, and (ii) any transaction which was effected during the preceding quarter which is not included on the report. All reports shall contain the following information:

            a. The title of each security involved in the transaction, each security's ticker symbol, if any, the amount of each security purchased or sold, the date of the transaction, and the price at which the transaction was executed;

            b. The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

            c. If the transaction was effected through a brokerage firm, a broker's confirmation of such transaction (unless the Legal Department already has received a copy of the confirmation);

            d. If no brokerage firm was involved in the transaction, an explanation of the circumstances surrounding the transaction and the manner in which the transaction was executed; and

            e. The name of the broker, dealer, or other institution with which an account was established and the date the account was established.

      4. Such reports and, if applicable, accompanying confirmations shall be retained by the Fund's counsel or the Legal Department for a period of at least six years.


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12                                                               Code of Ethics

         5. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

C. Annual Reports by Access Persons.

         On or before February 1 of each calendar year, each Access Person shall provide to the Legal Department a report ("Report") which shall include a list of all securities in which, as of the preceding December 31, the Access Person had any direct or indirect beneficial ownership interest. The list shall contain the title and number of shares or interests of each security owned, the date(s) of purchase of the security, and the price(s) paid for the security. The Report shall also include all additional information required by Rule 17j-1 of the Act. The Report shall be provided by use of a form similar to that attached hereto as Exhibit H.

D. Monitoring of Periodic and Annual Reports by Legal Department.

      1. Upon receipt by the Legal Department of each periodic report provided pursuant to Sections 10.A. and 10.B., the Legal Department will review the report to determine whether the Access Person or Founders Employee may have engaged in possible violations of this Code of Ethics, paying particular attention to trading patterns and activities of the Access Person or Founders Employee which may identify potential infractions of this Code of Ethics.

      2. Upon receipt by the Legal Department of each annual report provided pursuant to Section 10.C., the Legal Department shall prepare a list of all securities shown on the reports and shall compare the list with records of securities purchased or sold by the Fund and by Clients during the prior twelve months. The Legal Department shall determine, based upon such comparison and upon any further review of any Access Person's securities transactions deemed necessary, whether any violations of this Code of Ethics may have occurred.

E. Written Certification.

      On a basis no less frequently than annually, each Independent Director of the Fund shall report to the Fund's counsel, and each other Access Person or Founders Employee shall be required to provide to the Legal Department, a written certification that the Access Person or Founders Employee has read and understands this Code of Ethics and recognizes that he or she is subject to certain terms and provisions thereof. Each Access Person and Founders Employee shall further be required annually to certify in writing that he or she has complied with the requirements of this Code of Ethics and has disclosed or


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Code of Ethics                                                               13
reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code of Ethics. Attached hereto as
Exhibit I is the form to be used by Access Persons, other than Independent Directors, and by Founders Employees to comply with this certification.

F. Legal Department Report.

      On a basis no less frequently than annually, the Legal Department shall prepare and, as to Premier, arrange to receive from an appropriate representative of Premier, a written report ("Report") to the board of directors of the Fund or to a standing committee of the board designated by the Independent Directors to receive such Reports, which shall provide the following information:

            a. A summary of existing procedures concerning investments in securities by all Access Persons and Founders Employees who are required to report their securities transactions to the Legal Department and any changes in such procedures which were implemented in the past six (6) months;

            b. Any issues arising under this Code of Ethics, the Premier Code of Ethics, or under the code of ethics of any investment adviser or affiliated principal underwriter of the Fund, including, but not limited to, material or recurring violations of this Code of Ethics, the Premier Code of Ethics, or any other code of ethics of any investment adviser or affiliated principal underwriter of the Fund committed by any access person or Founders Employee during the period from the most recent prior Report;

            c. Any recommended changes in existing restrictions or procedures to this Code of Ethics or to the Premier Code of Ethics based upon (i) the experience of the Fund, Founders, or Premier under their respective Codes of Ethics, (ii) the experience of any other investment adviser or affiliated principal underwriter of the Fund which may have a separate code of ethics, (iii) evolving industry practices, or (iv) developments in applicable laws or regulations; and

            d. A certification that the Fund, Founders, and Premier, and any other investment adviser or affiliated principal underwriter of the Fund, have adopted such procedures as are reasonably necessary to prevent any access person or Founders' Employee from violating any codes of ethics applicable to the entity.



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14                                                               Code of Ethics

                             SECTION 11: EXEMPTIONS

A. Exempt Transactions.

      The prohibitions of Section 3 of this Code of Ethics and the pre-transaction, short-term trading, and reporting requirements of Sections 4, 5, and 10B of this Code of Ethics shall not apply to:

      1. Purchases or sales of securities effected in any account over which an Access Person or Founders Employee has no direct or indirect influence or control;

      2. Purchases or sales which are non-volitional on the part of an Access Person or a Founders Employee, including transactions in accounts in which complete investment discretion has been delegated to a person or entity not an Access Person or a Founders Employee or a member of such Access Person's or Founders Employee's household;

      3. Purchases which are part of an automatic dividend reinvestment plan;

      4. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

      5. Purchases or sales of securities other than restricted securities which receive the prior approval of the president of Founders or such other senior officer as any such president may designate to grant such approval in his absence, because they are only remotely potentially harmful to the Fund or a Client since they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold, or held by the Fund or a Client.

B. Independent Director and Fund Affiliated Officer Exemptions.

      Notwithstanding any language in this Code of Ethics to the contrary, the initial public offering prohibition of Section 3, the provisions of Section 4.1, the provisions of Section 5, the provisions of Section 6, the provisions of
Section 7, the provisions of Section 8, and the provisions of Section 9 of this Code of Ethics shall not apply to Independent Directors or to Fund Affiliated Officers. The provisions of Section 10.A. and the provisions of Section 10.C. of this Code of Ethics shall not apply to Independent Directors.



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Code of Ethics                                                               15

     SECTION 12: DISSEMINATION, CORPORATE RECORD RETENTION, DISCLOSURE, AND
                 CONFIDENTIALITY

      1. Founders shall provide a copy of this Code of Ethics to all Access Persons and to all Founders Employees and shall inform such individuals of their duties and responsibilities imposed by this Code of Ethics, including their reporting responsibilities. Founders shall obtain a written certification from each Founders Employee stating that he/she has read, understands, and will comply with this Code of Ethics by use of the form attached hereto as Exhibit F.

      2. The Fund and Founders shall maintain for a six-year period in an easily accessible place the following records:

            a. A copy of this Code of Ethics;

            b. A record of any violation of this Code of Ethics and of any action taken as a result of such violation;

            c. A copy of each report made by an Access Person or Founders Employee pursuant to this Code of Ethics;

            d. A list of all persons who are, or within the past six years have been, required to make reports pursuant to this Code of Ethics. Founders shall arrange for a list of all current Access Persons to be attached to this Code of Ethics as Appendix 1 and to be amended when necessary to add or delete Access Persons; and

            e. A list of Approval Officers. Founders shall arrange for a list of all current Approval Officers to be included on Appendix 1 and to be amended when necessary to add or delete Approval Officers.

      3. The prospectuses and/or the statements of additional information of the Fund shall provide disclosure with respect to the general policies and procedures applicable to Access Persons by this Code of Ethics, including specific disclosure with regard to the extent to which Access Persons are permitted to engage in personal securities transactions. Such disclosure shall further include a brief description of the procedures initiated by the Fund to address conflicts of interests occurring as a result of violations of this Code of Ethics, and shall include the manner in which a Fund investor may obtain a copy of the Code of Ethics, including the availability of the Code of Ethics from the public files of the Securities and Exchange Commission. Legal counsel for Founders and for the Fund are to review the disclosure for adequacy and are further directed to attach a copy of the Code of Ethics, the Premier Code of Ethics, and any other codes of ethics of the Fund's investment advisers and affiliated principal underwriters as exhibits to the Fund's registration statement.



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16                                                              Code of Ethics

      4. The Legal Department, Approval Officers, and other individuals who may receive (i) reports of securities transactions and/or securities holdings of Access Persons and (ii) other information with respect to Access Persons' and other Founders Employees' compliance with or violation of any provisions of this Code of Ethics shall receive and maintain the information in confidence. Such information shall only be disclosed to those persons or entities who have either a need or a legal obligation to receive such information or have the legal authority to be provided with the information. Persons and entities to whom such information may appropriately be disclosed include, but are not necessarily limited to, the directors of the Fund, the president of Founders, compliance, accounting, and legal personnel of the Fund and of Founders, Approval Officers, state and federal regulatory agencies, and appropriate representatives of the National Association of Securities Dealers, Inc.


                      SECTION 13: PERSONAL RECORD RETENTION

      Each Access Person and Founders Employee is encouraged to retain in his or her personal files for a period of at least six years broker's confirmations, monthly statements, or other appropriate information covering all personal securities transactions, and all transactions in securities effected by, for, or on behalf of any member of the Access Person's and Founders Employee's household, showing the amount of each security purchased or sold, the date of the transaction, the price at which it was executed, and the name and address of the executing broker or dealer, if any.


              SECTION 14: MATERIAL INSIDE (NON-PUBLIC) INFORMATION

      It is unlawful under the Securities Exchange Act of 1934 and SEC Rule 10b-5 thereunder for any person to trade or recommend trading in securities on the basis of material, inside (non-public) information. Founders has adopted a Policy Statement On Insider Trading, a copy of which is included as Appendix 3 and is incorporated herein by this reference. By acknowledging that they have read, understand and will comply with this Code of Ethics, Access Persons and Founders Employees are also acknowledging that they have read, understand and will comply with the attached Policy Statement on Insider Trading.


                             SECTION 15: VIOLATIONS

      1. Any Access Person or Founders Employee who becomes aware of a violation or apparent violation of this Code of Ethics by an officer, director, or employee of the Fund shall advise the president of Founders or the Fund's legal



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Code of Ethics                                                               17
counsel of the matter. The person to whom the violation or apparent violation is made known shall thereupon report the matter to the Fund's board of directors. The board shall determine whether a violation has occurred and, if so, will impose or, where applicable, recommend such sanctions, if any, as it deems appropriate, including verbal or written warnings, a letter of censure, suspension, termination of employment, or other sanctions. Prior to the final determination by the board of directors, Founders shall provide such investigation of a reported violation and shall make such recommendations to the board with respect thereto as Founders and/or the board shall deem advisable.

      2. Any Access Person or Founders Employee who becomes aware of a violation or apparent violation of this Code of Ethics by an officer, director, employee, or other access person of Founders who is not also an officer, director, or employee of the Fund shall advise the president, the Legal Department or Founders' legal counsel of the matter. The person to whom the violation or apparent violation is made known shall thereupon report the matter to Founders' president or, if the violation or apparent violation involves Founders' president, Founders' chairman of the board of directors. Founders' president or chairman of the board, as appropriate, in consultation with the Legal Department (if not involved with the violation or apparent violation), shall determine whether a violation has occurred and, if so, will impose such sanctions, if any, as he or she may deem appropriate, including verbal or written warnings, a letter of censure, suspension, termination of employment, or other sanctions.

      3. In addition to any other sanctions which may be imposed upon an Access Person or a Founders Employee who has violated this Code of Ethics, and particularly in circumstances in which the violation involves the sale or purchase of a security, the Access Person or Founders Employee having engaged in the violation may be required either to unwind the purchase or sale transaction or, if that is impractical, disgorge all profits from the transaction. Any such profits are to be allocated in whole or in part among Portfolios of the Fund and Clients as determined equitably by the Fund's board of directors, if the sanction is imposed by the Fund's board, and by Founders' president or chairman of its board of directors, as appropriate, if the sanction is imposed by Founders.

      4. The Legal Department shall notify the Fund's board of directors, or a standing committee of the board designated by the Independent Directors, of violations of this Code of Ethics committed by an officer, director, employee, or other access person of Founders who is not also an officer or director of the Fund and of the sanctions, if any, which have been imposed by Founders upon the person having committed the violation. Such a report will be provided at the next regularly scheduled meeting of the Fund's board of directors following the determination of the occurrence of the violation.


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18                                                               Code of Ethics

      The Fund's board of directors will review the report and other presentations concerning the violation and the sanctions imposed with respect thereto, and may either:

            a. Take no further action; or

            b. Recommend reconsideration of the determination that a violation has occurred, the sanctions imposed with respect thereto, and/or of the allocation of any disgorgement, accompanied by specific suggestions for change in the actions taken by the chairman of the board or the president of Founders as the board of directors may deem appropriate.

      5. Upon receipt of a recommendation for reconsideration from the Fund's board of directors in accordance with item 4.b. above, the chairman of the board or the president of Founders, as applicable, will consider the directors' recommendations and will take such final action as he or she deems appropriate under the circumstances. A report of the action taken will be provided at the next regularly scheduled meeting of the Fund's board of directors.


                               SECTION 16: REVIEW

      1. The board of directors of the Fund, including a majority of the Fund's independent directors, shall approve this Code of Ethics, the Premier Code of Ethics, and the code of ethics of any other investment adviser and affiliated principal underwriter of the Fund, and any material changes to such codes of ethics.

      2. Approval of codes of ethics and any material changes thereto shall be based upon a determination that the codes contain provisions reasonably necessary to prevent access persons from engaging in conduct prohibited by Rule 17j-1 under the Act.

      3. Prior to approving a code of ethics, the directors of the Fund must receive a certification from the Fund and each Fund's investment adviser and affiliated principal underwriter that each entity has adopted procedures reasonably necessary to prevent access persons of the respective entity from violating the entity's code of ethics.

      4. Approval by the Fund's directors of the code of ethics of a Fund's investment adviser or affiliated principal underwriter must occur prior to the initial



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Code of Ethics                                                               19
retention of services of the investment adviser or affiliated principal underwriter. (1) Approval of material changes to a code of ethics must occur no later than six months after adoption of the material change.

      5. The general counsel of Founders is directed to advise the Fund's board of directors at their next regularly scheduled meeting of any material amendments to the code of ethics of any investment adviser or affiliated principal underwriter of the Fund.


      APPROVED AND AMENDED to be effective as of January 1, 2000, by vote of a majority of the directors of the Fund, including a majority of the Independent Directors, and by vote of the board of managers of Founders.


--------
(1) Since the Fund has heretofore retained the services of its investment adviser and affiliated principal underwriter, this requirement will be satisfied by the approval by the Fund's directors of the codes of ethics of Founders and Premier by September 1, 2000.


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20                                                               Code of Ethics

                                   APPENDIX 1
                                       TO
                                 CODE OF ETHICS


                  List of Access Persons and Approval Officers




    [Please contact Founders' Legal Department to obtain the current list of Access Persons and Approval Officers. This list can also be found on the
           Legal Department section of FNet, Founders' intranet site.]



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Code of Ethics                                                               21

                                   APPENDIX 2
                                       TO
                                 CODE OF ETHICS


         Reg. Section 240.16a-1.

      (a) The term "beneficial owner" shall have the following applications:

      (2) . . . the term "beneficial owner" shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the equity securities, subject to the following:

                  (i) The term "pecuniary interest" in any class of equity securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

                  (ii) The term "indirect pecuniary interest" in any class of equity securities shall include, but not be limited to:

                           (A) securities held by members of a person's immediate family sharing the same household; provided, however, that the presumption of such beneficial ownership may be rebutted; see also
         Section 240.16a-1(a)(4); [Amended in Release No. 34-29131 (Paragraph 26,086A), effective May 1, 1991, 56 F.R. 19925.]

                           (B) a general partner's proportionate interest in the portfolio securities held by a general or limited partnership. The general partner's proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of:

                           (1) the general partner's share of the partnership's
                  profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or

                           (2) the general partner's share of the partnership
                  capital account, including the share attributable to any limited partnership interest held by the general partner.

                           (C) a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment


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22                                                               Code of Ethics
      company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where:

                           (1) the performance-related fee, regardless of when
                  payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more; and

                           (2) equity securities of the issuer do not account
                  for more than ten percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

                           (D) A person's right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

                           (E) A person's interest in securities held by a trust, as specified in Section 240.16a-8(b); and

                           (F) A person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

                  (iii) A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

         (e) The term "immediate family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.


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Code of Ethics                                                               23

                               GENERAL DEFINITIONS

Sec. 2.(a) When used in this title, unless the context other requires --

         [Control]

      (9) "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

      [Government Security]

      (16) "Government security" means any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

      [Interested Person]

      (19) "Interested person" of another person means --

      (A) when used with respect to an investment company --

            (i) any affiliated person of such company,

            (ii) any member of the immediate family of any natural person who is an affiliated person of such company,

            (iii) any interested person of any investment adviser of or principal underwriter for such company,

            (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such company has acted as legal counsel for such company,

            (v) any broker or dealer registered under the Securities Exchange Act of 1934 or any affiliated person of such a broker or dealer, and

            (vi) any natural person whom the Commission by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of such company, a material business or professional relationship with such company or with the principal executive officer of such company or with

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24                                                              Code of Ethics
      any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company:

Provided, That no person shall be deemed to be an interested person of an investment company solely by reason of (aa) his being a member of its board of directors or advisory board or an owner of its securities, or (bb) his membership in the immediate family of any person specified in clause (aa) of this proviso; and

      (B) when used with respect to an investment adviser of or principal underwriter for any investment company --

            (i) any affiliated person of such investment adviser or principal underwriter,

            (ii) any member of the immediate family of any natural person who is an affiliated person of such investment adviser or principal underwriter,

            (iii) any person who knowingly has any direct or indirect beneficial interest in, or who is designated as trustee, executor, or guardian of any legal interest in, any security issued either by such investment adviser or principal underwriter or by a controlling person of such investment adviser or principal underwriter,

            (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such investment company has acted as legal counsel for such investment adviser or principal underwriter,

            (v) any broker or dealer registered under the Securities Exchange Act of 1934 or any affiliated person of such a broker or dealer, and

            (vi) any natural person whom the Commission by order shall have determined to be an interested person by reason of having had at any time since the beginning of the last two completed fiscal years of such investment company a material business or professional relationship with such investment adviser or principal underwriter or with the principal executive officer or any controlling person of such investment adviser or principal underwriter.

For the purposes of this paragraph (19), "member of the immediate family" means any parent, spouse of a parent, child, spouse of a child, spouse, brother or sister, and includes step and adoptive relationships. The Commission may


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Code of Ethics                                                               25
modify or revoke any order issued under clause (vi) of subparagraph (A) or (B) of this paragraph whenever it finds that such order is no longer consistent with the facts. No order issued pursuant to clause (vi) of subparagraph (A) or (B) of this paragraph shall become effective until at least sixty days after the entry thereof, and no such order shall affect the status of any person for the purposes of this title or for any purpose for any period prior to the effective date of such order.

      [Security]

      (36) "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.


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26                                                               Code of Ethics

                                   APPENDIX 3
                                       TO
                                 CODE OF ETHICS


                          FOUNDERS ASSET MANAGEMENT LLC
                       POLICY STATEMENT ON INSIDER TRADING

INTRODUCTION

      Founders Asset Management LLC ("Founders") forbids any officer, director or employee from trading, either personally or on behalf of others (such as mutual funds or private accounts managed by Founders), on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." Any questions regarding this policy should be referred to Founders' General Counsel (the "Reviewing Officer").

A. WHAT IS "INSIDER TRADING"?

      "Insider trading" refers generally to buying or selling a security, in breach of a fiduciary duty or other relationship of trust and confidence, while in possession of material, nonpublic information about the security. Insider trading violations may also include "tipping" such information, securities trading by the person "tipped" and securities trading by those who misappropriate such information. Examples of insider trading cases that have been brought by the SEC are cases against: corporate officers, directors, and employees who traded the corporation's securities after learning of significant, confidential corporate developments; friends, business associates, family members, and other "tippees" of such officers, directors, and employees, who traded the securities after receiving such information; employees of law, banking, brokerage and printing firms who were given such information in order to provide services to the corporation whose securities they traded; government employees who learned of such information because of their employment by the government; and other persons who misappropriated, and took advantage of, confidential information from their employers.

      Because insider trading undermines investor confidence in the fairness and integrity of the securities markets, it is imperative that all employees and officers understand and comply with this legal requirement. The penalties for insider trading are severe and the SEC considers insider trading violations as one of its enforcement priorities.

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Code of Ethics                                                               27

B. WHAT IS "MATERIAL INFORMATION"?

      Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, significant merger or acquisition proposals or agreements, significant new products or discoveries, major litigation, liquidation problems, and extraordinary management development. Individuals should exercise caution when questioning the materiality of the information provided and should contact the Reviewing Officer for clarification of its materiality.

C. WHAT IS NONPUBLIC INFORMATION?

      Nonpublic information, often referred to as "insider information," is information that has not been communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Service, The Wall Street Journal, or other publications of general circulation would be considered public.

D. PENALTIES FOR INSIDER TRADING

      Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

            -     civil injunction

            -     treble (i.e., triple) damages

            -     disgorgement of profits

            -     jail sentence

            - fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and

            - fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

      Any violation of this policy statement can be expected to result in serious sanctions by Founders, including termination of employment.

-------------------------------------------------------------------------------
28                                                               Code of Ethics

E. RELEVANT TOPICS

      Contact with Public Companies

      For Founders, contact with public companies represents an important part of its research efforts. Investment decisions may be made by Founders on the basis of conclusions formed through such contact and analysis of publicly available information. Difficult legal issues arise, however, when directors, officers or employees of Founders become aware of material nonpublic information. This could happen, for example, if a company's chief financial officer prematurely discloses quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In order to protect Founders and yourself, you must contact the Reviewing Officer if you believe you have received material, nonpublic information.

      Tender Offers

      Tender offers represent a particular concern in the law of insider trading. Tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is also more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Officers, directors, and employees of Founders should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.

F. PROCEDURES TO PREVENT INSIDER TRADING

      The following procedures have been established to aid the officers, directors, and employees of Founders to avoid insider trading, and to aid Founders in preventing, detecting, and imposing sanctions against insider trading. Every officer, director, and employee of Founders must follow these procedures or risk serious sanctions including dismissal, substantial personal liability, and criminal penalties. If you have any questions about these procedures you should consult the Reviewing Officer.

      Identifying Inside Information

      Before trading for yourself or others, including mutual funds and privately managed accounts managed by Founders, in the securities of a company about which you have potential inside information, ask yourself the following questions:

      i. Is the information material? Is this information that an investor would consider important in making his or her investment decision? Is


-------------------------------------------------------------------------------
Code of Ethics                                                               29
      this information that would substantially affect the market price of the security if generally disclosed?

      ii. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal, or other publications of general circulation?

      If, after consideration of the above, you believe that the information may be material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you must take the following steps:

      i. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by Founders.

      ii. Report the matter immediately to the Reviewing Officer. If the Reviewing Officer is not available and an immediate determination is necessary, such judgment may be made by the President of Founders or its outside legal counsel.

      iii. Do not communicate the information inside or outside Founders, other than to the designated Reviewing Officer, the President of Founders, or Founders' outside legal counsel.

      iv. After the Reviewing Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading or communicating the information received, or you will be allowed to trade and communicate the information.

G. RESTRICTING ACCESS TO MATERIAL NONPUBLIC INFORMATION

      Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within Founders, with the exception of Founders' Reviewing Officer, the President of Founders, or Founders' outside legal counsel. In addition, care should be taken so that such information is handled in a manner which Founders employees and others cannot access. For example, physical documents containing such information should be placed in a locked file cabinet and computer files should be password protected and restricted from access.

H. PERSONAL SECURITIES TRANSACTIONS

      All Founders employees are required to obtain pre-clearance for securities transactions in which they have a beneficial interest. Please refer to the Code of

-------------------------------------------------------------------------------
30                                                               Code of Ethics

Ethics or contact Founders' Legal Department for details regarding how to obtain prior approval. By requesting approval to engage in a personal securities transaction, an individual is also certifying that they are not acting on inside information.

-------------------------------------------------------------------------------
Code of Ethics                                                               31

[FOUNDERS LOGO]
                                                                   MEMORANDUM




TO:               All Employees

FROM:             Ken Christoffersen

DATE:             June 2, 1998

RE:               Addendum to the Code of Ethics


At its May 28 meeting, the Board of Managers of Founders Asset Management LLC adopted the attached "Restrictions on Transactions in Mellon Securities" as an addendum to the Founders Code of Ethics. Please read this addendum and keep it with your copy of the Code of Ethics.

The addendum contains a number of provisions relating to trading in the securities of Mellon Bank Corporation that are required because Mellon is a public company. These restrictions apply to all employees of Mellon and its subsidiaries (referred to as "associates" in the document), other than outside consultants or temporary employees. These restrictions apply to all Founders employees effective immediately.

If you have any questions concerning the attached addendum, please feel free to contact Allen French or me.


-------------------------------------------------------------------------------
32                                                               Code of Ethics

                                                  ADDENDUM TO THE CODE OF ETHICS
                                                                    MAY 28, 1998


                RESTRICTIONS ON TRANSACTIONS IN MELLON SECURITIES

Associates who engage in transactions involving Mellon securities should be aware of their unique responsibilities with respect to such transactions arising from the employment relationship and should be sensitive to even the appearance of impropriety.

The following restrictions apply to all transactions in Mellon's publicly traded securities occurring in the associate's own account and in all other accounts over which the associate could be expected to exercise influence or control (see provisions under "Beneficial Ownership" below for a more complete discussion of the accounts to which these restrictions apply). These restrictions are to be followed in addition to any restrictions that apply to particular officers or directors (such as restrictions under Section 16 of the Securities Exchange Act of 1934).

- Short Sales -- Short sales of Mellon securities by associates are prohibited.

- Sales Within 60 Days of Purchase -- Sales of Mellon securities within 60 days of acquisition are prohibited. For purposes of the 60-day holding period, securities will be deemed to be equivalent if one is convertible into the other, if one entails a right to purchase or sell the other, or if the value of one is expressly dependent on the value of the other (e.g., derivative securities).

In cases of extreme hardship, associates (other than senior management) may obtain permission to dispose of Mellon securities acquired within 60 days of the proposed transaction, provided the transaction is precleared with the Manager of Corporate Compliance and any profits earned are disgorged in accordance with procedures established by senior management. The Manager of Corporate Compliance reserves the right to suspend the 60-day holding period restriction in the event of severe market disruption.

- Margin Transactions -- Purchases on margin of Mellon's publicly traded securities by associates is prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resources Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans or the acquisition of securities other than those issued by Mellon.

- Option Transactions -- Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under Mellon's Long-Term Incentive Plan or other associate option plans are exempt from this restriction.

-------------------------------------------------------------------------------
Code of Ethics                                                               33

- Major Mellon Events -- Associates who have knowledge of major Mellon events that have not yet been announced are prohibited from buying and selling Mellon's publicly traded securities before such public announcements, even if the associate believes the event does not constitute material nonpublic information.

- Mellon Blackout Period -- Associates are prohibited from buying or selling Mellon's publicly traded securities during a blackout period, which begins the 16th day of the last month of each calendar quarter and ends three business days after Mellon publicly announces the financial results for that quarter. In cases of extreme hardship, associates (other than senior management) may request permission from the Manager of Corporate Compliance to dispose of Mellon securities during the blackout period.

BENEFICIAL OWNERSHIP -- The provisions discussed above apply to transactions in the associate's own name and to all other accounts over which the associate could be expected to exercise influence or control, including:

- accounts of a spouse, minor children or relatives to whom substantial support is contributed;

- accounts of any other member of the associate's household (e.g., a relative living in the same home);

- trust accounts for which the associate acts as trustee or otherwise exercises any type of guidance or influence;

-     Corporate accounts controlled, directly or indirectly, by the associate;

- arrangements similar to trust accounts that are established for bona fide financial purposes and benefit the associate; and

-     any other account for which the associate is the beneficial owner.


-------------------------------------------------------------------------------
34                                                               Code of Ethics

                                                                       EXHIBIT A

                  REQUEST FOR APPROVAL OF SECURITY TRANSACTION
                               IN PERSONAL ACCOUNT

NAME: _________________________________________________________________

DATE: _____________________________

BUY:  ______________________               SELL: __________________

AMOUNT OR SHARES: __________________________       PRICE:  _________________

NAME OF SECURITY: __________________________________________________________

BROKER:  ___________________________

*Address: __________________________


*Telephone: ________________________
*Account No.: ______________________     *Registered Owner: _________________

THIS IS A NEW ISSUE:       _______ YES      ________  NO
THIS IS A SECONDARY:       _______ YES      ________  NO

I have not acted on inside information.

I have verified that the security described above is not being considered for purchase or sale by a Client or Fund and is not being purchased or sold by a Client or Fund. I have further verified that the security has not been purchased or sold by a Client or Fund at any time during the seven days prior to the date set forth above.

EMPLOYEE SIGNATURE: _______________________________________________

CONFIRMATION THAT SECURITY HAS NOT BEEN PURCHASED OR SOLD WITHIN PRIOR SEVEN
DAYS:

___________________________________

___________________________________                Date: _____________________
Trading Department

APPROVED BY:  _________________________________**  Date: _____________________
                   Approval Officer

* Complete if not previously provided.

** The Approval Officer Line must be signed by Tom Arrington, Rob Ammann, Scott Chapman, or Doug Loeffler. Transactions must be approved by an Approval Officer other than the employee effecting the transaction. No other Founders personnel are authorized to approve this transaction.

-------------------------------------------------------------------------------
Code of Ethics                                                             35

                                                                       EXHIBIT B


                     NOTIFICATION OF INTENTION TO ENGAGE IN
                             DE MINIMIS TRANSACTION


NAME: ____________________________________________________________________

DATE: ____________________________________________________________________

BUY: _________________________      SELL: ____________________

AMOUNT OR SHARES: ___________________________________ (cannot exceed the greater of 100 shares or $5,000 per transaction)

NAME OF SECURITY:  _________________________________________

BROKER: ______________________________________________

*Address: ____________________________________________


*Telephone: __________________________________________

*Account No.: ____________________________  *Registered Owner: ________________

I have not acted on inside information.

I am not involved in buying or selling this security for any Founders mutual fund or private account client.

I have attached information confirming that this security is issued by a company with a market capitalization of at least $1 billion and has an average daily trading volume of at least 100,000 shares.

EMPLOYEE SIGNATURE:  _________________________________________________________

ACKNOWLEDGED:

_______________________________________        Date: _________________________
Legal Department

*Complete if not previously provided.

                                                                       EXHIBIT C


                             APPROVAL FORM FOR TRIPS
              WHERE A PORTION OF THE COST IS PAID BY A THIRD PARTY


Name of Founders Employee: _________________________________________________

Name of Person or Entity paying for any portion of the trip: _______________

____________________________________________________________________________

Type of Entity:

          / /     broker

          / /     publicly traded company

          / / person or entity with which Founders may have a current or anticipated business relationship

         / /      other

Purpose for trip: _________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________



The foregoing trip is hereby:

         / /  Approved           / /    Disapproved

FOUNDERS ASSET MANAGEMENT LLC

By: ___________________________________*    By: _______________________*

Dated: ________________________________     Dated:_____________________



* Must be signed by Department Manager and Founders Chief Executive Officer.

                                                                       EXHIBIT D


                     APPROVAL FORM FOR OUTSIDE EMPLOYMENT OR
                                BUSINESS ACTIVITY


Name of Founders Employee: __________________________________________________

Name of Outside Employer:  __________________________________________________
(If self-employed, please so indicate.)

Type of Business: ___________________________________________________________

Brief Job Description: ______________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

Typical Weekly Work Schedule:  ____________________________________________

___________________________________________________________________________

The foregoing employment/business activity is hereby:

        / /   Approved           / /   Disapproved

FOUNDERS ASSET MANAGEMENT LLC

By: __________________________________*

Dated: ______________________________

CC:      Department Manager of Employee
         Human Resources

* Must be signed by Founders Chief Executive Officer or Ken Christoffersen following consultation with Department Manager.

                                                                       EXHIBIT E


                  NOTIFICATION OF POSSIBLE SECURITY TRANSACTION
                                       BY
                        INVESTMENT CLUB OR SIMILAR ENTITY


Name of Investment Club: _______________________________________________

Name of Employee: ______________________________________________________

Name of Family Member: _________________________________________________

Name of Security: ______________________________________________________

     / /  Buy

     / /  Sell



Employee Signature: _____________________________________________________

Date: ___________________________________________________________________


This form must be acknowledged by Tom Arrington, Rob Ammann, Scott Chapman, or Doug Loeffler, and returned to the Legal Department.


ACKNOWLEDGED:


________________________________
Approval Officer

                                                                       EXHIBIT F

                          FOUNDERS ASSET MANAGEMENT LLC
                                 CODE OF ETHICS
                                 INITIAL REPORT

By my signature below, I certify that I have received and read a copy of the Code of Ethics for Founders Asset Management LLC (the "Code"), including, without limitation, the Policy Statement on Insider Trading, and that I understand the provisions and requirements of the Code as they apply to me. In addition, I certify that the information provided herein with respect to brokerage accounts and securities holdings is accurate and complete. I agree to comply with all of the terms and provisions of the Code which are applicable to me, and to disclose or report all personal securities transactions and other information required to be disclosed or reported pursuant to the requirements of the Code.

BROKERAGE ACCOUNTS. [Applicable to all employees.] The information provided below is for all brokerage accounts in which I or any member of my household has any direct or indirect beneficial ownership. I agree to notify the Legal Department within ten days of the establishment of a new brokerage account not previously reported to the Legal Department.

/ /      I have no brokerage accounts to report at this time.

/ / The following brokerage accounts are maintained by me or a member of my household (use additional copies of this form if necessary):

Name of brokerage firm: ____________________________________________________

Address: _________________________________ Telephone: ______________________

Registered Owner Designation: _______________________ Account No.: _________

SECURITIES. [Applicable to Access Persons only.] The information provided below is for all securities in which I or any member of my household has any direct or indirect beneficial ownership.

/ /      I have no securities to report at this time.

/ / The following securities are ones in which I or a member of my household have direct or indirect beneficial ownership (use additional copies of this form if necessary):

                                           Number       Date         Transaction Price  Principal Amount
Name of Security         Ticker Symbol    of Shares    Purchased     (Equity Security)  (Debt Security)
----------------         -------------    ---------    ---------     -----------------  ---------------



Employee Signature  ______________________________ Date: _____________________

                                                                       EXHIBIT G


                 REPORT OF OCCURRENCE OF SECURITIES TRANSACTIONS
        AND INITIATION OF BROKERAGE ACCOUNTS WITHIN LAST CALENDAR QUARTER

                                                                    INTEREST
                                                                      RATE/      TRANSACTION    PRINCIPAL
                                                      DATE           MATURITY      PRICE        AMOUNT
    AMOUNT OR                        TICKER                          DATE (IF     (EQUITY        (DEBT
     SHARES       SECURITY NAME      SYMBOL     BOUGHT     SOLD     APPLICABLE)   SECURITY)     SECURITY)   NAME OF DEALER OR BANK
--------------  ----------------    --------   -------    ------  -------------  ------------   ----------- ----------------------



The above is a record of one or more purchase or sale transactions in securities in which I have acquired or disposed of a direct or indirect beneficial ownership in the last calendar quarter, as more fully defined in the Fund's and Founders' Codes of Ethics.

BROKERAGE ACCOUNTS. In the past quarter, I established the brokerage account(s) described below, which have not previously been reported to the Legal Department.

/ /      I have no brokerage accounts to report at this time.

/ / The following brokerage accounts have been established in the last calendar quarter and are maintained by me or a member of my household (use additional copies of this form if necessary):

Name of brokerage firm:
                        ------------------------------------------------------
Address:                                  Telephone:
        -------------------------------             --------------------------
Registered Owner Designation:                       Account No.:
                              --------------------               -------------
Date of Establishment of Account:
                                  ---------------------------


DATE:                                     SIGNATURE:
     ---------------------------------               ---------------------------
                                          Print Name:
                                                     ---------------------------

Note 1. If the transaction is other than a sale or purchase, please explain the transaction on a separate page.

Note 2. If no broker or bank was involved in the transaction, describe on a separate page the circumstances surrounding the transaction and the manner in which the transaction was executed.

Note 3. If a broker was involved in the transaction, a copy of the broker's confirmation of the transaction is attached or has previously been received by Founders' Legal Department.

Note 4. This report shall not be construed as an admission by me that I have acquired any direct or indirect beneficial ownership in the securities involved in the transactions reported, which have been marked by me with an asterisk(*). Such transactions are reported solely to meet the standards imposed by Rule 17j-1 under the Investment Company Act of 1940.

                                                                       EXHIBIT H

                         REPORT OF SECURITIES OWNERSHIP
                  REPORT OF ESTABLISHMENT OF BROKERAGE ACCOUNTS

                    FOR CALENDAR YEAR ENDING DECEMBER 31, 199

                                                                    PRINCIPAL                CHECK TYPE OF ACCOUNT
AMOUNT OR SHARES                     DATE       TRANSACTION PRICE   AMOUNT (DEBT
SHARES             SECURITY NAME     BOUGHT     (EQUITY SECURITY)   SECURITY)
                                                                                                                 FIDUCIARY OR OTHER
                                                                                                  HOUSEHOLD          BENEFICIAL
                                                                                   PERSONAL        MEMBER             OWNERSHIP
-----------------------------------------------------------------------------------------------------------------------------------



The above is a listing of every security in which I have any direct or indirect beneficial ownership as of the end of the above-described calendar year, as more fully defined in the Fund's and Founders' Codes of Ethics.

BROKERAGE ACCOUNTS.  I currently have the brokerage account(s) described below.

/ /      I have no new brokerage accounts to report at this time.

/ / The following brokerage accounts have been established and are maintained by me or a member of my household (use additional copies of this form if necessary):

Name of brokerage firm:
                        ----------------------------------------------------

Address:                                   Telephone:
        --------------------------------               ------------------------

Registered Owner Designation:                        Account No.:
                              ---------------------              --------------

Date of Establishment of Account:
                                  ----------------------

DATE:                                  SIGNATURE:
       --------------------------                 -----------------------------
                                       Print Name:
                                                  -----------------------------

Note 1. This report shall not be construed as an admission by me that I have acquired any direct or indirect beneficial ownership in the securities listed above which have been marked by me with an asterisk(*). Such transactions are reported solely to meet the standards imposed by Rule 17j-1 under the Investment Company Act of 1940.

                                                                       EXHIBIT I


                          FOUNDERS ASSET MANAGEMENT LLC
                     CODE OF ETHICS COMPLIANCE CERTIFICATION


By my signature below, I certify that I have received and read a copy of the Code of Ethics for Founders Asset Management LLC (the "Code"), including, without limitation, the Policy Statement on Insider Trading, that I understand the requirements of the Code, and that I recognize that I am subject to the provisions of the Code. I also certify that as of the date below, I have complied with the requirements of the Code and have disclosed or reported all personal securities transactions and other information required to be disclosed or reported pursuant to the requirements of the Code.


Employee Signature                                    Date
                    ------------------------------          ------------------
Print Name
            -------------------------------

                          THE FRANKLIN TEMPLETON GROUP
                                 CODE OF ETHICS
                                      AND
                      POLICY STATEMENT ON INSIDER TRADING

                               TABLE OF CONTENTS

THE FRANKLIN TEMPLETON GROUP CODE OF ETHICS .......................................................................    1

PART 1 - STATEMENT OF PRINCIPLES ..................................................................................    1
PART 2 - PURPOSES, AND CONSEQUENCES OF NON-COMPLIANCE .............................................................    2
PART 3 - COMPLIANCE REQUIREMENTS FOR ALL ACCESS PERSONS ...........................................................    3
PART 4 - ADDITIONAL COMPLIANCE REQUIREMENTS APPLICABLE TO PORTFOLIO PERSONS .......................................   10
PART 5 - REPORTING REQUIREMENTS FOR ALL ACCESS PERSONS ............................................................   13
PART 6 - PRE-CLEARANCE REQUIREMENTS ...............................................................................   17
PART 7 - PENALTIES FOR VIOLATIONS OF THE CODE .....................................................................   22
PART 8 - A REMINDER ABOUT THE FRANKLIN TEMPLETON GROUP INSIDER TRADING POLICY .....................................   23

APPENDIX A: COMPLIANCE PROCEDURES, DEFINITIONS, AND OTHER ITEMS ...................................................   24

I.   RESPONSIBILITIES OF EACH DESIGNATED COMPLIANCE OFFICER .......................................................   25
II.  COMPILATION OF DEFINITIONS OF IMPORTANT TERMS ................................................................   31
III. SECURITIES EXEMPT FROM THE PROHIBITED, REPORTING, AND PRE-CLEARANCE PROVISIONS ...............................   32
IV.  LEGAL REQUIREMENT ............................................................................................   33

APPENDIX B: FORMS AND SCHEDULES ...................................................................................   34

ACKNOWLEDGMENT FORM ...............................................................................................   35
SCHEDULE A: LEGAL AND COMPLIANCE OFFICERS AND PRECLEARANCE DESK TELEPHONE & FAX NUMBERS ...........................   36
SCHEDULE B: SECURITIES TRANSACTION REPORT .........................................................................   37
SCHEDULE C: INITIAL, ANNUAL & UPDATED DISCLOSURE OF ACCESS PERSONS SECURITIES HOLDINGS ............................   39
SCHEDULE D: NOTIFICATION OF SECURITIES ACCOUNT OPENING ............................................................   40
SCHEDULE E: NOTIFICATION OF DIRECT OR INDIRECT BENEFICIAL INTEREST ................................................   41
SCHEDULE F: INITIAL, ANNUAL & UPDATED DISCLOSURE OF SECURITIES ACCOUNTS ...........................................   42
SCHEDULE G: INITIAL AND ANNUAL CERTIFICATION OF DISCRETIONARY AUTHORITY ...........................................   43
SCHEDULE H: CHECKLIST FOR INVESTMENTS IN PARTNERSHIPS AND SECURITIES ISSUED IN PRIVATE PLACEMENTS .................   45

APPENDIX C: INVESTMENT ADVISOR AND BROKER-DEALER AND OTHER SUBSIDIARIES OF FRANKLIN RESOURCES, INC. - FEBRUARY 2000   47

THE FRANKLIN TEMPLETON GROUP POLICY STATEMENT ON INSIDER TRADING ..................................................    1

A. LEGAL REQUIREMENT ..............................................................................................    1
B. WHO IS AN INSIDER? .............................................................................................    2
C. WHAT IS MATERIAL INFORMATION? ..................................................................................    2
D. WHAT IS NON-PUBLIC INFORMATION? ................................................................................    2
E. BASIS FOR LIABILITY ............................................................................................    3
F. PENALTIES FOR INSIDER TRADING ..................................................................................    3
G. INSIDER TRADING PROCEDURES .....................................................................................    4

THE FRANKLIN TEMPLETON GROUP CODE OF ETHICS

         Franklin Resources, Inc. and all of its subsidiaries, and the funds in the Franklin Templeton Group of Funds (the "Funds") (collectively, the "Franklin Templeton Group") will follow this Code of Ethics (the "Code") and Policy Statement on Insider Trading (the "Insider Trading Policy"). Additionally, the subsidiaries listed in Appendix C of this Code, together with Franklin Resources, Inc., the Funds, the Fund's investment advisers and principal underwriter, have adopted the Code and Insider Trading Policy.

PART 1 - STATEMENT OF PRINCIPLES

         The Franklin Templeton Group's policy is that the interests of shareholders and clients are paramount and come before the interests of any director, officer or employee of the Franklin Templeton Group.(1)

         Personal investing activities of ALL directors, officers and employees of the Franklin Templeton Group should be conducted in a manner to avoid actual or potential conflicts of interest with the Franklin Templeton Group, Fund shareholders, and other clients of any Franklin Templeton adviser.

         Directors, officers and employees of the Franklin Templeton Group shall use their positions with the Franklin Templeton Group, and any investment opportunities they learn of because of their positions with the Franklin Templeton Group, in a manner consistent with their fiduciary duties for the benefit of Fund shareholders, and clients.

----------

(1)      "Director" includes trustee.

PART 2 - PURPOSES, AND CONSEQUENCES OF NON-COMPLIANCE

         It is important that you read and understand this document, because its overall purpose is to help all of us comply with the law and to preserve and protect the outstanding reputation of the Franklin Templeton Group. This document was adopted to comply with Securities and Exchange Commission rules under the Investment Company Act of 1940 ("1940 Act"), the Investment Advisers Act of 1940 ("Advisers Act"), the Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA"), industry practice and the recommendations contained in the ICI's Report of the Advisory Group on Personal Investing. Any violation of the Code or Insider Trading Policy, including engaging in a prohibited transaction or failing to file required reports, may result in disciplinary action, and, when appropriate, termination of employment and/or referral to appropriate governmental agencies.

PART 3 - COMPLIANCE REQUIREMENTS FOR ALL ACCESS PERSONS

3.1      WHO IS COVERED BY THE CODE AND HOW DOES IT WORK?

         The principles contained in the Code must be observed by ALL directors, officers and employees(2) of the Franklin Templeton Group. However, there are different categories of restrictions on personal investing activities. The category in which you have been placed generally depends on your job function, although unique circumstances may result in you being placed in a different category.

The Code covers the following categories of employees who are described below:

         (1) ACCESS PERSONS: Access Persons are those employees who have "access to information" concerning recommendations made to a Fund or client with regard to the purchase or sale of a security. Examples of "access to information" would include having access to trading systems, portfolio accounting systems, research data bases or settlement information. Access Persons would typically include employees, including Management Trainees, in the following departments:

                  -        fund accounting;

                  -        investment operations;

                  -        information services & technology;

                  -        product management;

                  -        legal and legal compliance

                  - and anyone else designated by the Director of Compliance

                  In addition, you are an Access Person if you are any of the following:

                  -        an officer or and directors of funds;

                  - an officer or director of an investment advisor or broker-dealer subsidiary in the Franklin Templeton Group;

                  -        a person that controls those entities; and

                  - any Franklin Resources' Proprietary Account ("Proprietary Account")(3)

         (2) PORTFOLIO PERSONS: Portfolio Persons are a subset of Access Persons and are those employees of the Franklin Templeton Group, who, in connection with his or her regular functions or duties, makes or participates in the decision to purchase or sell a security by a Fund in the Franklin Templeton Group, or any other client or if his or her functions relate to the making of any recommendations about those purchases or sales. Portfolio Persons include:

----------

(2) The term "employee or employees" includes management trainees, as well as regular employees of the Franklin Templeton Group.

(3)      See Appendix A. II., for definition of "Proprietary Accounts."

                  -        portfolio managers;

                  -        research analysts;

                  -        traders;

                  - employees serving in equivalent capacities (such as Management Trainees);

                  -        employees supervising the activities of Portfolio
                           Persons; and

                  -        anyone else designated by the Director of Compliance

         (3) NON-ACCESS PERSONS: If you are an employee in the Franklin Templeton Group AND you do not fit into any of the above categories, you are a Non-Access Person. Because you do not normally receive confidential information about Fund portfolios, you are subject only to the prohibited transaction provisions described in 3.4 of this Code and the Franklin Resources, Inc.'s Standards of Business Conduct contained in the Employee Handbook.

         Please contact the Legal Compliance Department if you are unsure as to what category you fall in or whether you should be considered to be an Access Person or Portfolio Person.

         The Code works by prohibiting some transactions and requiring pre-clearance and reporting of most others. NON-ACCESS PERSONS do not have to pre-clear their security transactions, and, in most cases, do not have to report their transactions. "INDEPENDENT DIRECTORS" need not report any securities transaction unless you knew, or should have known that, during the 15-day period before or after the transaction, the security was purchased or sold or considered for purchase or sale by a Fund or Franklin Resources for a Fund. (See
Section 5.2.B below.) HOWEVER, PERSONAL INVESTING ACTIVITIES OF ALL EMPLOYEES AND INDEPENDENT DIRECTORS ARE TO BE CONDUCTED IN COMPLIANCE WITH THE PROHIBITED TRANSACTIONS PROVISIONS CONTAINED IN 3.4 BELOW. If you have any questions regarding your personal securities activity, contact the Legal Compliance Department.

3.2      WHAT ACCOUNTS AND TRANSACTIONS ARE COVERED?

         The Code covers all of your personal securities accounts and transactions, as well as transactions by any of Franklin Resource's Proprietary Accounts. It also covers all securities and accounts in which you have "beneficial ownership."(4) A transaction by or for the account of your spouse, or any other

----------

(4) Generally, a person has "beneficial ownership" in a security if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the security. There is a presumption of a pecuniary interest in a security held or acquired by a member of a person's immediate family sharing the same household.

family member living in your home is considered to be the same as a transaction by you. Also, a transaction for any account in which you have any economic interest (other than the account of an unrelated client for which advisory fees are received) and have or share investment control is generally considered the same as a transaction by you. For example, if you invest in a corporation that invests in securities and you have or share control over its investments, that corporation's securities transactions are considered yours.

         However, you are not deemed to have a pecuniary interest in any securities held by a partnership, corporation, trust or similar entity unless you control, or share control of such entity, or have, or share control over its investments. For example, securities transactions of a trust or foundation in which you do not have an economic interest (i.e., you are not the trustor or beneficiary) but of which you are a trustee are not considered yours unless you have voting or investment control of its assets. Accordingly, each time the words "you" or "your" are used in this document, they apply not only to your personal transactions and accounts, but also to all transactions and accounts in which you have any direct or indirect beneficial interest. If it is not clear whether a particular account or transaction is covered, ask a Preclearance Officer for guidance.

--------------------------------------------------------------------------------
interest in the security. There is a presumption of a pecuniary interest in a security held or acquired by a member of a person's immediate family sharing the same household.

3.3      WHAT SECURITIES ARE EXEMPT FROM THE CODE OF ETHICS?

         You do not need to pre-clear or report transactions of the following securities:

         (1) securities that are direct obligations of the U. S. Government (i.e., issued or guaranteed by the U.S. Government, such as Treasury bills, notes and bonds, including U.S. Savings Bonds and derivatives thereof);

         (2) high quality short-term instruments, including but not limited to bankers' acceptances, bank certificates of deposit, commercial paper and repurchase agreements;

         (3) shares of registered open-end investment companies ("mutual funds"); and

         (4) commodity futures, currencies, currency forwards and derivatives thereof.

         Such transactions are also exempt from: (i) the prohibited transaction provisions contained in Part 3.4 such as front-running; (ii) the additional compliance requirements applicable to portfolio persons contained in Part 4; and
(iii) the applicable reporting requirements contained in Part 5.

3.4      PROHIBITED TRANSACTIONS FOR ALL ACCESS PERSONS

         A.       "INTENT" IS IMPORTANT

         Certain transactions described below have been determined by the courts and the SEC to be prohibited by law. The Code reiterates that these types of transactions are a violation of the Statement of Principals and are prohibited. Preclearance, which is a cornerstone of our compliance efforts, cannot detect transactions which are dependent upon intent, or which by their nature, occur before any order has been placed for a fund or client. A Preclearance Officer, who is there to assist you with compliance with the Code, cannot guarantee any transaction or transactions comply with the Code or the law. The fact that your transaction receives preclearance, shows evidence of good faith, but depending upon all the facts, may not provide a full and complete defense to any accusation of violation of the Code or of the law. For example, if you executed a transaction for which you received approval, or if the transaction was exempt from preclearance (e.g., a transaction for 100 shares or less), would not preclude a subsequent finding that front-running or scalping occurred because such activity are dependent upon your intent. Intent cannot be detected during preclearance, but only after a review of all the facts.

         In the final analysis, compliance remains the responsibility of each individual effecting personal securities transactions.

         B.       FRONT-RUNNING: TRADING AHEAD OF A FUND OR CLIENT

         You cannot front-run any trade of a Fund or client. The term "front-run" means knowingly trading before a contemplated transaction by a Fund or client of any Franklin Templeton adviser, whether or not your trade and the Fund's or client's trade take place in the same market. Thus, you may not:

         (1) purchase a security if you intend, or know of Franklin Templeton Group's intention, to purchase that security or a related security on behalf of a Fund or client, or

         (2) sell a security if you intend, or know of Franklin Templeton Group's intention, to sell that security or a related security on behalf of a Fund or client.

         C.       SCALPING.

         You cannot purchase a security (or its economic equivalent) with the intention of recommending that the security be purchased for a Fund, or client, or sell short a security (or its economic equivalent) with the intention of recommending that the security be sold for a Fund or client. Scalping is prohibited whether or not you realize a profit from such transaction.

         D.       TRADING PARALLEL TO A FUND OR CLIENT

         You cannot buy a security if you know that the same or a related security is being bought contemporaneously by a Fund or client, or sell a security if you know that the same or a related security is being sold contemporaneously by a Fund or client.

         E.       TRADING AGAINST A FUND OR CLIENT

         You cannot:

         (1) buy a security if you know that a Fund or client is selling the same or a related security, or has sold the security, until seven (7) calendar days after the Fund's or client's order has either been executed or withdrawn, or

         (2) sell a security if you know that a Fund or client is buying the same or a related security, or has bought the security until seven (7) calendar days after the Fund's or client's order has either been executed or withdrawn.

         Refer to Section I.A., "Pre-Clearance Standards," of Appendix A of the Code for more details regarding the preclearance of personal securities transactions.

         F.       USING PROPRIETARY INFORMATION FOR PERSONAL TRANSACTIONS

         You cannot buy or sell a security based on Proprietary Information (5) without disclosing the information and receiving written authorization. If you wish to purchase or sell a security about which you obtained such information, you must report all of the information you obtained regarding the security to the Appropriate Analyst(s)(6), or to the Director of Compliance for dissemination to the Appropriate Analyst(s).

----------

(5) Proprietary Information: Information that is obtained or developed during the ordinary course of employment with the Franklin Templeton Group, whether by you or someone else, and is not available to persons outside the Franklin Templeton Group. Examples of such Proprietary Information include, among other things, internal research reports, research materials supplied to the Franklin Templeton Group by vendors and broker-dealers not generally available to the public, minutes of departmental/research meetings and conference calls, and communications with company officers (including confidentiality agreements). Examples of non-Proprietary Information include mass media publications (e.g., The Wall Street Journal, Forbes, and Fortune), certain specialized publications available to the public (e.g., Morningstar, Value Line, Standard and Poors), and research reports available to the general public.

(6) The Director of Compliance is designated on Schedule A. The "Appropriate Analyst" means any securities analyst or portfolio manager, other than you, making recommendations or investing funds on behalf of any associated client, who may be reasonably expected to recommend or consider the purchase or sale of the security in question.

         You will be permitted to purchase or sell such security if the Appropriate Analyst(s) confirms to the Preclearance Desk that there is no intention to engage in a transaction regarding the security within seven (7) calendar days on behalf of an Associated Client(7) and you subsequently preclear such security in accordance with Part 6 below.

         G. CERTAIN TRANSACTIONS IN SECURITIES OF FRANKLIN RESOURCES, INC., AND AFFILIATED CLOSED-END FUNDS, AND REAL ESTATE INVESTMENT TRUSTS

         If you are an employee of Franklin Resources, Inc. or any of its affiliates, including the Franklin Templeton Group, you cannot effect a short sale of the securities, including "short sales against the box" of Franklin Resources, Inc., or any of the Franklin or Templeton closed-end funds, Franklin real estate investment trusts or any other security issued by Franklin Resources, Inc. or its affiliates. This prohibition would also apply to effecting economically equivalent transactions, including, but not limited to sales of any option to buy (i.e., a call option) or purchases of any option to sell (i.e., a put option) and "swap" transactions or other derivatives. Officers and directors of the Franklin Templeton Group who may be covered by Section 16 of the Securities Exchange Act of 1934, are reminded that their obligations under that section are in addition to their obligations under this Code.

----------

(7) Associated Client: A Fund or client whose trading information would be available to the access person during the course of his or her regular functions or duties.

PART 4 - ADDITIONAL COMPLIANCE REQUIREMENTS APPLICABLE TO PORTFOLIO PERSONS(8)

4.1      REQUIREMENT TO DISCLOSE INTEREST AND METHOD OF DISCLOSURE

         As a Portfolio Person, you must promptly disclose your direct or indirect beneficial interest in a security whenever you learn that the security is under consideration for purchase or sale by an Associated Client in the Franklin Templeton Group and you;

         (1)      Have or share investment control of the Associated Client;

         (2) Make any recommendation or participate in the determination of which recommendation shall be made on behalf of the Associated Client; or

         (3) Have functions or duties that relate to the determination of which recommendation shall be made to the Associated Client.

         In such instances, you must initially disclose that beneficial interest orally to the primary portfolio manager (or other Appropriate Analyst) of the Associated Client(s) considering the security, the Director of Research and Trading or the Director of Compliance. Following that oral disclosure, you must send a written acknowledgment of that interest on Schedule E (or on a form containing substantially similar information) to the primary portfolio manager (or other Appropriate Analyst), with a copy to the Legal Compliance Department.

4.2      SHORT SALES OF SECURITIES

         You cannot sell short any security held by your Associated Clients, including "short sales against the box". Additionally, Portfolio Persons associated with the Templeton Group of Funds and clients cannot sell short any security on the Templeton "Bargain List". This prohibition would also apply to effecting economically equivalent transactions, including, but not limited to, sales of uncovered call

----------

(8) You are a "Portfolio Person" if you are an employee of the Franklin Templeton Group, and, in connection with your regular functions or duties, make or participate in the decision to purchase or sell a security by a Fund in the Franklin Templeton Group, or any other client or if your functions relate to the making of any recommendations about those purchases or sales. Portfolio Persons include portfolio managers, research analysts, traders, persons serving in equivalent capacities (such as Management Trainees), persons supervising the activities of Portfolio Persons, and anyone else so designated by the Compliance Officer.

options, purchases of put options while not owning the underlying security and short sales of bonds that are convertible into equity positions.

4.3      SHORT SWING TRADING

         Portfolio Persons cannot profit from the purchase and sale or sale and purchase within sixty calendar days of any security, including derivatives. Portfolio Persons are responsible for transactions that may occur in margin and option accounts and all such transactions must comply with this restriction.(9)

This restriction does NOT apply to:

         (1) trading within a shorter period if you do not realize a profit and if you do not violate any other provisions of this Code; and

         (2) profiting on the purchase and sale or sale and purchase within sixty calendar days of the following securities:

                           - securities that are direct obligations of the U.S. Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof;

                           - high quality short-term instruments ("money market instruments") including but not limited to (i) bankers' acceptances, (ii) U.S. bank certificates of deposit; (iii) commercial paper; and (iv) repurchase agreements;

                           - shares of registered open-end investment companies; and

                           - commodity futures, currencies, currency forwards and derivatives thereof.

         Calculation of profits during the 60 calendar day holding period generally will be based on "last-in, first-out" ("LIFO"). Portfolio Persons may elect to calculate their 60 calendar day profits on either a LIFO or FIFO ("first-in, first-out") basis when there has not been any activity in such security by their Associated Clients during the previous 60 calendar days.

----------

(9) This restriction applies equally to transactions occurring in margin and option accounts which may not be due to direct actions by the Portfolio Person. For example, a stock held less than 60 days that is sold to meet a margin call or the underlying stock of a covered call option held less than 60 days that is called away, would be a violation of this restriction if these transactions resulted in a profit for the Portfolio Person.

4.4      SERVICE AS A DIRECTOR

         As a Portfolio Person, you cannot serve as a director, trustee, or in a similar capacity for any company (excluding not-for-profit companies, charitable groups, and eleemosynary organizations) unless you receive approval from the Chief Executive Officer of the principal investment adviser to the Fund(s) of which you are a Portfolio Person and he/she determines that your service is consistent with the interests of the Fund(s) and its shareholders.

4.5      SECURITIES SOLD IN A PUBLIC OFFERING

         Portfolio Persons cannot buy securities in any initial public offering, or a secondary offering by an issuer, including initial public offerings of securities made by closed-end funds and real estate investment trusts advised by the Franklin Templeton Group. Purchases of open-end mutual funds are excluded from this prohibition.

4.6      INTERESTS IN PARTNERSHIPS AND SECURITIES ISSUED IN PRIVATE PLACEMENTS

         Portfolio Persons cannot acquire limited partnership interests or other securities in private placements unless they:

         (1)      complete the Private Placement Checklist (Schedule H);

         (2) provide supporting documentation (e.g., a copy of the offering memorandum); and

         (3)      obtain approval of the appropriate Chief Investment Officer;
                  and

         (4)      submit all documents to the Legal Compliance Department

Approval will only be granted after the Director of Compliance consults with an executive officer of Franklin Resources, Inc.

PART 5 - REPORTING REQUIREMENTS FOR ALL ACCESS PERSONS

5.1      REPORTING OF BENEFICIAL OWNERSHIP AND SECURITIES TRANSACTIONS

         Compliance with the following personal securities transaction reporting procedures is essential to enable us to meet our responsibilities to Funds and other clients and to comply with regulatory requirements. You are expected to comply with both the letter and spirit of these requirements, including completing and filing all reports required under the Code in a timely manner.

5.2      INITIAL HOLDINGS AND BROKERAGE ACCOUNT REPORTS

         A.       ALL ACCESS PERSONS (EXCEPT INDEPENDENT DIRECTORS)

         Every employee (new or transfer) of the Franklin Templeton Group who becomes an Access Person, must file:

                  (1)      An Acknowledgement Form;

                  (2) Schedule C: Initial, Annual & Updated Disclosure of Securities Holdings; and

                  (3) Schedule F: Initial, Annual & Updated Disclosure of Securities Accounts

         The Acknowledgement Form, Schedule C and Schedule F must be completed and returned to the Legal Compliance Department within 10 calendar days of the date the employee becomes an access person.

5.3      QUARTERLY TRANSACTION REPORTS

         A.       ALL ACCESS PERSONS (EXCEPT INDEPENDENT DIRECTORS)

         You must report all securities transactions by; (i) providing the Legal Compliance Department with copies of all broker's confirmations and statements within 10 calendar days after the end of the calendar quarter (which may be sent under separate cover by the broker) showing all transactions and holdings in securities and (ii) certifying by January 30th of each year that you have disclosed all such brokerage accounts on Schedule F to the Legal Compliance Department. The brokerage statements and confirmations must include all transactions in securities in which you have, or by reason of the transaction acquire any direct or indirect beneficial ownership, including transactions in a discretionary account and transactions for any account in which you have any economic interest and have or share investment control. Also, if you acquire securities by any other method which is not being reported to the Legal Compliance Department by a duplicate confirmation statement at or near the time of the acquisition, you must report that acquisition to the Legal Compliance Department on Schedule B within 10 calendar days after you are notified of the acquisition. Such acquisitions include, among other things, securities acquired by gift, inheritance, vesting,(10) stock splits, merger or reorganization of the issuer of the security.

         You must file these documents with the Legal Compliance Department not later than 10 calendar days after the end of each quarter, but you need not show or report transactions for any account over which you had no direct or indirect influence or control.(11) Failure to timely report transactions is a violation of Rule 17j-1 as well as the Code, and may be reported to the Fund's Board of Directors and may also result, among other things, in denial of future personal security transaction requests.

         B.       INDEPENDENT DIRECTORS

         If you are a director of the Franklin Templeton Group but you are not an "interested person" of the Fund, you are not required to file transaction reports unless you knew or should have known that, during the 15-day period before or after a transaction, the security was purchased or sold, or considered for purchase or sale, by a Fund or by Franklin Resources on behalf of a Fund.

----------

(10) You are not required to separately report the vesting of shares or options of Franklin Resources, Inc., received pursuant to a deferred compensation plan as such information is already maintained.

(11) See Sections 3.2 and 4.6 of the Code. Also, confirmations and statements of transactions in open-end mutual funds, including mutual funds sponsored by the Franklin Templeton Group are not required. See
         Section 3.3 above for a list of other securities that need not be reported. If you have any beneficial ownership in a discretionary account, transactions in that account are treated as yours and must be reported by the manager of that account (see Section 6.1.C below).

5.4      ANNUAL REPORTS - ALL ACCESS PERSONS

         A.       SECURITIES ACCOUNTS REPORTS (EXCEPT INDEPENDENT DIRECTORS)

         As an access person, you must file a report of all personal securities accounts on Schedule F, with the Legal Compliance Department, annually by January 30th. You must report the name and description of each securities account in which you have a direct or indirect beneficial interest, including securities accounts of a spouse and minor children. You must also report any account in which you have any economic interest and have or share investment control (e.g., trusts, foundations, etc.) other than an account for a Fund in, or a client of, the Franklin Templeton Group.

         B.       SECURITIES HOLDINGS REPORTS (EXCEPT INDEPENDENT DIRECTORS)

         You must file a report of personal securities holdings on Schedule C, with the Legal Compliance Department, by January 30th of each year. This report should include all of your securities holdings, including any security acquired by a transaction, gift, inheritance, vesting, merger or reorganization of the issuer of the security, in which you have any direct or indirect beneficial ownership, including securities holdings in a discretionary account and for any account in which you have any economic interest and have or share investment control. Your securities holding information must be current as of a date no more than 30 days before the report is submitted. You may attach copies of year-end brokerage statements to the Schedule C in lieu of listing each security position on the schedule.

         C. CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS (INCLUDING INDEPENDENT DIRECTORS)

         All access persons, including independent directors, will be asked to certify that they will comply with the Franklin Templeton Group's Code of Ethics and Policy Statement on Insider Trading by filing the Acknowledgment Form with the Legal Compliance Department within 10 business days of receipt of the Code. Thereafter, you will be asked to certify that you have complied with the Code during the preceding year by filing a similar Acknowledgment Form by January 30 of each year.

5.5 BROKERAGE ACCOUNTS AND CONFIRMATIONS OF SECURITIES TRANSACTIONS (EXCEPT INDEPENDENT DIRECTORS)

         If you are an access person , in the Franklin Templeton Group, before or at a time contemporaneous with opening a brokerage account with a registered broker-dealer, or a bank, or placing an initial order for the purchase or sale of securities with that broker-dealer or bank, you must:

         (1) notify the Legal Compliance Department, in writing, by completing Schedule D or by providing substantially similar information; and

         (2) notify the institution with which the account is opened, in writing, of your association with the Franklin Templeton Group.

         The Compliance Department will request the institution in writing to send to it duplicate copies of confirmations and statements for all transactions effected in the account simultaneously with their mailing to you.

         If you have an existing account on the effective date of this Code or upon becoming an access person, you must comply within 10 days with conditions
(1) and (2) above.

PART 6 - PRE-CLEARANCE REQUIREMENTS

6.1      PRIOR APPROVAL OF SECURITIES TRANSACTIONS

         A.       LENGTH OF APPROVAL

         Unless you are covered by Paragraph D below, you cannot buy or sell any security, without first contacting a Preclearance Officer by fax, phone, or e-mail and obtaining his or her approval. A clearance is good until the close of the business day following the day clearance is granted but may be extended in special circumstances, shortened or rescinded, as explained in Appendix A.

         B.       SECURITIES NOT REQUIRING PRECLEARANCE

         The securities enumerated below do not require preclearance under the Code. However, all other provisions of the Code apply, including, but not limited to: (i) the prohibited transaction provisions contained in Part 3.4 such as front-running; (ii) the additional compliance requirements applicable to portfolio persons contained in Part 4, (iii) the applicable reporting requirements contained in Part 5; and (iv) insider trading prohibitions.

You need NOT pre-clear transactions in the following securities:

         (1) MUTUAL FUNDS. Transactions in shares of any registered open-end mutual fund;

         (2) FRANKLIN RESOURCES, INC., AND ITS AFFILIATES. Purchases and sales of securities of Franklin Resources, Inc., closed-end funds of the Franklin Templeton Group, or real estate investment trusts advised by Franklin Properties Inc., as these securities cannot be purchased on behalf of our advisory clients.(12)

----------

(12) Officers, directors and certain other key management personnel who perform significant policy-making functions of Franklin Resources, Inc., the closed-end funds, and/or real estate investment trusts may have ownership reporting requirements in addition to these reporting requirements. Contact the Legal Compliance Department for additional information. See also the "Insider Trading Policy" attached.

         (3) SMALL QUANTITIES. Transactions that do not result in purchases or sales of more than 100 shares of any one security, regardless of where it is traded, in any 30 day period. HOWEVER, YOU MAY NOT EXECUTE ANY TRANSACTION, REGARDLESS OF QUANTITY, IF YOU LEARN THAT THE FUNDS ARE ACTIVE IN THE SECURITY. IT WILL BE PRESUMED THAT YOU HAVE KNOWLEDGE OF FUND ACTIVITY IN THE SECURITY IF, AMONG OTHER THINGS, YOU ARE DENIED APPROVAL TO GO FORWARD WITH A TRANSACTION REQUEST. Transactions made pursuant to dividend reinvestment plans ("DRIPs") do not require preclearance regardless of quantity or Fund activity.

         (4) GOVERNMENT OBLIGATIONS. Transactions in securities issued or guaranteed by the governments of the United States, Canada, the United Kingdom, France, Germany, Switzerland, Italy and Japan, or their agencies or instrumentalities, or derivatives thereof;

         (5) PAYROLL DEDUCTION PLANS. Securities purchased by an employee's spouse pursuant to a payroll deduction program, provided the Compliance Department has been previously notified in writing by the access person that the spouse will be participating in the payroll deduction program.

         (6) EMPLOYER STOCK OPTION PROGRAMS. Transactions involving the exercise and/or purchase by an access person or an access person's spouse of securities pursuant to a program sponsored by a corporation employing the access person or spouse.

         (7) PRO RATA DISTRIBUTIONS. Purchases effected by the exercise of rights issued pro rata to all holders of a class of securities or the sale of rights so received.

         (8) TENDER OFFERS. Transactions in securities pursuant to a bona fide tender offer made for any and all such securities to all similarly situated shareholders in conjunction with mergers, acquisitions, reorganizations and/or similar corporate actions. However, tenders pursuant to offers for less than all outstanding securities of a class of securities of an issuer must be precleared.

         (9) NOT ELIGIBLE FOR FUNDS AND CLIENTS. Transactions in any securities that are prohibited investments for all Funds and clients advised by the entity employing the access person.

         (10) NO INVESTMENT CONTROL. Transactions effected for an account or entity over which you do not have or share investment control (i.e., an account where someone else exercises complete investment control).

         (11) NO BENEFICIAL OWNERSHIP. Transactions in which you do not acquire or dispose of direct or indirect beneficial ownership (i.e., an account where in you have no financial interest).

         Although an access person's securities transaction may be exempt from pre-clearing, such transactions must comply with the prohibited transaction provisions of Section 3.4 above. Additionally, you may not trade any securities as to which you have "inside information" (see attached The Franklin Templeton Group Policy Statement on Insider Trading). If you have any questions, contact a

Preclearance Officer before engaging in the transaction. If you have any doubt whether you have or might acquire direct or indirect beneficial ownership or have or share investment control over an account or entity in a particular transaction, or whether a transaction involves a security covered by the Code, you should consult with a Preclearance Officer before engaging in the transaction.

         C.       DISCRETIONARY ACCOUNTS

         You need not pre-clear transactions in any discretionary account for which a registered broker-dealer, a registered investment adviser, or other investment manager acting in a similar fiduciary capacity, which is not affiliated with the Franklin Templeton Group, exercises sole investment discretion, if the following conditions are met:(13)

         (1) The terms of each account relationship ("Agreement") must be in writing and filed with a Preclearance Officer prior to any transactions.

         (2) Any amendment to each Agreement must be filed with a Preclearance Officer prior to its effective date.

         (3) The Portfolio Person certifies to the Compliance Department at the time such account relationship commences, and annually thereafter, as contained in Schedule G of the Code that such Portfolio Person does not have direct or indirect influence or control over the account, other than the right to terminate the account.

         (4) Additionally, any discretionary account that you open or maintain with a registered broker-dealer, a registered investment adviser, or other investment manager acting in a similar fiduciary capacity must provide duplicate copies of confirmations and statements for all transactions effected in the account simultaneously with their delivery to you., If your discretionary account acquires securities which are not reported to a Preclearance Officer by a duplicate confirmation, such transaction must be reported to a Preclearance Officer on Schedule B within 10 days after you are notified of the acquisition.14

----------

(13) Please note that these conditions apply to any discretionary account in existence prior to the effective date of this Code or prior to your becoming an access person. Also, the conditions apply to transactions in any discretionary account, including pre-existing accounts, in which you have any direct or indirect beneficial ownership, even if it is not in your name.

(14) Any pre-existing agreement must be promptly amended to comply with this condition. The required reports may be made in the form of an account statement if they are filed by the applicable deadline.

         However, if you make any request that the discretionary account manager enter into or refrain from a specific transaction or class of transactions, you must first consult with a Preclearance Officer and obtain approval prior to making such request.

         D.       DIRECTORS WHO ARE NOT ADVISORY PERSONS OR ADVISORY
                  REPRESENTATIVES

         You need not pre-clear any securities if:

         (1) You are a director of a Fund in the Franklin Templeton Group and a director of the fund's advisor;

         (2) You are not an "advisory person"(15) of a Fund in the Franklin Templeton Group; and

         (3)      You are not an employee of any Fund,

         or

         (1)      You are a director of a Fund in the Franklin Templeton Group;

         (2) You are not an "advisory representative"(16) of Franklin Resources or any subsidiary; and

         (3)      You are not an employee of any Fund,

unless you know or should know that, during the 15-day period before the transaction, the security was purchased or sold, or considered for purchase or sale, by a Fund or by Franklin Resources on behalf of a Fund or other client.

----------

(15) An "advisory person" of a registered investment company or an investment adviser is any employee, who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by an advisory client , or whose functions relate to the making of any recommendations with respect to such purchases or sales. Advisory person also includes any natural person in a control relationship to such company or investment adviser who obtains information concerning recommendations made to such company with regard to the purchase or sale of a security.

(16) Generally, an "advisory representative" is any person who makes any recommendation, who participates in the determination of which recommendation shall be made, or whose functions or duties relate to the determination of which recommendation shall be made, or who, in connection with his duties, obtains any information concerning which securities are being recommended prior to the effective dissemination of such recommendations or of the information concerning such recommendations. See Section II of Appendix A for the legal definition of "Advisory Representative."

         Directors qualifying under this paragraph are required to comply with all applicable provisions of the Code including reporting their initial holdings and brokerage accounts in accordance with 5.2, personal securities transactions and accounts in accordance with 5.3 and 5.5, and annual reports in accordance with 5.4 of the Code.

PART 7 - PENALTIES FOR VIOLATIONS OF THE CODE

         The Code is designed to assure compliance with applicable law and to maintain shareholder confidence in the Franklin Templeton Group.

         In adopting this Code, it is the intention of the Boards of Directors/Trustees, to attempt to achieve 100% compliance with all requirements of the Code - but it is recognized that this may not be possible. Incidental failures to comply with the Code are not necessarily a violation of the law or the Franklin Templeton Group's Statement of Principles. Such isolated or inadvertent violations of the Code not resulting in a violation of law or the Statement of Principles will be referred to the Director of Compliance and/or management personnel, and disciplinary action commensurate with the violation, if warranted, will be imposed.

         However, if you violate any of the enumerated prohibited transactions contained in Parts 3 and 4 of the Code, you will be expected to give up any profits realized from these transactions to Franklin Resources for the benefit of the affected Funds or other clients. If Franklin Resources cannot determine which Fund(s) or client(s) were affected, the proceeds will be donated to a charity chosen by Franklin Resources. Failure to disgorge profits when requested may result in additional disciplinary action, including termination of employment.

         Further, a pattern of violations that individually do not violate the law or Statement of Principles, but which taken together demonstrate a lack of respect for the Code of Ethics, may result in disciplinary action including termination of employment. A violation of the Code resulting in a violation of the law will be severely sanctioned, with disciplinary action including, but not limited to, referral of the matter to the board of directors of the affected Fund, termination of employment or referral of the matter to the appropriate regulatory agency for civil and/or criminal investigation.

PART 8 - A REMINDER ABOUT THE FRANKLIN TEMPLETON GROUP INSIDER TRADING POLICY

         The Code of Ethics is primarily concerned with transactions in securities held or to be acquired by any of the Funds or Franklin Resources' clients, regardless of whether those transactions are based on inside information or actually harm a Fund or a client.

         The Insider Trading Policy (attached to this document) deals with the problem of insider trading in securities that could result in harm to a Fund, a client, or members of the public, and applies to all directors, officers and employees of any entity in the Franklin Templeton Group. Although the requirements of the Code and the Insider Trading Policy are similar, you must comply with both.

APPENDIX A: COMPLIANCE PROCEDURES, DEFINITIONS, AND OTHER ITEMS

         This appendix sets forth the additional responsibilities and obligations of Compliance Officers, and the Legal/Administration and Legal/Compliance Departments, under the Franklin Templeton Group Code of Ethics and Policy Statement on Insider Trading.

I.       RESPONSIBILITIES OF EACH DESIGNATED COMPLIANCE OFFICER

         A.       PRE-CLEARANCE STANDARDS

                  1.       GENERAL PRINCIPLES

         The Director of Compliance, or a Preclearance Officer, shall only permit an access person to go forward with a proposed security(17) transaction if he or she determines that, considering all of the facts and circumstances, the transaction does not violate the provisions of Rule 17j-1, or of this Code and there is no likelihood of harm to a client.

                  2.       ASSOCIATED CLIENTS

         Unless there are special circumstances that make it appropriate to disapprove a personal securities transaction request, a Preclearance Officer shall consider only those securities transactions of the "Associated Clients" of the access person, including open and executed orders and recommendations, in determining whether to approve such a request. "Associated Clients" are those Funds or clients whose trading information would be available to the access person during the course of his or her regular functions or duties. Currently, there are three groups of Associated Clients: (i) the Franklin Mutual Series Funds and clients advised by Franklin Mutual Advisers, LLC ("Mutual Clients");
(ii) the Franklin Group of Funds and the clients advised by the various Franklin investment advisers ("Franklin Clients"); and (iii) the Templeton Group of Funds and the clients advised by the various Templeton investment advisers ("Templeton Clients"). Thus, persons who have access to the trading information of Mutual Clients generally will be precleared solely against the securities transactions of the Mutual Clients, including open and executed orders and recommendations. Similarly, persons who have access to the trading information of Franklin Clients or Templeton Clients generally will be precleared solely against the securities transactions of Franklin Clients or Templeton Clients, as appropriate.

----------

(17) Security includes any option to purchase or sell, and any security that is exchangeable for or convertible into, any security that is held or to be acquired by a fund.

         Certain officers of Franklin Resources, as well as legal, compliance, fund accounting, investment operations and other personnel who generally have access to trading information of the funds and clients of the Franklin Templeton Group during the course of their regular functions and duties, will have their personal securities transactions precleared against executed transactions, open orders and recommendations of the entire Franklin Templeton Group.

                  3.       SPECIFIC STANDARDS

                           (a) Securities Transactions by Funds or clients

         No clearance shall be given for any transaction in any security on any day during which an Associated Client of the access person has executed a buy or sell order in that security, until seven (7) calendar days after the order has been executed. Notwithstanding a transaction in the previous seven days, clearance may be granted to sell if the security has been disposed of by all Associated Clients.

                           (b) Securities under Consideration

                                    Open Orders

         No clearance shall be given for any transaction in any security on any day which an Associated Client of the access person has a pending buy or sell order for such security, until seven (7) calendar days after the order has been executed.

                                    Recommendations

         No clearance shall be given for any transaction in any security on any day on which a recommendation for such security was made by a Portfolio Person, until seven (7) calendar days after the recommendation was made and no orders have subsequently been executed or are pending.

                           (c)  Private Placements

         In considering requests by Portfolio Personnel for approval of limited partnerships and other private placement securities transactions, the Director of Compliance shall consult with an executive officer of Franklin Resources, Inc. In deciding whether to approve the transaction, the Director of Compliance and the executive officer shall take into account, among other factors, whether the investment opportunity should be reserved for a Fund or other client, and whether the investment opportunity is being offered to the Portfolio Person by virtue of his or her position with the Franklin Templeton Group. If the Portfolio Person receives clearance for the transaction, an investment in the same issuer may only be made for a Fund or client if an executive officer of Franklin Resources, Inc., who has been informed of the Portfolio Person's pre-existing investment and who has no interest in the issuer, approves the transaction.

                           (d)  Duration of Clearance

         If a Preclearance Officer approves a proposed securities transaction, the order for the transaction must be placed and effected by the close of the next business day following the day approval was granted. The Director of Compliance may, in his or her discretion, extend the clearance period up to seven calendar days, beginning on the date of the approval, for a securities transaction of any access person who demonstrates that special circumstances make the extended clearance period necessary and appropriate.(18) The Director of Compliance may, in his or her discretion, after consultation with a member of senior management for Franklin Resources, Inc., renew the approval for a particular transaction for up to an additional seven calendar days upon a similar showing of special circumstances by the access

----------

(18) Special circumstances include but are not limited to, for example, differences in time zones, delays due to travel, and the unusual size of proposed trades or limit orders. Limit orders must expire within the applicable clearance period.

person. The Director of Compliance may shorten or rescind any approval or renewal of approval under this paragraph if he or she determines it is appropriate to do so.

         B.       WAIVERS BY THE DIRECTOR OF COMPLIANCE

         The Director of Compliance may, in his or her discretion, after consultation with an executive officer of Franklin Resources, Inc., waive compliance by any access person with the provisions of the Code, if he or she finds that such a waiver:

         (1) is necessary to alleviate undue hardship or in view of unforeseen circumstances or is otherwise appropriate under all the relevant facts and circumstances;

         (2) will not be inconsistent with the purposes and objectives of the Code;

         (3) will not adversely affect the interests of advisory clients of the Franklin Templeton Group, the interests of the Franklin Templeton Group or its affiliates; and

         (4) will not result in a transaction or conduct that would violate provisions of applicable laws or regulations.

         Any waiver shall be in writing, shall contain a statement of the basis for it, and a copy shall be promptly sent by the Director of Compliance to the General Counsel of Franklin Resources, Inc.

         C.       CONTINUING RESPONSIBILITIES OF THE LEGAL COMPLIANCE DEPARTMENT

         A Preclearance Officer shall make a record of all requests for pre-clearance regarding the purchase or sale of a security, including the date of the request, the name of the access person, the details of the proposed transaction, and whether the request was approved or denied. A Preclearance Officer shall keep a record of any waivers given, including the reasons for each exception and a description of any potentially conflicting Fund or client transactions.

         A Preclearance Officer shall also collect the signed initial acknowledgments of receipt and the annual acknowledgments from each access person of receipt of a copy of the Code and Insider Trading Policy, as well as reports, as applicable, on Schedules B, C, D, E and F of the Code. In addition, a Preclearance Officer shall request copies of all confirmations, and other information with respect to an account opened and maintained with the broker-dealer by any access person of the Franklin Templeton Group. A Preclearance Officer shall preserve those acknowledgments and reports, the records of consultations and waivers, and the confirmations, and other information for the period required by applicable regulation.

         A Preclearance Officer shall review brokerage transaction confirmations, account statements, Schedules B, C, D, E, F and Private Placement Checklists of Access Persons for compliance with the Code. The reviews shall include, but are not limited to;

         (1) Comparison of brokerage confirmations, Schedule Bs, and/or brokerage statements to preclearance request worksheets or, if a private placement, the Private Placement Checklist;

         (2) Comparison of brokerage statements and/or Schedule Fs to current securities holding information;

         (3) Comparison of Schedule C to current securities account information;

         (4) Conducting periodic "back-testing" of access person transactions, Schedule Es and/or Schedule Gs in comparison to fund and client transactions;

         A Preclearance Officer shall evidence review by initialing and dating the appropriate document. Any apparent violations of the Code detected by a Preclearance Officer during his or her review shall be promptly brought to the attention of the Director of Compliance.

         D.       PERIODIC RESPONSIBILITIES OF THE LEGAL COMPLIANCE DEPARTMENT

         The Legal Compliance Department shall consult with the General Counsel and the Human Resources Department, as the case may be, to assure that:

         (1) Adequate reviews and audits are conducted to monitor compliance with the reporting, pre-clearance, prohibited transaction and other requirements of the Code.

         (2) Adequate reviews and audits are conducted to monitor compliance with the reporting, pre-clearance, prohibited transaction and other requirements of the Code.

         (3) All access persons and new employees of the Franklin Templeton Group are adequately informed and receive appropriate education and training as to their duties and obligations under the Code.

         (4) There are adequate educational, informational and monitoring efforts to ensure that reasonable steps are taken to prevent and detect unlawful insider trading by access persons and to control access to inside information.

         (5) Written compliance reports are submitted to the Board of Directors of Franklin Resources, Inc., and the Board of each relevant Fund at least annually. Such reports will describe any issues arising under the Code or procedures since the last report, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations.

         (6) The Legal Compliance Department will certify at least annually to the Fund's board of directors that the Franklin Templeton Group has adopted procedures reasonably necessary to prevent Access Persons from violating the Code, and

         (7)      Appropriate records are kept for the periods required by law.

         E.       APPROVAL BY FUND'S BOARD OF DIRECTORS

         (1)      Basis for Approval

                  The Board of Directors/Trustees must base its approval of the Code on a determination that the Code contains provisions reasonably necessary to prevent access persons from engaging in any conduct prohibited by rule 17j-1.

         (2)      New Funds

         At the time a new fund is organized, the Legal Compliance Department will provide the Fund's board of directors, a certification that the investment adviser and principal underwriter have adopted procedures reasonably necessary to prevent Access Persons from violating the Code. Such certification will state that the Code contains provisions reasonably necessary to prevent Access Persons from violating the Code.

         (3)      Material Changes to the Code of Ethics

         The Legal Compliance Department will provide the Fund's board of directors a written description of all material changes to the Code no later than six months after adoption of the material change by the Franklin Templeton Group.

II.      COMPILATION OF DEFINITIONS OF IMPORTANT TERMS

         For purposes of the Code of Ethics and Insider Trading Policy, the terms below have the following meanings:

1934 ACT - The Securities Exchange Act of 1934, as amended.

1940 ACT - The Investment Company Act of 1940, as amended.

ACCESS PERSON - Each director, trustee, general partner or officer, and any other person that directly or indirectly controls (within the meaning of Section 2(a)(9) of the 1940 Act) the Franklin Templeton Group or a person, including an Advisory Representative, who has access to information concerning recommendations made to a Fund or client with regard to the purchase or sale of a security.

ADVISORY REPRESENTATIVE - Any officer or director of Franklin Resources; any employee who makes any recommendation, who participates in the determination of which recommendation shall be made, or whose functions or duties relate to the determination of which recommendation shall be made; any employee who, in connection with his or her duties, obtains any information concerning which securities are being recommended prior to the effective dissemination of such recommendations or of the information concerning such recommendations; and any of the following persons who obtain information concerning securities recommendations being made by Franklin Resources prior to the effective dissemination of such recommendations or of the information concerning such recommendations: (i) any person in a control relationship to Franklin Resources, (ii) any affiliated person of such controlling person, and
         (iii) any affiliated person of such affiliated person.

AFFILIATED PERSON - same meaning as Section 2(a)(3) of the Investment Company
         Act of 1940. An "affiliated person" of an investment company includes directors, officers, employees, and the investment adviser. In addition, it includes any person owning 5% of the company's voting securities, any person in which the investment company owns 5% or more of the voting securities, and any person directly or indirectly controlling, controlled by, or under common control with the company.

APPROPRIATE ANALYST - With respect to any access person, any securities analyst or portfolio manager making investment recommendations or investing funds on behalf of an Associated Client and who may be reasonably expected to recommend or consider the purchase or sale of a security.

ASSOCIATED CLIENT - A Fund or client whose trading information would be available to the access person during the course of his or her regular functions or duties.

BENEFICIAL OWNERSHIP - Has the same meaning as in Rule 16a-1(a)(2) under the 1934 Act. Generally, a person has a beneficial ownership in a security if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the security. There is a presumption of a pecuniary interest in a security held or acquired by a member of a person's immediate family sharing the same household.

FUNDS - Investment companies in the Franklin Templeton Group of Funds.

HELD OR TO BE ACQUIRED - A security is "held or to be acquired" if within the most recent 15 days it (i) is or has been held by a Fund, or (ii) is being or has been considered by a Fund or its investment adviser for purchase by the Fund.

PORTFOLIO PERSON - Any employee of the Franklin Templeton Group, who, in connection with his or her regular functions or duties, makes or participates in the decision to purchase or sell a security by a Fund in the Franklin Templeton Group, or any other client or if his or her functions relate to the making of any recommendations about those purchases or sales. Portfolio Persons include portfolio managers, research analysts, traders, persons serving in equivalent capacities (such as Management Trainees), persons supervising the activities of Portfolio Persons, and anyone else designated by the Director of Compliance

PROPRIETARY ACCOUNTS - Any corporate account or other account including, but not limited to, a limited partnership, a corporate hedge fund, a limited liability company or any other pooled investment vehicle in which Franklin Resources or its affiliates, owns 5 percent or more of the outstanding capital or is entitled to 25% or more of the profits or losses in the account (excluding any asset based investment management fees based on average periodic net assets in accounts).

SECURITY - Any stock, note, bond, evidence of indebtedness, participation or interest in any profit-sharing plan or limited or general partnership, investment contract, certificate of deposit for a security, fractional undivided interest in oil or gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit), guarantee of, or warrant or right to subscribe for or purchase any of the foregoing, and in general any interest or instrument commonly known as a security, except commodity futures, currency and currency forwards. For the purpose of this Code, "security" does not include:

         (1)      Direct obligations of the Government of the United States;

         (2) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

         (3)      Shares issued by open-end funds.

See Section III of Appendix A for a summary of different requirements for different types of securities.

III. SECURITIES EXEMPT FROM THE PROHIBITED , REPORTING, AND PRE-CLEARANCE PROVISIONS

         A.       PROHIBITED TRANSACTIONS

         Securities that are EXEMPT from the prohibited transaction provisions of Section 3.4 include:

         (1) securities that are direct obligations of the U.S. Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof;

         (2) high quality short-term instruments ("money market instruments") including but not limited to (i) bankers' acceptances, (ii) U.S. bank certificates of deposit; (iii) commercial paper; and (iv) repurchase agreements;

         (3)      shares of registered open-end investment companies;

         (4) commodity futures, currencies, currency forwards and derivatives thereof;

         (5) securities that are prohibited investments for all Funds and clients advised by the entity employing the access person; and

         (6) transactions in securities issued or guaranteed by the governments or their agencies or instrumentalities of Canada, the United Kingdom, France, Germany, Switzerland, Italy and Japan and derivatives thereof.

         B.       REPORTING AND PRECLEARANCE

         Securities that are EXEMPT from both the reporting requirements of
         Section 5 and preclearance requirements of Section 6 of the Code include:

         (1) securities that are direct obligations of the U.S. Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof;

         (2) high quality short-term instruments ("money market instruments") including but not limited to (i) bankers' acceptances, (ii) U.S. bank certificates of deposit; (iii) commercial paper; and (iv) repurchase agreements;

         (3)      shares of registered open-end investment companies; and

         (4) commodity futures, currencies, currency forwards and derivatives thereof.

IV.      LEGAL REQUIREMENT

         Rule 17j-1 under the Investment Company Act of 1940 ("1940 Act") makes it unlawful for any affiliated person of the Franklin Templeton Group in connection with the purchase or sale of a security, including any option to purchase or sell, and any security convertible into or exchangeable for, any security that is "held or to be acquired" by a Fund in the Franklin Templeton
Group:

     A.  To employ any device, scheme or artifice to defraud a Fund;

     B. To make to a Fund any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     C. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Fund; or

     D.  To engage in any manipulative practice with respect to a Fund.

         A security is "held or to be acquired" if within the most recent 15 days it (i) is or has been held by a Fund, or (ii) is being or has been considered by a Fund or its investment adviser for purchase by the Fund.

                         APPENDIX B: FORMS AND SCHEDULES

                               ACKNOWLEDGMENT FORM

             CODE OF ETHICS AND POLICY STATEMENT ON INSIDER TRADING

To:      DIRECTOR OF COMPLIANCE, LEGAL COMPLIANCE DEPARTMENT

I hereby acknowledge receipt of a copy of the Franklin Templeton Group's CODE OF ETHICS AND POLICY STATEMENT ON INSIDER TRADING, AMENDED AND RESTATED, FEBRUARY 2000, which I have read and understand. I will comply fully with all provisions of the Code and the Insider Trading Policy to the extent they apply to me during the period of my employment. Additionally, I authorize any broker-dealer, bank or investment adviser with whom I have securities accounts and accounts in which I have beneficial ownership, to provide brokerage confirmations and statements as required for compliance with the Code. I further understand and acknowledge that any violation of the Code or Insider Trading Policy, including engaging in a prohibited transaction or failure to file reports as required (see Schedules B, C, D, E, F and G), may subject me to disciplinary action, including termination of employment.

--------------------------------------------------------------------------------
SIGNATURE:

--------------------------------------------------------------------------------
PRINT NAME:

--------------------------------------------------------------------------------
TITLE:

--------------------------------------------------------------------------------
DEPARTMENT:

--------------------------------------------------------------------------------
LOCATION:

--------------------------------------------------------------------------------
DATE ACKNOWLEDGMENT WAS SIGNED:

--------------------------------------------------------------------------------

  RETURN TO: LEGAL COMPLIANCE DEPARTMENT, 2000 ALAMEDA DE LAS PULGAS - FLOOR 2

SCHEDULE A: LEGAL AND COMPLIANCE OFFICERS AND PRECLEARANCE DESK TELEPHONE & FAX NUMBERS(19)

LEGAL OFFICER

MURRAY SIMPSON
EXECUTIVE VICE PRESIDENT & GENERAL COUNSEL
FRANKLIN RESOURCES, INC.
901 MARINERS ISLAND BLVD.
7TH FLOOR
SAN MATEO, CA 94404
(650) 525 -7331
COMPLIANCE OFFICERS

-------------------------------------------------------------------------------------
Director of Compliance                     PRECLEARANCE OFFICERS

James M. Davis                             Stephanie Harwood
Franklin Resources, Inc.                   Wally Enrico
2000 Alameda de las Pulgas, Suite 200F     Legal Compliance Department
San Mateo, CA 94403                        2000 Alameda de las Pulgas, Suite 200E
(650) 312-2832                             San Mateo, CA 94403
                                           (650) 312-3693  (telephone)
                                           (650) 312-5646  (facsimile)
                                           Preclear, Legal  (internal e-mail address)
                                         Lpreclear@frk.com  (external e-mail address)
-------------------------------------------------------------------------------------

----------

(19)     As of February 2000

SCHEDULE B: SECURITIES TRANSACTION REPORT

This report of personal securities transactions NOT reported by duplicate confirmations and brokerage statements pursuant to Section 5.3 of the Code is required pursuant to Rule 204-2(a) of the Investment Advisers Act of 1940 or Rule 17j-1(c) of the Investment Company Act of 1940. The report must be completed and submitted to the Compliance Department no later than 10 calendar days after the end of the calendar quarter. Refer to Section 5.3 of the Code of Ethics for further instructions.

-------------------------------------------------------------------------------------------------------------------------------
TRADE   BUY, SELL   SECURITY DESCRIPTION, INCLUDING      TYPE OF      QUANTITY OR   PRICE   BROKER - DEALER   DATE PRECLEARANCE
DATE    OR OTHER       INTEREST RATE AND MATURITY       SECURITY      PRINCIPAL                OR BANK         OBTAINED FROM
                            (IF APPROPRIATE)          (STOCK, BOND,     AMOUNT                                 COMPLIANCE DEPT.
                                                      OPTION, ETC)
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

The report or recording of any transaction above shall not be construed as an admission that I have any direct or indirect ownership in the securities.

--------------------   --------------------   ---------------   ---------------
    (PRINT NAME)            (SIGNATURE)            (DATE)       (QUARTER ENDING)

                     RETURN TO: LEGAL COMPLIANCE DEPARTMENT,
                    2000 ALAMEDA DE LAS PULGAS, SUITE 200E,
                              SAN MATEO, CA 94403

SCHEDULE C: INITIAL, ANNUAL & UPDATED DISCLOSURE OF ACCESS PERSONS SECURITIES HOLDINGS

This report shall set forth the security name or description and security class of each security holding in which you have a direct or indirect beneficial interest, including holdings by a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to you, other than authority to trade for a Fund in or a client of the Franklin Templeton Group.. In lieu of listing each security position below, you may instead attach copies of brokerage statements, sign below and return Schedule C and brokerage statements to the Legal Compliance Department within 10 days if an initial report or by January 30th of each year if an annual report. Refer to Sections 5.2.A and 5.4.A of the Code for additional filing instructions.

----------------------------------------------------------------------------------------
 SECURITY DESCRIPTION,       TYPE OF
INCLUDING INTEREST RATE     SECURITY      QUANTITY OR
    AND MATURITY (IF      (STOCK, BOND,    PRINCIPAL    NAME OF BROKER -
      APPROPRIATE)        OPTION, ETC.)      AMOUNT      DEALER OR BANK   ACCOUNT NUMBER
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------


[ ]  I DID NOT HAVE ANY PERSONAL SECURITIES HOLDINGS FOR YEAR ENDED ____________

[ ] I HAVE ATTACHED STATEMENTS CONTAINING ALL MY PERSONAL SECURITIES HOLDINGS FOR THE YEAR ENDED ______

     TO THE BEST OF MY KNOWLEDGE I HAVE DISCLOSED ALL OF MY SECURITIES ACCOUNTS AND/OR INVESTMENTS IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL INTEREST, INCLUDING SECURITY ACCOUNTS OF A SPOUSE, MINOR CHILDREN, TRUSTS, FOUNDATIONS, AND ANY ACCOUNT FOR WHICH TRADING AUTHORITY HAS BEEN DELEGATED AN UNAFFILIATED PARTY.

--------------------   --------------------   ---------------   ---------------
     PRINT NAME              SIGNATURE              DATE           YEAR ENDED

     * Securities that are EXEMPT from being reported on Schedule C include: (i) securities that are direct obligations of the U.S. Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof; (ii) high quality short-term instruments ("money market instruments") including but not limited to bankers' acceptances, U.S. bank certificates of deposit; commercial paper; and repurchase agreements; (iii) shares of registered open-end investment companies; and (iv) commodity futures, currencies, currency forwards and derivatives thereof.

SCHEDULE D: NOTIFICATION OF SECURITIES ACCOUNT OPENING

DATE: _____________________________

TO:   Preclearance Desk
      Legal Compliance Department
      2000 Alameda de las Pulgas, Suite 200E
      San Mateo, CA 94403
      (650) 312-3693
      FAX: (650) 312-5646

FROM: NAME: _______________________________________

      DEPARTMENT: _________________________________

      LOCATION: ___________________________________

      EXTENSION: __________________________________

      ARE YOU A REG. REPRESENTATIVE?     YES [ ]     NO [ ]

      ARE YOU AN ACCESS PERSON?          YES [ ]     NO [ ]

This is to advise you that I will be opening or have opened a securities account with the following firm:

                PLEASE FILL OUT COMPLETELY TO EXPEDITE PROCESSING

NAME ON ACCOUNT: _______________________________________________________________
                     (If other than employee, please state relationship i.e.,
                                spouse, son, daughter, trust, etc.)

ACCT # OR SSN #: _______________________________________________________________

NAME OF FIRM:    _______________________________________________________________

ATTN:            _______________________________________________________________

ADDRESS OF FIRM: _______________________________________________________________

CITY/STATE/ZIP:  _______________________________________________________________

* All Franklin registered representatives and Access Persons, PRIOR TO OPENING A BROKERAGE ACCOUNT OR PLACING AN INITIAL ORDER, are required to notify the Legal Compliance Department and the executing broker-dealer in writing. This includes accounts in which the registered representative or access person has or will have a financial interest (e.g., a spouse's account) or discretionary authority (e.g., a trust account for a minor child).

Upon receipt of the NOTIFICATION OF SECURITIES ACCOUNT OPENING form, the Legal Compliance Department will contact the broker-dealer identified above and request that it receive duplicate confirmations and statements of your brokerage account.

SCHEDULE E: NOTIFICATION OF DIRECT OR INDIRECT BENEFICIAL INTEREST

If you have any beneficial ownership in a security and you recommend to the Appropriate Analyst that the security be considered for purchase or sale by an Associated Client, or if you carry out a purchase or sale of that security for an Associated Client, you must disclose your beneficial ownership to the Legal Compliance Department and the Appropriate Analyst in writing on Schedule E (or an equivalent form containing similar information) before the purchase or sale, or before or simultaneously with the recommendation.

---------------------------------------------------------------------------------------------------------------------------------
                                                                                            PRIMARY
                                                  METHOD OF                                PORTFOLIO
                         OWNERSHIP               ACQUISITION    DATE AND METHOD LEARNED   MANAGER OR     NAME OF
                       TYPE (DIRECT     YEAR     (PURCH/GIFT/     THAT SECURITY UNDER     APPROPRIATE    PERSON    DATE OF VERBAL
SECURITY DESCRIPTION   OR INDIRECT)   ACQUIRED      OTHER)      CONSIDERATION BY FUNDS      ANALYST     NOTIFIED    NOTIFICATION
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------   ---------------------------   --------------------
        (PRINT NAME)                  (SIGNATURE)                  (DATE)

                    RETURN TO: LEGAL COMPLIANCE DEPARTMENT,
                    2000 ALAMEDA DE LAS PULGAS, SUITE 200E,
                              SAN MATEO, CA 94403

SCHEDULE F: INITIAL, ANNUAL & UPDATED DISCLOSURE OF SECURITIES ACCOUNTS

      This report shall set forth the name and description of each securities account in which you have a direct or indirect beneficial interest, including securities accounts of a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to you, other than authority to trade for a Fund in, or a client of, the Franklin Templeton Group. In lieu of listing each securities account below, you may instead attach copies of the brokerage statements, sign below and return Schedule F and brokerage statements to the Compliance Department.

--------------------------------------------------------------------------------------------------------
 NAME(S) ON ACCOUNT   NAME OF BROKERAGE       ADDRESS OF BROKERAGE FIRM,                 NAME OF ACCOUNT
(REGISTRATION SHOWN     FIRM, BANK OR          BANK OR INVEST. ADVISER         ACCOUNT     EXECUTIVE/
   ON STATEMENT)     INVESTMENT ADVISER   (STREET, CITY, STATE AND ZIP CODE)    NUMBER   REPRESENTATIVE
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

      TO THE BEST OF MY KNOWLEDGE I HAVE DISCLOSED ALL OF MY SECURITIES ACCOUNTS IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL INTEREST, INCLUDING SECURITY ACCOUNTS OF A SPOUSE, MINOR CHILDREN, TRUSTS, FOUNDATIONS, AND ANY ACCOUNT FOR WHICH TRADING AUTHORITY HAS BEEN DELEGATED TO ME.

--------------------   --------------------   ---------------   ---------------
     PRINT NAME              SIGNATURE              DATE           YEAR ENDED

                    RETURN TO: LEGAL COMPLIANCE DEPARTMENT,
                    2000 ALAMEDA DE LAS PULGAS, SUITE 200E,
                              SAN MATEO, CA 94403

SCHEDULE G: INITIAL AND ANNUAL CERTIFICATION OF DISCRETIONARY AUTHORITY

This report shall set forth the account name or description in which you have a direct or indirect beneficial interest, including holdings by a spouse, minor children, trusts, foundations, and as to which trading authority has been delegated by you to an unaffiliated registered broker-dealer, registered investment adviser, or other investment manager acting in a similar fiduciary capacity, who exercises sole investment discretion.

------------------------------------------------------------------------------------------------------------------------------
                                                                                       TYPE OF OWNERSHIP
                                              NAME/DESCRIPTION OF BROKERAGE FIRM,     DIRECT OWNERSHIP (DO)    ACCOUNT NUMBER
NAME(S) AS SHOWN ON ACCOUNT OR INVESTMENT   BANK, INVESTMENT ADVISER OR INVESTMENT   INDIRECT OWNERSHIP (IO)   (IF APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

      TO THE BEST OF MY KNOWLEDGE I HAVE DISCLOSED ALL OF MY SECURITIES ACCOUNTS AND/OR INVESTMENTS IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL INTEREST, INCLUDING SECURITY ACCOUNTS OF A SPOUSE, MINOR CHILDREN, TRUSTS, FOUNDATIONS, AND ANY ACCOUNT FOR WHICH TRADING AUTHORITY HAS BEEN DELEGATED AN UNAFFILIATED PARTY. FURTHER, I CERTIFY THAT I DO NOT HAVE ANY DIRECT OR INDIRECT INFLUENCE OR CONTROL OVER THE ACCOUNTS LISTED ABOVE.

--------------------   --------------------   ---------------   ---------------
     PRINT NAME              SIGNATURE              DATE           YEAR ENDED

                    RETURN TO: LEGAL COMPLIANCE DEPARTMENT,
                    2000 ALAMEDA DE LAS PULGAS, SUITE 200E,
                              SAN MATEO, CA 94403

SCHEDULE H: CHECKLIST FOR INVESTMENTS IN PARTNERSHIPS AND SECURITIES ISSUED IN PRIVATE PLACEMENTS

GENERAL INSTRUCTIONS: In considering requests by Access Persons for approval of limited partnerships and other private placement securities transactions, the Director of Compliance shall consult with an executive officer of Franklin Resources, Inc. In deciding whether to approve the transaction, the Director of Compliance and the executive officer shall take into account, among other factors, whether the investment opportunity should be reserved for a Fund or other client, and whether the investment opportunity is being offered to the access person by virtue of his or her position with the Franklin Templeton Group. IF THE ACCESS PERSON RECEIVES CLEARANCE FOR THE TRANSACTION, AN INVESTMENT IN THE SAME ISSUER MAY ONLY BE MADE FOR A FUND OR CLIENT IF AN EXECUTIVE OFFICER OF FRANKLIN RESOURCES, INC., WHO HAS BEEN INFORMED OF THE ACCESS PERSON'S PRE-EXISTING INVESTMENT AND WHO HAS NO INTEREST IN THE ISSUER, APPROVES THE TRANSACTION.

IN ORDER TO PROCESS YOUR REQUEST, PLEASE PROVIDE THE FOLLOWING INFORMATION:

1) Name/Description of proposed investment: ____________________________________

2) Proposed Investment Amount:              ____________________________________


3) Please attach pages of the offering memorandum (or other documents) summarizing the investment opportunity, including:

   a) Name of the partnership/hedge fund/issuer;

   b) Name of the general partner, location & telephone number;

   c) Summary of the offering; including the total amount the offering/issuer;

   d) Percentage your investment will represent of the total offering;

   e) Plan of distribution; and

   f) Investment objective and strategy,

PLEASE RESPOND TO THE FOLLOWING QUESTIONS:

4) Was this investment opportunity presented to you in your capacity as a portfolio manager, trader or research analyst? If no, please explain the relationship, if any, you have to the issuer or principals of the issuer.


5) Is this investment opportunity suitable for any fund/client that you advise? If yes, why isn't the investment being made on behalf of the fund/client? If no, why isn't the investment opportunity suitable for the fund/clients?


6) Do any of the fund/clients that you advise presently hold securities of the issuer of this proposed investment (e.g., common stock, preferred stock, corporate debt, loan participations, partnership interests, etc)? If yes, please provide the names of the funds/clients and security description.

7) Do you presently have or will you have any managerial role with the company/issuer as a result of your investment? If yes, please explain in detail your responsibilities, including any compensation you will receive.


8) Will you have any investment control or input to the investment decision making process?


9) If applicable, will you receive reports of portfolio holdings? If yes, when and how frequently will these be provided?


Reminder: Personal securities transactions that do not generate brokerage confirmations must be reported to the Legal Compliance Department on Schedule B within 10 calendar days after you are notified.

             ________________________________________   ________________________
                        Name of Access Person

             ________________________________________   ________________________
                       Access Person Signature                   Date

Approved by: ________________________________________   ________________________
                Chief Investment Officer Signature               Date

                            LEGAL COMPLIANCE USE ONLY

DATE RECEIVED: _________________________________________________________________

DATE ENTERED IN LOTUS NOTES: ___________________________________________________

DATE FORWARDED FRI EXECUTIVE OFFICER:
                                      __________________________________________

PRECLEARED:                           (ATTACH E-MAIL)  DATE:
                 [YES]     [NO]                              ___________________

DATE ENTERED IN APII:
                      _____________________________

           APPENDIX C: INVESTMENT ADVISOR AND BROKER-DEALER AND OTHER
            SUBSIDIARIES OF FRANKLIN RESOURCES, INC. - FEBRUARY 2000

------------------------------------------------------------------------------------------------------------
Franklin Advisers, Inc.                       IA       Templeton Management Limited (Canada)          IA
------------------------------------------------------------------------------------------------------------
Franklin Advisory Services, LLC.              IA       Templeton Franklin Investment Services, Inc.   IA/BD
------------------------------------------------------------------------------------------------------------
Franklin Investment Advisory Services, Inc.   IA       Templeton Investment Counsel, Inc.             IA
------------------------------------------------------------------------------------------------------------
Franklin Management, Inc.                     IA       Templeton Asset Management, Ltd.               IA/FIA
------------------------------------------------------------------------------------------------------------
Franklin Mutual Advisers, LLC                 IA       Templeton Investment Management Co. Ltd.       FIA
                                                       (Japan)
------------------------------------------------------------------------------------------------------------
Franklin Properties, Inc.                     REA      Closed Joint-Stock Company Templeton           FIA
                                                       (Russia)
------------------------------------------------------------------------------------------------------------
Franklin Templeton Distributors, Inc.         IA/BD    Templeton Unit Trust Management Ltd. (UK)      FBD
------------------------------------------------------------------------------------------------------------
Franklin Asset Management (Proprietary)
Ltd.                                          IA       Orion Fund Management Ltd.                     FIA
------------------------------------------------------------------------------------------------------------
Templeton (Switzerland), Inc.                 FBD      Templeton Global Advisors Ltd. (Bahamas)       IA
------------------------------------------------------------------------------------------------------------
Templeton Franklin Investment Services
(Asia) Ltd.                                   FBD      Templeton Asset Management (India) Pvt. Ltd.   FIA/FBD
------------------------------------------------------------------------------------------------------------
`Templeton Investment Management Limited
(UK)                                          IA/FIA   Templeton Italia SIM S.p.A. (Italy)            FBD
------------------------------------------------------------------------------------------------------------
Templeton Global Strategic Services S.A.      FBD      Templeton Global Strategic Services            FBD
(Luxembourg)                                           (Deutschland) GmbH (Germany)
------------------------------------------------------------------------------------------------------------
Templeton Investment Management
(Australia) Ltd.                              FIA      Templeton Funds Annuity Company                INS
------------------------------------------------------------------------------------------------------------
Franklin Templeton Investment Services,
Inc.                                          TA
------------------------------------------------------------------------------------------------------------
Franklin Templeton Services, Inc.             BM
------------------------------------------------------------------------------------------------------------

Codes:
IA:  US registered investment adviser
BD:  US registered broker-dealer
FIA: Foreign equivalent investment adviser
FBD: Foreign equivalent broker-dealer
TA:  US registered transfer agent
BM:  Business manager to the funds
REA: Real estate adviser
INS: Insurance company

THE FRANKLIN TEMPLETON GROUP POLICY STATEMENT ON INSIDER TRADING

A.       LEGAL REQUIREMENT

         Pursuant to the Insider Trading and Securities Fraud Enforcement Act of 1988, it is the policy of the Franklin Templeton Group to forbid any officer, director, employee, consultant acting in a similar capacity, or other person associated with the Franklin Templeton Group from trading, either personally or on behalf of clients, including all client assets managed by the entities in the Franklin Templeton Group, on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Franklin Templeton Group's Policy Statement on Insider Trading applies to every officer, director, employee or other person associated with the Franklin Templeton Group and extends to activities within and outside their duties with the Franklin Templeton Group. Every officer, director and employee must read and retain this policy statement. Any questions regarding the Franklin Templeton Group's Policy Statement on Insider Trading or the Compliance Procedures should be referred to the Legal Department.

         The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an "insider") or to communications of material non-public information to others.

         While the law concerning insider trading is not static, it is generally understood that the law prohibits:

         (1) trading by an insider, while in possession of material non-public information; or

         (2) trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

         (3)      communicating material non-public information to others.

         The elements of insider trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this policy statement, you have any questions, you should consult the Legal Department.

                       POLICY STATEMENT ON INSIDER TRADING


B.       WHO IS AN INSIDER?

         The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's outside attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, an investment adviser may become a temporary insider of a company it advises or for which it performs other services. According to the U.S. Supreme Court, the company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

C.       WHAT IS MATERIAL INFORMATION?

         Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of the company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

         Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Wall Street Journal and whether those reports would be favorable or not.

D.       WHAT IS NON-PUBLIC INFORMATION?

         Information is non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the Securities and Exchange Commission ("SEC"), or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

                       POLICY STATEMENT ON INSIDER TRADING


E.       BASIS FOR LIABILITY

         1.       FIDUCIARY DUTY THEORY

         In 1980, the Supreme Court found that there is no general duty to disclose before trading on material non-public information, but that such a duty arises only where there is a fiduciary relationship. That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will not disclose any material non-public information or refrain from trading. Chiarella v. U.S., 445 U.S. 22 (1980).

         In Dirks v. SEC, 463 U.S. 646 (1983), the Supreme Court stated alternate theories under which non-insiders can acquire the fiduciary duties of insiders. They can enter into a confidential relationship with the company through which they gain information (e.g., attorneys, accountants), or they can acquire a fiduciary duty to the company's shareholders as "tippees" if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company's shareholders.

         However, in the "tippee" situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure. The benefit does not have to be pecuniary but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

         2.       MISAPPROPRIATION THEORY

         Another basis for insider trading liability is the "misappropriation" theory, under which liability is established when trading occurs on material non-public information that was stolen or misappropriated from any other person. In U.S. v. Carpenter, supra, the Court found, in 1987, a columnist defrauded The Wall Street Journal when he stole information from the Wall Street Journal and used it for trading in the securities markets. It should be noted that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

F.       PENALTIES FOR INSIDER TRADING

         Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

         -        civil injunctions;

         -        treble damages;

         -        disgorgement of profits;

         -        jail sentences;

                       POLICY STATEMENT ON INSIDER TRADING


         - fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

         - fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

         In addition, any violation of this policy statement can result in serious sanctions by the Franklin Templeton Group, including dismissal of any person involved.

G.       INSIDER TRADING PROCEDURES

         Each access person, Compliance Officer, the Risk Management Department, and the Legal Department, as the case may be, shall comply with the following procedures.

         1.       IDENTIFYING INSIDE INFORMATION

         Before trading for yourself or others, including investment companies or private accounts managed by the Franklin Templeton Group, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

         -        Is the information material?

         - Is this information that an investor would consider important in making his or her investment decisions?

         - Is this information that would substantially affect the market price of the securities if generally disclosed?

         -        Is the information non-public?

         -        To whom has this information been provided?

         - Has the information been effectively communicated to the marketplace (e.g., published in Reuters, The Wall Street Journal or other publications of general circulation)?

If, after consideration of these questions, you believe that the information may be material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:

         (i) Report the matter immediately to the designated Compliance Officer, or if he or she is not available, to the Legal Department.

         (ii) Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by the Franklin Templeton Group.

                       POLICY STATEMENT ON INSIDER TRADING


         (iii) Do not communicate the information inside or outside the Franklin Templeton Group, other than to the Compliance Officer or the Legal Department.

         (iv) The Compliance Officer shall immediately contact the Legal Department for advice concerning any possible material, non-public information.

         (v) After the Legal Department has reviewed the issue and consulted with the Compliance Officer, you will be instructed either to continue the prohibitions against trading and communication noted in (ii) and (iii), or you will be allowed to trade and communicate the information.

         (vi) In the event the information in your possession is determined by the Legal Department or the Compliance Officer to be material and non-public, it may not be communicated to anyone, including persons within the Franklin Templeton Group, except as provided in (i) above. In addition, care should be taken so that the information is secure. For example, files containing the information should be sealed and access to computer files containing material non-public information should be restricted to the extent practicable.

         2.       RESTRICTING ACCESS TO OTHER SENSITIVE INFORMATION

         All Franklin Templeton Group personnel also are reminded of the need to be careful to protect from disclosure other types of sensitive information that they may obtain or have access to as a result of their employment or association with the Franklin Templeton Group.

                  (i)      GENERAL ACCESS CONTROL PROCEDURES

                  The Franklin Templeton Group has established a process by which access to company files that may contain sensitive or non-public information such as the Bargain List and the Source of Funds List is carefully limited. Since most of the Franklin Templeton Group files which contain sensitive information are stored in computers, personal identification numbers, passwords and/or code access numbers are distributed to Franklin Templeton Group computer access persons only. This activity is monitored on an ongoing basis. In addition, access to certain areas likely to contain sensitive information is normally restricted by access codes.

                                                       Adopted February 25, 2000

                        MANUFACTURERS ADVISER CORPORATION
                              AMENDED AND RESTATED
                                 CODE OF ETHICS

1.       DEFINITIONS

         1.1 ADVISER. As used in this Code, the term "Adviser" shall mean Manufacturers Adviser Corporation.

         1.2 ADVISORY CLIENT. As used in this Code, "Advisory Client" shall mean:

         (a) any company registered under the Investment Company Act of 1940 (or any series of such company) for which the Adviser is the investment adviser including, but not limited to, certain series of Manufacturers Investment Trust and

         (b) any other person for which the Adviser acts as the investment adviser.

         1.3 ADVISORY PERSON. As used in this Code, the term "Advisory Person" shall mean:

         (a) any employee of the Adviser, or of any company which is an affiliate of the Adviser, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security for an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales and shall include any "Investment Person" or "Portfolio Manager" as defined below; and

         (b) any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to an Advisory Client with regard to the purchase or sale of a Covered Security.

         A person does not become an Advisory Person due to the following:

         (i) assisting in the preparation of public reports, or receiving public reports (but excluding reports regarding current recommendations or trading) or

         (ii) obtaining knowledge of current recommendations on trading activity on an infrequent or inadvertent basis.

         1.4 NON-ADVISORY DIRECTOR OR OFFICER. As used in this Code, the term "Non-Advisory Director or Officer" shall mean a director or officer of the Adviser who is not an Advisory Person.

         1.5 ACCESS PERSON. As used in this Code, the term "Access Person" shall mean any director, officer, general partner or Advisory Person of the Adviser.

         1.6 ACTIVE CONSIDERATION. A Security will be deemed under "Active Consideration" when a recommendation to purchase or sell the Security has been made and communicated to the person or persons ultimately making the decision to buy or sell the Security. A Security will also be deemed under "Active Consideration" whenever an Advisory Person focuses on the Security and seriously considers recommending the Security to an Advisory Client.

         A Security will be deemed under "Active Consideration" until the Adviser on behalf of the Advisory Client implements or rejects the recommendation or until the proper Advisory Person decides not to recommend the purchase or sale of the Security for an Advisory Client.

         A Security will not be deemed under "Active Consideration" if the Security is being reviewed only as part of a general industrial survey or other broad monitoring of the securities market.

         1.7 BENEFICIAL OWNERSHIP. "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "1934 Act") in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder.

         1.8 INVESTMENT PERSON. As used in this Code, the term "Investment Person" shall mean:

         (i) any employee of the Adviser (or of any company in a control relationship to Adviser), including a Portfolio Manager, who in connection with his or her regular functions or duties makes or participates in making recommendations regarding the purchase or sale of securities by any Advisory Client or

         (ii) any natural person who controls the Adviser who obtains information concerning recommendations made to any Advisory Client regarding purchase or sales of securities by the Advisory Client.

         1.9 PORTFOLIO MANAGER. As used in this Code, the term "Portfolio Manager" shall mean the person or persons with the direct responsibility and authority to make investment decisions affecting an Advisory Client.

         1.10 PRIVATE PLACEMENT. A private placement means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505 or rule 506 under the Securities Act of 1933.

         1.11 COVERED SECURITY. "Covered Security" shall mean a security as defined in Section 2(a)(36) of the Investment Company Act, except that it shall not include direct obligations of the Government of the United States, high quality, short-term debt instruments(1) (including but not limited to bankers' acceptances, bank certificates of deposit, commercial paper and repurchase agreements) and shares of U.S. registered open-end investment companies.

         1.12 INITIAL PUBLIC OFFERING. Initial public offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the 1934 Act.


--------
(1) A high quality, short term debt security means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

         1.13 PURCHASE OR SALE OF A COVERED SECURITY. "Purchase or Sale of a Covered Security" includes, inter alia, the writing of an option to purchase or sell a Covered Security.

         1.14 SUPERVISORY PERSON. The General Counsel of the Adviser or his or her designee.

         1.15 TRUST. As used in this Code, "Trust" shall mean Manufacturers Investment Trust, a Massachusetts Business Trust registered as an open-end diversified investment company under the Investment Company Act of 1940 (the "1940 Act").

         1.16 ADDITIONAL DEFINITIONS. All other terms used in this Code shall be defined by reference to the 1940 Act or the Securities Exchange Act of 1934.

2. PURPOSE OF THE CODE.

         2.1 This Code establishes rules of conduct for Access Persons of the Adviser and is designed to govern the personal securities activities of Access Persons. In general, in connection with personal securities transactions, Access Persons should:

                  (1) always place the interests of the Advisory Clients first;

                  (2) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an Access Person's position of trust and responsibility; and

                  (3)      not take inappropriate advantage of their positions.

         2.2 The Code is designed to prevent certain practices by Access Persons in connection with the purchase or sale, directly or indirectly, by such Access Persons of securities held or to be acquired by an Advisory Client. These include:

         (a) employing any device, scheme or artifice to defraud an Advisory Client;

         (b) making any untrue statement of a material fact or omitting to state a material fact that renders statements made to an Advisory Client, in light of the circumstances under which they are made, not misleading;

         (c) engaging in any act, practice, or course of business that operates or would operate as a fraud or deceit upon an Advisory Client; or

         (d) engaging in any manipulative practice with respect to an Advisory Client.

3.       PROHIBITED PURCHASE AND SALES.

         3.1 No Access Person shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to his or her actual knowledge at the time of such purchase or sale;

         (a) is currently under Active Consideration for purchase or sale by the Adviser on behalf of an Advisory Client; or

         (b) is being purchased or sold by the Adviser on behalf of an Advisory Client; provided, however, that such Covered Security may be purchased or sold by an Access Person if five calendar days have elapsed from the date the Adviser on behalf of an Advisory

                  Client ceased activity in the purchase or sale of such Covered Security except as noted in Section 3.2 below.

         3.2 No Portfolio Manager shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership within seven calendar days before and after the particular Advisory Client that he or she manages trades in that Covered Security.

         3.3 No Investment Person shall acquire any Covered Securities in an initial public offering for his or her personal account.

         3.4 No Investment Person shall acquire, directly or indirectly, Beneficial Ownership of any Covered Security in a private placement without the prior approval of the Supervisory Person. This approval shall take into account whether the investment opportunity should be reserved for an Advisory Client, whether the opportunity is being offered to an individual by virtue of his or her position with the Adviser or an Advisory Client and any other relevant factors. If an Investment Person has purchased a Covered Security in a private placement, then:

         (a) such Investment Person must disclose to an Advisory Client his or her ownership of the Covered Security if he or she has a material role in the Adviser's subsequent consideration to purchase the Covered Security on behalf of the Advisory Client and

         (b) the Adviser's decision to purchase the Covered Security on behalf of an Advisory Client must be reviewed by at least two other Investment Persons with no personal interest in the issuer.

         3.5 No Investment Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Securities of which such Investment Person has Beneficial Ownership within 60 calendar days. Shares of mutual funds registered pursuant to the laws of Canada or any province thereof and direct obligations of the Canadian Government or any province thereof are exempt from this requirement.

         3.6 These prohibitions shall apply to the purchase or sale by any Access Person of any convertible Covered Security, option or warrant of any issuer whose underlying securities are under Active Consideration by the Adviser on behalf of an Advisory Client.

         3.7 Any profits realized on transactions prohibited by this Section 3 shall be paid to a charitable organization designated by the Adviser.

         3.8 These prohibitions shall not apply to purchases and sales specified in Section 4 of this Code.

4.       EXEMPT TRANSACTIONS.

         The prohibitions in Section 3 of this Code shall not apply to the following transactions by Access Persons;

         (a) purchases or sales effected in any account over which an Access Person has no direct or indirect influence or control;

         (b) purchases or sales of Securities which are not eligible for purchase or sale by any Advisory Client;

         (c) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer;

         (d) purchases or sales which are non-volitional on the part of either the Access Person or the Advisory Client;

         (e) purchases which are part of an automatic dividend reinvestment plan.

5.       PROHIBITED BUSINESS CONDUCT.

         No Access Person shall, either directly or indirectly;

         (a) engage in any business transaction or arrangement for personal profit based on confidential information gained by way of employment with the Adviser;

         (b) communicate non-public information about Security transactions of an Advisory Client whether current or prospective, to anyone unless necessary as part of the regular course of the Advisory Client's business. Non-public information regarding particular Securities, including reports and recommendations of the Adviser, must not be given to anyone who is not an Investment Person without prior approval of the Supervisory Person. However, this prohibition shall not prevent an Access Person from communicating with an officer or director/trustee/partner of an Advisor Client regarding current or prospective Security transactions for the Advisory Client; or

         (c) buy or sell any Security or any other property from or to an Advisory Client.

         NO INVESTMENT PERSON SHALL:

         (a) serve on the board of directors of any publicly traded company without prior authorization from the Supervisory Person based upon a determination that such board service would be consistent with the interests of all the Advisory Clients. Any Investment Person so authorized to serve as a director will be isolated from other Advisory Persons making investment decisions regarding such company through a "Chinese Wall" or other procedures;

         (b) or accept a gift, favor, or service of more than de minimis value from any person or company which, to the actual knowledge of such Investment Person, does business or might do business with an Advisory Client, the Adviser, or any of the Adviser's affiliates (Any gifts of over $50 shall be reported to the Investment Person's supervisor);

6.       PRECLEARANCE

         An Access Person may directly or indirectly, acquire or dispose of a Beneficial Ownership of a Covered Security only if:

         (a)      such purchase or sale has been approved by the Supervisory
                  Person,

         (b) the approved transaction is completed within five business days approval is received (except for Access Persons in the Adviser's United Kingdom office, where such preclearance shall be valid only for a period of 24 hours) and

         (c) the Supervisory Person has not rescinded such approval prior to execution of the transaction.

         Non-Advisory Directors and Officers are not subject to these preclearance procedures. Covered Securities acquired or disposed of pursuant to transactions described in Section 4 of this Code are not subject to these preclearance procedures.

         The following types of securities and transactions are not required to be precleared:

         (a) Purchases and sales of securities of companies having a capitalization of at least $500 million.

         (b) Shares of mutual funds registered pursuant to the laws of Canada or any province thereof.

         (c) Direct obligations of the Canadian Government or any province thereof.

7.       REPORTING.

INITIAL AND ANNUAL REPORTING

         7.1 Every Access Persons shall provide to the board of directors of the Adviser within 10 days after becoming an Access Person and annually thereafter a report listing all Covered Securities in which he or she has any direct or indirect beneficial ownership in the Covered Security; provided, however, that an Access Person shall not be required to make a report with respect to securities held in an account over which he or she has no direct or indirect influence or control. The information in the annual report must be current as of a date no more than 30 days before the report is filed.

         7.2 The report required by Section 7.1 shall include the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and the date that the report is submitted by the Access Person.

QUARTERLY REPORTING

         7.3 Within 10 days after the end of a calendar quarter, an Access Person shall report to the board of directors of the Adviser any transaction during the quarter in a Covered Security in which he or she had, or by reason of such transaction acquired, any direct or indirect beneficial ownership; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which he or she has no direct or indirect influence or control.

         7.4 Any quarterly transaction reports required by section 7.3 shall state:

         (a) the title and number of shares, the interest rate and maturity date (if applicable) and the principal amount of the Covered Security involved;

         (b) (if applicable) the date and nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition) or the date the account was established;

         (c)      the price at which the transaction was effected;

         (d) the name of the broker, dealer or bank with or through whom the transaction was effected or with whom the Access Person established or maintained the account.

         (e)      The date that the report is submitted by the Access Person.

         7.5 Within 10 days after the end of a calendar quarter, an Access Person shall report to the board of directors of the Adviser with respect to any account established by the Access Person in which securities were held during the quarter for the direct or indirect benefit of the Access Person; provided, however, that an Access Person shall not be required to make a report with respect to any securities held in any account over which he or she has no direct or indirect influence or control. Any such quarterly account report shall include the name of the broker, dealer or bank with whom the Access Person established the account; the date the account was established; and the date that the report is submitted by the Access Person.

         7.6 An Access Person need not make a quarterly transaction report or the quarterly account report if the report would duplicate information contained in broker trade confirmations or account statements received by the Adviser with respect to the Access Person in the time required, if all of the required information is contained in the broker trade confirmations or account statements or in the records of the Adviser.

DISCLAIMER OF BENEFICIAL OWNERSHIP

         7.7 Any report required by this Section 7 may also contain a statement declaring that the reporting or recording of any transaction shall not be construed as an admission by the Access Person making the report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

ANNUAL ACCESS PERSON CERTFICATION

         7.8 Each Access Person shall certify annually that he or she has read and understood the Code and recognizes that he or she is subject to the Code. Further, each Access Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

ANNUAL REPORTS TO THE BOARD OF TRUSTEES/DIRECTORS OF ANY ADVISORY CLIENT REGISTERED UNDER THE 1940 ACT

         7.9 At least annually, the Adviser shall report to the Board of Trustees/Directors of any advisory client registered under the 1940 Act (a "1940 Act Advisory Client") regarding:

         (a) All existing procedures concerning personal trading activities and any procedural changes made during the past year;

         (b)      any recommended changes to the Code or procedures; and

         (c) any issues arising under the Code since the last report to the Board of Trustees/Directors of any 1940 Act Advisory Client, including, but not limited to, information about any material violations of the Code and any sanctions imposed in response to the material violations.

         The Adviser shall also certify to the Board of Trustees/Directors of any 1940 Act Advisory Client at least annually that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.


         8.       SANCTIONS.

         Upon learning of a violation of this Code, the Adviser may impose any sanctions as it deems appropriate under the circumstance, including, but not limited to, letters of reprimand, suspension or termination of employment, disgorgement of profits and notification to regulatory authorities in the case of Code violations which also constitute fraudulent conduct.

         All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the Board of Directors of the Adviser.

             MORGAN STANLEY DEAN WITTER AFRICA INVESTMENT FUND, INC.
               MORGAN STANLEY DEAN WITTER ASIA-PACIFIC FUND, INC.
              MORGAN STANLEY DEAN WITTER EASTERN EUROPE FUND, INC.
             MORGAN STANLEY DEAN WITTER EMERGING MARKETS FUND, INC.
           MORGAN STANLEY DEAN WITTER EMERGING MARKETS DEBT FUND, INC.
          MORGAN STANLEY DEAN WITTER GLOBAL OPPORTUNITY BOND FUND, INC.
                MORGAN STANLEY DEAN WITTER HIGH YIELD FUND, INC.
             MORGAN STANLEY DEAN WITTER INDIA INVESTMENT FUND, INC.
                     THE LATIN AMERICAN DISCOVERY FUND, INC.
                             THE MALAYSIA FUND, INC.
                       THE PAKISTAN INVESTMENT FUND, INC.
                               THE THAI FUND, INC.
                        THE TURKISH INVESTMENT FUND, INC.
                            (THE "CLOSED-END FUNDS")

                                       AND

               MORGAN STANLEY DEAN WITTER INSTITUTIONAL FUND, INC.
                MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC.
             MORGAN STANLEY DEAN WITTER STRATEGIC ADVISER FUND, INC.
   (THE "OPEN-END FUNDS", AND TOGETHER WITH THE CLOSED-END FUNDS, THE "FUNDS")

                                       AND

              MORGAN STANELY DEAN WITTER INVESTMENT MANAGEMENT INC.
                         ("MSDW INVESTMENT MANAGEMENT")

                                       AND

                         MILLER ANDERSON & SHERRARD, LLP
              ("MAS", AND TOGETHER WITH MSDW INVESTMENT MANAGEMENT,
                           THE "INVESTMENT MANAGERS")

                                       AND

                        MORGAN STANLEY & CO. INCORPORATED
                                   ("MS&CO.")

                                 CODE OF ETHICS

1.       Purposes

         This Code of Ethics has been adopted by the Funds, the Investment Managers and MS&Co., the principal underwriter of the Open-End Funds, in accordance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act"). Rule 17j-1 under the Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by affiliated persons (as defined under the Act) of such companies. Specifically, Rule 17j-1 provides that it is unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of an investment adviser of or principal underwriter for a registered investment company, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by such registered investment company:

         (a) To employ any device, scheme or artifice to defraud such registered investment company;

         (b) To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (c) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

         (d) To engage in any manipulative practice with respect to such registered investment company.

         While Rule 17j-1 is designed to protect only the interests of the Funds and their stockholders, the Investment Managers apply the policies and procedures described in this Code of Ethics to all employees of the Investment Managers to protect the interests of their non-Fund clients as well (hereinafter, where appropriate, non-Fund clients of the Investment Managers are referred to as "Advisory Clients" and any reference to an Advisory Client(s) relates only to the activities of employees of the Investment Managers).

         The purpose of this Code of Ethics is to (i) ensure that Access Persons conduct their personal securities transactions in a manner which does not (a) create an actual or potential conflict of interest with the Funds' or an Advisory Client's portfolio transactions, (b) place their personal interests before the interest of the Funds and their stockholders or an Advisory Client or
(c) take unfair advantage of their relationship to the Funds or an Advisory Client and (ii) provide policies and procedures consistent with the Act and Rule 17j-1 designed to give effect to the general prohibitions set forth in Rule 17j-l.

         Among other things, the procedures set forth in this Code of Ethics require that all (i) Access Persons review this Code of Ethics at least annually, (ii) Access Persons, unless excepted by Sections 8. (d) and (e) of this Code of Ethics, report transactions in Covered Securities, (iii) Access Persons refrain from engaging in certain transactions, and (iv) employees of the Investment Managers pre-clear with the Compliance Department or the trading desk at MAS any transactions in Covered Securities.

2.       Definitions

         (a) "Access Person" means any director, officer or Advisory Person of the Funds or of the Investment Managers, and any director or officer of MS&Co., who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by the Funds.

         (b) "Advisory Person" means any employee of the Funds, or of the Investment Managers (or of any company in a control relationship to the Funds or the Investment Managers), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Funds or an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

         (c) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

         (d)      "Control" shall have the same meaning as that set forth in
                  Section 2(a)(9) of the Act.

         (e) "Compliance Department" means the MSDW Investment Management or MAS Compliance Department.

         (f) "Covered Security" means a security as defined in Section 2(a)(36) of the Act, except that it does not include: (i) shares of registered open-end investment companies, (ii) direct obligations of the Government of the United States, and
                  (iii) bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements.

         (g) "Disinterested Director" means a director of a Fund who is not an "interested person" of such Fund within the meaning of
                  Section 2(a)(19) of the Act.

         (h) "Purchase or sale (or sell)" with respect to a Covered Security means any acquisition or disposition of a direct or indirect beneficial interest in a Covered Security, including, inter alia, the writing or buying of an option to purchase or sell a Covered Security.

         (i) "Security held or to be acquired" means (i) any Covered Security which, within the most recent 15 days, is or has been held by a Fund or an Advisory Client, or is being or has been considered by a Fund or an Advisory Client or the Investment Managers for purchase by a Fund or an Advisory Client; and
                  (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in this paragraph.

3.       Prohibited Transactions

         (a) No Access Person or employee of the Investment Managers shall purchase or sell any Covered Security which to his or her actual knowledge at the time of such purchase or sale:

                  (i) is being considered for purchase or sale by a Fund or an Advisory Client; or

                  (ii)     is being purchased or sold by a Fund or an Advisory
                           Client.

         (b) No employee of the Investment Managers shall purchase or sell a Covered Security while there is a pending "buy" or "sell" order in the same or a related security for a Fund or an Advisory Client until that order is executed or withdrawn.

         (c) No Advisory Person shall purchase or sell a Covered Security within seven calendar days before or after any portfolio(s) of the Funds over which such Advisory Person exercises investment discretion or an Advisory Client over which the Advisory Person exercises investment discretion purchases or sells the same or a related Covered Security. Any profits realized or unrealized by the Advisory Person on a prohibited purchase or sale within the proscribed period shall be disgorged to a charity.

         (d) No employee of the Investment Managers shall profit from the purchase and sale or sale and purchase of the same (or equivalent) Covered Security within 60 calendar days. Any profits realized on such purchase or sale shall be disgorged to a charity.

         (e) No Access Person or employee of the Investment Managers shall purchase any securities in an initial public offering.

         (f) No employee of the Investment Managers shall purchase privately-placed securities unless such purchase is pre-approved by the Compliance Department. Any such person who has previously purchased privately-placed securities must disclose such purchases to the Compliance Department before such person participates in a Fund's or an Advisory Client's subsequent consideration of an investment in the securities of the same or a related issuer. Upon such disclosure, the Compliance Department shall appoint another person with no personal interest in the issuer, to conduct an independent review of such Fund's or such Advisory Client's decision to purchase securities of the same or a related issuer.

         (g) No Access Person or employee of the Investment Managers shall recommend the purchase or sale of any Covered Securities to a Fund or to an Advisory Client without having disclosed to the Compliance Department his or her interest, if any, in such Covered Securities or the issuer thereof, including without limitation (i) his or her direct or indirect beneficial ownership of any securities of such issuer, (ii) any contemplated purchase or sale by such person of such securities, (iii) any position with such issuer or its affiliates, and (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other; provided, however, that in the event the interest of such person in such securities or the issuer thereof is not material to his or her personal net worth and any contemplated purchase or sale by such person in such securities cannot reasonably be expected to have a material adverse effect on any such purchase or sale by a Fund or an Advisory Client or on the market for the securities generally, such person shall not be required to disclose his or her interest in the securities or the issuer thereof in connection with any such recommendation.

         (h) No Access Person or employee of the Investment Managers shall reveal to any other person (except in the normal course of his or her duties on behalf of a Fund or an Advisory Client) any information regarding the purchase or sale of any Covered Security by a Fund or an Advisory Client or consideration of the purchase or sale by a Fund or an Advisory Client of any such Covered Security.

4. Pre-Clearance of Covered Securities Transactions and Permitted Brokerage Accounts

         No employee of MSDW Investment Management shall purchase or sell Covered Securities without prior written authorization from its Compliance Department. No employee of MAS shall purchase or sell Covered Securities without prior written authorization from the appropriate trading desk. Pre-clearance of a purchase or sale shall be valid and in effect only for the business day in which such pre-clearance is given; provided, however, that the approval of an unexecuted purchase or sale is deemed to be revoked when the employee becomes aware of facts or circumstances that would have resulted in the denial of approval of the approved purchase or sale were such facts or circumstances made known to the Compliance Department or MAS trading desk, as appropriate, at the time the proposed purchase or sale was originally presented for approval. The Investment Managers require all of their employees to maintain their personal brokerage accounts at MS&Co. or a broker/dealer affiliated with MS&Co. (hereinafter, a "Morgan Stanley Account"). Outside personal brokerage accounts are permitted only under very limited circumstances and only with express written approval by the Compliance Department. The Compliance Department has implemented procedures reasonably designed to monitor purchases and sales effected pursuant to the aforementioned pre-clearance procedures.

5.       Exempted Transactions

         (a) The prohibitions of Section 3 and Section 4 of this Code of Ethics shall not apply to:

                  (i) Purchases or sales effected in any account over which an Access Person or an employee of the Investment Managers has no direct or indirect influence or control;

                  (ii)     Purchases or sales which are non-volitional;

                  (iii) Purchases which are part of an automatic dividend reinvestment plan; or

                  (iv) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities and sales of such rights so acquired, but only to the extent such rights were acquired from such issuer.

         (b)      Notwithstanding the prohibitions of Sections 3. (a), (b) and
                  (c) of this Code of Ethics, the Compliance Department or MAS trading desk, as appropriate, may approve a purchase or sale of a Covered Security by employees of the Investment Managers which would appear to be in contravention of the prohibitions in Sections 3. (a), (b) and (c) if it is determined that (i) the facts and circumstances applicable at the time of such purchase or sale do not conflict with the interests of a Fund or an Advisory Client, or (ii) such purchase or sale is only remotely potentially harmful to a Fund or an Advisory Client because it would be very unlikely to affect a highly institutional market, or because it is clearly not related economically to the securities to be purchased, sold or held by such Fund or Advisory Client, and (iii) the spirit and intent of this Code of Ethics is met.

6.       Restrictions on Receiving Gifts

         No employee of the Investment Managers shall receive any gift or other consideration in merchandise, service or otherwise of more than de minimis value from any person, firm, corporation, association or other entity that does business with or on behalf of the Funds or an Advisory Client.

7.       Service as a Director

         No employee of the Investment Managers shall serve on the board of directors of a publicly-traded company without prior written authorization from the Compliance Department. Approval will be based upon a determination that the board service would not conflict with the interests of the Funds and their stockholders or an Advisory Client.

8.       Reporting

         (a) Unless excepted by Section 8. (d) and (e) of this Code of Ethics, each Access Person must disclose all personal holdings in Covered Securities to the Compliance Department for its review no later than 10 days after becoming an Access Person and annually thereafter. The initial and annual holdings reports must contain the following information:

                  (i) The title, number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect beneficial ownership;

                  (ii) The name of any broker, dealer or bank with or through whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

                  (iii) The date the report was submitted to the Compliance Department by the Access Person.

         (b) Unless excepted by Section 8. (d) and (e) of this Code of Ethics, each Access Person and each employee of the Investment Managers must report to the Compliance Department for its review within 10 days of the end of a calendar quarter the information described below with respect to transactions in Covered Securities in which such person has, or by reason of such transactions acquires any direct or indirect beneficial interest:

                  (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                  (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  (iii) The price of the Covered Security at which the purchase or sale was effected;

                  (iv) The name of the broker, dealer or bank with or through which the purchase or sale was effected; and

                  (v) The date the report was submitted to the Compliance Department by such person.

         (c) Unless excepted by Section 8. (d) and (e) of this Code of Ethics, each Access Person and each employee of the Investment Managers must report to the Compliance Department for its review within 10 days of the end of a calendar quarter the information described below with respect to any account established by such person in which any securities were held during the quarter for the direct or indirect benefit of such person:

                  (i) The name of the broker, dealer or bank with whom the account was established;

                  (ii)     The date the account was established; and

                  (iii) The date the report was submitted to the Compliance Department by such person.

         (d) An Access Person will not be required to make any reports described in Sections 8. (a), (b) and (c) above for any account over which the Access Person has no direct or indirect influence or control. An Access Person or an employee of the Investment Managers will not be required to make the annual holdings report under Section 8. (a) and the quarterly transactions report under Section 8. (b) with respect to purchases or sales effected for, and Covered Securities held in: (i) a Morgan Stanley Account, (ii) an account in which the Covered Securities were purchased pursuant to a dividend reinvestment plan (up to an amount equal to the cash value of a regularly declared dividend, but not in excess of this amount), or (iii) an account for which the Compliance Department receives duplicate trade confirmations and quarterly statements.

         (e) A Disinterested Director of a Fund, who would be required to make a report solely by reason of being a Fund director, is not required to make initial and annual holdings reports. Additionally, such Disinterested Director need only make a quarterly transactions report for a purchase or sale of Covered Securities if he or she, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Disinterested Director of a Fund, should have known that, during the 15-day period immediately preceding or following the date of the Covered Securities transaction by him or her, such Covered Security is or was purchased or sold by a Fund or was being considered for purchase or sale by a Fund.

         (f) The reports described in Sections 8. (a), (b) and (c) above may contain a statement that the reports shall not be construed as an admission by the person making such reports that he or she has any direct or indirect beneficial ownership in the Covered Securities to which the reports relate.

9.       Annual Certifications

         All Access Persons and employees of the Investment Managers must certify annually that they have read, understood and complied with the requirements of this Code of Ethics and recognize that they are subject to this Code of Ethics by signing the certification attached hereto as Exhibit A.

10.      Board Review

         The management of the Funds and representatives or officers of the Investment Managers and, with respect to the Open-End Funds, MS&Co., shall each provide each Fund's Board of Directors, at least annually, with the following:

         (a) a summary of existing procedures concerning personal investing and any changes in the procedures made during the past year;

         (b) a description of any issues arising under this Code of Ethics or procedures since the last such report, including, but not limited to, information about material violations of this Code of Ethics or procedures and sanctions imposed in response to material violations;

         (c) any recommended changes in the existing restrictions or procedures based upon a Fund's or the Investment Managers' experience under this Code of Ethics, evolving industry practices or developments in applicable laws and regulations; and

         (d) a certification (attached hereto as Exhibits B, C, D, and E, as appropriate) that each has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics.


11.      Sanctions

         Upon discovering a violation of this Code of Ethics, the Board of Directors of such Fund or of the Investment Managers, as the case may be, may impose such sanctions as it deems appropriate.

12.      Recordkeeping Requirements

         The management of the Funds and representatives or officers of the Investment Managers and, with respect to the Open-End Funds, MS&Co., each shall maintain, as appropriate, the following records for a period of five years, the first two years in an easily accessible place, and shall make these records available to the Securities and Exchange Commission or any representative of such during an examination of the Funds or of the Investment Managers:

         (a) a copy of this Code of Ethics or any other Code of Ethics which was in effect at any time within the previous five years;

         (b) a record of any violation of this Code of Ethics during the previous five years, and of any action taken as a result of the violation;

         (c) a copy of each report required by Section 8. of this Code of Ethics, including any information provided in lieu of each such report;

         (d) a record of all persons, currently or within the past five years, who are or were subject to this Code of Ethics and who are or were required to make reports under Section 8. of this Code of Ethics;

         (e) a record of all persons, currently or within the past five years, who are or were responsible for reviewing the reports required under Section 8. of this Code of Ethics; and

         (f) a record of any decision, and the reasons supporting the decision, to approve the acquisition of securities described in Sections 3. (e) and (f) of this Code of Ethics.

                                                                       EXHIBIT A


             MORGAN STANLEY DEAN WITTER AFRICA INVESTMENT FUND, INC.
               MORGAN STANLEY DEAN WITTER ASIA-PACIFIC FUND, INC.
              MORGAN STANLEY DEAN WITTER EASTERN EUROPE FUND, INC.
             MORGAN STANLEY DEAN WITTER EMERGING MARKETS FUND, INC.
           MORGAN STANLEY DEAN WITTER EMERGING MARKETS DEBT FUND, INC.
          MORGAN STANLEY DEAN WITTER GLOBAL OPPORTUNITY BOND FUND, INC.
                MORGAN STANLEY DEAN WITTER HIGH YIELD FUND, INC.
             MORGAN STANLEY DEAN WITTER INDIA INVESTMENT FUND, INC.
                     THE LATIN AMERICAN DISCOVERY FUND, INC.
                             THE MALAYSIA FUND, INC.
                       THE PAKISTAN INVESTMENT FUND, INC.
                               THE THAI FUND, INC.
                        THE TURKISH INVESTMENT FUND, INC.
                            (THE "CLOSED-END FUNDS")

                                       AND

               MORGAN STANLEY DEAN WITTER INSTITUTIONAL FUND, INC.
                MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC.
             MORGAN STANLEY DEAN WITTER STRATEGIC ADVISER FUND, INC.
   (THE "OPEN-END FUNDS", AND TOGETHER WITH THE CLOSED-END FUNDS, THE "FUNDS")

                                       AND

              MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT INC.
                         ("MSDW INVESTMENT MANAGEMENT")

                                       AND

                       MORGAN STANLEY & CO., INCORPORATED
                                   ("MS&CO.")

                                 CODE OF ETHICS


                              ANNUAL CERTIFICATION

         I hereby certify that I have read and understand the Code of Ethics (the "Code") which has been adopted by the Funds, MSDW Investment Management and MS&Co. and recognize that it applies to me and agree to comply in all respects with the policies and procedures described therein. Furthermore, I hereby certify that I have complied with the requirements of the Code in effect, as amended, for the year ended December 31, ____, and that all of my reportable transactions in Covered Securities were executed and reflected accurately in a Morgan Stanley Account (as defined in the Code) or that I have attached a report that satisfies the annual holdings disclosure requirement as described in
Section 8. (a) of the Code.



Date: _____________, ____                    Name:______________________________


                                             Signature:_________________________

                                                                       EXHIBIT B


             MORGAN STANLEY DEAN WITTER AFRICA INVESTMENT FUND, INC.
               MORGAN STANLEY DEAN WITTER ASIA-PACIFIC FUND, INC.
              MORGAN STANLEY DEAN WITTER EASTERN EUROPE FUND, INC.
             MORGAN STANLEY DEAN WITTER EMERGING MARKETS FUND, INC.
           MORGAN STANLEY DEAN WITTER EMERGING MARKETS DEBT FUND, INC.
          MORGAN STANLEY DEAN WITTER GLOBAL OPPORTUNITY BOND FUND, INC.
                MORGAN STANLEY DEAN WITTER HIGH YIELD FUND, INC.
             MORGAN STANLEY DEAN WITTER INDIA INVESTMENT FUND, INC.
               MORGAN STANLEY DEAN WITTER INSTITUTIONAL FUND, INC.
             MORGAN STANLEY DEAN WITTER STRATEGIC ADVISER FUND, INC.
                MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC.
                     THE LATIN AMERICAN DISCOVERY FUND, INC.
                             THE MALAYSIA FUND, INC.
                       THE PAKISTAN INVESTMENT FUND, INC.
                               THE THAI FUND, INC.
                        THE TURKISH INVESTMENT FUND, INC.
                                  (THE "FUNDS")

                      ANNUAL CERTIFICATION UNDER RULE 17j-1
                      OF THE INVESTMENT COMPANY ACT OF 1940


         Pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") and pursuant to the Code of Ethics for the Funds, Morgan Stanley Dean Witter Investment Management, Inc. and Morgan Stanley & Co., Incorporated (the "Code of Ethics"), each of the Funds hereby certifies to such Fund's Board of Directors that such Fund has adopted procedures reasonably necessary to prevent Access Persons (as defined in the Code of Ethics) from violating the Code of Ethics.

Date:_________________                    By:__________________________________
                                             Name:  Mary E. Mullin
                                             Title: Secretary

                                                                       EXHIBIT C

             MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT, INC.
                         ("MSDW INVESTMENT MANAGEMENT")

                      ANNUAL CERTIFICATION UNDER RULE 17j-1
                      OF THE INVESTMENT COMPANY ACT OF 1940


         Pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") and pursuant to the Code of Ethics for MSDW Investment Management, the Funds (as defined in the Code of Ethics) and Morgan Stanley & Co., Incorporated (the "Code of Ethics"), MSDW Investment Management hereby certifies to the Board of Directors of the Funds that MSDW Investment Management has adopted procedures reasonably necessary to prevent Access Persons (as defined in the Code of Ethics) from violating the Code of Ethics.

Date:_________________                     By:__________________________________
                                              Name:  Harold J. Schaaff, Jr.
                                              Title: General Counsel

                                                                       EXHIBIT D

                    MILLER, ANDERSON & SHERRERD, LLP ("MAS")

                      ANNUAL CERTIFICATION UNDER RULE 17j-1
                      OF THE INVESTMENT COMPANY ACT OF 1940


         Pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") and pursuant to the Code of Ethics for MAS, the Funds (as defined in the Code of Ethics) and Morgan Stanley & Co., Incorporated (the "Code of Ethics"), MAS hereby certifies to the Board of Directors of the Funds that MAS has adopted procedures reasonably necessary to prevent Access Persons (as defined in the Code of Ethics) from violating the Code of Ethics.

Date:_________________                     By:__________________________________
                                              Name:  Paul A. Frick
                                              Title: Compliance Officer

                                                                       EXHIBIT E


                       MORGAN STANLEY & CO., INCORPORATED
                                   ("MS&CO.")

                      ANNUAL CERTIFICATION UNDER RULE 17j-1
                      OF THE INVESTMENT COMPANY ACT OF 1940


         Pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") and pursuant to the Code of Ethics for MS&Co., the Open-End Funds (as defined in the Code of Ethics) and Morgan Stanley Dean Witter Investment Management Inc. (the "Code of Ethics"), MS&Co. hereby certifies to the Board of Directors of the Open-End Funds that MS&Co. has adopted procedures reasonably necessary to prevent Access Persons (as defined in the Code of Ethics) from violating the Code of Ethics.

Date:_________________                     By:__________________________________
                                              Name:  Harold J. Schaaff, Jr.
                                              Title: Managing Director

                                                                   DRAFT: 2-1-00

                              PIMCO CODE OF ETHICS

                         Effective as of March __, 2000

                                  INTRODUCTION

                               GENERAL PRINCIPLES


         This Code of Ethics is based on the principle that you, as a director, officer or other Advisory Employee of Pacific Investment Management Company ("PIMCO"), owe a fiduciary duty to, among others, the shareholders of the Funds and other clients (together with the Funds, the "Advisory Clients") for which PIMCO serves as an advisor or subadvisor. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients.

         At all times, you must observe the following GENERAL RULES:

         1. YOU MUST PLACE THE INTERESTS OF OUR ADVISORY CLIENTS FIRST. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You must adhere to this general fiduciary principle as well as comply with the Code's specific provisions. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of your fiduciary duties or that create an appearance of such abuse.

         Your fiduciary obligation applies not only to your personal trading activities but also to actions taken on behalf of Advisory Clients. In particular, you may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory Client. For example, you would violate this Code if you caused an Advisory Client to purchase a Security or Futures Contract you owned for the purpose of increasing the value of that Security or Futures Contract. If you are a portfolio manager or an employee who provides information or advice to a portfolio manager or helps execute a portfolio manager's decisions, you would also violate this Code if you made a personal investment in a Security or Futures Contract that might be an appropriate investment for an Advisory Client without first considering the Security or Futures Contract as an investment for the Advisory Client.

         2. YOU MUST CONDUCT ALL OF YOUR PERSONAL INVESTMENT TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE, THE PIMCO ADVISORS L.P. INSIDER TRADING POLICY AND PROCEDURES (THE "INSIDER TRADING POLICY"), AND THE PIMCO ADVISORS L.P. POLICY REGARDING SPECIAL TRADING PROCEDURES FOR SECURITIES OF PIMCO

                  ADVISORS L.P. (THE "SPECIAL TRADING PROCEDURES")(1) AND IN SUCH A MANNER AS TO AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST OR ANY ABUSE OF YOUR POSITION OF TRUST AND RESPONSIBILITY. PIMCO encourages you and your family to develop personal investment programs. However, those investment programs must remain within boundaries reasonably necessary to ensure that appropriate safeguards exist to protect the interests of our Advisory Clients and to avoid even the APPEARANCE of unfairness or impropriety. Accordingly, YOU MUST COMPLY WITH THE POLICIES AND PROCEDURES SET FORTH IN THIS CODE UNDER THE HEADING PERSONAL INVESTMENT TRANSACTIONS. In addition, you must comply with the policies and procedures set forth in the INSIDER TRADING POLICY AND SPECIAL TRADING PROCEDURES, which are attached to this Code as Appendix II and III, respectively. Doubtful situations should be resolved in favor of our Advisory Clients and against your personal trading.

         3. YOU MUST NOT TAKE INAPPROPRIATE ADVANTAGE OF YOUR POSITION. The receipt of investment opportunities, perquisites, gifts or gratuities from persons seeking business with PIMCO directly or on behalf of an Advisory Client could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading GIFTS AND SERVICE AS A DIRECTOR. Doubtful situations should be resolved against your personal interest.

                         THE GENERAL SCOPE OF THE CODE'S
                 APPLICATIONS TO PERSONAL INVESTMENT ACTIVITIES


         The Code reflects the fact that PIMCO specializes in the management of fixed income portfolios. The vast majority of assets PIMCO purchases and sells on behalf of its Advisory Clients consist of corporate debt Securities, U.S. and foreign government obligations, asset-backed Securities, money market instruments, foreign currencies, and futures contracts and options with respect to those instruments. For its StocksPLUS Funds, PIMCO also purchases futures and options on the S & P 500 index and, on rare occasions, may purchase or sell baskets of the stocks represented in the S & P 500. For its Convertible Bond Fund and other Advisory Clients, PIMCO purchases convertible securities that may be converted or exchanged into underlying shares of common stock. Other PIMCO Funds may also invest in convertible securities. The Convertible Bond Fund and other Advisory Clients may also invest a portion of their assets in common stocks.

         Rule 17j-1 under the Investment Company Act of 1940 requires REPORTING of all personal transactions in Securities (other than certain Exempt Securities) by certain persons, whether or not they are Securities that might be purchased or sold by PIMCO on behalf of its Advisory Clients. The Code implements that reporting requirement.

--------
(1) PIMCO expects Allianz of America ("AZOA") to acquire a majority interest in PIMCO Advisors L.P. ("PALP") in March 2000. When that acquisition is consummated, the Special Trading Procedures for PALP securities will no longer apply since PALP securities will not be publicly owned or traded.

         However, since the purpose of the Code is to avoid conflicts of interest arising from personal trading activities in Securities and other instruments that are held or might be acquired on behalf of our Advisory Clients, this Code only places RESTRICTIONS on personal trading activities in such investments. As a result, this Code does not place restrictions (beyond reporting) on personal trading in most individual equity Securities. Except for the small number of Portfolio Employees who are responsible for PIMCO's Municipal Bond Fund, this Code also does not place restrictions (beyond reporting) on personal trading in Tax-Exempt Municipal Bonds. Although equities and Tax-Exempt Municipal Bonds are Securities, they are not purchased or sold by PIMCO on behalf of the vast majority of PIMCO's Advisory Clients and PIMCO has established special procedures to avoid conflicts of interest that might otherwise arise from personal trading in those Securities. On the other hand, this Code does require reporting and restrict trading in certain Futures Contracts which, although they are not Securities, are instruments in which PIMCO frequently trades for many of its Advisory Clients.

         This Code applies to PIMCO's officers and directors as well as to all of its Advisory Employees. The Code recognizes that portfolio managers and the investment personnel who provide them with advice and who execute their decisions occupy more sensitive positions than other Advisory Employees and that it is appropriate to subject their personal investment activities to greater restrictions.

                          THE ORGANIZATION OF THE CODE

         The remainder of this Code is divided into three sections. The first section concerns PERSONAL INVESTMENT TRANSACTIONS. The second section describes the restrictions on GIFTS AND SERVICE AS A DIRECTOR. The third section summarizes the methods for ensuring COMPLIANCE under the Code. In addition, the following APPENDICES are also a part of this Code:

I.       Definitions of Capitalized Terms.

II.      The PIMCO Advisors L.P. Insider Trading Policy and Procedures.

III. The PIMCO Advisors L.P. Policy Regarding Special Trading Procedures for Securities of PIMCO Advisors L.P. IV. Form for Acknowledgment of Receipt of this Code.

V.       Form for Annual Certification of Compliance with this Code.

VI.      Form for Initial Report of Accounts.

VII.     Form for Quarterly Report of Investment Transactions.

VIII.    Form for Annual Holdings Report.

IX.      Preclearance Request Form

X.       List of PIMCO Compliance Officers.

                                    QUESTIONS


         Questions regarding this Code should be addressed to a Compliance Officer listed on Appendix X. Those Compliance Officers compose the PIMCO Compliance Committee.

                        PERSONAL INVESTMENT TRANSACTIONS

                                   IN GENERAL


         Subject to the limited exceptions described below, you are required to report all Investment Transactions in SECURITIES AND FUTURES CONTRACTS made by you, a member of your Immediate Family or a trust in which you have an interest, or on behalf of any account in which you have an interest or which you direct. In addition, you must PRECLEAR certain Investment Transactions in SECURITIES AND FUTURES CONTRACTS THAT PIMCO HOLDS OR MAY ACQUIRE ON BEHALF OF AN ADVISORY CLIENT, INCLUDING CERTAIN INVESTMENT TRANSACTIONS IN RELATED SECURITIES.

         The details of these reporting and preclearance requirements are described below. This Code uses a number of capitalized terms, e.g. Advisory Employee, Beneficial Ownership, Designated Equity Security, Exempt Security, Fixed Income Security, Fund, Futures Contract, Immediate Family, Initial Public Offering, Investment Transaction, Municipal Bond Portfolio Employee, Personal Account, Portfolio Employee, Private Placement, Qualified Foreign Government, Related Account, Related Security, and Security. The definitions of these capitalized terms are set forth in Appendix I. TO UNDERSTAND YOUR RESPONSIBILITIES UNDER THE CODE, IT IS IMPORTANT THAT YOU REVIEW AND UNDERSTAND THE DEFINITIONS IN APPENDIX I.

                              REPORTING OBLIGATIONS


         Notification Of Reporting Obligations

         As an Advisory Employee, you are required to report accounts and Investment Transactions in accordance with the requirements of this Code.

         Use Of Broker-Dealers And Futures Commission Merchants

         Unless you are an independent director, YOU MUST USE A REGISTERED BROKER-DEALER OR REGISTERED FUTURES COMMISSION MERCHANT to engage in any purchase or sale of a publicly-traded Security or Publicly-Traded Futures Contract. This requirement also applies to any purchase or sale of a publicly-traded Security or of a Publicly-Traded Futures Contract in which you have, or by reason of the Investment Transaction will acquire, a Beneficial Ownership interest. Thus, as a general matter, any Investment Transaction in publicly-traded Securities or Publicly-Traded Futures Contracts by members of your Immediate Family will need to be made through a registered broker-dealer or futures commission merchant.

         Initial Report

         Within 10 days after commencing employment or within 10 days of any event that causes you to become subject to this Code (e.g. promotion to a position that makes you an Advisory Employee), you shall supply to a Compliance Officer copies of the most recent statements for each and every Personal Account and Related Account that holds or is likely to hold a Security or a Futures Contract in which you have a Beneficial Ownership interest, as well as copies of confirmations for any and all Investment Transactions subsequent to the effective date of those statements. These documents shall be supplied to the Compliance Officer by attaching them to the form appended hereto as Appendix VI.

         On that same form you shall supply the name of any broker, dealer, bank or futures commission merchant and the number for any Personal Account and Related Account that holds or is likely to hold a Security or a Futures Contract in which you have a Beneficial Ownership interest for which you cannot supply the most recent account statement. You shall also certify, where indicated on the form, that the contents of the form and the documents attached thereto disclose all such Personal Accounts and Related Accounts.

         In addition, you shall also supply, where indicated on the form, the following information for each Security or Futures Contract in which you have a Beneficial Ownership interest, to the extent that this information is not available from the statements attached to the form:

         1. A description of the Security or Futures Contract, including its name or title;

         2. The quantity (e.g. in terms of numbers of shares, units or contracts) and principal amount (in dollars) of the Security or Futures Contract; and

         3. The name of any broker, dealer, bank or futures commission merchant with which you maintained an account in which the Security or Futures Contract was held.

         New Accounts

         Immediately upon the opening of a NEW Personal Account or a Related Account that holds or is likely to hold a Security or a Futures Contract, you shall supply a Compliance Officer with the name of the broker, dealer, bank or futures commission merchant for that account, the identifying number for that Personal Account or Related Account, and the date the account was established.

         Timely Reporting Of Investment Transactions

         You must cause each broker, dealer, bank or futures commission merchant that maintains a Personal Account or a Related Account that holds a Security or a Futures Contract in which you have a Beneficial Ownership interest to provide to a Compliance Officer, on a timely basis, duplicate copies of trade confirmations of all Investment Transactions in that account and of periodic statements for that account ("duplicate broker reports").

         In addition, you must report to a Compliance Officer, on a timely basis, any Investment Transaction in a Security or a Futures Contract in which you have or acquired a Beneficial Ownership interest that was established without the use of a broker, dealer, bank or futures commission merchant.

         Quarterly Certifications And Reporting

         At the end of the first, second and third calendar quarters, a Compliance Officer will provide you with a list of all accounts that you have previously identified to PIMCO as a Personal Account or a Related Account that holds or is likely to hold a Security or Futures

Contract. Within 10 days after the end of that calendar quarter, you shall make any necessary additions, corrections or deletions to that list and return it to a Compliance Officer with a certification that: (a) the list, as modified (if necessary), represents a complete list of the Personal Accounts and Related Accounts that hold Securities or Futures Contracts in which you have or had a Beneficial Ownership interest and for which PIMCO should have received or will receive timely duplicate broker reports for the calendar quarter just ended, and
(b) the broker, dealer, bank or futures commission merchant for each account on the list has been instructed to send a Compliance Officer timely duplicate broker reports for that account.

         You shall provide, on a copy of the form attached hereto as Appendix VII, the following information for each Investment Transaction during the calendar quarter just ended, to the extent that the duplicate broker reports for that calendar quarter did not supply this information to PIMCO:

         1. The date of the Investment Transaction, the title, the interest rate and maturity date (if applicable), the number of shares or contracts, and the principal amount of each Security or Futures Contract involved;

         2. The nature of the Investment Transaction (i.e. purchase, sale or any other type of acquisition or disposition);

         3. The price of the Security or Futures Contract at which the transaction was effected; and

         4. The name of the broker, dealer, bank, or futures commission merchant with or through which the transaction was effected.

You shall provide similar information for the fourth calendar quarter on a copy of the form attached hereto as Appendix VIII, which form shall also be used for the Annual Holdings Report described below.

         Annual Holdings Reports

         Beginning with calendar year 2000, a Compliance Officer will provide to you, promptly after the end of the calendar year, a list of all accounts that you have previously identified to PIMCO as a Personal Account or a Related Account that held or was likely to hold a Security or Futures Contract during that calendar year. Within 10 days after the end of that calendar year, you shall make any necessary additions, corrections or deletions to that list and return it to a Compliance Officer with a certification that: (a) the list, as modified (if necessary), represents a complete list of the Personal Accounts and Related Accounts that held Securities or Futures Contracts in which you had a Beneficial Ownership interest as of the end of that calendar year and for which PIMCO should have received or will receive an account statement of holdings as of the end of that calendar year, and (b) the broker, dealer, bank or futures commission merchant for each account on the list has been instructed to send a Compliance Officer such an account statement.


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         You shall provide, on a copy of the form attached hereto as Appendix
VIII, the following information for each Security or Futures Contract in which you had a Beneficial Ownership interest, as of the end of the previous calendar year, to the extent that the previously referenced account statements have not supplied or will not supply this information to PIMCO:

         1. The title, quantity (e.g. in terms of numbers of shares, units or contracts) and principal amount of each Security or Futures Contract in which you had any Beneficial Ownership interest; and

         2. The name of any broker, dealer, bank or futures commission merchant with which you maintain an account in which any such Securities or Futures Contracts have been held or are held for your benefit.

In addition, you shall also provide, on that same form, Investment Transaction information for the fourth quarter of the calendar year just ended. This information shall be of the type and in the form required for the quarterly reports described above.

         Related Accounts

         The reporting and certification obligations described above also apply to any Related Account (as defined in Appendix I) and to any Investment Transaction in a Related Account.

         It is important for you to recognize that the definitions of "Related Account" and "Beneficial Ownership" in Appendix I may require you to provide, or to arrange for the broker, dealer, bank or futures commission merchant to furnish, copies of reports for any account used by or for a member of your Immediate Family or a trust in which you or a member of your Immediate Family has any vested interest, as well as for any other accounts in which you may have the opportunity, directly or indirectly, to profit or share in the profit derived from any Investment Transaction in that account.

         Exemptions From Reporting

         You need not report Investment Transactions in any account over which neither you nor an Immediate Family Member has or had any direct or indirect influence or control.

         You also need not report Investment Transactions in Exempt Securities (as defined in Appendix I) nor need you furnish, or require a broker, dealer, bank or futures commission merchant to furnish, copies of confirmations or periodic statements for accounts that hold only Exempt Securities. This includes accounts that only hold U.S. Government Securities, money market interests, or shares in open-end mutual funds. This exemption from reporting shall end immediately, however, at such time as there is an Investment Transaction in that account in a Futures Contract or in a Security that is not an Exempt Security.


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
                       PROHIBITED INVESTMENT TRANSACTIONS


         Initial Public Offerings

         If you are a Portfolio Employee (as defined in Appendix I), you may not acquire Beneficial Ownership of any Security in an Initial Public Offering.

         Private Placements

         If you are a Portfolio Employee, you may not acquire a Beneficial Ownership interest in any Security through a Private Placement (or subsequently sell it), unless you have received the prior written approval of the Chief Executive Officer of PIMCO or of a Compliance Officer listed on Appendix X. Approval will not be given unless a determination is made that the investment opportunity should not be reserved for one or more Advisory Clients, and that the opportunity to invest has not been offered to you by virtue of your position with PIMCO.

         If, after receiving the necessary approval, you have acquired a Beneficial Ownership interest in Securities through a Private Placement, you must DISCLOSE that investment when you play a part in any consideration of any investment by an Advisory Client in the issuer of the Securities, and any decision to make such an investment must be INDEPENDENTLY REVIEWED by a portfolio manager who does not have a Beneficial Ownership interest in any Securities of the issuer.

         PIMCO Advisors L.P.

         You may not engage in any Investment Transaction in interests in PIMCO Advisors L.P. ("PALP"), except in compliance with the Special Trading Procedures applicable to such transactions.(2)

                                  PRECLEARANCE

         All Investment Transactions in Securities and Futures Contracts in a Personal Account or Related Account, or in which you otherwise have or will acquire a Beneficial Ownership interest, must be precleared by a Compliance Officer unless an Investment Transaction, Security or Futures Contract falls into one of the following categories that are identified as "exempt from preclearance."

         Preclearance Procedure

         Preclearance shall be requested by completing and submitting a copy of the preclearance request form attached hereto as Appendix IX to a Compliance Officer. No Investment Transaction subject to preclearance may be effected prior to receipt of written authorization of the transaction by a Compliance Officer. The authorization and the date of authorization will be reflected on the preclearance request form. Unless otherwise specified, that authorization shall


-------------
(2) As indicated in note 1, above, those procedures will expire and no longer be effective after AZOA completes its acquisition of a majority interest in PALP.

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
be effective, unless revoked, until the earlier of: (a) the close of business on the day the authorization is given, or (b) until you discover that the information on the preclearance request form is no longer accurate.

         The Compliance Officer from whom authorization is sought may undertake such investigation as he or she considers necessary to determine that the Investment Transaction for which preclearance has been sought complies with the terms of this Code and is consistent with the general principles described at the beginning of the Code.

         Before deciding whether to authorize an Investment Transaction in a particular Security or Futures Contract, the Compliance Officer shall determine and consider, based upon the information reported or known to that Compliance Officer, whether within the most recent 15 days: (a) the Security, the Futures Contract or any Related Security is or has been held by an Advisory Client, or
(b) is being or has been considered for purchase by an Advisory Client. The Compliance Officer shall also determine whether there is a pending BUY or SELL order in the same Security or Futures Contract, or in a Related Security, on behalf of an Advisory Client. If such an order exists, authorization of the personal Investment Transaction shall not be given until the Advisory Client's order is executed or withdrawn. This prohibition may be waived by a Compliance Officer if he or she is convinced that: (a) your personal Investment Transaction is necessary, (b) your personal Investment Transaction will not adversely affect the pending order of the Advisory Client, and (c) provision can be made for the Advisory Client trade to take precedence (in terms of price) over your personal Investment Transaction.

         Exemptions From Preclearance

         Preclearance shall NOT be required for the following Investment Transactions, Securities and Futures Contracts. They are exempt only from the Code's preclearance requirement, and, unless otherwise indicated, remain subject to the Code's other requirements, including its reporting requirements.

                  Investment Transactions Exempt From Preclearance

         Preclearance shall NOT be required for any of the following Investment
Transactions:

         1. Any transaction in a Security or Futures Contract in an account that is managed or held by a broker, dealer, bank, futures commission merchant, investment adviser, commodity trading advisor or trustee and over which you do not exercise investment discretion, have notice of transactions prior to execution, or otherwise have any direct or indirect influence or control. There is a presumption that you can influence or control accounts held by members of your Immediate Family sharing the same household. This presumption may be rebutted only by convincing evidence.

         2.       Purchases of Securities under dividend reinvestment plans.

         3. Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities in which you have a Beneficial Ownership interest.


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
         4. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities in which you have a Beneficial Ownership interest.

                  Securities Exempt From Preclearance
                  Regardless Of Transaction Size

         Preclearance shall NOT be required for an Investment Transaction in the following Securities or Related Securities, regardless of the size of that transaction:

         1. All "Exempt Securities" defined in Appendix I, i.e. U.S. Government Securities, shares in open-end mutual funds, and high quality short-term debt instruments.

         2. All closed-end mutual funds (other than PIMCO Commercial Mortgage Securities Trust, Inc.), and rights distributed to shareholders in closed-end mutual funds.

         3.       All options on any index of equity Securities.

         4. All Fixed Income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States.

         5. All options on foreign currencies or baskets of foreign currencies (whether or not traded on an exchange or board of trade).

         6. EXCEPT FOR DESIGNATED EQUITY SECURITIES (as defined in Appendix I and discussed below), all equity Securities or options, warrants or other rights to equity Securities.

         7. EXCEPT FOR MUNICIPAL BOND PORTFOLIO EMPLOYEES (as defined in Appendix I), all Tax-Exempt Municipal Bonds.

                  Securities Exempt from Preclearance
                  Depending On Transaction Size

         Preclearance shall NOT be required for an Investment Transaction in the following Securities or Related Securities if they do not exceed the specified transaction size thresholds:

         1. Purchases or sales of up to $1,000,000 (in market value or face amount whichever is greater) per calendar month per issuer of Fixed Income Securities issued by a Qualified Foreign Government.

         2. Purchases or sales of up to $100,000 (in market value or face amount, whichever is greater) per calendar month per issuer of corporate debt Securities, mortgage-backed and other asset-backed Securities, structured notes and loan participations, and foreign government debt Securities issued by non-qualified foreign governments.

         Preclearance of Designated Equity Securities

         If a Compliance Officer receives notification from a Portfolio Employee that an equity Security or an option, warrant or other right to an equity Security is being considered for purchase or sale by PIMCO on behalf of one of its Advisory Clients, the Compliance Officer will send you an e-mail message or similar transmission notifying you that this equity Security or option, warrant or other right to an equity Security is now a "Designated Equity Security." A current list of Designated Equity Securities (if any) will also be available on the PIMCO intranet site. You must preclear any Investment Transaction in a Designated Equity Security or a Related Security during the period when that designation is in effect.

                  Futures Contracts Exempt From Preclearance
                  Regardless Of Transaction Size

         Preclearance shall NOT be required for an Investment Transaction in the following Futures Contracts, regardless of the size of that transaction (as indicated in Appendix I, for these purposes a "Futures Contract" includes a futures option):

         1.       Currency Futures Contracts.

         2.       U.S. Treasury Futures Contracts.

         3.       Eurodollar Futures Contracts.

         4.       Futures Contracts an any index of equity Securities.

         5. Futures Contracts on physical commodities or indices thereof (e.g. contracts for future delivery of grain, livestock, fiber or metals whether for physical delivery or cash).

         6.       Privately-Traded Contracts.

                  Futures Contracts Exempt From Preclearance
                  Depending On Transaction Size

         Preclearance shall NOT be required for an Investment Transaction in the following Futures Contracts if the total number of contracts purchased or sold during a calendar month does not exceed the specified limitations:

         1. Purchases or sales of up to 50 PUBLICLY-TRADED FUTURES CONTRACTS to acquire Fixed Income Securities issued by a particular Qualified Foreign Government.

         2. Purchases or sales of up to 10 OF EACH OTHER INDIVIDUAL PUBLICLY-TRADED FUTURES CONTRACT if the open market interest for such Futures Contract as reported in The Wall Street Journal on the date of your Investment Transaction (for the previous trading day) is at least 1,000 contracts. Examples of Futures Contracts for which this exemption would be available include a Futures Contract on a foreign government debt Security issued by a non-qualified foreign government as well as a 30-day federal funds Futures Contract.

For purposes of these limitations, a Futures Contract is defined by its expiration month. For example, you need not obtain preclearance to purchase 50 December Futures Contracts on German Government Bonds and 50 March Futures Contracts on German Government Bonds. Similarly, you may roll over 10 September Fed Funds Futures Contracts by selling those 10 contracts and purchasing 10 October Fed Funds Futures Contracts since the contracts being sold and those being purchased have different expiration months. On the other hand, you could not purchase 10 January Fed Funds Future Contracts if the open interest for those contracts was less than 1,000 contracts, even if the total open interest for all Fed Funds Futures Contracts was greater than 1,000 contracts.

                  Additional Exemptions From Preclearance

         The Compliance Committee may exempt other classes of Investment Transactions, Securities or Futures Contracts from the Code's preclearance requirement upon a determination that they do not involve a realistic possibility of violating the general principles described at the beginning of the Code.

                  Preclearance Required

         Given the exemptions described above, preclearance shall be required for Investment Transactions in:

         1.       Designated Equity Securities.

         2.       Tax-Exempt Municipal Bonds by Municipal Bond Portfolio
                  Employees.

         3. More than $100,000 per calendar month per issuer of corporate debt Securities, mortgage-backed and other asset-backed Securities, taxable municipal debt Securities, structured notes and loan participations, and foreign government debt Securities issued by non-qualified foreign governments.

         4. More than $1,000,000 per calendar month in debt Securities of a Qualified Foreign Government.

         5. Related Securities that are exchangeable for or convertible into one of the Securities requiring preclearance under (1),
                  (2), (3) or (4) above.

         6. More than 50 Publicly-Traded Futures Contracts per calendar month to acquire Fixed Income Securities issued by a particular Qualified Foreign Government.

         7. More than 10 of any other individual Publicly-Traded Futures Contract or any Publicly-Traded Futures Contract for which the open market interest as reported in The Wall Street Journal on the date of your Investment Transaction (for the previous trading day) is less than 1,000 contracts, unless the Futures Contract is exempt from preclearance regardless of transaction size.


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
                  Any other Security or Publicly-Traded Futures Contract that is not within the "exempt" categories listed above.

         8.       PIMCO Commercial Mortgage Securities Trust, Inc.

                           SHORT-TERM TRADING PROFITS


         You may not profit from the purchase and sale, or the sale and purchase, within 60 calendar days, of FIXED INCOME SECURITIES OR RELATED SECURITIES. Portfolio Employees may not profit from the purchase and sale, or the sale and purchase, within 60 calendar days, of DESIGNATED EQUITY SECURITIES and Municipal Bond Portfolio Employees may not profit from the purchase and sale, or the sale and purchase, within 60 calendar days, of TAX-EXEMPT MUNICIPAL BONDS. Any such short-term trade must be unwound, or if that is not practical, the profits must be contributed to a charitable organization.

         This ban does NOT apply to Investment Transactions in U.S. Government Securities, most equity Securities, mutual fund shares, index options or Futures Contracts. This ban also does not apply to a purchase or sale in connection with one of the four categories of Investment Transactions Exempt From Preclearance described on pages 9-10, above.

         You are considered to profit from a short-term trade if Securities in which you have a Beneficial Ownership interest are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

                                BLACKOUT PERIODS

         You MAY NOT purchase or sell a Security, a Related Security or a Futures Contract at a time when you intend or know of another's intention to purchase or sell that Security or Futures Contract on behalf of any Advisory Client.

         As noted previously in the description of the Preclearance Process, a Compliance Officer may not preclear an Investment Transaction in a Security or a Futures Contract at a time when there is a pending BUY OR SELL order in the same Security or Futures Contract, or a Related Security, until that order is executed or withdrawn.

         These prohibitions do not apply to Investment Transactions in any Futures Contracts that are exempt from preclearance regardless of transaction size.

                         GIFTS AND SERVICE AS A DIRECTOR


                                      GIFTS

         You MAY NOT accept any investment opportunity, gift, gratuity or other thing of more than nominal value from any person or entity that does business, or desires to do business, with PIMCO directly or on behalf of an Advisory Client (a "Giver"). You MAY, however, accept gifts from a single Giver so long as their aggregate annual value does not exceed $500, and you MAY attend business meals, sporting events and other entertainment events at the expense of a Giver (without regard to their aggregate annual value), so long as the expense is reasonable and both you and the Giver are present.

                              SERVICE AS A DIRECTOR

         If you are an Advisory Employee, you may not serve on the board of directors or other governing board of a publicly traded entity, other than of a Fund for which PIMCO is an advisor or subadvisor, unless you have received the prior written approval of the Chief Executive Officer and the Chief Legal Officer of PIMCO. Approval will not be given unless a determination is made that your service on the board would be consistent with the interests of our Advisory Clients. If you are permitted to serve on the board of a publicly traded entity, you will be ISOLATED from those Advisory Employees who make investment decisions with respect to the Securities of that entity, through a "Chinese Wall" or other procedures.

                                   COMPLIANCE

                                 CERTIFICATIONS

         Upon Receipt Of This Code

         Upon commencement of your employment or the effective date of this Code, whichever occurs later, you shall be required to acknowledge receipt of your copy of this Code by completing and returning a copy of the form attached hereto as Appendix IV. By that acknowledgment, you will also agree:

         1. To read the Code, to make a reasonable effort to understand its provisions, and to ask questions about those provisions you find confusing or difficult to understand.

         2. To comply with the Code, including its general principles, its reporting requirements, its preclearance requirements, and its provisions regarding gifts and service as a director.

         3. To advise the members of your Immediate Family about the existence of the Code, its applicability to their personal trading activity, and your responsibility to assure that their personal trading activity complies with the Code.

         4. To cooperate fully with any investigation or inquiry by or on behalf of a Compliance Officer to determine your compliance with the provisions of the Code.

In addition, your acknowledgment will recognize that any failure to comply with the Code and to honor the commitments made by your acknowledgment may result in disciplinary action, including dismissal.

         Annual Certificate Of Compliance

         You are required to certify on an annual basis, on a copy of the form attached hereto as Appendix V, that you have complied with each provision of your initial acknowledgment (see above). In particular, your annual certification will require that you certify that you have read and that you understand the Code, that you recognize you are subject to its provisions, that you complied with the requirements of the Code during the year just ended and that you have disclosed, reported, or caused to be reported all Investment Transactions required to be disclosed or reported pursuant to the requirements of the Code.

                              POST-TRADE MONITORING

         The Compliance Officers will review the duplicate broker reports and other information supplied to them concerning your personal Investment Transactions so that they can detect and prevent potential violations of the Code. The Compliance Officers will perform such investigation and make such inquiries as they consider necessary to perform this function. You agree to cooperate with any such investigation and to respond to any such inquiry. You should expect that, as a matter of course, the Compliance Officers will make inquiries regarding any personal Investment Transaction in a Security or Futures Contract that occurs on the same day as a transaction in the same Security or Futures Contract on behalf of an Advisory Client.

                                REMEDIAL ACTIONS

         If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, disgorgement of profits, imposition of a fine, censure, demotion, suspension or dismissal. As part of any sanction, you may be required to reverse an Investment Transaction and to forfeit any profit or to absorb any loss from the transaction.

         The Compliance Committee shall have the ultimate authority to determine whether you have violated the Code and, if so, the remedial actions it considers appropriate. In making its determination, the Compliance Committee shall consider, among other factors, the gravity of your violation, the frequency of your violations, whether any violation caused harm or the potential of harm to any Advisory Client, your efforts to cooperate with their investigation, and your efforts to correct any conduct that led to a violation.

                        REPORTS TO DIRECTORS AND TRUSTEES

         Reports Of Significant Remedial Actions

         The General Counsel of PIMCO Advisors L.P. and the directors or trustees of any affected Fund that is an Advisory Client will be informed on a timely basis of each SIGNIFICANT REMEDIAL ACTION taken in response to a violation of this Code. For this purpose, a significant remedial action will include any action that has a significant financial effect on the violator.

         Reports of Material Changes To The Code

         PIMCO will promptly advise the directors or trustees of any Fund that is an Advisory Client if PIMCO makes any material change to this Code.

         Annual Reports

         PIMCO's management will furnish a written report annually to the General Counsel of PIMCO Advisors L.P. and to the directors or trustees of each Fund that is an Advisory Client. Each report, at a minimum, will:

         1. Describe any significant issues arising under the Code, or under procedures implemented by PIMCO to prevent violations of the Code, since management's last report, including, but not limited to, information about material violations of the Code or those procedures and sanctions imposed in response to material violations; and

         2. Certify that PIMCO has adopted procedures reasonably necessary to prevent Advisory Employees from violating the Code.

                                  RECORDKEEPING

         Beginning on the effective date of this Code, PIMCO will maintain, at its principal place of business, the following records, which shall be available to the Securities and Exchange Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

         1. PIMCO's Chief Compliance Officer shall maintain, in any easily accessible place:

                  (a) a copy of PIMCO's current Code and of each predecessor of that Code that was in effect at any time within the previous five (5) years;

                  (b) a record of any violation of the Code, and of any action taken as a result of the violation, for at least five (5) years after the end of the fiscal year in which the violation occurred;

                  (c) a copy of each report made by an Advisory Employee pursuant to this Code, including any duplicate broker report submitted on behalf of that Advisory Employee, for at least two (2) years after the end of the fiscal year in which that report was made or that information was provided;

                  (d) a record of all persons, currently or within the past five (5) years, who are or were required to make reports pursuant to this Code or who are or were responsible for reviewing such reports; and

                  (e) a copy of each report to the General Counsel of PIMCO Advisors L.P. or to the directors or trustees of each Fund that is an Advisory Client for at least two (2) years after the end of the fiscal year in which that report was made.

         2.       PIMCO shall also maintain the following additional records:

                  (a) a copy of each report made by an Advisory Employee pursuant to this Code, including any duplicate broker report submitted on behalf of that Advisory Employee, for at least five (5) years after the end of the fiscal year in which that report was made or that information was provided;

                   (b) a copy of each report to the General Counsel of PIMCO Advisors L.P. or to the directors or trustees of each Fund that is an Advisory Client for at least five (5) years after the end of the fiscal year in which that report was made; and

                  (c) a record of any decision, and the reasons supporting the decision, to approve the acquisition by a Portfolio Employee of a Beneficial Ownership interest in any Security in an Initial Public Offering or in a Private Placement for at least five (5) years after the end of the fiscal year in which such approval was granted.

                                   APPENDIX I

                        DEFINITIONS OF CAPITALIZED TERMS


         The following definitions apply to the capitalized terms used in the
Code:

ADVISORY EMPLOYEE

         The term "Advisory Employee" means: (1) a director, officer, general partner or employee of PIMCO who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security or Futures Contract by PIMCO on behalf of an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales, or (2) or a natural person in a control relationship to PIMCO, or an employee of any company in a control relationship to PIMCO, who: (a) makes, participates in, or obtains information regarding the purchase or sale of a Security by a Fund that is an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales, or (b) obtains information concerning recommendations to a Fund with regard to the purchase or sale of a Security by the Fund.

BENEFICIAL OWNERSHIP

         As a GENERAL MATTER, you are considered to have a "Beneficial Ownership" interest in a Security or a Futures Contract if you have the opportunity, directly or indirectly, to profit or share in any profit derived from an Investment Transaction in that Security or Futures Contract. YOU ARE PRESUMED TO HAVE A BENEFICIAL OWNERSHIP INTEREST IN ANY SECURITY OR FUTURES CONTRACT HELD, INDIVIDUALLY OR JOINTLY, BY YOU OR A MEMBER OF YOUR IMMEDIATE FAMILY (AS DEFINED BELOW). In addition, unless specifically excepted by a Compliance Officer based on a showing that your interest in a Security or Futures Contract is sufficiently attenuated to avoid the possibility of conflict, you will be considered to have a Beneficial Ownership interest in a Security or Futures Contract held by: (1) a JOINT ACCOUNT to which you are a party, (2) a PARTNERSHIP in which you are a general partner, (3) a LIMITED LIABILITY COMPANY in which you are a manager-member, or (4) a TRUST in which you or a member of your Immediate Family has a vested interest.

         As a TECHNICAL MATTER, the term "Beneficial Ownership" for purposes of this Code shall be interpreted in the same manner as it would be under SEC Rule 16a-1(a)(2) (17 C.F.R. Section 240.16a-1(a)(2)) in determining whether a person has a beneficial ownership interest in a Security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

DESIGNATED EQUITY SECURITY

         The term "Designated Equity Security" shall mean any equity Security, option, warrant or other right to an equity Security designated as such by a Compliance Officer, after receiving notification from a Portfolio Employee that said Security is being considered for purchase or sale by PIMCO on behalf of one of its Advisory Clients.

EXEMPT SECURITY

         The term "Exempt Security" shall mean any Security not included within the definition of Covered Security in SEC Rule 17j-l(a)(4) (17 C.F.R. Section 17j-1(a)(4)), including:

         1.       Direct obligations of the Government of the United States;

         2.       Shares issued by open-end Funds; and

         3. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements. For these purposes, a "high quality short-term debt instrument" means any instrument having a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

FIXED INCOME SECURITY

         For purposes of this Code, the term "Fixed Income Security" shall mean a fixed income Security issued by an agency or instrumentality of, or unconditionally guaranteed by, the Government of the United States, a corporate debt Security, a mortgage-backed or other asset-backed Security, a taxable fixed income Security issued by a state or local government or a political subdivision thereof, a structured note or loan participation, a foreign government debt Security, or a debt Security of an international agency or a supranational agency. For purposes of this Code, the term "Fixed Income Security" shall not be interpreted to include a U.S. Government Security or any other Exempt Security (as defined above) nor shall it be interpreted to include a Tax-Exempt Municipal Bond (as defined below).

FUND

         The term "Fund" means an investment company registered under the Investment Company Act.

FUTURES CONTRACT

         The term "Futures Contract" includes (a) a futures contract and an option on a futures contract traded on a United States or foreign board of trade, such as the Chicago Board of Trade, the Chicago Mercantile Exchange, the London International Financial Futures Exchange or the New York Mercantile Exchange (a "Publicly-Traded Futures Contract"), as well as (b) a forward contract, a swap, a cap, a collar, a floor and an over-the-counter option (other than an option on a foreign currency, an option on a basket of currencies, an option on a Security or an option on an index of Securities) (a "Privately-Traded Contract"). Consult with a Compliance Officer prior to entering into a transaction in case of any doubt. For purposes of this definition, a Publicly-Traded Futures Contract is defined by its expiration month, i.e. a Publicly-Traded Futures Contract on a U.S. Treasury Bond that expires in June is treated as a separate Publicly-Traded

Futures Contract, when compared to a Publicly-Traded Futures Contract on a U.S. Treasury Bond that expires in July.

IMMEDIATE FAMILY

         The term "Immediate Family" means any of the following persons who RESIDE IN YOUR HOUSEHOLD OR DEPEND ON YOU FOR BASIC LIVING SUPPORT: your spouse, any child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including any adoptive relationships.

INITIAL PUBLIC OFFERING

         The term "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (15 U.S.C. Section 77a), the issuer of which, immediately before the registration, was not subject to thE reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m or Section 78o(d)).

INVESTMENT TRANSACTION

         For purposes of this Code, the term "Investment Transaction" means any transaction in a Security or Futures Contract in which you have, or by reason of the transaction will acquire, a Beneficial Ownership interest, and includes, among other things, the writing of an option to purchase or sell a Security.

MUNICIPAL BOND PORTFOLIO EMPLOYEE

         The term "Municipal Bond Portfolio Employee" shall mean any Portfolio Employee (as defined below) who makes investment decisions for the PIMCO Municipal Bond Fund or any other Advisory Client that purchases or sells Tax-Exempt Municipal Bonds. Municipal Bond Portfolio Employees shall be subject to "Chinese Wall' arrangements that will preclude them from sharing information with other Advisory Employees concerning their investment decisions relating to Tax-Exempt Municipal Bonds or their analyses or opinions regarding individual Tax-Exempt Municipal Bonds.

PERSONAL ACCOUNT

         The term "Personal Account" means the following accounts that hold or are likely to hold a Security (as defined below) or a Futures Contract (as defined above) in which you have a Beneficial Ownership interest: any account in your individual name; any joint or tenant-in-common account in which you have an interest or are a participant; any account for which you act as trustee, executor, or custodian; any account over which you have investment discretion or otherwise can exercise control (other than non-related clients' accounts over which you have investment discretion), including the accounts of entities controlled directly or indirectly by you; and any other account in which you have a Beneficial Ownership interest (other than such accounts over which you have no investment discretion and cannot otherwise exercise control).

PORTFOLIO EMPLOYEE

         The term "Portfolio Employee" means: (1) a portfolio manager or any employee of PIMCO (or of any company in a control relationship with PIMCO) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund, or (2) any natural person who controls PIMCO and who obtains information concerning recommendations made to a Fund that is an Advisory Client regarding the purchase or sale of Securities by the Fund. For these purposes, "control" has the same meaning as in Section 2(a)(9) of the Investment Advisers Act (15 U.S.C. Section 80a-2(a)(9)).

PRIVATE PLACEMENT

         The term "Private Placement" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or
Section 4(6) (15 U.S.C. Section 77d(2) or Section 77d(6)) or pursuant to SEC Rules 504, 505 or 506 (17 C.F.R. Sections 230.504, 230.505, or 230.506)
under the Securities Act of 1933.

QUALIFIED FOREIGN GOVERNMENT

         The term "Qualified Foreign Government" means a national government of a developed foreign country with outstanding Fixed Income Securities in excess of fifty billion dollars. A list of Qualified Foreign Governments will be prepared as of the last business day of each calendar quarter, will be available from the Chief Compliance Officer, and will be effective for the following calendar quarter.

RELATED ACCOUNT

         The term "Related Account" means any account, other than a Personal Account, that holds a Security or Futures Contract in which you have a Beneficial Ownership interest.

RELATED SECURITY

         The term "Related Security" shall mean any option to purchase or sell, and any Security convertible into or exchangeable for, a Security that is or has been held by PIMCO on behalf of one of its Advisory Clients or any Security that is being or has been considered for purchase by PIMCO on behalf of one of its Advisory Clients.

SECURITY

         As a GENERAL MATTER, the term "Security" shall mean any stock, note, bond, debenture or other evidence of indebtedness (including any loan participation or assignment), limited partnership interest or investment contract OTHER THAN AN EXEMPT SECURITY (as defined above). The term "Security" includes an option on a Security, on an index of Securities, on a currency or on a basket of currencies, including such an option traded on the Chicago Board of Options Exchange or on the New York, American, Pacific or Philadelphia Stock Exchanges, as well as such an option traded in the over-the-counter market. The term "Security" shall not include a Futures Contract or a physical commodity (such as foreign exchange or a precious metal).

         As a TECHNICAL MATTER, the term "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act of 1940 (15 U.S.C.
Section 80a-2(a)(36)), which defines a Security to mean:

         Any note, stock, treasury stock, bond debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate of subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, warrant or right to subscribe to or purchase, any of the foregoing, except that the term "Security" shall not include any Security that is an Exempt Security (as defined above), a Futures Contract or a physical commodity (such as foreign exchange or precious metal).

TAX-EXEMPT MUNICIPAL BOND

         The term "Tax-Exempt Municipal Bond" shall mean any Fixed Income Security exempt from federal income tax that is issued by a state or local government or a political subdivision thereof.

                                   APPENDIX II

                      INSIDER TRADING POLICY AND PROCEDURES
                               PIMCO ADVISORS L.P.

                           Effective as of May 1, 1996

SECTION I.  POLICY STATEMENT ON INSIDER TRADING.

A.       POLICY STATEMENT ON INSIDER TRADING.

         PIMCO ADVISORS L.P. ("PALP"), ITS AFFILIATED SUBPARTNERSHIPS, PIMCO PARTNERS, G.P. ("PIMCO GP") AND PIMCO FUNDS DISTRIBUTORS LLC ("PFD") (collectively the "Company" or "PIMCO Advisors") FORBID ANY OF THEIR OFFICERS, DIRECTORS OR EMPLOYEES FROM TRADING, EITHER PERSONALLY OR ON BEHALF OF OTHERS (such as, mutual funds and private accounts managed by PALP or its affiliated Subpartnerships), ON THE BASIS OF MATERIAL, NON-PUBLIC INFORMATION OR COMMUNICATING MATERIAL, NON-PUBLIC INFORMATION TO OTHERS IN VIOLATION OF THE LAW. THIS CONDUCT IS FREQUENTLY REFERRED TO AS "INSIDER TRADING."

         The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material, non-public information to trade in securities or to communications of material, non-public information to others in breach of a fiduciary duty.

         While the law concerning insider trading is not static, it is generally understood that the law prohibits:

         (1) trading by an insider, while in possession of material, non-public information; or

         (2) trading by a non-insider, while in possession of material, non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

         (3) communicating material, non-public information to others in breach of a fiduciary duty.

         This communication applies to every such officer, director and employee and extends to activities within and outside their duties at PIMCO Advisors. Every officer, director and employee must read and retain this policy statement. Any questions regarding this policy statement and the related procedures set forth herein should be referred to a Compliance Officer of PALP or the applicable subpartnership.

         The remainder of this memorandum discusses in detail the elements of insider trading, the penalties for such unlawful conduct and the procedures adopted by the Company to implement its policy against insider trading.


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

1.       TO WHOM DOES THIS POLICY APPLY?

         This Policy applies to all employees, officers and directors (direct or indirect) of the Company ("Covered Persons"), as well as to any transactions in any securities participated by family members, trusts or corporations controlled by such persons. In particular, this Policy applies to securities transactions by:

         -        the Covered Person's spouse;

         -        the Covered Person's minor children;

         -        any other relative living in the Covered Person's household;

         - a trust in which the Covered Person has a beneficial interest, unless such person has no direct or indirect control over the trust;

         -        a trust as to which the Covered Person is a trustee;

         -        a revocable trust as to which the Covered Person is a settlor;

         - a corporation of which the Covered Person is an officer, director or 10% or greater stockholder; or

         - a partnership of which the Covered Person is a partner (including most investment clubs), unless the Covered Person has no direct or indirect control over the partnership.

2.       WHAT IS MATERIAL INFORMATION?

         Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

              Although there is no precise, generally accepted definition of materiality, information is likely to be "material" if it relates to significant changes affecting such matters as:

           dividend or earnings expectations;
           write-downs or write-offs of assets;
           additions to reserves for bad debts or contingent liabilities; expansion or curtailment of company or major division operations; proposals or agreements involving a joint venture, merger, acquisition, divestiture, or leveraged buy-out;
           new products or services;
           exploratory, discovery or research developments;
           criminal indictments, civil litigation or government investigations; disputes with major suppliers or customers or significant changes in the relationships with such parties;
           labor disputes including strikes or lockouts;
           substantial changes in accounting methods;

           major litigation developments;
           major personnel changes;
           debt service or liquidity problems;
           bankruptcy or insolvency;
           extraordinary management developments;
           public offerings or private sales of debt or equity securities; calls, redemptions or purchases of a company's own stock; issuer tender offers;
           or recapitalizations.

         Information provided by a company could be material because of its expected effect on a particular class of the company's securities, all of the company's securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuses of "material" information reaches all types of securities (whether stock or other equity interests, corporate debt, government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call or index security).

         Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

3.       WHAT IS NON-PUBLIC INFORMATION?

         In order for issues concerning insider trading to arise, information must not only be "material," it must be "non-public." "Non-public" information is information which has not been made available to investors generally. Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an "insider" is also deemed "non-public" information.

         At such time as material, non-public information has been effectively distributed to the investing public, it is no longer subject to insider trading restrictions. However, for "non-public" information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

         To show that "material" information is public, you should be able to point to some fact verifying that the information has become generally available, for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (The Wall Street Journal or The New York Times), or a publicly disseminated disclosure document (a proxy statement or prospectus). The circulation of rumors or "talk on the street," even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure. The information must not only be publicly disclosed, there must also be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

         Material, non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts retains its status as "non-public" information which must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the "inside" information possessed by the Company has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.

         Information Provided in Confidence. Occasionally, one or more directors, officers, or employees of companies in PIMCO Advisors may become temporary "insiders" because of a fiduciary or commercial relationship. For example, personnel at PALP or a subpartnership may become insiders when an external source, such as a company whose securities are held by one or more of the accounts managed by PALP or a subpartnership, entrusts material, non-public information to the Company portfolio managers or analysts with the expectation that the information will remain confidential.

         As an "insider," the Company has a fiduciary responsibility not to breach the trust of the party that has communicated the "material, non-public" information by misusing that information. This fiduciary duty arises because the Company has entered or has been invited to enter into a commercial relationship with the client or prospective client and has been given access to confidential information solely for the corporate purposes of that client or prospective client. This obligation remains whether or not the Company ultimately participates in the transaction.

         Information Disclosed in Breach of a Duty. Analysts and portfolio managers at PIMCO Advisors must be especially wary of "material, non-public" information disclosed in breach of a corporate insider's fiduciary duty. Even where there is no expectation of confidentiality, a person may become an "insider" upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of the fiduciary duty he or she owes the corporation and its shareholders. Whether the disclosure is an improper "tip" that renders the recipient a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite "personal benefit" may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a quid pro quo from the recipient or the recipient's employer by a gift of the "inside" information.

         A person may, depending on the circumstances, also become an "insider" or "tippee" when he or she obtains apparently material, non-public information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents, and "tips" from insiders or other third parties.

4.       IDENTIFYING MATERIAL INFORMATION?

         Before trading for yourself or others, including investment companies or private accounts managed by PALP or its affiliated Subpartnerships, in the securities of a company about which you may have potential material, non-public information, ask yourself the following questions:

     i. Is this information that an investor could consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the securities if generally disclosed?

     ii. To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal or other publications of general circulation.

         Given the potentially severe regulatory, civil and criminal sanctions to which you and PIMCO Advisors and its personnel could be subject, any director, officer and employee uncertain as to whether the information he or she possesses is "material, non-public" information should immediately take the following steps:

    i. Report the matter immediately to a Compliance Officer or the Chief Executive Officer of PALP;

    ii. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by PALP or the applicable affiliated subpartnership; and

    iii. Do not communicate the information inside or outside the Company, other than to a Compliance Officer or the Chief Executive Officer of PALP.

         After a Compliance Officer or the Chief Executive Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication or will be allowed to trade and communicate the information.

5.       PENALTIES FOR INSIDER TRADING.

         Penalties for trading on or communicating material, non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

         civil injunctions
         treble damages
         disgorgement of profits
         jail sentences
         fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

         In addition, any violation of this policy statement can be expected to result in serious sanctions by PIMCO Advisors, including dismissal of the persons involved.


SECTION II.       PROCEDURES TO IMPLEMENT PIMCO ADVISORS' POLICY.

A.       PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING.

         The following procedures have been established to aid the officers, directors and employees of PIMCO Advisors in avoiding insider trading, and to aid the Company in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of PIMCO Advisors must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

TRADING RESTRICTIONS AND REPORTING REQUIREMENTS

1. No employee, officer or director of the Company who possesses material, non-public information relating to the Company or any of its affiliates or subsidiaries, may buy or sell any securities of the Company or engage in any other action to take advantage of, or pass on to others, such material, non-public information.

2. No employee, officer or director of the Company who obtains material, non-public information which relates to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the federal securities laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material, non-public information.

3. No employee, officer or director of the Company shall engage in a securities transaction with respect to the securities of PIMCO Advisors, except in accordance with the specific procedures published from time to time by the company.

4. Each employee, officer or director of the Company shall submit reports of every securities transaction involving securities of PIMCO Advisors to a Compliance Officer in accordance with the terms of the Company's Code of Ethics as they relate to any other securities transaction.

5. No Employee (as such term is defined in the applicable Code of Ethics) shall engage in a securities transaction with respect to any securities of any other company, except in accordance with the specific procedures set forth in the Company's Code of Ethics.

6. Employees shall submit reports concerning each securities transaction in accordance with the terms of the Code of Ethics and verify their personal ownership of securities in accordance with the procedures set forth in the Code of Ethics.

7. Because even inadvertent disclosure of material, non-public information to others can lead to significant legal difficulties, officers, directors and employees of the Company should not discuss any potentially material, non-public information concerning the Company or other companies, including other officers, employees and directors, except as specifically required in the performance of their duties.

B.       CHINESE WALL PROCEDURES.

         The Insider Trading and Securities Fraud Enforcement Act requires the establishment and strict enforcement of procedures reasonably designed to prevent the misuse of "inside" information.(1) Accordingly, you should not discuss material, non-public information about the Company or other companies with anyone, including other employees, except as required in the performance of your regular duties. In addition, care should be taken so that such information is secure. For example, files containing material, non-public information should be sealed; access to computer files containing material, non-public information should be restricted.

C.       RESOLVING ISSUES CONCERNING INSIDER TRADING.

         The federal securities laws, including the laws governing insider trading, are complex. If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact a Compliance Officer. Until advised to the contrary by a Compliance Officer, you should presume that the information is material and non-public and you should NOT trade in the securities or disclose this information to anyone.


--------

1. The antifraud provisions of United States securities laws reach insider trading or tipping activity worldwide which defrauds domestic securities markets. In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the SEC to conduct investigations at the request of foreign governments, without regard to whether the conduct violates United States law.

                                  APPENDIX III

                               PIMCO ADVISORS L.P.

                   POLICY REGARDING SPECIAL TRADING PROCEDURES
                      FOR SECURITIES OF PIMCO ADVISORS L.P.

                           Effective as of May 1, 1996


INTRODUCTION

         PIMCO Advisors L.P. (as defined below) has adopted an Insider Trading Policy and Procedures applicable to all personnel which prohibits insider trading in any securities, and prohibits all employees from improperly using or disclosing material, non-public information, a copy of which has been supplied to you.

         For the purposes of this memorandum, the term the "Company" shall include PIMCO Advisors L.P. ("PALP"), PIMCO Partners, G.P. ("PIMCO GP"), PIMCO Funds Distributors LLC ("PFD") and any entity in relation to which PALP acts as a general partner or owns 50% or more of one the issued and outstanding stock.


PERSONS TO WHOM THIS SPECIAL TRADING POLICY APPLIES

         This Policy applies to all employees of the Company and, in the case of PALP, the inside members of the Operating Board and the Equity Board ("Covered Persons"), as well as to any transactions in securities participated in by family members, trusts or corporations controlled by a Covered Person. In particular, this Policy applies to securities transactions by:

a.       the Covered Person's spouse;

b.       the Covered Person's minor children;

c.       any other relatives living in the Covered Person's household;

d. a trust in which the Covered Person has a beneficial interest, unless such Covered Person has no direct or indirect control over the trust;

e.       a trust as to which the Covered Person is a trustee;

f.       a revocable trust as to which the Covered Person is a settlor;

g. a corporation of which the Covered Person is an officer, director or 10% or greater stockholder; or

h. a partnership of which the Covered Person is a partner (including most investment clubs), unless the Covered Person has no direct or indirect control over the partnership.

     The family members, trust and corporations listed above are hereinafter referred to as "Related persons." SECURITIES TO WHICH THIS SPECIAL TRADING POLICY APPLIES


                                     III-1

SECURITIES TO WHICH THIS SPECIAL TRADING POLICY APPLIES

         Unless stated otherwise, the following Special Trading Procedures apply to all transactions by Covered Persons and their Related Persons involving any class or series of units of limited partner interest of PALP or other securities of PALP, including options and other derivative securities (such as a put, call or index security) in relation to such securities (the "PALP Securities").


SPECIAL TRADING PROCEDURES RELATING TO SECURITIES OF PIMCO ADVISORS L.P.


1.       TRADING WINDOWS

         There are times when the Company may be engaged in a material non-public development or transaction. Even if you are not aware of this development or transaction, if you trade PALP's Securities before such development or transaction is disclosed to the public, you might expose yourself and the Company to a charge of insider trading that could be costly and difficult to refute. In addition, such a trade by you could result in adverse publicity to you or the company.

         Therefore, the following rule shall apply: each Covered Person and all of such person's Related Persons may only purchase or sell PALP Securities during four "trading windows" that occur each year. The four trading windows consist of the months of February, May, August and November. TRADING ON THE BASIS OF MATERIAL NON-PUBLIC INFORMATION OR COMMUNICATING MATERIAL NON-PUBLIC INFORMATION TO OTHERS AT ANY TIME, INCLUDING IN A TRADING WINDOW, IS A VIOLATION OF THE LAW AND A VIOLATION OF THIS POLICY.

         In accordance with the procedure for waivers described below, in special circumstances a waiver may be given to allow a trade to occur outside of a trading window.

         Employees of PALP should be aware that there are potential tax consequences for such employees resulting from the ownership of PALP Securities. Each such employee contemplating purchasing PALP Securities should discuss the matter with such employee's tax advisor.

         The exercise of options to purchase PALP Securities for cash are not Covered to the procedures outlined above, but the securities so acquired may not be sold except during a trading window and after all other requirements of this policy have been satisfied.


2.       POST-TRADE REPORTING

         All Covered Persons shall submit to a Compliance Officer a report of every securities transaction in PALP Securities in which they and any of their Related Persons have participated as soon as practicable following the transaction and in any event not later than the fifth day after the end of the month in which the transaction occurred. The report shall include: (1) the date of the transaction and the title and number of shares or principal amount of each security involved; (2) the nature of the transaction


                                     III-2

(i.e., purchase, sale or any other type of acquisition or disposition); (3) the price at which the transaction was effected; and (4) the name of the broker/dealer with or through whom the transaction was effected. In addition, on an annual basis, each Covered Person must confirm the amount of PALP Securities which such person and his her Related Persons beneficially own.

         Each Covered Person (and not the Company) is personally responsible for insuring that his or her transactions comply fully with any and all applicable securities laws, including, but not limited to, the restrictions imposed under
Section 16(b) of the Securities and Exchange Act of 1934 and Rule 144 under the Securities Act of 1933.


3.       RESOLVING ISSUES CONCERNING INSIDER TRADING

         If you have any doubts or questions as to whether information is material or non-public, or as to the applicability or interpretation of any of the foregoing procedures, or as to the propriety of any action, you should contact a Compliance Officer before trading or communicating the information to anyone. Until these doubts or questions are satisfactorily resolved, you should presume that the information is material and non-public and you should NOT trade in the securities or communicate this information to anyone.


4.       MODIFICATIONS AND WAIVERS

         The Company reserves the right to amend or modify this policy statement at any time. Waiver of any provision of this policy statement in a specific instance may be authorized in writing by a Compliance Officer and either the Chief Executive Officer of PALP or any member of the Operating Committee of PALP, and any such waiver shall be reported to the Equity and Operating Boards of PALP at the next regularly scheduled meeting of each.


                                     III-3

                                   APPENDIX IV

                            ACKNOWLEDGMENT OF RECEIPT

                                     OF THE
                                 CODE OF ETHICS
                                     AND THE
                    INSIDER TRADING POLICY AND PROCEDURES OF

                      PACIFIC INVESTMENT MANAGEMENT COMPANY

         I hereby certify that I have received the attached Code of Ethics and Insider Trading Policy and Procedures. I hereby agree to read the Code, to make a reasonable effort to understand its provisions and to ask questions about those provisions I find confusing or difficult to understand. I also agree to comply with the Code, including its general principles, its reporting requirements, its preclearance requirements, and its provisions regarding gifts and service as a director. I also agree to advise members of my Immediate Family about the existence of the Code of Ethics, its applicability to their personal trading activity, and my responsibility to assure that their personal trading activity complies with the Code of Ethics. Finally, I agree to cooperate fully with any investigation or inquiry by or on behalf of a Compliance Officer to determine my compliance with the provisions of the Code. I recognize that any failure to comply in all aspects with the Code and to honor the commitments made by this acknowledgment may result in disciplinary action, including dismissal.



Date: _________________________              ___________________________________
                                             Signature



                                             ___________________________________
                                             Print Name

                                   APPENDIX V

                       ANNUAL CERTIFICATION OF COMPLIANCE

                                    WITH THE
                                CODE OF ETHICS OF

                      PACIFIC INVESTMENT MANAGEMENT COMPANY



         I hereby certify that I have complied with the requirements of the Code of Ethics and Insider Trading Policy and Procedures that have applied to me during the year ended December 31, 200_. In addition, I hereby certify that I have read the Code and understand its provisions. I also certify that I recognize that I am subject to the provisions of the Code and that I have disclosed, reported, or caused to be reported all transactions required to be disclosed or reported pursuant to the requirements of the Code. I recognize that any failure to comply in all aspects with the Code and that any false statement in this certification may result in disciplinary action, including dismissal.




Date: _________________________              ___________________________________
                                             Signature



                                             ___________________________________
                                             Print Name

                                   APPENDIX VI

                           INITIAL REPORT OF ACCOUNTS

                                 PURSUANT TO THE
                                CODE OF ETHICS OF

                      PACIFIC INVESTMENT MANAGEMENT COMPANY

         In accordance with the Code of Ethics, I have attached to this form copies of the most recent statements for each and every Personal Account and Related Account that holds or is likely to hold a Security or Futures Contract in which I have a Beneficial Ownership interest, as well as copies of confirmations for any and all Investment Transactions subsequent to the effective dates of those statements.(1)

         In addition, I hereby supply the following information for each and every Personal Account and Related Account in which I have a Beneficial Ownership interest for which I cannot supply the most recent account statement:

(1)      Name of employee:                                   _____________________________________________________

(2)      If different than #1, name of the person
         in whose name the account is held:                  _____________________________________________________

(3)      Relationship of (2) to (1):                         _____________________________________________________

(4)      Firm(s) at which Account is maintained:             _____________________________________________________

                                                             _____________________________________________________

                                                             _____________________________________________________

                                                             _____________________________________________________

(5)      Account Number(s):                                  _____________________________________________________

                                                             _____________________________________________________

                                                             _____________________________________________________

                                                             _____________________________________________________

                                                             _____________________________________________________

(6) Phone number(s) of Broker or Representative:             _____________________________________________________

                                                             _____________________________________________________

                                                             _____________________________________________________

                                                             _____________________________________________________

--------
(1) The Code of Ethics uses various capitalized terms that are defined in Appendix I to the Code. The capitalized terms used in this Report have the same definitions.

(7)      Account holdings:

        Name of Security            Quantity              Principal Amount       Custodian
        ----------------            --------              ----------------       ---------
1.      ___________________         ______________        _______________       ___________________

2.      ___________________         ______________        _______________       ___________________

3.      ___________________         ______________        _______________       ___________________

4.      ___________________         ______________        _______________       ___________________

5.      ___________________         ______________        _______________       ___________________

(Attach additional sheets if necessary)

         I also supply the following information for each and every Security or Futures Contract in which I have a Beneficial Ownership interest, to the extent this information is not available elsewhere on this form or from the statements and confirmations attached to this form. This includes Securities or Futures Contracts held at home, in safe deposit boxes, or by an issuer.


             Person Who               Description
          Owns the Security         of the Security
         Or Futures Contract       Or Futures Contract         Quantity              Principal Amount           Custodian
         -------------------       -------------------         --------              ----------------           ---------
1.       ___________________        _________________       _________________        _________________       _________________

2.       ___________________        _________________       _________________        _________________       _________________

3.       ___________________        _________________       _________________        _________________       _________________

4.       ___________________        _________________       _________________        _________________       _________________

5        ___________________        _________________       _________________        _________________       _________________

(Attach additional sheets if necessary.)


         I hereby certify that this form and the attachments (if any) identify all of the Personal Accounts, Related Accounts, Securities and Futures Contracts in which I have a Beneficial Ownership interest as of this date.




                                                ________________________________
                                                Signature



                                                ________________________________
                                                Print Name


Date:

Attachments

                                  APPENDIX VII

                      PACIFIC INVESTMENT MANAGEMENT COMPANY

                          PIMCO FUNDS DISTRIBUTORS LLC

                   QUARTERLY REPORT OF INVESTMENT TRANSACTIONS

                       FOR THE QUARTER ENDED _______, 2000


Please mark one of the following:

         [ ] No reportable Investment Transactions have occurrED.

         [ ] Except as indicated below, all reportable Investment Transactions were made through Personal Accounts and Related Accounts identified on the attached list, which, except as indicated, represents a complete list of the Personal Accounts and Related Accounts that hold Securities or Futures Contracts in which I have or had a Beneficial Ownership interest and for which PIMCO should have received or will receive timely duplicate broker reports for the calendar quarter just ended.(1) I hereby certify that the broker, dealer, bank or futures commission merchant for each such account has been instructed to send a Compliance Officer timely duplicate broker reports for that account.

The following information for Investment Transactions during the calendar quarter just ended does not appear on the duplicate broker reports referenced above.

Transaction   Title, Interest Rate and Maturity    Number of Shares or Contracts  Nature of Transaction  Transaction Broker, Dealer,
   Date      Date of Security or Futures Contract      And Principal Amount        (i.e., Buy or Sell)      Price      Bank or FCM

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

SPECIAL NOTE TO PIMCO FUNDS DISTRIBUTORS LLC REGISTERED REPS AND ACCESS PERSONS:
You will not have to fill out an extra form for each quarter for PIMCO Funds Distributors LLC.

                                SIGNED:     ____________________________________

                                PRINT NAME: ____________________________________

                                DATE:       ____________________________________

_____________

         (1) The Code of Ethics uses various capitalized terms that are defined in Appendix I to the Code. The capitalized terms used in this Report have the same definitions.

1. Please see the CODE OF ETHICS for a full description of the Investment Transactions that must be reported.

2. TRANSACTION DATE. In the case of a market transaction, state the trade date (not the settlement date).

3. TITLE OF SECURITY OR FUTURES CONTRACT. State the name of the issuer and the class of the Security (e.g., common stock, preferred stock or designated issue of debt securities). For Fixed Income Securities, please provide the Security's interest rate and maturity date. For a Futures Contract, state the title of any Security subject to the Futures Contract and the expiration date of the Futures Contract.

4. NUMBER OF SHARES OR CONTRACTS AND PRINCIPAL AMOUNT. State the number of shares of Securities, the face amount of Fixed Income Securities or the units of other securities. For options, state the amount of securities subject to the option. Provide the principal amount of each Security or Futures Contract. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire quantity of Securities or Futures Contracts involved in the transaction. You may indicate, if you wish, the extent of your interest in the transaction.

5. NATURE OF TRANSACTION. Identify the nature of the transaction (e.g., purchase, sale or other type of acquisition or disposition).

6. TRANSACTION PRICE. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.

7. BROKER, DEALER, BANK OR FCM EFFECTING TRANSACTION. State the name of the broker, dealer, bank or FCM with or through which the transaction was effected.

8.       SIGNATURE. Sign and date the report in the spaces provided.

9. FILING OF REPORT. A report should be filed NOT LATER THAN 10 CALENDAR DAYS after the end of each calendar quarter with:

                  PIMCO
                  ATTN:  Compliance Officer
                  840 Newport Center Drive
                  Suite 300
                  Newport Beach, CA  92660

10. DUPLICATE BROKER REPORTS. Please remember that duplicates of all trade confirmations, purchase and sale reports, and periodic statements must be sent to the firm by your broker. You should use the address above.

                                  APPENDIX VIII

                      PACIFIC INVESTMENT MANAGEMENT COMPANY

                          PIMCO FUNDS DISTRIBUTORS LLC

                           ANNUAL HOLDINGS REPORT AND
                FOURTH QUARTER REPORT OF INVESTMENT TRANSACTIONS



                FOR THE YEAR AND QUARTER ENDED DECEMBER 31, 2000


         I hereby certify that, except as indicated below, all Securities or Futures Contracts in which I had a Beneficial Ownership interest at the end of the 2000 calendar year were held in Personal Accounts or Related Accounts identified on the attached list, for which PIMCO should have received or will receive an account statement of holdings as of the end of that calendar year.(1) I hereby certify that the broker, dealer, bank or futures commission merchant for each such account has been instructed to send a Compliance Officer timely duplicate broker reports, including a statement of holdings in that account as of the end of the calendar year.

The following information describes other Securities or Futures Contracts in which I had a Beneficial Ownership interest as of the end of the 2000 calendar year:

         Title, Interest Rate and Maturity                   Number of Shares or Contracts        Broker, Dealer,
       Date of Security or Futures Contract                     And Principal Amount               Bank or FCM

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

___________________
         (1) The Code of Ethics uses various capitalized terms that are defined in Appendix I to the Code. The capitalized terms used in this Report have the same definitions.

      Except as indicated below, all reportable Investment Transactions during the quarter ended December 31, 2000, were made through Personal Accounts and Related Accounts identified on the attached list, which, except as indicated, represents a complete list of the Personal Accounts and Related Accounts that hold Securities or Futures Contracts in which I have or had a Beneficial Ownership interest and for which PIMCO should have received or will receive timely duplicate broker reports for the calendar quarter just ended.

The following information for Investment Transactions during the calendar quarter just ended does not appear on the duplicate broker reports referenced above.

Transaction   Title, Interest Rate and Maturity    Number of Shares or Contracts  Nature of Transaction  Transaction Broker, Dealer,
   Date      Date of Security or Futures Contract      And Principal Amount        (i.e., Buy or Sell)      Price      Bank or FCM

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

SPECIAL NOTE TO PIMCO FUNDS DISTRIBUTORS LLC REGISTERED REPS AND ACCESS PERSONS:
You will not have to fill out an extra form for each quarter for PIMCO Funds Distributors LLC.

                                SIGNED:     ____________________________________

                                PRINT NAME: ____________________________________

                                DATE:       ____________________________________

1. Please see the CODE OF ETHICS for a full description of the Investment Transactions that must be reported.

2. TRANSACTION DATE. In the case of a market transaction, state the trade date (not the settlement date).

3. TITLE OF SECURITY OR FUTURES CONTRACT. State the name of the issuer and the class of the Security (e.g., common stock, preferred stock or designated issue of debt securities). For Fixed Income Securities, please provide the Security's interest rate and maturity date. For a Futures Contract, state the title of any Security subject to the Futures Contract and the expiration date of the Futures Contract.

4. NUMBER OF SHARES OR CONTRACTS AND PRINCIPAL AMOUNT. State the number of shares of Securities, the face amount of Fixed Income Securities or the units of other securities. For options, state the amount of securities subject to the option. Provide the principal amount of each Security or Futures Contract. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire quantity of Securities or Futures Contracts involved in the transaction. You may indicate, if you wish, the extent of your interest in the transaction.

5. NATURE OF TRANSACTION. Identify the nature of the transaction (e.g., purchase, sale or other type of acquisition or disposition).

6. TRANSACTION PRICE. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.

7. BROKER, DEALER, BANK OR FCM EFFECTING TRANSACTION. State the name of the broker, dealer, bank or FCM with or through which the transaction was effected.

8.       SIGNATURE. Sign and date the report in the spaces provided.

9. FILING OF REPORT. A report should be filed NOT LATER THAN 10 CALENDAR DAYS after the end of each calendar quarter with:

                  PIMCO
                  ATTN:  Compliance Officer
                  840 Newport Center Drive
                  Suite 300
                  Newport Beach, CA  92660

10. DUPLICATE BROKER REPORTS. Please remember that duplicates of all trade confirmations, purchase and sale reports, and periodic statements must be sent to the firm by your broker. You should use the address above.

                                   Appendix IX

                            PRECLEARANCE REQUEST FORM



         This form must be submitted to a Compliance Officer before executing any Investment Transaction for which preclearance is required under the PIMCO Code of Ethics. Before completing this form, you should review the PIMCO Code, including the terms defined in that Code. The capitalized terms used in this form are governed by those definitions. In addition, the Code provides information regarding your preclearance obligations under the Code, and information regarding the Transactions, Securities and Futures Contracts that are exempt from the Code's preclearance requirement.(1)

         No Investment Transaction subject to preclearance may be effected prior to receipt of written authorization of that Investment Transaction by a Compliance Officer. Unless otherwise specified, that authorization shall be effective, unless revoked, until the earlier of (a) the close of business on the date authorization is given, or (b) until you discover that information on this preclearance request form is no longer accurate.

(1)  Your Name:                                                            _____________________________________

(2)  If the Investment Transaction will be in someone else's name or
     in the name of a trust, the name of that person or trust:             _____________________________________

     The relationship of that person or trust to you:                      _____________________________________


(3)  Name of the firm (e.g., broker, dealer, bank, futures
     commission merchant) through which the Investment Transaction will
     be executed:                                                          ____________________________________

     The relevant account number at that firm:                             ____________________________________

(4)  Issuer of the Security or identity of the Futures Contract for
     which preclearance is requested:                                      ____________________________________

     The relevant CUSIP number or call symbol:                             ____________________________________

(5)  The maximum number of shares, units or contracts for which preclearance is requested, or the market value or face amount of
     the Fixed Income Securities for which preclearance is requested:      ____________________________________
(6)  The type of Investment Transaction for which preclearance is requested (check all that apply):


____ Purchase     ____ Sale     ____ Market      ____Order

____ Limit Order (Price Of Limit Order:_______)

 PLEASE ANSWER THE FOLLOWING QUESTIONS TO THE BEST OF YOUR KNOWLEDGE AND BELIEF:

(a)  Do you possess material nonpublic information regarding the Security or
     Futures Contract identified above or regarding the issuer of that Security?   ____ Yes      ____ No

(b)  Is the Security or Futures Contract identified above held by any PIMCO
     Advisory Client or is it a Related Security (as defined in the PIMCO Code)?   ____ Yes      ____ No

_________________
(1) Preclearance is required for any Investment Transaction in Securities, Related Securities or Futures Contracts in a Personal Account or a Related Account in which you have or will acquire a Beneficial Ownership interest.

(c)  Is there a pending buy or sell order on behalf of a PIMCO Advisory Client for the Security or Futures Contract identified above or for a
     Security for which the Security identified above is a Related Security?       ____ Yes      ____ No

(d)  Do you intend or do you know of another's intention to purchase or sell the
     Security or Futures Contract identified above, or a Security for which the
     Security identified above is a Related Security, on behalf of a PIMCO
     Advisory Client?                                                              ____ Yes      ____ No

(e)  Has the Security or Futures Contract identified above or a Related Security been considered for purchase by a PIMCO Advisory Client within the most recent 15 days? (Note: rejection of any opportunity to purchase the
     Security or Futures Contract for an Advisory Client would require an
     affirmative response to this question.)                                       ____ Yes      ____ No

(f)  If you are a Portfolio Employee, is the Security being acquired in an
     Initial Public Offering?(2)                                                    ____ Yes      ____ No

(g)  If you are a Portfolio Employee, are you acquiring or did you acquire
     Beneficial Ownership of the Security in a Private Placement?(3)                ____ Yes      ____ No

(h)  If you are seeking preclearance of a purchase or sale of Securities, have you purchased or sold the same or similar Securities, or have you acquired or disposed of a Beneficial Ownership interest in the same or similar
     Securities, within the past 60 calendar days?(4)                               ____ Yes      ____ No


BY EXECUTING THIS FORM, YOU HEREBY CERTIFY THAT YOU HAVE REVIEWED THE PIMCO CODE OF ETHICS AND BELIEVE THAT THE INVESTMENT TRANSACTION FOR WHICH YOU ARE REQUESTING PRECLEARANCE COMPLIES WITH THE GENERAL PRINCIPLES AND THE SPECIFIC REQUIREMENTS OF THE PIMCO CODE.

                                       _________________________________________
                                                 Employee Signature



                                       _________________________________________
                                                 Print or Type name



                                       _________________________________________
                                                   Date Submitted

__________________
(2) Under the PIMCO Code, Portfolio Employees generally are not permitted to acquire Securities in an Initial Public Offering.

(3) The PIMCO Code applies special rules to the acquisition of Securities through a Private Placement and to the disposition of Securities acquired through a Private Placement.

(4) Under the PIMCO Code, you may not profit from short-term trades in Fixed Income Securities. A Portfolio Employee may not profit from short-term trades in Designated Equities Securities and a Municipal Bond Portfolio Employee may not profit from short-term trades in Tax-Exempt Municipal Bonds. This rule does not apply to transactions in U.S. Government Securities, mutual fund shares, index options or Futures Contracts.

You are authorized to execute the Investment Transaction described above. Unless indicated otherwise below, this authorization remains effective, unless revoked, until: (a) the close of business today, or (b) until you discover that the information on this request form is no longer accurate.


          ____________________________________________________
                          Compliance Officer


          ____________________________________________________
                        Date of Authorization

                                   APPENDIX X

                               COMPLIANCE OFFICERS

                      PACIFIC INVESTMENT MANAGEMENT COMPANY

                                 March __, 2000



             PIMCO's Compliance Officers, as of March __, 2000, are:


                                Denise C. Seliga
                           (Chief Compliance Officer)

                               Ernest L. Schmider

                                 Richard M. Weil

                               Mohan V. Phansalkar

SALOMON BROTHERS ASSET MANAGEMENT INC

                                 CODE OF ETHICS

I.       Introduction.

         All Employees and Outside Directors (as defined below) of Salomon Brothers Asset Management Inc ("SBAM"), in conducting their personal securities transactions, owe a fiduciary duty to all SBAM's clients, including the investment companies for which SBAM serves as investment adviser. The term "Fund" is used herein to mean each registered investment company for which SBAM serves as investment adviser or sub-investment adviser. The fundamental standard to be followed in personal securities transactions is that Employees and Outside Directors may not take inappropriate advantage of their positions. All personal securities transactions by Employees and Outside Directors must be conducted in such a manner as to avoid any actual or potential conflict of interest between the Employee's or Outside Director's interest and the interests of each client, or any abuse of an Employee's or Outside Director's position of trust and responsibility. Potential conflicts arising from personal investment activities could include buying or selling securities based on knowledge of a client's trading position or plans (sometimes referred to as front-running), and acceptance of personal favors that could influence trading judgments on behalf of a client. In addition to the foregoing, this Code of Ethics is intended to prevent Employees and Outside Directors from engaging in any act, practice or course of business prohibited by Rule 17j-1 under the Investment Company Act of 1940 (the "Act"). Rule 17j-1 prohibits directors, officers and advisory personnel of an investment adviser, in connection with the purchase or sale by any such person of a security held or to be acquired by an investment company, from engaging in manipulative practices or employing any scheme to defraud the investment company, from making any untrue statements to the investment company and from failing to disclose to the investment company material information.

         While this Code of Ethics is designed to address identified conflicts and potential conflicts, it cannot possibly be written broadly enough to cover all potential situations. In this regard, Employees and Outside Directors are expected to adhere not only to the letter, but also the spirit, of the policies contained herein. For example, the restrictions contained herein on the purchase or sale of a security would include the purchase or sale of an equivalent security, such as the writing of an option to purchase or sell a security.

         Absent the approval of SBAM's Compliance Officer and except for certain limited exceptions for managed accounts where the Employee has no discretion, self-directed IRA accounts and certain estate or trust accounts, all Employees must maintain brokerage accounts at a brokerage firm listed on an approved list maintained by the Compliance Officer. Such accounts are referred to herein as "Employee Accounts." "Employee Accounts" include (i) any account in which the Employee has an interest or the power to, directly or indirectly, make investment decisions, (ii) any account of the Employee's spouse, (iii) any account of a child or the spouse of a child if they live in the same household or are financially dependent, (iv) any account of any other person related by blood or marriage over whose account the Employee has control and (v) any account of any other person to whose financial support the Employee contributes materially or over whose account the Employee has control.

         The restrictions herein applicable to Employees and Outside Directors apply to all securities in which the Employee or Outside Director has any direct or indirect "beneficial ownership."(1) With respect


----------

1. For this purpose, "beneficial owner" is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares a direct or indirect pecuniary interest in the securities, as further described in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, a copy of to Employees, such restrictions may encompass transactions in securities that are not effected in "Employee Accounts" such as interests in limited partnerships or transactions effected for the account of another individual or entity if the Employee may share in the profit from the transaction. Accordingly, all securities transactions in which an Employee has or would acquire any direct or indirect beneficial ownership, whether effected through an Employee Account or not, must be approved in advance as provided below in paragraph III. of this Code of Ethics.

         In furtherance of the above principles, this Code of Ethics contains certain restrictions on personal securities transactions by Employees [and Outside Directors], certain restrictions on other activities of Employees when an actual or potential conflict of interest between an Employee and a client may exist, and certain reporting requirements to enable SBAM to ensure compliance with this Code of Ethics. Any questions regarding the application or scope of the restrictions and reporting requirements contained herein should be directed to SBAM's Compliance Officer.

         All of the restrictions and reporting requirements contained herein apply to each of SBAM's Employees. Certain [restrictions and] reporting requirements contained herein apply to Outside Directors. Certain additional restrictions apply only to "Portfolio Managers." For purposes of this Code of Ethics, Employees also includes all directors and officers of SBAM, except Outside Directors. "Outside Director" includes any director of SBAM who is affiliated with SBAM only by virtue of serving as a director of SBAM and by virtue of holding a position with an entity affiliated with Salomon Brothers Inc ("SBI"), as designated from time to time by the Compliance Officer. "Portfolio Manager" includes only officers or employees of SBAM having direct responsibility and authority to make investment decisions on behalf of a client. The Compliance Officer will notify each Employee deemed to be a Portfolio Manager for purposes of this Code of Ethics.

         Employees are reminded that they are subject to the "Statement of Policies and Procedures Regarding Securities and Commodities Transactions by Employees" of SBI and SBAM's "Statement of Policies and Procedures Regarding Confidentiality and Trading in Securities." Among other things, the Statements describe SBI's and SBAM's policies regarding insider trading, Chinese Wall procedures and SBI's Restricted List. SBI's and SBAM's policies are distributed periodically by the Compliance Officer.


II.       Prohibitions; Exemptions.

         1.       Prohibited Purchases and Sales.

         Employees

                  A. No Employee [or Outside Director] may purchase or sell, directly or indirectly, any security in which that Employee [or Outside Director] has, or by reason of the transaction would acquire, any direct or indirect beneficial ownership and which to the actual knowledge of that Employee [or Outside Director] at the time of such purchase or sale:

                  (i) is being actively considered for purchase or sale for any client account; or


--------------------------------------------------------------------------------
         which is attached as Appendix 2 to this Code of Ethics. "Pecuniary interest" generally is the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in securities.

                  (ii) is in the process of being purchased or sold by any
                       client account.

                  B. No Employee may, directly or indirectly, acquire or dispose of a beneficial interest in any security which is the subject of an investment decision or recommendation for a client account for a period of seven days after (i) orders implementing such decision or recommendation are communicated to banks or brokers on behalf of all discretionary accounts in question or (ii) an investment recommendation is communicated to all of SBAM's non-discretionary advisory accounts to which the recommendation was intended to be disseminated.

                  C. Employees may not purchase and sell, or sell and purchase, the same security within a sixty (60) calendar day period.

                  D. Employees may not purchase, directly or indirectly, any security in an initial public offering.

         Portfolio Managers

                  In addition to the above prohibitions, the following purchases and sales are also prohibited for all Portfolio Managers:

                  E. A Portfolio Manager cannot purchase or sell, directly or indirectly, any security in which he or she has or acquires any direct or indirect beneficial ownership within seven (7) calendar days before a client account for which he or she acts as a Portfolio Manager trades in that security.

         2.       Exemptions From Certain Prohibitions.

                  A. The prohibited purchase and sale transactions described in paragraph II.1. above do not apply to the following personal securities transactions:

                  (1) purchases or sales effected in any account over which the Employee [or Outside Director] has no direct or indirect influence or control;

                  (2) purchases or sales which are non-volitional on the part of either the Employee[, the Outside Director] or the relevant client account;

                  (3) purchases which are part of an automatic dividend reinvestment plan (other than pursuant to a cash purchase plan option);

                  (4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired from that issuer, and sales of the rights so acquired;

                  (5) purchases or sales of (i) "long-term" debt securities (securities with a remaining maturity of more than 397 days) issued by the U.S. government or "short-term" debt securities (securities with a remaining maturity of 397 days or less) issued or guaranteed as to principal or interest by the U.S. government or by a person controlled or supervised by and acting as an instrumentality of the U.S. government, (ii) bankers' acceptances and bank certificates of deposit, (iii) commercial paper and
                           (iv) shares of registered open-end investment companies (each of the foregoing being referred to herein as "Exempt Securities"); and

                  (6) any other purchase or sale which the Compliance Officer (or the Chairman of SBAM with respect to Compliance Officer personal securities transactions) approves on the grounds that the chance of conflict of interest is remote.

                  B. The prohibited purchase and sale transactions described in paragraphs II.1.A. and II.1.B. above do not apply to the following personal securities transactions:

                  (1) any purchase or sale, or series of related transactions, involving 500 shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion.

                  C. The prohibited purchase and sale transactions described in paragraphs II.1.C. and II.1.E. may be permitted with (i) the prior approval of the Compliance Officer and, with respect to paragraph II.1.C. above, (ii) the prior approval of SBI's Compliance Department. Such approval will be granted only on a case-by-case basis for particular investments where significant news or other major events occur after purchase or in order to avoid a personal hardship, provided that no abuse is involved and the equities strongly support an exemption. Employees will not be permitted to make a practice of such early liquidations.

                  D. Any personal securities transaction approved pursuant to paragraphs II.2.A.(6) and II.2.C. shall be reported to the Chairman of the Audit Committee of each relevant Fund, as determined by the Compliance Officer, within 15 days after the end of the month during which such approval occurred.


         3.       Prohibited Recommendations.

                  All Employees are subject to the following restrictions on making recommendations to each client account:

                  A. Subject to certain exceptions indicated below for Exempt Securities (as defined in paragraph II.2.A.(5) above) no Employee may recommend the purchase or sale of any security to or for any client account without first having disclosed his or her interest, if any, in such security or the issuer thereof, to the Compliance Officer, including without limitation:

                  (1) any direct or indirect beneficial ownership of any security (other than an Exempt Security) of such issuer, including any security received in a private securities transaction;

                  (2) any contemplated purchase or sale by such person of such security (other than an Exempt Security);

                  (3)      any position with such issuer or its affiliates; or

                  (4) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

                  B. In circumstances in which Employees are required to disclose an interest in a security or an issuer acquired in a private securities transaction to the Compliance Officer, as described above, SBAM's decision to purchase or sell a security (or to recommend the purchase or sale of a security) of the same issuer for any client account shall be subject to an independent review by a Portfolio Manager or Portfolio Managers with no personal interest in the issuer.

III.     Pre-Clearance of Personal Securities Transactions.

         1. All Employees must obtain approval from the Compliance Officer prior to entering into personal securities transactions involving the purchase or sale of any security, including any security to be acquired in a private transaction, except for transactions included in paragraphs II.2.A(1), A(2), A(3) or A(4).

         2. In addition, all transactions by Employees in equity securities must be approved by the person or persons designated from time to time by the Compliance Officer.

         3. All personal securities transactions are subject to SBI's Restricted List.

         4. In connection with obtaining approval for any personal securities transaction, Employees must describe to the Compliance Officer in detail any factors which might be relevant to a conflict of interest analysis, including the existence, to the Employee's knowledge, of any economic relationship between the transaction and securities held or to be acquired by any SBAM client.


IV.      Prohibitions on Gifts and Services.

         1. Employees may not accept gifts or other things of more than $100 in value from any person or entity that is known by such Employee to be doing business with or on behalf of any client account or SBAM, without the approval of the Compliance Officer and the Chairman of SBAM.

         2. Employees shall not serve on the boards of directors of publicly held companies (other than Funds), absent prior approval from the Board of Directors of each relevant Fund, as determined by the Compliance Officer, and approval of SBI's Compliance Department. Such approval should be based on a determination that board service would be consistent with the best interests of the shareholders of each such Fund.


V.       Reporting.

                  1.       Initial Reporting.

                  All Employees must report all personal securities holdings upon commencement of employment with SBAM.

                  2.       Quarterly Reporting.

                  A. Subject to the provisions of paragraph B. below, every Employee and Outside Director shall either report to SBAM the information described in paragraph C. below with respect to transactions in any security in which the Employee or Outside Director has, or by reason of the transaction acquires, any direct or indirect beneficial ownership in the security or, in the alternative, make the representation in paragraph D. below.

                  B. Neither an Employee nor an Outside Director is required to make a report with respect to any transaction effected for any account over which the Employee or Outside Director does not have any direct or indirect influence; provided, however, that if the Employee is relying upon the provisions of this paragraph B. to avoid making such a report, the Employee or Outside Director shall, not later than 10 days after the end of each calendar quarter, identify any such account in writing and certify in writing that he or she had no direct or indirect influence over any such account.

                  C. Every quarterly report pursuant to this paragraph 2. shall be submitted to the Compliance Officer not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected and shall contain the following information:

                  (i) the date of the transaction, the title and the number of shares and the principal amount of each security involved;

                  (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  (iii)    the price at which the transaction was effected;

                  (iv) the name of the broker, dealer or bank with or through whom the transaction was effected; and

                  (v) a description of any factors potentially relevant to a conflict of interest analysis, including the existence, to the Employee's or Outside Director's knowledge, of any economic relationship between the transaction and securities held or to be acquired by any client account.

                  D. If no transactions were conducted by an Employee or Outside Director during a calendar quarter that are subject to the reporting requirements described above, such Employee or Outside Director shall, not later than 10 days after the end of that calendar quarter, provide a written representation to that effect to the Compliance Officer.

                  E. An Employee need not separately report to SBAM information regarding transactions conducted through securities accounts, provided that copies of the relevant confirmations and statements are furnished to SBAM as required by paragraph V.4. below. In addition, an Employee need not separately report to SBAM information regarding transactions which have been pre-cleared in accordance with Section III. This option may be revoked by the Compliance Officer for Employees who fail to make timely filings required under this Code of Ethics or who fail to provide required disclosures, confirmations or statements.

                  3.       Annual Reporting and Certification.

                  A. All Employees must report all personal securities holdings to the Compliance Officer within 30 days after the end of each calendar year, together with a list of all accounts maintained at brokerage firms which are subject to the provisions of this Code of Ethics (see the Introduction above and footnote 1), including the names of the firms and the account numbers.

                  B. All Employees and Outside Directors are required to certify annually that they have read and understand this Code of Ethics and recognize that they are subject to the provisions hereof and will comply with the policy and procedures stated herein. Further, all Employees and Outside Directors are required to certify annually that they have complied with the requirements of this Code of Ethics and that they have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of such policies. A copy of the certification form to be used in complying with this paragraph B. is attached to this Code of Ethics as Appendix 1.

                  4.       Brokerage Confirmations and Statements.

                  All Employees must direct their brokers to supply to the Compliance Officer, on a timely basis, duplicate copies of confirmations of any purchase or sale of a security and copies of all periodic statements for all securities accounts. This provision does not apply to brokerage accounts established at SBI.

                  5.       Miscellaneous.

                   Any report under this Code of Ethics may contain a statement that the report shall not be construed as an admission by the person making the report that the person has any direct or indirect beneficial ownership in the securities to which the report relates.


VI.      Confidentiality.

         No Employee shall reveal to any other person (except in the normal course of his or her duties on behalf of SBAM) any information regarding securities transactions by any client or consideration by any client or SBAM of any such securities transaction.

         All information obtained from any Employee and Outside Director pursuant to this Code of Ethics shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

VII.     Sanctions.

         Any trades made in violation of the provisions set forth under paragraphs II.1.C. and E. must be unwound, or, if that is impractical, any profits realized on trades made in violation of these prohibitions must be disgorged to the appropriate client or clients (or, alternatively, to a charitable organization) under the direction of the Compliance Officer, with the approval of SBAM's Chairman and President.

         Upon discovering a violation of this Code of Ethics, the Chairman and/or President of SBAM may impose any sanctions it deems appropriate, including a letter of censure or the suspension or termination of the employment of the violator.

                                                         EFFECTIVE MARCH 1, 2000




                                 CODE OF ETHICS



                         T. ROWE PRICE ASSOCIATES, INC.
                               AND ITS AFFILIATES

                                 CODE OF ETHICS
                                       OF
                         T. ROWE PRICE ASSOCIATES, INC.
                               AND ITS AFFILIATES

                                TABLE OF CONTENTS

                                                                                                                  Page
GENERAL POLICY STATEMENT...............................................................................              1-1
       Purpose and Scope of Code of Ethics.............................................................              1-1
       Who is Subject to the Code......................................................................              1-1
       Price Associates' Status as a Fiduciary.........................................................              1-2
       What the Code Does Not Cover....................................................................              1-2
       Compliance with the Code........................................................................              1-2
       Questions Regarding the Code....................................................................              1-2
STANDARDS OF CONDUCT OF PRICE ASSOCIATES AND ITS EMPLOYEES.............................................              2-1
       Allocation of Client Brokerage..................................................................              2-1
       Antitrust   ....................................................................................         2-1; 8-1
       Compliance with Copyright Laws..................................................................              2-1
       Computer Security...............................................................................         2-1; 7-1
       Conflicts of Interest...........................................................................              2-1
             Relationships with Profitmaking Enterprises...............................................              2-1
             Service with Nonprofitmaking Enterprises..................................................              2-2
             Relationships with Financial Service Firms................................................              2-2
             Investment Clubs..........................................................................              2-2
       Confidentiality.................................................................................              2-3
             Internal Operating Procedures and Planning................................................              2-3
             Clients, Fund Shareholders, and TRP Brokerage Customers...................................              2-3
             Investment Advice.........................................................................              2-3
             Investment Research.......................................................................              2-4
             Understanding as to Clients' Accounts and Company Records
               at time of Employee Termination.........................................................              2-4
       Corporate Responsibility........................................................................         2-4; 5-1
       Employment of Former Government Employees.......................................................              2-5
       Employment Practices............................................................................              2-5

             Equal Opportunity.........................................................................              2-5
             Harassment................................................................................              2-5
             Drug and Alcohol Abuse....................................................................              2-5
       Past and Current Litigation.....................................................................              2-6
       Financial Reporting.............................................................................              2-6
       Health and Safety in the Workplace..............................................................              2-6
       Illegal Payments................................................................................              2-6
       Marketing and Sales Activities..................................................................              2-6
       Policy Regarding Acceptance and Giving of Gifts and Gratuities..................................              2-6
             Receipt of Gifts..........................................................................              2-7
             Giving of Gifts...........................................................................              2-7
             Additional Requirements for the Giving of Gifts in Connection
               with the Broker/Dealer..................................................................              2-7
             Entertainment.............................................................................              2-8
             Research Trips............................................................................              2-9
       Political Activities............................................................................              2-9
       Protection of Corporate Assets..................................................................             2-10
       Quality of Services.............................................................................             2-10
       Record Retention................................................................................             2-10
       Referral Fees...................................................................................             2-10
       Release of Information to the Press.............................................................             2-10
       Responsibility to Report Violations.............................................................             2-10
       Service as Trustee, Executor or Personal Representative.........................................             2-11
       Speaking Engagements and Publications...........................................................             2-11
       Trading in Securities with Inside Information...................................................        2-11; 3-1
STATEMENT OF POLICY ON MATERIAL, INSIDE (NON-PUBLIC) INFORMATION.......................................              3-1
STATEMENT OF POLICY ON SECURITIES TRANSACTIONS.........................................................              4-1
STATEMENT OF POLICY ON CORPORATE RESPONSIBILITY........................................................              5-1
STATEMENT OF POLICY WITH RESPECT TO COMPLIANCE
   WITH COPYRIGHT LAWS.................................................................................              6-1
STATEMENT OF POLICY WITH RESPECT TO COMPUTER SECURITY
   AND RELATED ISSUES..................................................................................              7-1
STATEMENT OF POLICY ON COMPLIANCE WITH
   ANTITRUST LAWS .....................................................................................              8-1

                                 CODE OF ETHICS
                                       OF
                         T. ROWE PRICE ASSOCIATES, INC.
                               AND ITS AFFILIATES

                                      INDEX

                                                                                                                Page
Access Persons.........................................................................................              4-3
Activities, Political..................................................................................              2-9
Alcohol Abuse..........................................................................................              2-5
Allocation of Client Brokerage.........................................................................              2-1
Antitrust..............................................................................................         2-1; 8-1
Approved Company Rating Changes........................................................................             4-11
Assets, Protection of Corporate........................................................................             2-10
Association of Investment Management and Research ("AIMR").............................................              2-6
Brokerage Accounts.....................................................................................       4-11; 4-12
Chinese Wall...........................................................................................              3-6
Client Brokerage, Allocation of........................................................................              2-1
Client Limit Orders....................................................................................             4-16
Code of Ethics, Compliance with........................................................................              1-2
Code of Ethics, Purpose and Scope of...................................................................              1-1
Code of Ethics, Questions Regarding....................................................................              1-2
Code of Ethics, Who is Subject to......................................................................              1-1
Co-Investment by Employees with Client Investment Partnerships.........................................             4-14
Computer Security......................................................................................         2-1; 7-1
Conduct, Standards of, Price Associates and its Employees..............................................              2-1
Confidentiality........................................................................................              2-3
Confidentiality of Computer Systems Activities and Information.........................................              7-1
Conflicts of Interest..................................................................................              2-1
Copyright Laws, Compliance with........................................................................         2-1; 6-1

Corporate Assets, Protection of........................................................................             2-10
Corporate Responsibility...............................................................................         2-4; 5-1
Drug Abuse.............................................................................................              2-5
Employee Co-Investment with Client Investment Partnerships.............................................             4-14
Employees, Standards of Conduct........................................................................              2-1
Employment of Former Government Employees..............................................................              2-5
Employment Practices...................................................................................              2-5
Entertainment..........................................................................................              2-8
Equal Opportunity......................................................................................              2-5
Exchange - Traded Index Options........................................................................             4-16
Executor, Service as...................................................................................             2-11
Fees, Referral.........................................................................................             2-10
Fiduciary, Price Associates' Status as a ..............................................................              1-2
Financial Reporting....................................................................................              2-6
Financial Service Firms, Relationships with............................................................              2-2
Front Running..........................................................................................              4-1
General Policy Statement...............................................................................              1-1
Gifts, Giving..........................................................................................              2-7
Gifts, Receipt of......................................................................................              2-7
Government Employees, Employment of Former.............................................................              2-5
Harassment.............................................................................................              2-5
Health and Safety in the Workplace.....................................................................              2-6
Illegal Payments.......................................................................................              2-6
Information, Release to the Press......................................................................             2-10
Initial Public Offerings...............................................................................              4-9
Inside Information, Trading in Securities with.........................................................             2-11
Interest, Conflicts of.................................................................................              2-1
Internet, Access to....................................................................................              7-2
Investment Clubs.......................................................................................        2-2; 4-14
Investment Personnel...................................................................................              4-3
Large Company Exemption for Securities Transactions....................................................             4-15
Margin Accounts........................................................................................             4-15
Marketing and Sales Activities.........................................................................              2-6

Non-Access Persons.....................................................................................              4-4
Nonprofitmaking Enterprises, Service with..............................................................              2-2
Options and Futures....................................................................................             4-16
Payments, Illegal......................................................................................              2-6
Personal Securities Holdings, Disclosure of by Access Persons..........................................             4-18
Personal Representative, Service as....................................................................             2-11
Political Activities...................................................................................              2-9
Press, Release of Information to the...................................................................             2-10
Price Associates, Standards of Conduct.................................................................              2-1
Price Associates' Stock, Transactions in...............................................................              4-5
Prior Clearance of Securities Transactions (other than Price Associates' stock)........................              4-8
Private Placement, Investment In.......................................................................             4-10
Private Placement Memoranda............................................................................              3-7
Profitmaking Enterprises, Relationships with...........................................................              2-1
Protection of Corporate Assets.........................................................................             2-10
Publications...........................................................................................             2-11
Quality of Services....................................................................................             2-10
Questions Regarding the Code...........................................................................              1-2
Rating Changes, Approved Company.......................................................................             4-11
Record Retention.......................................................................................             2-10
Referral Fees..........................................................................................             2-10
Release of Information to the Press....................................................................             2-10
Reporting, Financial...................................................................................              2-6
Reporting, Price Associates' Stock Transactions........................................................              4-6
Reporting, Securities Transactions (other than Price Associates' stock)................................             4-12
Research Trips.........................................................................................              2-9
Responsibility, Corporate..............................................................................         2-4; 5-1
Restricted List........................................................................................              3-7
Retention, Record......................................................................................             2-10
Safety and Health in the Workplace.....................................................................              2-6
Securities Transactions, Reporting of (other than Price Associates' stock).............................             4-12
Services, Quality of...................................................................................             2-10
Short Sales............................................................................................             4-17

Sixty (60) Day Rule....................................................................................             4-17
Software Programs, Application of Copyright Law........................................................              7-5
Speaking Engagements...................................................................................             2-11
Standards of Conduct of Price Associates and its Employees.............................................              2-1
Statement, General Policy..............................................................................              1-1
Temporary Workers, Application of Code to..............................................................         1-1; 4-2
Termination of Employment..............................................................................              2-4
Trading Activity.......................................................................................             4-15
Trips, Research........................................................................................              2-9
Trustee, Service as....................................................................................             2-11
Violations, Responsibility to Report...................................................................             2-10
Watch List.............................................................................................              3-6

                                 CODE OF ETHICS
                                       OF
                         T. ROWE PRICE ASSOCIATES, INC.
                               AND ITS AFFILIATES


                            GENERAL POLICY STATEMENT


PURPOSE AND SCOPE OF CODE OF ETHICS. In recognition of T. Rowe Price Associates, Inc.'s ("PRICE ASSOCIATES") commitment to maintain the highest standards of professional conduct and ethics, the firm's Board of Directors has adopted this Code of Ethics ("CODE") composed of Standards of Conduct and the following Statements of Policy ("STATEMENTS"):

1.       Statement of Policy on Material, Inside (Non-Public) Information
2.       Statement of Policy on Securities Transactions
3.       Statement of Policy on Corporate Responsibility
4.       Statement of Policy with Respect to Compliance with Copyright Laws
5.       Statement of Policy with Respect to Computer Security and Related
         Issues
6.       Statement of Policy on Compliance with Antitrust Laws

The purpose of this Code is to help preserve our most valuable asset - the reputation of Price Associates and its employees.

WHO IS SUBJECT TO THE CODE. Price Associates, its subsidiaries and their officers, directors and employees are all subject to the Code, as are all Rowe Price-Fleming International, Inc. ("RPFI") and T. Rowe Fleming Asset Management Limited ("TRFAM") personnel (officers, directors, and employees) who are stationed in Baltimore. In addition, the following persons are also subject to the Code:

1. All temporary workers hired on the Price Associates payroll ("TRPA TEMPORARIES");

2. All agency temporaries, whose assignments at Price Associates exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period;

3. All independent or agency-provided consultants whose assignments exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period AND whose work is closely related to the ongoing work of Price Associates' employees (versus project work that stands apart from ongoing work); and

4. Any contingent worker whose assignment is more than casual in nature or who will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

PRICE ASSOCIATES' STATUS AS A FIDUCIARY. The primary responsibility of Price Associates as an investment adviser is to render to its clients on a professional basis unbiased and continuous advice regarding their investments. As an investment adviser, Price Associates has a fiduciary relationship with all of its clients, which means that it has an absolute duty of undivided loyalty, fairness and good faith toward its clients and mutual fund shareholders and a corresponding obligation to refrain from taking any action or seeking any benefit for itself which would, or which would appear to, prejudice the rights of any client or shareholder or conflict with his or her best interests.

WHAT THE CODE DOES NOT COVER. The Code was not written for the purpose of covering all policies, rules and regulations to which employees may be subject. As an example, T. Rowe Price Investment Services, Inc. ("INVESTMENT SERVICES") is a member of the National Association of Securities Dealers, Inc. ("NASD") and, as such, is required to maintain written supervisory procedures to enable it to supervise the activities of its registered representatives and associated persons to ensure compliance with applicable securities laws and regulations, and with the applicable rules of the NASD and its regulatory subsidiary, NASD Regulation, Inc. ("NASDR").

COMPLIANCE WITH THE CODE. Strict compliance with the provisions of this Code is considered a basic condition of employment with the firm. An employee may be required to surrender any profit realized from a transaction which is deemed to be in violation of the Code. In addition, any breach of the Code may constitute grounds for disciplinary action, including dismissal from employment. Employees may appeal to the Management Committee any ruling or decision rendered with respect to the Code.

QUESTIONS REGARDING THE CODE. Questions regarding the Code should be referred as follows:

1. Standards of Conduct of Price Associates and its Employees: the Chairperson of the Ethics Committee or the Director of Human Resources.

2. Statement of Policy on Material, Inside (Non-Public) Information: Legal Department.

3. Statement of Policy on Securities Transactions: The Chairperson of the Ethics Committee or his or her designee.

4. Statement of Policy on Corporate Responsibility: Corporate Responsibility Committee.

5.       Statement of Policy with Respect to Compliance with Copyright Laws:
         Legal Department.

6.       Statement of Policy with Respect to Computer Security and Related
         Issues: Legal Department.

7.       Statement of Policy on Compliance with Antitrust Laws: Legal
         Department.

March, 2000

           STANDARDS OF CONDUCT OF PRICE ASSOCIATES AND ITS EMPLOYEES

ALLOCATION OF CLIENT BROKERAGE. The firm's policies with respect to the allocation of client brokerage are set forth in Part II of Form ADV, Price Associates' registration statement filed with the Securities and Exchange Commission ("SEC"). It is imperative that all employees -- especially those who are in a position to make recommendations regarding brokerage allocation, or who are authorized to select brokers who will execute securities transactions on behalf of our clients -- read and become fully knowledgeable concerning our policies in this regard. Any questions regarding our firm's allocation of client brokerage should be addressed to the Chairperson of the Brokerage Control Committee.

ANTITRUST. The U.S. antitrust laws are designed to ensure fair competition and preserve the free enterprise system. Some of the most common antitrust issues with which an employee may be confronted are in the areas of pricing (adviser fees) and trade association activity. To ensure its employees' understanding of these laws, Price Associates has adopted a Statement of Policy on Compliance with Antitrust Laws. All employees should read and understand this Statement. (See page 8-1).

COMPLIANCE WITH COPYRIGHT LAWS. To protect Price Associates and its employees, Price Associates has adopted a Statement of Policy with Respect to Compliance with Copyright Laws. All employees should read and understand this Statement (see page 6-1).

COMPUTER SECURITY. Computer systems and programs play a central role in Price Associates' operations. To establish appropriate computer security to minimize potential for loss or disruptions to our computer operations, Price Associates has adopted a Statement of Policy with Respect to Computer Security and Related Issues. All employees should read and understand this Statement (see page 7-1).

CONFLICTS OF INTEREST. A direct or indirect interest in a supplier, creditor, debtor or competitor may conflict with the interests of Price Associates. All employees must avoid placing themselves in a "compromising position" where their interests may be in conflict with those of Price Associates or its clients.

         RELATIONSHIPS WITH PROFITMAKING ENTERPRISES. A conflict may occur when an employee of Price Associates is also employed by another firm, directly or as a consultant or independent contractor; has a direct financial interest in another firm; has an immediate family financial interest in another firm; or is a director, officer or partner of another firm.

         Employees of our firm sometimes serve as directors, officers, partners, or in other capacities with profitmaking enterprises not related to Price Associates or its mutual funds. Employees are generally prohibited from serving as officers or directors of corporations which are approved or are likely to be approved for purchase in our firm's client accounts.

         An employee may not accept outside employment that would require him or her to become registered (or dually registered) as a representative of an unaffiliated

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         broker/dealer, investment adviser, or an insurance broker or company.
         An employee may also not become independently registered as an investment adviser.

         An employee who is contemplating obtaining another interest or relationship that might conflict or appear to conflict with the interests of Price Associates, such as accepting employment with or an appointment as a director, officer or partner of an outside profitmaking enterprise must receive the prior approval of the Ethics Committee. Upon review by the Ethics Committee, the employee will be advised in writing of the Committee's decision. Decisions by the Ethics Committee regarding outside directorships in profitmaking enterprises will be reviewed by the Management Committee before becoming final. Outside business interests that will not conflict or appear to conflict with the interests of the firm need not be reviewed by the Ethics Committee, but must be approved by the Employee's supervisor.

         Certain employees may serve as directors or as members of Creditors Committees or in similar positions for non-public, for-profit entities in connection with their professional activities at Price Associates. An employee must obtain the permission of the Management Committee before accepting such a position and must relinquish the position if the entity becomes publicly held, unless otherwise determined by the Management Committee.

         SERVICE WITH NONPROFITMAKING ENTERPRISES. Price Associates encourages its employees to become involved in community programs and civic affairs. However, employees should not permit such activities to affect the performance of their job responsibilities. Approval by the Chairperson of the Ethics Committee must be obtained before an employee accepts a position as a trustee or member of the Board of Directors of any non-profit organization.

         RELATIONSHIPS WITH FINANCIAL SERVICE FIRMS. In order to avoid any actual or apparent conflicts of interest, employees are prohibited from investing in or entering into any relationship, either directly or indirectly, with corporations, partnerships, or other entities which are engaged in business as a broker, a dealer, an underwriter, and/or an investment adviser. As described above, this prohibition extends to registration and/or licensure with an unaffiliated firm. This prohibition, however, is not meant to prevent employees from purchasing publicly traded securities of broker/dealers, investment advisers or other companies engaged in the mutual fund industry. Of course, all such purchases are subject to prior clearance and reporting procedures, as applicable. This policy does not preclude an employee from engaging an outside investment adviser to manage his or her assets.

         If any member of an employee's immediate family is employed by, has a partnership interest in, or has an equity interest of .5% or more in a broker/dealer, investment adviser or other company engaged in the mutual fund industry, the relationship must be reported to the Ethics Committee.

         INVESTMENT CLUBS. Access Persons (defined on p. 4-3 of the Code) must receive the prior approval of the Chairperson of the Ethics Committee before forming or participating in a stock or investment club. Transactions in which Access Persons have beneficial ownership or control (see p. 4-4) through investment clubs are subject to the firm's Statement of Policy on Securities Transactions. Non-Access Persons (defined on p. 4-4) do not have to receive prior approval to form or participate in a stock or investment club and need only obtain prior clearance of transactions in Price Associates' stock. As described on p. 4-16, an exemption from prior clearance for an Access Person (except for transactions in Price Associates' stock) is generally available if the Access Person has beneficial ownership solely by virtue of his or her spouse's participation in the club and has no investment control or input into decisions regarding the club's securities transactions.

CONFIDENTIALITY. The exercise of confidentiality extends to four major areas of our operations: internal operating procedures and planning; clients, fund shareholders and TRP Brokerage customers; investment advice; and investment research. The duty to exercise confidentiality applies not only when an employee is with the firm, but also after he or she terminates employment with the firm.

         INTERNAL OPERATING PROCEDURES AND PLANNING. During the years we have been in business, a great deal of creative talent has been used to develop specialized and unique methods of operations and portfolio management. In many cases, we feel these methods give us an advantage over our competitors, and we do not want these ideas disseminated outside our firm. Accordingly, employees should be guarded in discussing our business practices with outsiders. Any requests from outsiders for specific information of this type should be cleared with your supervisor before it is released.

         Also, from time to time management holds meetings with employees in which material, non-public information concerning the firm's future plans is disclosed. Employees should never discuss confidential information with, or provide copies of written material concerning the firm's internal operating procedures or projections for the future to, unauthorized persons outside the firm.

         CLIENTS, FUND SHAREHOLDERS, AND TRP BROKERAGE CUSTOMERS. In many instances, when clients subscribe to our services, we ask them to disclose fully their financial status and needs. This is done only after we have assured them that every member of our organization will hold this information in strict confidence. It is essential that we respect their trust. A simple rule for employees to follow is that the names of our clients, fund shareholders, or TRP Brokerage customers or any information pertaining to their investments must never be divulged to anyone outside the firm, not even to members of their immediate families, and must never be used as a basis for personal trades over which the employee has beneficial interest or control.

         INVESTMENT ADVICE. Because of the fine reputation our firm enjoys, there is a great deal of public interest in what we are doing in the market. There are two major considerations that dictate why we must not provide investment "tips":

         - From the point of view of our clients, it is not fair to give other people information which clients must purchase.

         - From the point of view of the firm, it is not desirable to create an outside demand for a stock when we are trying to buy it for our clients, as this will only serve to push the price up. The reverse is true if we are selling.

         In light of these considerations, employees must never disclose to outsiders our buy and sell recommendations, securities we are considering for future investment, or the portfolio holdings of our clients or mutual funds.

         The practice of giving investment advice informally to members of your immediate family should be restricted to very close relatives. Any transactions resulting from such advice are subject to the prior approval (Access Persons only) and reporting requirements (Access Persons AND Non-Access Persons) of the Statement of Policy on Securities Transactions. Under no circumstances should an employee receive compensation directly or indirectly (other than from Price Associates or an affiliate) for rendering advice to either clients or non-clients.

         INVESTMENT RESEARCH. Any report circulated by a research analyst is confidential in its entirety and should not be reproduced or shown to anyone outside of our organization, except our clients where appropriate.

         UNDERSTANDING AS TO CLIENTS' ACCOUNTS AND COMPANY RECORDS AT TIME OF EMPLOYEE TERMINATION. The accounts of clients, mutual fund shareholders, and TRP Brokerage customers are the sole property of Price Associates. This applies to all clients for whom Price Associates acts as investment adviser, regardless of how or through whom the client relationship originated and regardless of who may be the counselor for a particular client. At the time of termination of employment with Price Associates, an employee must: (1) surrender to Price Associates in good condition any and all materials, reports or records (including all copies in his or her possession or subject to his or her control) developed by him or her or any other person which are considered confidential information of Price Associates (except copies of any research material in the production of which the employee participated to a material extent); and (2) refrain from communicating, transmitting or making known to any person or firm any information relating to any materials or matters whatsoever which are considered by Price Associates to be confidential.

Employees must use care in disposing of any confidential records or correspondence. Confidential material that is to be discarded should be torn up or, if a quantity of material is involved, you should contact Document Management for instructions regarding proper disposal.

CORPORATE RESPONSIBILITY. As a major institutional investor with a fiduciary duty to its clients, including its mutual fund shareholders, Price Associates has adopted a Statement of Policy on Corporate Responsibility (see page 5-1). The purpose of this Statement is to establish formal standards and procedures to guide Price Associates with respect to its responsibilities to deal with matters of corporate and social responsibilities which may affect the companies in which client assets are invested.

EMPLOYMENT OF FORMER GOVERNMENT EMPLOYEES. Federal laws and regulations govern the employment of former employees of the U.S. Government and its agencies, including the SEC.

In addition, certain states have adopted similar statutory restrictions. Finally, certain states and municipalities which are clients of Price Associates have imposed contractual restrictions in this regard. Before any action is taken to discuss employment by Price Associates of a former government employee, guidance must be obtained from the Legal Department.

EMPLOYMENT PRACTICES

         EQUAL OPPORTUNITY. Price Associates is committed to the principles of Equal Employment. We believe our continued success depends on talented people, without regard to race, color, religion, national origin, gender, age, disability, sexual orientation, Vietnam era military service or any other classification protected by federal, state or local laws.

         This commitment to Equal Opportunity covers all aspects of the employment relationship including recruitment, application and initial employment, promotion and transfer, selection for training opportunities, wage and salary administration, and the application of service, retirement, and employee benefit plan policies.

         All members of T. Rowe Price staff are expected to comply with the spirit and intent of our Equal Employment Opportunity Policy.

         If you feel you have not been treated in accordance with this policy, contact your immediate supervisor, your manager or a Human Resources Representative. No retaliation will be taken against any employee who reports an incident of alleged discrimination.

         HARASSMENT. Price Associates intends to provide employees a workplace free from any form of harassment. This includes sexual harassment which, banned by and punishable under the Civil Rights Act of 1964, may result from unwelcome advances, requests for favors or any verbal or physical conduct of a sexual nature. Such actions or statements may or may not be accompanied by explicit or implied promises of preferential treatment or negative consequences in connection with one's employment. Harassment might include uninvited sex-oriented conversations, touching, comments, jokes, suggestions or innuendos. This type of behavior can create a stressful, intimidating and offensive atmosphere; it may adversely affect morale and work performance.

         Any employee who feels offended by the action or comments of another, or any employee who has observed such behavior, should report the matter, in confidence, to his or her immediate supervisor. If that presents a problem, report the matter to the Director of Human Resources or another person in the Human Resources Department. All complaints will be investigated immediately and confidentially. Any employee who has behaved in a reprehensible manner will be subject to disciplinary action in keeping with the gravity of the offense.

         DRUG AND ALCOHOL ABUSE. Price Associates has adopted a Statement of Policy, available from Human Resources, to maintain a drug-free workplace and prevent alcohol abuse. This policy fosters a safe, healthful and productive environment for its employees and customers and protects Price Associates' property, equipment, operations and reputation in the community and the industry.

PAST AND CURRENT LITIGATION. As a condition of employment, each new employee is required to answer a questionnaire regarding past and current civil and criminal actions and certain regulatory matters. Price Associates uses the information obtained through these questionnaires to answer questions asked on federal and state registration forms and for insurance and bonding purposes. Each employee is responsible for keeping answers on the questionnaire current. If an employee becomes party to any proceeding that could lead to his or her conviction for any felony or misdemeanor (other than traffic or other minor offenses) or becomes the subject of a regulatory action by the SEC, a state, a foreign government or any domestic or foreign self-regulatory organization relating to securities or investment activities, he or she should notify the Legal Department promptly.

FINANCIAL REPORTING. Price Associates' records are maintained in a manner that provides for an accurate record of all financial transactions in conformity with generally accepted accounting principles. No false or deceptive entries may be made and all entries must contain an appropriate description of the underlying transaction. All reports, vouchers, bills, invoice, payroll and service records and other essential data must be accurate, honest and timely and should provide an accurate and complete representation of the facts.

HEALTH AND SAFETY IN THE WORKPLACE. Price Associates recognizes its responsibility to provide employees a safe and healthful workplace and proper facilities to help them do their jobs effectively.

ILLEGAL PAYMENTS. State, federal and foreign laws prohibit the payment of bribes, kickbacks, inducements or other illegal gratuities or payments by or on behalf of Price Associates. Price Associates, through its policies and practices, is committed to comply fully with these laws. The Foreign Corrupt Practices Act makes it a crime to corruptly give, promise or authorize payment, in cash or in kind, for any service to a foreign official or political party in connection with obtaining or retaining business. If an employee is solicited to make or receive an illegal payment, he or she should contact the Legal Department.

MARKETING AND SALES ACTIVITIES. All written and oral marketing materials and presentations (including performance data) must be in compliance with applicable SEC, NASD, and Association of Investment Management and Research ("AIMR") requirements. All advertisements, sales literature and other written marketing materials (whether they be for the Price Funds, non-Price funds, or various advisory or brokerage services) must be reviewed and approved by the advertising section of the Legal Department prior to use. All performance data distributed outside the firm, including total return and yield information, must be obtained from the Performance Group before distribution.

POLICY REGARDING ACCEPTANCE AND GIVING OF GIFTS AND GRATUITIES. The firm, as well as its employees and members of their families, should not accept or give gifts that might in any way create or appear to create a conflict of interest or interfere with the impartial discharge of our responsibilities to clients or place our firm in a difficult or embarrassing position. Such gifts would include gratuities or other accommodations from or to business contacts, brokers, securities salespersons, approved companies, suppliers, clients, or any other individual or organization with whom our firm has a business relationship, but would not include certain types of business entertainment as described later in this section.

         RECEIPT OF GIFTS. Personal contacts may lead to gifts which are offered on a friendship basis and may be perfectly proper. It must be remembered, however, that business relationships cannot always be separated from personal relationships and that the integrity of a business relationship is always susceptible to criticism in hindsight where gifts are received.

         Under no circumstances may employees accept gifts from any business or business contact in the form of cash or cash equivalents. Gift certificates may only be accepted if used; they may not be converted to cash except for nominal amounts not consumed when the gift certificate is used.

         There may be an occasion where it might be awkward to refuse a token non-cash expression of appreciation given in the spirit of friendship. In such cases, the value of all gifts received from a business contact should not exceed $100 in any twelve-month period. The value of a gift directed to the members of a department as a group may be divided by the number of the employees in that Department. Gifts received which are unacceptable according to this policy must be returned to the givers.

         GIVING OF GIFTS. An employee may never give a gift to a business contact in the form of cash or cash equivalents, including gift certificates. Token gifts may be given to business contacts, but the aggregate value of all such gifts given to the business contact may not exceed $100 in any twelve-month period without the permission of the Chairperson of the Ethics Committee. If an employee believes that it would be appropriate to give a gift with a value exceeding $100 to a business contact in a specific situation, he or she must submit a written request to the Chairperson of the Ethics Committee. The request should specify:

                  -        the name of the giver;

                  - the name of the intended recipient and his or her employer;

                  -        the nature of the gift and its monetary value;

                  -        the nature of the business relationship; and

                  -        the reason the gift is being given.

         NASD regulations prohibit exceptions to the $100 limit for gifts given in connection with Investment Services' business. Baltimore/Legal Compliance will retain a record of all such gifts.

         ADDITIONAL REQUIREMENTS FOR THE GIVING OF GIFTS IN CONNECTION WITH THE BROKER/DEALER. NASD Conduct Rule 3060 imposes stringent reporting requirements for gifts given to any principal, employee, agent or similarly situated person where the gift is in connection with Investment Services' business with the person's employer. Examples of gifts that fall under this rule would include any gift given to an employee of a company to which our firm provides investment products such as mutual funds (e.g., many 401(k) plans) or to which we are marketing investment products. Under this NASD rule, gifts may not exceed $100 (without exception) and persons associated with Investment Services, including its registered representatives, must report EACH such gift.

         The NASD reporting requirement is normally met when an item is ordered electronically from the Corporate Gift website. If a gift is obtained from another source, it must be reported to Baltimore/Legal Compliance. The report to Baltimore Legal/Compliance must include:

                  -        the name of the giver;

                  -        the name of the recipient and his or her employer;

                  -        the nature of the gift and its monetary value;

                  -        the nature of the business relationship; and

                  -        the date the gift was given.


         ENTERTAINMENT. Our firm's $100 limit on the acceptance and giving of gifts not only applies to gifts of merchandise, but also covers the enjoyment or use of property or facilities for weekends, vacations, trips, dinners, and the like. However, this limitation does not apply to dinners, sporting events and other activities which are a normal part of a business relationship. To illustrate this principle, the following examples are provided:

                  First Example: The head of institutional research at brokerage firm "X" (whom you have known and done business with for a number of years) invites you and your wife to join her and her husband for dinner and afterwards a theatrical production.

                  Second Example: You are going to New York for a weekend with your wife. You wish to see a recent Broadway hit, but are told it is sold out. You call a broker friend who works at company "X" to see if he can get tickets for you. The broker says yes and offers you two tickets free of charge.

                  Third Example: You have been invited by a vendor to a multi-day excursion to a resort where the primary focus is entertainment as opposed to business. The vendor has offered to pay your travel and lodging for this trip.

         In the first example, it would be proper for you to accept the invitation.

         With respect to the second example, it would not be proper to solicit a person doing business with the firm for free tickets to any event. You could, however, accept the tickets if you pay for them at their fair value or, if greater, at the cost to the broker.

         With respect to the third example, trips of substantial value, such as multi-day excursions to resorts, hunting locations or sports events, where the primary focus is entertainment as opposed to business activities, would not be considered a normal part of a business relationship. Generally, such invitations may not be accepted unless our firm or the employee pays for the cost of the excursion and the employee has obtained approval from his or her Division Head.

The same principles apply if an employee wishes to entertain a business contact. Inviting business contacts and, if appropriate, their guests, to an occasional meal, sporting event, the theater, or comparable entertainment is acceptable as long as it is neither so frequent nor so extensive as to raise any question of propriety. If an employee wishes to pay for a business guest=s transportation (e.g., airfare) and/or accommodations as part of business entertainment, he or she must first receive the permission of the Chairperson of the Ethics Committee.

RESEARCH TRIPS. Occasionally, brokers or portfolio companies invite employees of our firm to attend or participate in research conferences, tours of portfolio companies' facilities, or meetings with the management of such companies. These invitations may involve traveling extensive distances to and from the sites of the specified activities and may require overnight lodging. Employees may not accept any such invitations until approval has been secured from their Division heads. As a general rule, such invitations should only be accepted after a determination has been made that the proposed activity constitutes a valuable research opportunity which will be of primary benefit to our clients. All travel expenses to and from the sites of the activities, and the expenses of any overnight lodging, meals or other accommodations provided in connection with such activities, should be paid for by our firm except in situations where the costs are considered to be insubstantial and are not readily ascertainable. Employees may not accept reimbursement from brokers or portfolio companies for: travel and hotel expenses; speaker fees or honoraria for addresses or papers given before audiences; or consulting services or advice they may render. Likewise, employees may neither request nor accept loans or personal services from brokers or portfolio companies.

POLITICAL ACTIVITIES. Employees are encouraged to participate and vote in all federal, state and local elections. All officers and directors of Price Associates are required to disclose certain Maryland local and state political contributions on a semi-annual basis (a Political Contribution Questionnaire is sent to officers and directors each January and July).

No political contribution of corporate funds, direct or indirect, to any political candidate or party, or to any other organization that might use the contribution for a political candidate or party, or use of corporate property, services or other assets may be made without the written approval of the Legal Department. These prohibitions cover not only direct contributions but also indirect assistance or support of candidates or political parties through purchase of tickets to special dinners or other fund raising events, or the furnishing of any other goods, services or equipment to political parties or committees.

PROTECTION OF CORPORATE ASSETS. All employees are responsible for taking measures to ensure that Price Associates' assets are properly protected. This responsibility not only applies to our business facilities, equipment and supplies, but also to intangible assets such as proprietary, research or marketing information, corporate trademarks and servicemarks, and copyrights.

QUALITY OF SERVICES. It is a continuing policy of Price Associates to provide investment products and services which: (1) meet applicable laws, regulations and industry standards; (2) are offered to the public in a manner which ensures that each client/shareholder understands the objectives of each investment product selected; and (3) are properly advertised and sold in accordance with all applicable SEC, state and NASD rules and regulations.

The quality of Price Associates' investment products and services and operations affects our reputation, productivity, profitability and market position. Price Associates' goal is to be a quality leader and to create conditions that allow and encourage all employees to perform their duties in an efficient, effective manner.

RECORD RETENTION. Under various federal and state laws and regulations, Price Associates is required to produce, maintain and retain various records, documents and other written (including electronic) communications. Each employee is responsible for adhering to Price Associates' record maintenance and retention policies.

REFERRAL FEES. Federal securities laws strictly prohibit the payment of any type of referral fee unless certain conditions are met. This would include any compensation to persons who refer clients or shareholders to us (e.g., brokers, registered representatives or any other persons) either directly in cash, by fee splitting, or indirectly by the providing of gifts or services (including the allocation of brokerage). No arrangements should be entered into obligating Price Associates or any employee to pay a referral fee unless approved by the Legal Department.

RELEASE OF INFORMATION TO THE PRESS. All requests for information from the media concerning T. Rowe Price Associates' corporate affairs, mutual funds, investment services, investment philosophy and policies, and related subjects should be referred to the Public Relations Department for reply. Investment professionals who are contacted directly by the press concerning a particular fund's investment strategy or market outlook may use their own discretion, but are advised to check with the Public Relations Department if they do not know the reporter or feel it may be inappropriate to comment on a particular matter.

RESPONSIBILITY TO REPORT VIOLATIONS. Every employee who becomes aware of a violation of this Code is encouraged to report, on a confidential basis, the violation to his or her supervisor. If the supervisor appears to be involved in the wrongdoing, the report should be made to the next level of supervisory authority or to the Director of the Human Resources Department. Upon notification of the alleged violation, the supervisor is obligated to advise the Legal Department.

It is Price Associates' policy that no adverse action will be taken against any employee who reports a violation in good faith.

SERVICE AS TRUSTEE, EXECUTOR OR PERSONAL REPRESENTATIVE. Employees may serve as trustees, co-trustees, executors or personal representatives for the estates of or trusts created by close family members. Employees may also serve in such capacities for estates or trusts created by nonfamily members. However, if an Access Person expects to be actively involved in an investment capacity in connection with an estate or trust created by a nonfamily member, he or she must first be granted permission by the Ethics Committee. If an employee serves in any of these capacities, securities transactions effected in such accounts will be subject to the prior approval (Access Persons only) and reporting requirements (Access Persons AND Non-Access Persons) of our Statement of Policy on Securities Transactions.

If any employees presently serve in any of these capacities for nonfamily members, they should report these relationships in writing to the Ethics Committee.

SPEAKING ENGAGEMENTS AND PUBLICATIONS. Employees are often asked to accept speaking engagements on the subject of investments, finance, or their own particular specialty with our organization. This is encouraged by the firm, as it enhances our public relations, but you should obtain approval from the head of your Division before you accept such requests. You may also accept an offer to teach a course or seminar on investments or related topics (for example, at a local college) in your individual capacity with the approval of the head of your Division and provided the course is in compliance with the Guidelines found in Investment Services -- Compliance Manual.

Before making any commitment to write or publish any article or book on a subject related to investments or your work at Price Associates, approval should be obtained from your Division head.

TRADING IN SECURITIES WITH INSIDE INFORMATION. The purchase or sale of securities while in possession of material, inside information is prohibited by state and federal laws. Information is considered inside and material if it has not been publicly disclosed and is sufficiently important that it would affect the decision of a reasonable person to buy, sell or hold stock in a company, including Price Associates' stock. Under no circumstances may an employee transmit such information to any other person, except to other employees who are required to be kept informed on the subject. All employees should read and understand the Statement of Policy on Material, Inside (Non-Public) Information (see page 3-1).


March, 2000

                         T. ROWE PRICE ASSOCIATES, INC.
                               STATEMENT OF POLICY
                                       ON
                    MATERIAL, INSIDE (NON-PUBLIC) INFORMATION


INTRODUCTION. "Insider trading" is a top enforcement priority of the Securities and Exchange Commission. In 1988, the Insider Trading and Securities Fraud Enforcement Act (the "ACT") was signed into law. This Act has had a far reaching impact on all public companies and especially those engaged in the securities brokerage or investment advisory industries, including directors, executive officers and other controlling persons of such companies. While the Act does not provide a statutory definition of "insider trading," it contained major changes to the previous law. Specifically, the Act:

      WRITTEN PROCEDURES. Requires SEC-registered brokers, dealers and investment advisers to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, non-public information by such persons.

      CIVIL PENALTIES. Imposes severe civil penalties on brokerage firms, investment advisers, their management and advisory personnel and other "controlling persons" who fail to take adequate steps to prevent insider trading and illegal tipping by employees and other "controlled persons." Persons who directly or indirectly control violators, including entities such as Price Associates and their officers and directors, face penalties to be determined by the court in light of the facts and circumstances, but not to exceed the greater of $1,000,000 or three times the amount of profit gained or loss avoided as a result of the violation.

      CRIMINAL PENALTIES. Provides as penalties for criminal securities law violations:

            -     Maximum jail term -- from five to ten years;

            - Maximum criminal fine for individuals -- from $100,000 to $1,000,000;

            - Maximum criminal fine for entities -- from $500,000 to $2,500,000.

      PRIVATE RIGHT OF ACTION. Establishes a statutory private right of action on behalf of contemporaneous traders against insider traders and their controlling persons.

      BOUNTY PAYMENTS. Authorizes the SEC to award bounty payments to persons who provide information leading to the successful prosecution of insider trading violations. Bounty payments are at the discretion of the SEC, but may not exceed 10% of the penalty imposed.

PURPOSE OF STATEMENT OF POLICY. The purpose of this Statement of Policy ("STATEMENT") is to comply with the Act's requirement to establish, maintain, and enforce written procedures designed to prevent insider trading. This Statement explains: (i) the general legal prohibitions and sanctions regarding insider trading; (ii) the meaning of the key concepts underlying the prohibitions; (iii) the obligations of each employee of Price Associates in the event he or she comes into possession of material, non-public information; and
(iv) the firm's educational program regarding insider trading. Price Associates has also adopted a Statement of Policy on Securities Transactions (see page 4-1), which requires both Access Persons (see p. 4-3) and Non-

Access Persons (see p. 4-4) to obtain prior clearance with respect to their transactions in Price Associates' stock and requires Access Persons to obtain prior clearance with respect to all pertinent securities transactions. In addition, both Access Persons and Non-Access Persons are required to report such transactions on a timely basis to the firm.

THE BASIC INSIDER TRADING PROHIBITION. The "insider trading" doctrine under federal securities laws generally prohibits any person (including investment advisers) from:

      - trading in a security while in possession of material, non-public information regarding the issuer of the security;

      -     tipping such information to others;

      - recommending the purchase or sale of securities while in possession of such information;

      -     assisting someone who is engaged in any of the above activities.

Thus, "insider trading" is not limited to insiders of the company whose securities are being traded. It can also apply to non-insiders, such as investment analysts, portfolio managers and stockbrokers. In addition, it is not limited to persons who trade. It also covers persons who tip material, non-public information or recommend transactions in securities while in possession of such information.

POLICY OF PRICE ASSOCIATES ON INSIDER TRADING. It is the policy of Price Associates and its affiliates to forbid any of their officers, directors, or employees, while in possession of material, non-public information, from trading securities or recommending transactions, either personally or in its proprietary accounts or on behalf of others (including mutual funds and private accounts), or communicating material, non-public information to others in violation of federal securities laws.

"NEED TO KNOW" POLICY. All information regarding planned, prospective or ongoing securities transactions must be treated as confidential. Such information must be confined, even within the firm, to only those individuals and departments who must have such information in order for Price Associates to carry out its engagement properly and effectively. Ordinarily, these prohibitions will restrict information to only those persons who are involved in the matter.

TRANSACTIONS INVOLVING PRICE ASSOCIATES' STOCK. Officers, directors and employees are reminded that they are "insiders" with respect to Price Associates since Price Associates is a public company and its stock is traded in the over-the-counter market. It is therefore important that employees not discuss with family, friends or other persons any matter concerning Price Associates which might involve material, non-public information, whether favorable or unfavorable.

SANCTIONS. Penalties for trading on material, non-public information are severe, both for the individuals involved in such unlawful conduct and their employers. An employee of Price Associates who violates the insider trading laws can be subject to some or all of the penalties described below, even if he or she does not personally benefit from the violation:

      -     Injunctions;

      -     Treble damages;

      -     Disgorgement of profits;

      -     Criminal fines;

      -     Jail sentences;

      - Civil penalties for the person who committed the violation (which would, under normal circumstances, be the employee and not the firm) of up to three times the profit gained or loss avoided, whether or not the individual actually benefitted; and

      - Civil penalties for Price Associates (and other persons, such as managers and supervisors, who are deemed to be controlling persons) of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this Statement can be expected to result in serious sanctions being imposed by Price Associates, including dismissal of the person(s) involved.

BASIC CONCEPTS OF INSIDER TRADING. The four critical concepts in insider trading cases are: (1) fiduciary duty/misappropriation, (2) materiality, (3) non-public, and (4) possession. Each concept is discussed below.

FIDUCIARY DUTY/MISAPPROPRIATION. In two decisions, Dirks v. SEC and Chiarella v. United States, the United States Supreme Court held that insider trading and tipping violate the federal securities law if the trading or tipping of the information results in a breach of duty of trust or confidence.

A typical breach of duty arises when an insider, such as a corporate officer, purchases securities of his or her corporation on the basis of material, non-public information. Such conduct breaches a duty owed to the corporation's shareholders. The duty breached, however, need not be to shareholders to support liability for insider trading; it could also involve a breach of duty to a client, an employer, employees, or even a personal acquaintance. For example, courts have held that if the insider receives a personal benefit (either direct or indirect) from the disclosure, such as a pecuniary gain or reputational benefit, that would be enough to find a fiduciary breach.

The concept of who constitutes an "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a confidential relationship in the conduct of a company's affairs and, as a result, is given access to information solely for the company's purpose. A temporary insider can include, among others, a company's attorneys, accountants, consultants, and bank lending officers, as well as the employees of such organizations. In addition, any person may become a temporary insider of a company if he or she advises the company or provides other services, provided the company expects such person to keep any material, non-public information disclosed confidential.

Court decisions have held that under a "misappropriation" theory, an outsider (such as an investment analyst) may be liable if he or she breaches a duty to anyone by: (1) obtaining information improperly, or (2) using information that was obtained properly for an improper purpose. For example, if information is given to an analyst on a confidential basis and the analyst uses that information for trading purposes, liability could arise under the misappropriation theory. Similarly, an analyst who trades in breach of a duty owed either to his or her employer or client may be liable under the misappropriation theory. For example, the Supreme Court upheld the misappropriation theory when a lawyer received material, non-public information from a law partner who represented a client contemplating a tender offer, where that lawyer used the information to trade in the securities of the target company.

The situations in which a person can trade while in possession of material, non-public information without breaching a duty are so complex and uncertain that the only safe course is not to trade, tip or recommend securities while in possession of material, non-public information.

MATERIALITY. Insider trading restrictions arise only when the information that is used for trading, tipping or recommendations is "material." The information need not be so important that it would have changed an investor's decision to buy or sell; rather, it is enough that it is the type of information on which reasonable investors rely in making purchase, sale, or hold decisions.

      RESOLVING CLOSE CASES. The Supreme Court has held that, in close cases, doubts about whether or not information is material should be resolved in favor of a finding of materiality. You should also be aware that your judgment regarding materiality may be reviewed by a court or the SEC with the 20-20 vision of hindsight.

      EFFECT ON MARKET PRICE. Any information that, upon disclosure, is likely to have a significant impact on the market price of a security should be considered material.

      FUTURE EVENTS. The materiality of facts relating to the possible occurrence of future events depends on the likelihood that the event will occur and the significance of the event if it does occur.

      ILLUSTRATIONS. The following list, though not exhaustive, illustrates the types of matters that might be considered material: a joint venture, merger or acquisition; the declaration or omission of dividends; the acquisition or loss of a significant contract; a change in control or a significant change in management; a call of securities for redemption; the borrowing of a significant amount of funds; the purchase or sale of a significant asset; a significant change in capital investment plans; a significant labor dispute or disputes with subcontractors or suppliers; an event requiring a company to file a current report on Form 8-K with the SEC; establishment of a program to make purchases of the company's own shares; a tender offer for another company's securities; an event of technical default or default on interest and/or principal payments; advance knowledge of an upcoming publication that is expected to affect the market price of the stock.

      These illustrations are equally applicable to Price Associates as a public company and should serve as examples of the types of matters that employees should not discuss with persons outside the firm. Remember, even though you may have no intent to violate any federal securities law, an offhand comment to a friend might be used unbeknownst to you by such friend to effect purchases or sales of Price Associates' stock. If such transactions were discovered and your friend were prosecuted, your status as an informant or "tipper" would directly involve you in the case.

NON-PUBLIC VS. PUBLIC INFORMATION. Any information which is not "public" is deemed to be "non-public." Just as an investor is permitted to trade on the basis of information that is not material, he or she may also trade on the basis of information that is public. Information is considered public if it has been disseminated in a manner making it available to investors generally. An example of non-public information would include material information provided to a select group of analysts but not made available to the investment community at large. Set forth below are a number of ways in which non-public information may be made public.

      DISCLOSURE TO NEWS SERVICES AND NATIONAL PAPERS. The U.S. stock exchanges require exchange-traded issuers to disseminate material, non-public information about their companies to: (1) the national business and financial newswire services (Dow Jones and Reuters); (2) the national service (Associated Press); and (3) The New York Times and The Wall Street Journal.

      LOCAL DISCLOSURE. An announcement by an issuer in a local newspaper might be sufficient for a company that is only locally traded, but might not be sufficient for a company that has a national market.

      INFORMATION IN SEC REPORTS. Information contained in reports filed with the SEC will be deemed to be public.

      INFORMATION IN BROKERAGE REPORTS. Information published in bulletins and research reports disseminated by brokerage firms will, as a general matter, be deemed to be public.

If Price Associates is in possession of material, non-public information with respect to a security before such information is disseminated to the public (i.e., such as being disclosed in one of the public media described above), Price Associates and its employees must wait a sufficient period of time after the information is first publicly released before trading or initiating transactions to allow the information to be fully disseminated.

CONCEPT OF POSSESSION. It is important to note that the SEC takes the position that the law regarding insider trading prohibits any person from trading in a security in violation of a duty of trust and confidence WHILE in possession of material, non-public information regarding the security. This is in contrast to trading ON THE BASIS of the material, non-public information. To illustrate the problems created by the use of the "possession" standard, as opposed to the "caused" standard, the following three examples are provided:

      FIRST, if the investment committee to a Price mutual fund were to obtain material, non-public information about one of its portfolio companies from a Price equity research analyst, that fund would be prohibited from trading in the securities to which that information relates. The prohibition would last until the information is no longer material or non-public.

      SECOND, if the investment committee to a Price mutual fund obtained material, non-public information about a particular portfolio security but continued to trade in that security, then the committee members, Price Associates, and possibly management personnel might be liable for insider trading violations.

      THIRD, even if the investment committee to the Fund does not come into possession of the material, non-public information known to the equity research analyst, if it trades in the security, it may have a difficult burden of proving to the SEC or to a court that it was not in possession of such information.

TENDER OFFERS. Tender offers are subject to particularly strict regulation under the securities laws. Specifically, trading in securities which are the subject of an actual or impending tender offer by a person who is in possession of material, non-public information relating to the offer is illegal, regardless of whether there was a breach of fiduciary duty. Under no circumstances should you trade in securities while in possession of material, non-public information regarding a potential tender offer.

PROCEDURES TO BE FOLLOWED WHEN RECEIVING MATERIAL, NON-PUBLIC INFORMATION.

Whenever an employee comes into possession of material, non-public information, he or she should immediately contact the Legal Department and refrain from disclosing the information to anyone else, including persons within Price Associates, unless specifically advised to the contrary.

Specifically, employees may not:

      - Trade in securities to which the material, non-public information relates;

      -     Disclose the information to others;

      - Recommend purchases or sales of the securities to which the information relates.

If the Legal Department determines that the information is material and non-public, it will decide whether to:

      - Place the security on a Watch List ("WATCH LIST") and restrict the flow of the information to others within Price Associates in order to allow Price Associates' investment personnel to continue their ordinary investment activities. This procedure is commonly referred to as a CHINESE WALL; or

      - Place the security on a Restricted List ("RESTRICTED LIST") in order to prohibit trading in the security by both clients and employees.

The Watch List is highly confidential and should, under no circumstances, be disseminated to anyone except authorized personnel in the Legal Department. The Restricted List is also highly confidential and should, under no circumstances, be disseminated to anyone outside Price Associates.

The employee whose possession of or access to inside information has caused the inclusion of an issuer on the Watch List may never trade or recommend the trade of the securities of that issuer without the specific prior approval of the Legal Department.

If an employee receives a private placement memorandum and the existence of the private offering and/or the contents of the memorandum is material and non-public, the employee should contact the Legal Department for a determination of whether the issuer should be placed on the Watch or Restricted List.

SPECIFIC PROCEDURES RELATING TO THE SAFEGUARDING OF INSIDE INFORMATION.

      To ensure the integrity of the Chinese Wall, and the confidentiality of the Restricted List, it is important that ALL EMPLOYEES take the following steps to safeguard the confidentiality of material, non-public information:

      - Do not discuss confidential information in public places such as elevators, hallways or social gatherings;

      - To the extent practical, limit access to the areas of the firm where confidential information could be observed or overheard to employees with a business need for being in the area;

      - Avoid using speaker phones in areas where unauthorized persons may overhear conversations;

      - Where appropriate, maintain the confidentiality of client identities by using code names or numbers for confidential projects;

      - Exercise care to avoid placing documents containing confidential information in areas where they may be read by unauthorized persons and store such documents in secure locations when they are not in use; and

      - Destroy copies of confidential documents no longer needed for a project.

      Price Associates has adopted specific written procedures, Procedures Pertaining to the Administration of the Statement of Policy on Material, Inside (Non-Public) Information ("PROCEDURES") to deal with those situations where employees of the firm are in possession of material, non-public information with respect to securities which may be in or are being considered for inclusion in the portfolios of clients managed by other areas of the firm and when tender offer financing information is received. These Procedures also describe the procedures for managing relationship conflicts in the municipal area. These Procedures have been designed to isolate and keep confidential material, non-public information known to one investment group or employee from the remainder of the firm. They are considered a part of this Statement and will be distributed to all appropriate personnel.

EDUCATION PROGRAM. While the probability of research analysts and portfolio managers being exposed to material, non-public information with respect to companies considered for investment by clients is greater than that of other employees, it is imperative that all employees have a full understanding of this Statement, particularly since the insider trading restrictions also apply to transactions in the stock of Price Associates.

To ensure that all employees are properly informed of and understand Price Associates' policy with respect to insider trading, the following program has been adopted.

      INITIAL REVIEW FOR NEW EMPLOYEES. All new employees will be given a copy of the Code, which includes this Statement, at the time of their employment and will be required to certify that they have read it. A representative of the Legal Department will review the Statement with each new portfolio manager, research analyst, and trader, as well as with any person who joins the firm as a vice president of Price Associates, promptly after his or her employment.

      DISTRIBUTION OF STATEMENT. Any time this Statement is materially revised, copies will be distributed to all employees.

      ANNUAL REVIEW WITH RESEARCH ANALYSTS, COUNSELORS AND TRADERS. A representative of the Legal Department will review this Statement at least annually with portfolio managers, research analysts, and traders.

      ANNUAL CONFIRMATION OF COMPLIANCE. All employees will be asked to confirm their understanding of and adherence to this Statement on an annual basis.

QUESTIONS. If you have any questions with respect to the interpretation or application of this Statement, you are encouraged to discuss them with your immediate supervisor or the Legal Department.

March, 2000

                         T. ROWE PRICE ASSOCIATES, INC.
                               STATEMENT OF POLICY
                                       ON
                             SECURITIES TRANSACTIONS


BACKGROUND INFORMATION.

        LEGAL REQUIREMENT. In accordance with the requirements of the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940 and the Insider Trading and Securities Fraud Enforcement Act of 1988, T. Rowe Price Associates, Inc. ("PRICE ASSOCIATES") and the mutual funds ("TRPA FUNDS") which it manages have adopted this Statement of Policy on Securities Transactions ("STATEMENT"). Both Rowe Price-Fleming International, Inc. ("RPFI") and
        T. Rowe Fleming Asset Management Limited ("TRFAM") have also adopted Statements of Policy on Securities Transactions. Funds sponsored and managed by Price Associates or RPFI will be referred to as the "PRICE FUNDS."

        PRICE ASSOCIATES' FIDUCIARY POSITION. As an investment adviser, Price Associates is in a fiduciary position which requires it to act with an eye only to the benefit of its clients, avoiding those situations which might place, or appear to place, the interests of Price Associates or its officers, directors and employees in conflict with the interests of clients.

        PURPOSE OF STATEMENT. The Statement was developed to help guide Price Associates' employees and independent directors and the independent directors of the Price Funds in the conduct of their personal investments and to:

        - eliminate the possibility of a transaction occurring that the Securities and Exchange Commission or other regulatory bodies would view as illegal, such as FRONT RUNNING (see definition below);

        - avoid situations where it might appear that Price Associates or the Price Funds or any of their officers, directors or employees had personally benefited at the expense of a client or fund shareholder or taken inappropriate advantage of their fiduciary positions; and

        - prevent, as well as detect, the misuse of material, non-public information.

        Employees and the independent directors of Price Associates and the Price Funds are urged to consider the reasons for the adoption of this Statement. Price Associates' and the Price Funds' reputations could be adversely affected as the result of even a single transaction considered questionable in light of the fiduciary duties of Price Associates and the independent directors of the Price Funds.

        FRONT RUNNING. Front Running is illegal. It is generally defined as the purchase or sale of a security by an officer, director or employee of an investment adviser or mutual fund in anticipation of and prior to the adviser effecting similar transactions for its clients in order to take advantage of or avoid changes in market prices effected by client transactions.

PERSONS SUBJECT TO STATEMENT. The provisions of this Statement apply as described below to the following persons and entities. Each person and entity is classified as either an Access Person or a Non-Access Person as described below. The provisions of this Statement may also apply to an Access Person's or Non-Access Person's spouse, minor children, and certain other relatives, as further described on page 4-4 of this Statement. Access Persons are subject to all provisions of this Statement. Non-Access Persons are subject to the general principles of the Statement and its reporting requirements, but are exempt from prior clearance requirements except for transactions in Price Associates' stock. The persons and entities covered by this Statement are:

        PRICE ASSOCIATES. Price Associates, each of its subsidiaries and their retirement plans, and the Price Associates Employee Partnerships.

        PERSONNEL. Each officer, inside director and employee of Price Associates and its subsidiaries, including T. Rowe Price Investment Services, Inc., the principal underwriter of the Price Funds.

        CERTAIN TEMPORARY WORKERS. These workers include:

        - All temporary workers hired on the Price Associates payroll ("TRPA TEMPORARIES");

        - All agency temporaries whose assignments at Price Associates exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period;

        - All independent or agency-provided consultants whose assignments exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period AND whose work is closely related to the ongoing work of Price Associates' employees (versus project work that stands apart from ongoing work); and

        - Any contingent worker whose assignment is more than casual in nature or who will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

        RPFI PERSONNEL. As stated in the first paragraph, a Statement of Policy on Securities Transactions has been adopted by RPFI. Under that Statement, all RPFI personnel (officers, directors and employees) stationed in Baltimore will be subject to this Statement.

        TRFAM PERSONNEL. As stated in the first paragraph, a Statement of Policy on Securities Transactions has been adopted by TRFAM. Under that Statement, all TRFAM personnel (officers, directors, and employees) stationed in Baltimore will be subject to this Statement.

        RETIRED EMPLOYEES. Retired employees of Price Associates who continue to receive investment research information from Price Associates.

INDEPENDENT DIRECTORS OF PRICE ASSOCIATES AND THE PRICE FUNDS. The independent directors of Price Associates include those directors of Price Associates who are neither officers nor employees of Price Associates. The independent directors of the Price Funds include those directors of the Price Funds who are not deemed to be "interested persons" of Price Associates.

Although subject to the general principles of this Statement, including the definition of "beneficial ownership," independent directors are subject only to modified reporting requirements. The independent directors of the Price Funds are exempt from prior clearance requirements. The independent directors of Price Associates are exempt from the prior clearance requirements except for Price Associates' stock.

ACCESS PERSONS. Certain persons and entities are classified as "ACCESS PERSONS" under the Code. The term "ACCESS PERSON" means:

        -       Price Associates;

        - any officer (vice president or above) or director (excluding independent directors) of Price Associates or the Price Funds;

        - any employee of Price Associates or the Price Funds who, in connection with his or her regular functions or duties, makes, participates in, or obtains or has access to information regarding the purchase or sale of securities by a Price Fund or other advisory client, or whose functions relate to the making of any recommendations with respect to the purchases or sales; or

        - any person in a control relationship to Price Associates or a Price Fund who obtains or has access to information concerning recommendations made to a Price Fund or other advisory client with regard to the purchase or sale of securities by the Price Fund or advisory client.

        All Access Persons are notified of their status under the Code.

        INVESTMENT PERSONNEL. An Access Person is further identified as "INVESTMENT PERSONNEL" if, in connection with his or her regular functions or duties, he or she "makes or participates in making recommendations regarding the purchase or sale of securities" by a Price Fund or other advisory client.

        The term "Investment Personnel" includes, but is not limited to:

        - those employees who are authorized to make investment decisions or to recommend securities transactions on behalf of the firm's clients (investment counselors and members of the mutual fund advisory committees);

        -       research and credit analysts; and
        -       traders who assist in the investment process.

        All Investment Personnel are deemed Access Persons under the Code. All Investment Personnel are notified of their status under the Code. Investment Personnel are prohibited from investing in initial public offerings.

NON-ACCESS PERSONS. Persons who do not fall within the definition of Access Persons are deemed "NON-ACCESS PERSONS".

QUESTIONS ABOUT THE STATEMENT. You are urged to seek the advice of the Chairperson of the Ethics Committee when you have questions as to the application of this Statement to individual circumstances.

TRANSACTIONS SUBJECT TO STATEMENT. Except as provided below, the provisions of this Statement apply to transactions that fall under either one of the following two conditions:

FIRST, you are a "BENEFICIAL OWNER" of the security under the Rule 16a-1 of the Securities Exchange Act of 1934 ("EXCHANGE ACT"), as defined below.

SECOND, if you CONTROL or direct securities trading for another person or entity, those trades are subject to this Statement even if you are not a beneficial owner of the securities. For example, if you have an exercisable trading authorization of an unrelated person's or entity's brokerage account, or are directing another person's or entity's trades, those transactions will be subject to this Statement to the same extent your personal trades would be, unless exempted as described below.

DEFINITION OF BENEFICIAL OWNER. A "beneficial owner" is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares in the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security.

A person has beneficial ownership in:

        - securities held by members of the person's immediate family SHARING THE SAME HOUSEHOLD, although the presumption of beneficial ownership may be rebutted;

        - a person's interest in securities held by a trust, which may include both trust beneficiaries or trustees with investment control;

        - a person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable;

        - a general partner's proportionate interest in the portfolio securities held by a general or limited partnership;

        - certain performance-related fees other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; and

        - a person's right to dividends that is separated or separable from the underlying securities. Otherwise, right to dividends alone shall not represent beneficial ownership in the securities.

A shareholder shall not be deemed to have beneficial ownership in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

REQUESTS FOR EXEMPTIONS. If you have beneficial ownership of a security, any transaction involving that security is presumed to be subject to the relevant requirements of this Statement, UNLESS you have no control over the transaction. Such a situation MAY arise, for example, if you have delegated investment authority to an independent investment adviser, or your spouse has an independent trading program in which you have no input. Similarly, if your spouse has investment control over, but no beneficial ownership in, an unrelated account, an exemption may be appropriate.

If you are involved in an investment account for a family situation, trust, partnership, corporation, etc., which you feel should not be subject to the Statement's relevant prior approval and/or reporting requirements, you should submit a written request for clarification or exemption to Baltimore Legal/Compliance (Attn. D. Jones). Any such request for clarification or exemption should name the account, your interest in the account, the persons or firms responsible for its management, and the basis upon which the exemption is being claimed. Exemptions are NOT self-executing; any exemption must be granted through Baltimore Legal/Compliance.

TRANSACTIONS IN STOCK OF PRICE ASSOCIATES. Because Price Associates is a public company, ownership of its stock subjects its officers, inside and independent directors, and employees to special legal requirements under the Federal securities laws. Each officer, director and employee is responsible for his or her own compliance with these requirements. In connection with these legal requirements, Price Associates has adopted the following rules and procedures:

        INDEPENDENT DIRECTORS OF PRICE FUNDS. The independent directors of the Price Funds are prohibited from owning the stock of Price Associates.

        QUARTERLY EARNINGS REPORT. Generally, all employees and independent directors of Price Associates must refrain from initiating transactions in Price Associates' stock in which they have a beneficial interest from the sixth trading day following the end of the quarter (or such other date as management shall from time to time determine) until the third trading day following the public release of earnings. Employees and independent directors will be notified in writing through the Office of the Secretary of Price Associates ("SECRETARY") from time to time as to the controlling dates.

        PRIOR CLEARANCE. Employees and independent directors of Price Associates are required to obtain clearance prior to effecting any proposed transaction (including gifts and transfers) involving shares of Price Associates' stock owned beneficially or through the Employee Stock Purchase Plan. Requests for prior clearance must be in writing on the form entitled, "Notification of Proposed Transaction" (available from Corporate Records Department) and be submitted to the Secretary who is responsible for processing and maintaining the records of all such requests. This would include sales of stock purchased through Price Associates Employee Stock Purchase Plan ("ESPP"). Purchases effected through the ESPP are automatically reported to the Secretary. Receiving prior clearance does not relieve employees and independent directors of Price Associates from conducting their personal securities transactions in full compliance with the Code, including its prohibition on trading while in possession of material, inside information. Transactions in Price Associates' stock are subject to the 60-Day Rule except for transactions effected through the ESPP and certain options exercises. See p. 4-18.

               ALL EMPLOYEES AND INDEPENDENT DIRECTORS OF PRICE ASSOCIATES MUST OBTAIN PRIOR CLEARANCE OF ANY TRANSACTION INVOLVING PRICE ASSOCIATES' STOCK FROM THE OFFICE OF THE SECRETARY OF PRICE ASSOCIATES.

        INITIAL DISCLOSURE OF HOLDINGS. Each new employee must report to the Secretary any shares of Price Associates' stock of which he or she has beneficial ownership no later than 10 days after his or her starting date of employment.

        DIVIDEND REINVESTMENT PLANS. Purchases of Price Associates' stock owned outside of the ESPP and effected through a dividend reinvestment plan need not receive prior clearance if the Secretary's office has been previously notified by the employee that he or she will be participating in that plan. Reporting of transactions effected through that plan need only be made quarterly, except that employees who are subject to Section 16 of the Securities Exchange Act of 1934 reporting must report such transactions monthly.

        EFFECTIVENESS OF PRIOR CLEARANCE. Prior clearance of transactions in Price Associates' stock is effective for five (5) business days from and including the date the clearance is granted, unless (i) advised to the contrary by the Secretary prior to the proposed transaction, or (ii) the person receiving the approval comes into possession of material, non-public information concerning the firm. If the proposed transaction in Price Associates' stock is not executed within this time period, a new clearance must be obtained.

        REPORTING OF DISPOSITION OF PROPOSED TRANSACTION. Covered persons must notify the Secretary of the disposition (whether the proposed transaction was effected or not) of each transaction involving shares of Price Associates' stock owned directly within two business days of its execution, or within seven business days of the date of prior clearance, if not executed.

        INSIDER REPORTING AND LIABILITY. Under current rules, certain officers, directors and 10% stockholders of a publicly traded company ("INSIDERS") are subject to the requirements of Section 16. Insiders include the directors and certain managing directors of Price Associates.

        SEC REPORTING. There are three reporting forms which insiders are required to file with the SEC to report their purchase, sale and transfer transactions in, and holdings of, Price Associates' stock. Although the Secretary will provide assistance in complying with these requirements as an accommodation to insiders, it remains the legal responsibility of each insider to assure that the applicable reports are filed in a timely manner.

        - FORM 3. The initial ownership report by an insider is required to be filed on Form 3. This report must be filed within ten days after a person becomes an insider (i.e., is elected as a director or appointed as managing director) to report all current holdings of Price Associates' stock. Following the election or appointment of an insider, the Secretary will deliver to the insider a Form 3 for appropriate signatures and will file such Form with the SEC.

        - FORM 4. Any change in the insider's ownership of Price Associates' stock must be reported on a Form 4 unless eligible for deferred reporting on year-end Form 5. The Form 4 is due by the 10th day following the end of the month in which the ownership change occurred. Following receipt of the Notice of Disposition of the proposed transaction, the Secretary will deliver to the insider a Form 4, as applicable, for appropriate signatures and will file such Form with the SEC.

        - FORM 5. Any transaction or holding which is exempt from reporting on Form 4, such as option exercises, small purchases of stock, gifts, etc. may be reported on a deferred basis on Form 5 within 45 days after the end of the calendar year in which the transaction occurred. No Form 5 is necessary if all transactions and holdings were previously reported on Form 4.

        LIABILITY FOR SHORT-SWING PROFITS. Under Federal securities laws, profit realized by certain officers, as well as directors and 10% stockholders of a company (including Price Associates) as a result of a purchase and sale (or sale and purchase) of stock of the company within a period of less than six months must be returned to the firm upon request.

        OFFICE OF THRIFT SUPERVISION ("OTS") REPORTING. Price Associates is the holding company of T. Rowe Price Savings Bank, which is regulated by the OTS. OTS regulations require that the Managing Directors of Price Associates, as well as any vice president in charge of any Price Associates' affiliate, file reports regarding their personal holdings of the stock of Price Associates and of the stock of any non-affiliated savings banks or savings and loan holding companies. Although the Secretary will provide assistance in complying with these requirements as an accommodation, it remains the responsibility of each person required to file such reports to ensure that such reports are filed in a timely manner.

PRIOR CLEARANCE REQUIREMENTS (OTHER THAN PRICE ASSOCIATES' STOCK) FOR ACCESS PERSONS.

ALL ACCESS PERSONS must obtain prior clearance before directly or indirectly initiating, recommending, or in any way participating in, the purchase or sale of a security in which the Access Person has, or by reason of such transaction may acquire, any beneficial interest or which he or she controls, unless exempted below. NON-ACCESS PERSONS are NOT required to obtain prior clearance before engaging in any securities transactions, except for transaction in Price Associates' stock.

               ALL EMPLOYEES AND INDEPENDENT DIRECTORS OF PRICE ASSOCIATES MUST OBTAIN PRIOR CLEARANCE OF ANY TRANSACTION INVOLVING PRICE ASSOCIATES' STOCK FROM THE OFFICE OF THE SECRETARY OF PRICE ASSOCIATES.

Where required, prior clearance must be obtained regardless of whether the transaction is effected through TRP Brokerage or through an unaffiliated broker/dealer. Receiving prior clearance does not relieve Access Persons from conducting their personal securities transactions in full compliance with the Code, including its prohibition on trading while in possession of material, inside information, and with applicable law, including the prohibition on Front Running (see page 4-1 for definition of Front Running). Please note that the prior clearance procedures do NOT check compliance with the 60-Day Rule (p. 4-17).

TRANSACTIONS (OTHER THAN IN PRICE ASSOCIATES' STOCK) EXEMPT FROM PRIOR CLEARANCE. The following transactions are exempt from the prior clearance requirements:

        MUTUAL FUNDS AND VARIABLE INSURANCE PRODUCTS. Purchases or / redemptions of shares of any open-end investment companies, including the Price Funds, and variable insurance products.

        UNIT INVESTMENT TRUSTS. Purchases or sales of shares in unit investment trusts.

        U.S. GOVERNMENT OBLIGATIONS. Purchases or sales of direct obligations of the U.S. Government.

        PRO RATA DISTRIBUTIONS. Purchases effected by the exercise of rights issued pro rata to all holders of a class of securities or the sale of rights so received.

        MANDATORY TENDERS. Purchases and sales of securities pursuant to a mandatory tender offer.

        SPOUSAL PAYROLL DEDUCTION PLANS. Purchases by an Access Person's spouse pursuant to a payroll deduction plan, provided the Compliance Department has been previously notified by the Access Person that the spouse will be participating in the payroll deduction plan.

        EXERCISE OF STOCK OPTION OF CORPORATE EMPLOYER BY SPOUSE. Transactions involving the exercise by an Access Person's spouse of a stock option issued by the corporation employing the spouse.

        DIVIDEND REINVESTMENT PLANS. Purchases effected through an established Dividend Reinvestment Plan ("DRP"), provided the Compliance Department is first notified by the Access Person that he or she will be participating in the DRP. An Access Person's purchase of share(s) of the issuer to initiate participation in the DRP or an Access Person's purchase of shares in addition to those purchased with dividends (a "CONNECTED PURCHASE") AND any sale of shares from the DRP MUST receive prior clearance.

        SYSTEMATIC INVESTMENT PLANS. Purchases effected through a systematic investment plan involving the automatic investment of a set dollar amount on predetermined dates, provided the Compliance Department has been previously notified by the Access Person that he or she will be participating in the plan. An Access Person's purchase of securities of the issuer to initiate participation in the plan AND any sale of shares from such a plan MUST receive prior clearance.

        INHERITANCES. The acquisition of securities through inheritance.

        GIFTS. The giving of or receipt of a security as a gift.

PROCEDURES FOR OBTAINING PRIOR CLEARANCE (OTHER THAN PRICE ASSOCIATES' STOCK) FOR ACCESS PERSONS. ALL Access Persons should follow the procedures set forth below before engaging in the transactions described.

        PROCEDURES FOR OBTAINING PRIOR CLEARANCE FOR INITIAL PUBLIC OFFERINGS ("IPOS"):

        NON-INVESTMENT PERSONNEL. Access Persons who are NOT Investment Personnel ("NON-INVESTMENT PERSONNEL") may purchase securities that are the subject of an IPO ONLY if prior written approval has been obtained from the Chairperson of the Ethics Committee or his or her designee ("DESIGNEE"), which may include N. Morris, S. McCafferty or A. Brooks. An IPO is an offering of securities registered under the Securities Act of 1933 when the issuer of the securities, immediately before the registration, was not subject to certain reporting requirements of the Securities Exchange Act of 1934.

        In considering such a request for approval, the Chairperson will determine whether the proposed transaction presents a conflict of interest with any of the firm's clients or otherwise violates the Code. The Chairperson will also determine whether the following conditions have been met:

        1. The purchase is made through the Non-Investment Personnel's regular broker;

        2. The number of shares to be purchased is commensurate with the normal size and activity of the Non-Investment Personnel's account; and

        3. The transaction otherwise meets the requirements of the NASD's rules on free riding and withholding.

        Non-Investment Personnel will not be permitted to purchase shares in an IPO if any of the firm's clients are prohibited from doing so. Therefore, Non-Investment Personnel MUST check with the Equity Trading Desk the day the offering is priced before purchasing in the IPO. This prohibition will remain in effect until the firm's clients have had the opportunity to purchase in the secondary market once the underwriting is completed -- commonly referred to as the aftermarket.

                INVESTMENT PERSONNEL. Investment Personnel may NOT purchase securities in an IPO.

                NON-ACCESS PERSONS. Although Non-Access Persons are not required to receive prior clearance before purchasing shares in an IPO, any Non-Access Person who is a registered representative of Investment Services should be aware that NASD rules may restrict his or her ability to buy shares in a "hot issue," which is a new issue that trades at a premium in the secondary market whenever that trading commences.

        PROCEDURES FOR OBTAINING PRIOR CLEARANCE FOR PRIVATE PLACEMENTS. Access Persons may not invest in a private placement of securities, including the purchase of limited partnership interests, unless prior written approval has been obtained from the Chairperson of the Ethics Committee or a Designee. In considering such a request for approval, the Chairperson will determine whether the investment opportunity (private placement) should be reserved for the firm's clients, and whether the opportunity is being offered to the Access Person by virtue of his or her position with the firm. The Chairperson will also secure, if appropriate, the approval of the proposed transaction from the chairperson of the applicable investment steering committee.

                CONTINUING OBLIGATION. An Access Person who has received approval to invest in a private placement of securities and who, at a later date, anticipates participating in the firm's investment decision process regarding the purchase or sale of securities of the issuer of that private placement on behalf of any client, must immediately disclose his or her prior investment in the private placement to the Chairperson of the Ethics Committee and to the chairperson of the appropriate investment steering committee.

        PROCEDURES FOR OBTAINING PRIOR CLEARANCE FOR ALL OTHER SECURITIES TRANSACTIONS. Requests for prior clearance by Access Persons for all other securities transactions requiring prior clearance may be made orally, in writing, or by electronic mail (e-mail address "Personal Trades," which appears under "Trades" in the electronic mail address book) to the Equity Trading Department of Price Associates, which will be responsible for processing and maintaining the records of all such requests. All requests must include the name of the security, the number of shares or amount of bond involved, whether a foreign security is involved, and the nature of the transaction, i.e., whether the transaction is a purchase, sale or short sale. Responses to all requests will be made by the Trading Department documenting the request and its approval/disapproval.

        Requests will normally be processed on the same day; however, additional time may be required for prior clearance of transactions in foreign securities.

        EFFECTIVENESS OF PRIOR CLEARANCE. Prior clearance of a securities transaction is effective for three (3) business days FROM AND INCLUDING the date the clearance is granted, regardless of the time of day when clearance is granted. If the proposed securities transaction is not executed within this time, a new clearance must be obtained

REASONS FOR DISALLOWING ANY PROPOSED TRANSACTION. A proposed securities transaction will be disapproved by the Trading Department and/or the Chairperson of the Ethics Committee if:

                PENDING CLIENT ORDERS. Orders have been placed by Price Associates or RPFI to purchase or sell the security.

                PURCHASES AND SALES WITHIN SEVEN (7) CALENDAR DAYS. The security has been purchased or sold by any client of Price Associates or, in the case of a foreign security, for any client of either Price Associates or RPFI, within seven calendar days immediately prior to the date of the proposed transaction. For example, if a client transaction occurs on Monday, an Access Person may not purchase or sell that security until Tuesday of the following week. If all clients have eliminated their holdings in a particular security, the seven-day restriction is not applicable to an Access Person's transactions in that security.

                APPROVED COMPANY RATING CHANGES. A change in the rating of an approved company as reported in the firm's Daily Research News has occurred within seven (7) calendar days immediately prior to the date of the proposed transaction. Accordingly, trading would not be permitted until the eighth (8) calendar day.

                SECURITIES SUBJECT TO INTERNAL TRADING RESTRICTIONS. The security is limited or restricted by Price Associates or RPFI as to purchase or sale for client accounts.

REQUESTS FOR WAIVERS OF PRIOR CLEARANCE DENIALS. If an Access Person's request for prior clearance has been denied, he or she may apply to the Chairperson of the Ethics Committee for a waiver. All such requests must be in writing and must fully describe the basis upon which the waiver is being requested. Waivers are NOT routinely granted.

BROKERAGE CONFIRMATIONS AND PERIODIC ACCOUNT STATEMENTS. ALL ACCESS PERSONS AND NON-ACCESS PERSONS must request broker-dealers executing their transactions to send to the attention of Compliance, Legal Department, T. Rowe Price Associates, Inc., P.O. Box 17218, Baltimore, Maryland 21297-1218 a duplicate confirmation with respect to each and every reportable transaction, including Price Associates' stock, and a copy of all periodic statements for all securities accounts in which the Access Person or Non-Access Person is considered to have beneficial ownership and/or control (see Page 4-4 for a discussion of beneficial ownership and control concepts).

NOTIFICATION OF BROKER/DEALER ACCOUNTS. ALL ACCESS PERSONS AND NON-ACCESS PERSONS must give written notice to Baltimore Legal/Compliance before opening or trading in a securities account with any broker/dealer, including TRP Brokerage.

        NEW EMPLOYEES. New employees must give written notice to Baltimore Legal/Compliance of any existing securities accounts maintained with any broker/dealer when joining the firm (no later than 10 days after the starting date).

        OFFICERS, DIRECTORS AND REGISTERED REPRESENTATIVES OF INVESTMENT SERVICES. The NASD requires each associated person of T. Rowe Price Investment Services, Inc. to:

        - Obtain approval from Investment Services (request should be in writing and be directed to Baltimore Legal/Compliance) before opening or placing the initial trade in a securities account with any broker/dealer; and

        - Provide the broker/dealer with written notice of his or her association with Investment Services.

TRANSACTION REPORTING REQUIREMENTS (OTHER THAN PRICE ASSOCIATES' STOCK TRANSACTIONS). ALL Access Persons AND Non-Access Persons must report all securities transactions unless the transaction is exempted from reporting below.

        TRANSACTIONS EXEMPT FROM REPORTING. The following transactions are exempt from the reporting requirements:

                MUTUAL FUNDS AND VARIABLE INSURANCE PRODUCTS. The purchase or redemption of shares of any open-end investment companies, including the Price Funds, and variable insurance products, except that any employee who serves as the president or executive vice president of a Price Fund must report his or her beneficial ownership or control of shares in that Fund to Baltimore Legal/Compliance through electronic mail to Dottie Jones.

                STOCK SPLITS AND SIMILAR ACQUISITIONS. The acquisition of additional shares of existing corporate holdings through the reinvestment of income dividends and capital gains in mutual funds, stock splits, stock dividends, exercise of rights, exchange or conversion.

                U.S. GOVERNMENT OBLIGATIONS. Purchases or redemptions of direct obligations of the U.S. Government.

                DIVIDEND REINVESTMENT PLANS. The purchase of securities with dividends effected through an established DRP. If, however, a Connected Purchase or a sale must receive prior clearance (see p. 4-9), that transaction must also be reported.

        TRANSACTIONS THAT MUST BE REPORTED. Other than the transactions specified above as exempt, ALL Access Persons AND Non-Access Persons are required to file a report of the following securities transactions:

                CLEARED TRANSACTIONS. Any transaction that is subject to the prior clearance requirements, including purchases in initial public offerings and private placement transactions. Although Non-Access Persons are not required to receive prior clearance for securities transactions (other than Price Associates' stock), they MUST report any transaction that would have been required to be prior cleared by an Access Person.

                UNIT INVESTMENT TRUSTS. The purchase or sale of shares of a Unit Investment Trust.

                PRO RATA DISTRIBUTIONS. Purchase effected by the exercise of rights issued pro rata to all holders of a class of securities or the sale of rights so received.

                INHERITANCES. Acquisition of securities through inheritance.

                GIFTS. Acquisition or disposition of securities by gift.

                MANDATORY TENDERS. Purchases and sales of securities pursuant to a mandatory tender offer.

                SPOUSAL PAYROLL DEDUCTION PLANS/SPOUSAL STOCK OPTION. Transactions involving the purchase or exchange of securities by the spouse of an Access Person or Non-Access Person pursuant to a payroll deduction plan or the exercise by the spouse of an Access Person or Non-Access Person of a stock option issued by the spouse's employer. REPORTING OF SPOUSAL PAYROLL DEDUCTION PLAN TRANSACTIONS NEED ONLY BE MADE QUARTERLY; REPORTING OF A SPOUSAL STOCK OPTION EXERCISE MUST BE MADE WITHIN TEN DAYS OF THE EXERCISE.

                SYSTEMATIC INVESTMENT PLANS. Transactions involving the purchase of securities by an Access Person or Non-Access Person pursuant to a systematic investment plan. REPORTING OF SYSTEMATIC INVESTMENT PLAN TRANSACTIONS NEED ONLY BE MADE QUARTERLY.

        REPORT FORM. If the executing broker/dealer provides a confirmation or similar statement directly to Baltimore Legal/Compliance, you do not need to make a further report. All other transactions must be reported on the form designated "T. Rowe Price Associates, Inc. Employee's Report of Securities Transactions," a supply of which is available from Baltimore Legal/Compliance.

        WHEN REPORTS ARE DUE. You must report a securities transaction within ten (10) days after the trade date or within (10) days after the date on which you first gain knowledge of the transaction (for example, a bequest) if this is later. Reporting of transactions involving either systematic investment plans or the purchase of securities by a spouse pursuant to a payroll deduction plan, however, may be reported quarterly.

TRANSACTION REPORTING REQUIREMENTS FOR THE INDEPENDENT DIRECTORS OF PRICE ASSOCIATES AND THE INDEPENDENT DIRECTORS OF THE PRICE FUNDS. The independent directors of Price Associates and the independent directors of the Price Funds are subject to the same reporting requirements as Access Persons and Non-Access Persons except that reports need only be filed quarterly. Specifically: (1) a report for each securities transaction must be filed with Baltimore/Legal Compliance no later than ten (10) days after the end of the calendar quarter in which the transaction was effected; and (2) a report must be filed for each quarter, regardless of whether there have been any reportable transactions. Baltimore/Legal Compliance will send the independent directors of Price Associates and the Price Funds a reminder letter and reporting form approximately ten days prior to the end of each calendar quarter.

MISCELLANEOUS RULES REGARDING PERSONAL SECURITIES TRANSACTIONS. These rules vary in their applicability depending upon whether you are an Access Person.

The following rules apply to ALL Access Persons AND Non-Access Persons and, where indicated, to the independent directors of Price Associates and the Price Funds.

        DEALING WITH CLIENTS. Access Persons, Non-Access Persons and the independent directors of Price Associates and the Price Funds may not, directly or indirectly, sell to or purchase from a client any security. This prohibition does not preclude the purchase or redemption of shares of any mutual fund that is a client of Price Associates.

        CLIENT INVESTMENT PARTNERSHIPS.

                CO-INVESTING. Access Persons and Non-Access Persons, including employee partnerships, and the independent directors of Price Associates and the Price Funds are not permitted to co-invest in client investment partnerships of Price Associates, RPFI, or their affiliates, such as Strategic Partners, Threshold, and International Partners.

                DIRECT INVESTMENT. The independent directors of the Price Funds are not permitted to invest as limited partners in client investment partnerships of Price Associates, RPFI, or their affiliates.

        INVESTMENT CLUBS. These restrictions vary depending upon the person's status, as follows:

                NON-ACCESS PERSONS. A Non-Access Person may form or participate in a stock or investment club without approval of the Chairperson of the Ethics Committee. Only transactions in Price Associates' stock are subject to prior clearance requirements. Club transactions must be reported just as the Non-Access Person's individual trades are reported.

                ACCESS PERSONS. An Access Person may not form or participate in a stock or investment club unless prior written approval has been obtained from the Chairperson of the Ethics Committee. All transactions by such a stock or investment club in which an Access Person has beneficial ownership or control are subject to the same prior clearance and reporting requirements applicable to an individual Access Person's trades. However, if the Access Person has beneficial ownership solely by virtue of his or her spouse's participation in the club and has no investment control or input into decisions regarding the club's securities transactions, he or she may request the waiver of prior clearance requirements of the club's transactions (except for transactions in Price Associates' stock) from the Chairperson of the Ethics Committee as part of the approval process.

        MARGIN ACCOUNTS. While brokerage margin accounts are discouraged, you may open and maintain margin accounts for the purchase of securities provided such accounts are with brokerage firms with which you maintain a regular brokerage account.

        TRADING ACTIVITY. You are discouraged from engaging in a pattern of securities transactions which either:

        - Is so excessively frequent as to potentially impact your ability to carry out your assigned responsibilities, or

        - Involves securities positions that are disproportionate to your net assets.

        At the discretion of the Chairperson of the Ethics Committee, written notification of excessive trading may be sent to your supervisor.

The following rules apply ONLY to ACCESS PERSONS:

        LARGE COMPANY EXEMPTION. Although subject to prior clearance, transactions involving securities in certain large companies, within the parameters set by the Ethics Committee (the "EXEMPT LIST"), will be approved under normal circumstances, as follows:

                TRANSACTIONS INVOLVING EXEMPT LIST SECURITIES. This exemption applies to transactions involving no more than $20,000 or the nearest round lot (even if the amount of the transaction MARGINALLY exceeds $20,000) per security per week in securities of companies with market capitalizations of $5 billion or more, unless the rating on the security as reported in the firm's Daily Research News has been changed to a 1 or a 5 within the seven (7) calendar days immediately prior to the date of the proposed transaction. If such a rating change has occurred, the exemption is not available.

                TRANSACTIONS INVOLVING OPTIONS ON EXEMPT LIST SECURITIES. Access Persons may not purchase uncovered put options or sell uncovered call options unless otherwise permitted under the "Options and Futures" discussion on p. 4-16. Otherwise, in the case of options on an individual security on the Exempt List (if it has not had a prohibited rating change), an Access Person may trade the GREATER of 5 contracts or sufficient option contracts to control $20,000 in the underlying security; thus an Access Person may trade 5 contracts even if this permits the Access Person to control more than $20,000 in the underlying security. Similarly, the Access Person may trade more than 5 contracts as long as the number of contracts does not permit him or her to control more than $20,000 in the underlying security.

        These parameters are subject to change by the Ethics Committee.

        EXCHANGE-TRADED INDEX OPTIONS. Although subject to prior clearance, an Access Person's transactions involving exchange-traded index options, within the parameters set by the Ethics Committee, will be approved under normal circumstances. Generally, an Access Person may trade the GREATER of 5 contracts or sufficient contracts to control $20,000 in the underlying securities; thus an Access Person may trade 5 contracts even if this permits the Access Person to control more than $20,000 in the underlying securities. Similarly, the Access Person may trade more than 5 contracts as long as the number of contracts does not permit him or her to control more than $20,000 in the underlying security.

        These parameters are subject to change by the Ethics Committee.

        CLIENT LIMIT ORDERS. The Equity Trading Desk may approve an Access Person's proposed trade even if a limit order has been entered for a client for the same security, if:

        -       The Access Person's trade will be entered as a market order; and

        - The client's limit order is 10% or more away from the market at the time of approval of the Access Person's trade.

        OPTIONS AND FUTURES. Please consult the specific section on Exchange-Traded Index Options (p. 4-16) for transactions in those options.

        BEFORE ENGAGING IN OPTIONS AND FUTURE TRANSACTIONS, ACCESS PERSONS SHOULD UNDERSTAND THE IMPACT THAT THE 60-DAY RULE MAY HAVE UPON THEIR ABILITY TO CLOSE OUT A POSITION WITH A PROFIT (SEE PAGE 4-17).


                OPTIONS AND FUTURES ON SECURITIES AND INDICES NOT HELD BY PRICE ASSOCIATES' OR RPFI'S CLIENTS. There are no specific restrictions with respect to the purchase, sale or writing of put or call options or any other option or futures activity, such as multiple writings, spreads and straddles, on securities of companies (and options or futures on such securities) which are not held by any of Price Associates' or RPFI's clients.

                OPTIONS ON SECURITIES OF COMPANIES HELD BY PRICE ASSOCIATES' OR RPFI'S CLIENTS. With respect to options on securities of companies which are held by any of Price Associates' or RPFI's clients, it is the firm's policy that an Access Person should not profit from a price decline of a security owned by a client (other than an Index account). Therefore, an Access Person may:
                (i) purchase call options and sell covered call options and (ii) purchase covered put options and sell put options. An Access Person may not purchase uncovered put options or sell uncovered call options, even if the issuer of the underlying securities is included on the Exempt List, unless purchased in connection with other options on the same security as part of a straddle, combination or spread strategy which is designed to result in a profit to the Access Person if the underlying security rises in or does not change in value.

                The purchase, sale and exercise of options are subject to the same restrictions as those set forth with respect to securities, i.e., the option should be treated as if it were the common stock itself.

                OTHER OPTIONS AND FUTURES HELD BY PRICE ASSOCIATES' OR RPFI'S CLIENTS. Any other option or futures transaction with respect to domestic or foreign securities held by any of Price Associates' clients or with respect to foreign securities held by RPFI's clients will be approved or disapproved on a case-by-case basis after due consideration is given as to whether the proposed transaction or series of transactions might appear to or actually create a conflict with the interests of any of Price Associates' or RPFI's clients. Such transactions include transactions in futures and options on futures involving financial instruments regulated solely by the CFTC.

        SHORT SALES. Short sales by Access Persons are subject to prior clearance. In addition, Access Persons may not sell any security short which is owned by any client of Price Associates or RPFI, except that short sales may be made "against the box" for tax purposes. A short sale "against the box" is one in which the seller owns an amount of securities equivalent to the number he or she sells short. All short sales, including short sales against the box, are subject to the 60-Day Rule described below.

        THE 60-DAY RULE. Access Persons are prohibited from profiting from the purchase and sale or sale and purchase of the same (or equivalent) securities within 60 calendar days. An "equivalent" security means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to the subject security, or similar securities with a value derived from the value of the subject security. Thus, for example, the rule prohibits options transactions on or short sales of a security within 60 days of its purchase. In addition, the rule applies regardless of the Access Person's other holdings of the same security or whether the Access Person has split his or her holdings into tax lots. For example, if an Access Person buys 100 shares of XYZ stock on March 1, 1998 and another 100 shares of XYZ stock on March 1, 2000, he or she may not sell ANY shares of XYZ stock at a profit for 60 days following March 1, 2000. The 60-Day Rule "clock" restarts EACH time the Access Person trades in that security.

               EXEMPTIONS FROM THE 60-DAY RULE. The 60-Day Rule does not apply to:

                - any transaction by a Non-Access Person except for transactions in Price Associates' stock not exempted below;

                -       any transaction exempt from prior clearance (see p.
                        4-8);

                - the purchase and sale or sale and purchase of exchange traded index options;

                - any transaction in Price Associates' stock effected through the ESPP; and

                - the exercise of "in the money" Price Associates' stock options and the subsequent sale of the derivative shares.

               Prior clearance procedures do NOT check compliance with the 60-Day Rule when considering a trading request. Access Persons are responsible for checking their compliance with this rule before entering a trade.

               Access Persons may request a waiver from the 60-Day Rule. Such requests should be directed in writing to the Chairperson of the Ethics Committee. These waivers are NOT routinely granted.

        INVESTMENTS IN NON-LISTED SECURITIES FIRMS. Access Persons may not purchase or sell the shares of a broker/dealer, underwriter or federally registered investment adviser unless that entity is traded on an exchange or listed as a NASDAQ stock or permission is given under the Private Placement Procedures (see p. 4-10).

OWNERSHIP REPORTING REQUIREMENTS - ONE-HALF OF ONE PERCENT OWNERSHIP. If an employee or an independent director of Price Associates or an independent director of the Price Funds owns more than 1/2 of 1% of the total outstanding shares of a public or private company, he or she must immediately report in writing such fact to Baltimore Legal/Compliance, providing the name of the company and the total number of such company's shares beneficially owned.

DISCLOSURE OF PERSONAL SECURITIES HOLDINGS BY ACCESS PERSONS. Upon commencement of employment, appointment or promotion (no later than 10 days after the starting date), each Access Person must disclose in writing all current securities holdings in which he or she is considered to have beneficial ownership and control ("Securities Holdings Report") (see page 4-4 for definition of the term Beneficial Owner). The form to provide the Securities Holding Report will be provided upon commencement of employment, appointment or promotion and should be submitted to Baltimore Legal/Compliance.

All Investment Personnel and Managing Directors are also required to file a Securities Holding Report on an annual basis, in conjunction with the annual verification process. Effective January 2001, this requirement will be extended to ALL Access Persons, pursuant to federal law.

CONFIDENTIALITY OF RECORDS. Price Associates makes every effort to protect the privacy of all persons and entities in connection with their Securities Holdings Reports and Reports of Securities Transactions.

SANCTIONS. Strict compliance with the provisions of this Statement is considered a basic provision of association with Price Associates and the Price Funds. The Ethics Committee and Baltimore Legal/Compliance are primarily responsible for administering this Statement. In fulfilling this function, the Ethics Committee will institute such procedures as it deems reasonably necessary to monitor each person's and entity's compliance with this Statement and to otherwise prevent and detect violations.

        VIOLATIONS BY ACCESS PERSONS, NON-ACCESS PERSONS AND DIRECTORS OF PRICE ASSOCIATES. Upon discovering a material violation of this Statement by any person or entity other than an independent director of a Price Fund, the Ethics Committee will impose such sanctions as it deems appropriate and as are approved by the Management Committee or the Board of Directors including, inter alia, a letter of censure or suspension, a fine, a suspension of trading privileges or termination of employment and/or officership of the violator. In addition, the violator may be required to surrender to Price Associates, or to the party or parties it may designate, any profit realized from any transaction that is in violation of this Statement. All material violations of this Statement shall be reported to the Board of Directors of Price Associates and to the Board of Directors of any Price Fund with respect to whose securities such violations may have been involved.

        VIOLATIONS BY INDEPENDENT DIRECTORS OF PRICE FUNDS. Upon discovering a material violation of this Statement by an independent director of a Price Fund, the Ethics Committee shall report such violation to the Board on which the director serves. The Price Fund Boards will impose such sanctions as they deem appropriate.

        VIOLATIONS BY BALTIMORE EMPLOYEES OF RPFI OR TRFAM. Upon discovering a material violation of this Statement by a Baltimore-based employee of RPFI or TRFAM, the Ethics Committee shall report such violation to the Board of Directors of RPFI or TRFAM, as appropriate. A material violation by a Baltimore-based employee of RPFI shall also be reported to the Board of Directors of any RPFI Fund with respect to whose securities such violations may have been involved.


March, 2000

                         T. ROWE PRICE ASSOCIATES, INC.
                               STATEMENT OF POLICY
                                       ON
                            CORPORATE RESPONSIBILITY



PRICE ASSOCIATES' FIDUCIARY POSITION. As an investment adviser, T. Rowe Price Associates, Inc. ("PRICE ASSOCIATES") is in a fiduciary relationship with each of its clients. This fiduciary duty obligates Price Associates to act with an eye only to the benefit of its clients. Accordingly, when managing its client accounts (whether private counsel clients, mutual funds, limited partnerships, or otherwise), Price Associates' primary responsibility is to optimize the financial returns of its clients consistent with their objectives and investment program.

DEFINITION OF CORPORATE RESPONSIBILITY ISSUES. Concern over the behavior of corporations has been present since the Industrial Revolution. Each generation has focused its attention on specific issues. Concern over the abuses of the use of child labor in the 1800's was primarily addressed by legislative action which mandated corporate America to adhere to new laws restricting and otherwise governing the employment of children. In other instances, reform has been achieved through shareholder action -- namely, the adoption of shareholder proposals. The corporate responsibility issues most often addressed during the past decade have involved:

        - Ecological issues, including toxic hazards and pollution of the air and water;

        - Employment practices, such as the hiring of women and minority groups;

        -       Product quality and safety;

        -       Advertising practices;

        -       Animal testing;

        -       Military and nuclear issues; and

        - International politics and operations, including the world debt crisis, infant formula, and child labor laws.

CORPORATE RESPONSIBILITY ISSUES IN THE INVESTMENT PROCESS. Price Associates recognizes the legitimacy of public concern over the behavior of business with respect to issues of corporate responsibility. Price Associates' policy is to carefully review the merits of such issues that pertain to any issuer which is held in a client portfolio or which is being considered for investment. Price Associates believes that a corporate management's record of identifying and resolving issues of corporate responsibility is a legitimate criteria for evaluating the investment merits of the issuer. Enlightened corporate responsibility can enhance a issuer's long term prospects for business success. The absence of such a policy can have the converse effect.

CORPORATE RESPONSIBILITY COMMITTEE. Since 1971, Price Associates has had a Corporate Responsibility Committee, which is responsible for:

        - Reviewing and establishing positions with respect to corporate responsibility issues that are presented in the proxy statements of portfolio companies; and

        - Reviewing questions and inquiries received from clients and mutual fund shareholders pertaining to issues of corporate responsibility.

QUESTIONS REGARDING CORPORATE RESPONSIBILITY. Should an employee have any questions regarding Price Associates' policy with respect to a corporate responsibility issue or the manner in which Price Associates has voted or intends to vote on a proxy matter, he or she should contact a member of the Corporate Responsibility Committee or Price Associates' Proxy Administrator.

March, 2000

                         T. ROWE PRICE ASSOCIATES, INC.
                               STATEMENT OF POLICY
                 WITH RESPECT TO COMPLIANCE WITH COPYRIGHT LAWS


PURPOSE OF STATEMENT OF POLICY. To protect the interests of Price Associates and its employees, Price Associates has adopted this Statement of Policy with Respect to Compliance with Copyright Laws ("STATEMENT" to: (1) inform its employees regarding the legal principles governing copyrights, trademarks, and service marks; and (2) ensure that Price Associates' various copyrights, trademarks, and service marks are protected from infringement.

DEFINITION OF TRADEMARK, SERVICE MARK, AND COPYRIGHT

        TRADEMARK. A trademark is normally a word, phrase, or symbol used to identify and distinguish a product or a company. For example, KLEENEX is a trademark for a particular brand of facial tissues.

        SERVICE MARK. A service mark is normally a word, phrase, or symbol used to identify and distinguish a service or the provider of a service. For example, INVEST WITH CONFIDENCE is a registered service mark which identifies and distinguishes the mutual fund management services offered by Price Associates. The words "trademark" and "service mark" are often used interchangeably, but as a general rule a trademark is for a tangible product, whereas a service mark is for an intangible good or service. Because most of Price Associates' business activities involve providing services (e.g., investment management; transaction processing and account maintenance; information, etc.), most of Price Associates' registered marks are service marks.

        COPYRIGHT. In order to protect the authors and owners of books, articles, drawings, music, or computer programs and software, the U.S. copyright law makes it a crime to reproduce, IN ANY MANNER, any copyrighted material without the express written permission of the author or publisher. Under current law, all original works are copyrighted at the moment of creation; it is no longer necessary to register a copyright. Copyright infringements may result in judgments of actual damages (i.e., the cost of additional subscriptions), as well as punitive damages, which can be as high as $100,000 per infringement.

REGISTERED TRADEMARKS AND SERVICE MARKS. Once Price Associates has registered a trademark or service mark with the U.S. Patent and Trademark Office, it has the exclusive right to use that mark. In order to preserve rights to a registered trademark or service mark, Price Associates must (1) use the mark on a continuous basis and in a manner consistent with the Certificate of Registration; (2) place an encircled "R" (R) next to the mark in the first, or most prominent, occurrence in all publicly distributed media; and (3) take action against any party infringing upon the mark.

ESTABLISHING A TRADEMARK OR SERVICE MARK. The Legal Department has the responsibility to register and maintain all trademarks and service marks and protect them against any infringement. If Price Associates or a subsidiary wishes to utilize a particular word, phrase, or symbol as a trademark or service mark, the Legal Department must be notified as far in advance as possible so that a search may be conducted to determine if the proposed mark has already been registered or used by another entity. Until clearance is obtained from the Legal Department, no new mark should be used. This procedure has been adopted to ensure that Price Associates does not unknowingly infringe upon another company's mark. Once a proposed mark is cleared for use, it must be accompanied by the abbreviations "TM" or "SM," as appropriate, until it has been registered. All trademarks and service marks which have been registered with the U.S. Patent and Trademark Office must be accompanied by an encircled "R" when used in any public document. These symbols need only accompany the mark in the first or most prominent place it is used in each publicly circulated document. Subsequent use of the same trademark or service mark in such material does not need to be marked. The Legal Department maintains a written summary of all Price Associates' registered and pending trademarks and service marks. All registered and pending trademarks and service marks are also listed in the T. Rowe Price Style Guide. If you have any questions regarding the status of a trademark or service mark, you should contact the Legal Department.

INFRINGEMENT OF PRICE ASSOCIATES' REGISTERED MARKS. If an employee notices that another entity is using a mark similar to one which Price Associates has registered, the Legal Department should be notified immediately so that appropriate action can be taken to protect Price Associates' interests in the mark.

REPRODUCTION OF ARTICLES AND SIMILAR MATERIALS FOR INTERNAL DISTRIBUTION, OR FOR DISTRIBUTION TO SHAREHOLDERS, CLIENTS AND OTHERS OUTSIDE THE FIRM. In general, the reproduction of copyrighted material is a federal offense. Exceptions under the "FAIR USE" doctrine include reproduction for scholarly purposes, criticism, or commentary, which ordinarily do not apply in a business environment. OCCASIONAL copying of a relatively small portion of a newsletter or magazine to keep in a file, circulate to colleagues with commentary, or send to a client with commentary is generally permissible under the "fair use" doctrine. Written permission from the author or publisher must be obtained by any employee wishing to reproduce copyrighted material for INTERNAL OR EXTERNAL distribution, including distribution via the Internet or the T. Rowe Price Associates' intranet. It is the responsibility of each employee to obtain permission to reproduce copyrighted material. Such permission must be in writing and forwarded to the Legal Department. If the publisher will not grant permission to reproduce copyrighted material, then the requestor must purchase from the publisher either additional subscriptions to the periodical or the reprints of specific articles. The original article or periodical may be circulated as an alternative to purchasing additional subscriptions or reprints.

PERSONAL COMPUTER SOFTWARE PROGRAMS. Software products and on-line information services purchased for use on Price Associates' personal computers are generally copyrighted material and may not be reproduced without proper authorization from the software vendor. See the T. Rowe Price Associates, Inc. Statement of Policy With Respect to Computer Security and Related Issues for more information.


March, 2000

                         T. ROWE PRICE ASSOCIATES, INC.
                       STATEMENT OF POLICY WITH RESPECT TO
                      COMPUTER SECURITY AND RELATED ISSUES

PURPOSE OF STATEMENT OF POLICY. The central and critical role of computer systems in our firm's operations underscores the importance of ensuring the integrity of these systems. The data stored on our firm's computers, as well as the specialized software programs and systems developed for the firm's use, are extremely valuable assets and very confidential.

This Statement of Policy ("STATEMENT") establishes a comprehensive computer security program which has been designed to:

        - prevent the unauthorized use of or access to our firm's computer systems (collectively the "SYSTEMS"), including the firm's electronic mail ("E-MAIL") and voice mail systems;

        -       prevent breaches in computer security;

        -       maintain the integrity of confidential information; and

        - prevent the introduction of computer viruses into our Systems that could imperil the firm's operations.

In addition, the Statement describes various issues that arise in connection with the application of U.S. Copyright Law to computer software.

Any material violation of this Statement may lead to sanctions, which may include dismissal of the employee or employees involved.

CONFIDENTIALITY OF SYSTEMS ACTIVITIES AND INFORMATION. Systems activities and information stored on our firm's computers (including e-mail and voice mail) may be subject to monitoring by firm personnel or others. All such information, including messages on the firm's e-mail and voice mail systems, are records of the firm and the sole property of the firm. The firm reserves the right to monitor, access, and disclose for any purpose all information, including all messages sent, received, or stored through the Systems. The use of the firm's computer Systems is for the transaction of firm business and is for authorized users only. All firm policies apply to the use of the Systems. See Employee Handbook.

By using the firm's Systems, you agree to be bound by this Statement and consent to the access to and disclosure of all information, including e-mail and voice mail messages, by the firm. Employees do not have any expectation of privacy in connection with the use of the Systems, or with the transmission, receipt, or storage of information in the Systems.

Information entered into our firm's computers but later deleted from the Systems may continue to be maintained permanently on our firm's back-up tapes. Employees should take care so that they do not create documents or communications that might later be embarrassing to them or to our firm. This policy applies to e-mail and voice mail, as well to any other communication on a System.

SECURITY ADMINISTRATION. Enterprise Security in T. Rowe Price Investment Technologies, Inc. ("TRPIT") is responsible for identifying security needs and overseeing the maintenance of computer security, including Internet-related security issues.

AUTHORIZED SYSTEMS USERS. In general, access to any type of System is restricted to authorized users who need access in order to support their business activities. Access for mainframe, LAN and external Systems must be requested on a "Systems Access Request" form. A hard copy can be printed from the Enterprise Security intranet site or obtained from Enterprise Security. Access requests and changes must be approved by the appropriate supervisor or manager in the user's department.

AUTHORIZED APPLICATION USERS. Access to specific computer applications (i.e., Finance, Retirement Plan Services systems, etc.) can also be requested. Many application systems have an additional level of security, such as extra passwords. If a user wants access to an application or data that is outside the normal scope of his or her business activity, additional approval may be required from the "Owner" of such application or data. The "Owner" is the employee who is responsible for making judgments and decisions on behalf of the firm with regard to the application or data, including the authority to decide who may have access.

USER-IDS, PASSWORDS, AND OTHER SECURITY ISSUES. Once a request for access is approved, a unique "User-ID" will be assigned the user. Each User-ID has a password that must be kept confidential by the user. For most systems, passwords must be changed on a regular schedule and Enterprise security has the authority to determine the password policy. User-IDs and passwords may not be shared. Users can be held accountable for work performed with their User-IDs. Personal computers must not be left logged on and unattended unless screen savers with passwords or software-based keyboard locks are utilized. Enterprise Security recommends that GroupWise e-mail accounts be password protected.

EXTERNAL COMPUTER SYSTEMS. Our data processing environment includes access to data stored not only on our firm's computers, but also on external systems, such as DST. Although the security practices governing these outside systems are established by the providers of these external systems, requests for access to such systems should be directed to Enterprise Security. User-IDs and passwords to these systems must be kept confidential by the user.

ACCESS TO THE INTERNET AND OTHER ON-LINE SERVICES. Access to the Internet (including, but not limited to, e-mail, remote FTP, Telnet, World Wide Web, Gopher, remote administration, secure shell, and using IP tunneling software to remotely control Internet servers) presents special security considerations due to the world-wide nature of the connection and the security weaknesses present in Internet protocols and services. The firm can provide authorized employees and other staff with access to Internet e-mail and other Internet services (such as the World Wide Web) through a direct connection from the firm's network.

Access to the Internet or Internet services from our firm's computers, including the firm's e-mail system, is permitted only for legitimate business purposes. Such access must be requested through Enterprise Security, approved by the employee's supervisor, and provided only through firm approved connections. All firm policies apply to the use of the Internet or Internet services. See Employee Handbook.

        USE OF INTERNET. In accordance with firm policies, employees are prohibited from accessing inappropriate sites, including, but not limited to, adult and gambling sites. Firm personnel monitor Internet use for visits to inappropriate sites and for inappropriate use. Should employees have questions regarding what constitutes an inappropriate site or inappropriate use, they should discuss it first with their manager who may refer the question to Human Resources. Inappropriate use of the Internet, or accessing inappropriate sites, may lead to sanctions, which may include dismissal of the employee or employees involved.

        DIAL-OUT ACCESS. Using a modem or an Internet connection on a firm computer housed at any of the firm's offices to access an Internet service provider using one's home or personal account is prohibited, unless this account is being used by authorized personnel to service Price Associates' connection to the Internet. When Internet access is granted, the employee will be asked to reaffirm his or her understanding of this Statement.

        Unauthorized modems are not permitted. Dial-out access that circumvents the Internet firewall or proxy server, except by authorized personnel in the business of Price Associates, is prohibited.

        ON-LINE SERVICES. Access to America OnLine ("AOL"), CompuServe, or other commercial on-line service providers is not permitted from a firm computer except for a legitimate business purpose approved by the employee's supervisor and with software obtained through the Help Desk at x4357 (select menu option 1).

        PARTICIPATION ON BULLETIN BOARDS. Because communications by our firm or any of its employees on on-line service bulletin boards are subject to federal, state and NASD advertising regulations, unsupervised participation can result in serious securities violations. Certain designated employees have been authorized to use AOL to monitor and respond to inquiries about our firm and its investment services and products. Any employee other than those assigned to this special group must first receive the authorization of a member of the Board of T. Rowe Price Investment Services, Inc. and the Legal Department before initiating or responding to a message on any computer bulletin board relating to the firm, a Price Fund or any investment or brokerage option or service. This policy applies whether or not the employee intends to disclose his or her relationship to the firm, whether or not our firm sponsors the bulletin board, and whether or not the firm is the principal focus of the bulletin board.

        E-MAIL USE. Access to the firm's e-mail system is permitted only for legitimate business purposes. All firm policies apply to the use of e-mail. Firm personnel may monitor e-mail usage for inappropriate use. Should employees have questions regarding what constitutes inappropriate use, they should discuss it first with their manager who may refer the question to Human Resources. Inappropriate use of e-mail may lead to sanctions, which may include dismissal of the employee or employees involved.

         E-mail services, other than those provided or approved by Price Associates, may not be used for business purposes. In addition, accessing e-mail services not provided or approved by Price Associates from firm equipment for any reason could allow the introduction of viruses or malicious code into the network, or lead to the compromise of confidential data.

         Employees should understand that e-mail sent through the Internet is not secure and could be intercepted by a third party.

DIAL-IN ACCESS. The ability to access our firm's computer Systems from a remote location is also limited to authorized users. Phone numbers used to access our firm's computer Systems are confidential. A security system that uses a one-time password or other strong authentication method must be employed when accessing our firm's network from a remote computer. Authorization for remote access can be requested by completing a "Systems Access Request" form. Any employee who requires remote access should contact the Help Desk at x4357 (select menu option 1) for desktop setup.

VIRUS PROTECTION. A computer virus is a program designed to damage or impair software or data on a computer system. Software from any outside source may contain a computer virus or similar malicious code. Types of carriers and transmission methods increase daily and currently include diskettes, CDs, file downloads, executables, and e-mail attachments. A comprehensive malicious code prevention and control program is in place throughout Price Associates. This program provides policy and procedures for anti-virus controls on all systems. More information about the anti-virus program can be found on the TRPIT Intranet.

Introducing a virus or similar malicious code into the Price Associates Systems by engaging in prohibited actions, such as downloading non-business related software, or by failing to implement recommended precautions, such as updating virus scanning software on remote machines, may lead to sanctions, which may include dismissal of the employee or employees involved.

        VIRUS SCANNING SOFTWARE. As part of the TRPIT's anti-virus program, virus scanning software is installed on the majority of applicable platforms. This software is designed to detect and eradicate malicious code and viruses. All desktop computers have the corporate standard anti-virus scanning software installed and running. This software is installed and configured by the Distributed Processing Support Group and runs constantly. Virus scanning software updates are automatically distributed to the desktops as they become available. Desktop virus scanning software can also be used by the employee to scan diskettes, CDs, directories, and attachments "on demand". Contact the Help Desk at x4357 (select menu option 3) for assistance.

        E-MAIL. An e-mail anti-virus gateway scans the content of inbound and outbound e-mail for viruses. Infected e-mail and attachments will be cleaned when possible and quarantined when not cleanable. Updating of the e-mail gateway anti-virus software and pattern files is done automatically.

        PORTABLE AND REMOTE COMPUTERS. Laptops and other computers that remotely access the TRPIT network are also required to have the latest anti-virus software and pattern files. IT IS THE RESPONSIBILITY OF EACH USER TO ENSURE THAT HIS OR HER PORTABLE COMPUTER'S ANTI-VIRUS SOFTWARE IS REGULARLY UPDATED. The Help Desk has instructions available. Contact the Help Desk at x4357 (select menu option 3) to obtain further information.

        DOWNLOADING OR COPYING. The user of a PC with a modem or with an Internet connection has the ability to connect to other computers or on-line services outside of the firm's network and there may be business reasons to download or copy software from those sources. Downloading or copying software, which includes documents, graphics, programs and other computer-based materials, from any outside source is not permitted unless it is for a legitimate business purpose because downloads and copies could introduce viruses and malicious code into the Systems.

        OTHER CONSIDERATIONS. Users must log off the System each night. Unless the user logs off, virus software on each workstation cannot pick up the most current virus scanning downloads or the most current software updates for the user's System. Employees must call the Help Desk at x4357 (select menu option 3) when viruses are detected so that it can ensure that appropriate tracking and follow-up take place. Do not forward any "virus warning" mail received to other staff until you have contacted the Help Desk, since many of these warnings are hoaxes. When notified that a user has received "virus warning" mail, the Help Desk will contact Enterprise Security, whose personnel will check to determine the validity of the virus warning.

APPLICATION OF U.S. COPYRIGHT LAW TO SOFTWARE PROGRAMS. Software products and on-line information services purchased for use on Price Associates' personal computers are generally copyrighted material and may not be reproduced without proper authorization from the software vendor. This includes the software on CDs or diskettes, any program manuals or documentation, and data or software retrievable from on-line information systems. Unauthorized reproduction of such material or information, or downloading or printing such material, is a federal offense, and the software vendor can sue to protect the developer's rights. In addition to criminal penalties such as fines and imprisonment, civil damages can be awarded in excess of $50,000.

GUIDELINES FOR USING PERSONAL COMPUTER SOFTWARE

        ACQUISITION AND INSTALLATION OF SOFTWARE. Only Distributed Processing Support Group approved and installed software is authorized. Any software program that is to be used by an employee of Price Associates in connection with the business of the firm must be ordered through the Help Desk at x4357 (select menu option 1) and installed by the Distributed Processing Support Group of TRPIT.

        LICENSING. Software residing on firm LAN servers will be either: (1) maintained at an appropriate license level for the number of users, or
        (2) made accessible only for those for whom it is licensed.

        ORIGINAL CDS, DISKETTES AND COPIES. In most cases, software is installed by the Distributed Processing Support Group and original software CDs and diskettes are not provided to the user. In the event that original CDs or diskettes are provided, they must be stored properly to reduce the possibility of damage or theft. CDs and diskettes should be protected from extreme heat, cold, and contact with anything that may act as a magnet or otherwise damage them. Employees may not make additional copies of software or software manuals obtained through the firm.

        RECOMMENDATIONS, UPGRADES, AND ENHANCEMENTS. All recommendations regarding computer hardware and software programs are to be forwarded to the Help Desk at x4357 (select menu option 1), which will coordinate upgrades and enhancements.

QUESTIONS REGARDING THIS STATEMENT. Any questions regarding this Statement should be directed to Enterprise Security in TRPIT.


March, 2000

                         T. ROWE PRICE ASSOCIATES, INC.
                               STATEMENT OF POLICY
                                       ON
                         COMPLIANCE WITH ANTITRUST LAWS


PURPOSE

         To protect the interests of the company and its employees, Price Associates has adopted this Statement of Policy on Compliance with Antitrust Laws ("STATEMENT") to:

         (1) Inform employees about the legal principles governing prohibited anticompetitive activity in the conduct of Price Associates' business; and

         (2) Establish guidelines for contacts with other members of the investment management industry to avoid violations of the antitrust laws.

THE BASIC ANTICOMPETITIVE ACTIVITY PROHIBITION

         Section 1 of the Sherman Antitrust Act (the "ACT") prohibits agreements, understandings, or joint actions between companies that constitute a "restraint of trade," i.e., reduce or eliminate competition.

         This prohibition is triggered only by an agreement or action among two or more companies; unilateral action never violates the Act. To constitute an illegal agreement, however, an understanding does not need to be formal or written. Comments made in conversations, casual comments at meetings, or even as little as "a knowing wink," as one case says, may be sufficient to establish an illegal agreement under the Act.

         The agreed upon action must be anticompetitive. Some actions are "per se" anticompetitive, while others are judged according to a "rule of reason."

        - Some activities have been found to be so inherently anticompetitive that a court will not even permit the argument that they have a procompetitive component. Examples of such per se illegal activities are agreements between competitors to fix prices or divide up markets in any way, such as exclusive territories.

        - Other joint agreements or activities will be examined by a court using the rule of reason approach to see if the procompetitive results of the arrangement outweigh the anticompetitive effects. Permissible agreements among competitors may include a buyers' cooperative, or a syndicate of buyers for an initial public offering of securities. In rare instances, an association of sellers (such as ASCAP) may be permissible.

         There is also an exception for joint activity designed to influence government action. Such activity is protected by the First Amendment to the U.S. Constitution. For example, members of an industry may agree to lobby Congress jointly to enact legislation that may be manifestly anticompetitive.

PENALTIES FOR VIOLATING THE SHERMAN ACT

         A charge that the Act has been violated can be brought as a civil or a criminal action. Civil damages can include treble damages, plus attorneys fees. Criminal penalties for individuals can include fines of up to $350,000 and three years in jail, and $100 million or more for corporations.

SITUATIONS IN WHICH ANTITRUST ISSUES MAY ARISE

         To avoid violating the Act, any agreement with other members of the investment management industry regarding which securities to buy or sell and under what circumstances we buy or sell them, or about the manner in which we market our mutual funds and investment and retirement services, must be made with the prohibitions of the Act in mind.

        TRADE ASSOCIATION MEETINGS AND ACTIVITIES. A trade association is a group of competitors who join together to share common interests and seek common solutions to common problems. Such associations are at a high risk for anticompetitive activity and are closely scrutinized by regulators. Attorneys for trade associations, such as the Investment Company Institute, are typically present at meetings of members to assist in avoiding violations.

        Permissible Activities:

        -       Discussion of how to make the industry more competitive.

        - An exchange of information or ideas that have procompetitive or competitively neutral effects, such as: methods of protecting the health or safety of workers; methods of educating customers and preventing abuses; and information regarding how to design and operate training programs.

        -       Collective action to petition government entities.

        Activities to be Avoided:

        - Any discussion or direct exchange of current information about prices, salaries, fees, or terms and conditions of sales. Even if such information is publicly available, problems can arise if the information available to the public is difficult to compile or not as current as that being exchanged.

                EXCEPTION: A third party consultant can, with appropriate safeguards, collect, aggregate and disseminate some of this information, such as salary information.

        - Discussion of future business plans, strategies, or arrangements that might be considered to involve competitively sensitive information.

        -       Discussion of specific customers, markets, or territories.

        - Negative discussions of service providers that could give rise to an inference of a joint refusal to deal with the provider (a "BOYCOTT").

         INVESTMENT-RELATED DISCUSSIONS

                PERMISSIBLE ACTIVITIES: Buyers or sellers with a common economic interest may join together to facilitate securities transactions that might otherwise not occur, such as the formation of a syndicate to buy in a private placement or initial public offering of a issuer's stock, or negotiations among creditors of an insolvent or bankrupt company.

                Competing investment managers are permitted to serve on creditors committees together and engage in other similar activities in connection with bankruptcies and other judicial proceedings.

                ACTIVITIES TO BE AVOIDED: It is important to avoid anything that suggests involvement with any other firm in any threats to "boycott" or "blackball" new offerings, including making any ambiguous statement that, taken out of context, might be misunderstood to imply such joint action. Avoid careless or unguarded comments that a hostile or suspicious listener might interpret as suggesting prohibited coordinated behavior between
                T. Rowe Price and any other potential buyer.

                           EXAMPLE: After an Illinois municipal bond default where the state legislature retroactively abrogated some of the bondholders' rights, several investment management complexes organized to protest the state's action. In doing so, there was arguably an implied threat that members of the group would boycott future Illinois municipal bond offerings. Such a boycott would be a violation of the Act. The investment management firms' action led to an 18-month Department of Justice investigation. Although the investigation did not lead to any legal action, it was extremely expensive and time consuming for the firms and individual managers involved.

                If you are present when anyone outside of T. Rowe Price suggests that two or more investors with a grievance against an issuer coordinate future purchasing decisions, you should immediately reject any such suggestion. As soon as possible thereafter, you should notify the Legal Department, which will take whatever further steps are necessary.

        BENCHMARKING. Benchmarking is the process of measuring and comparing an organization's processes, products and services to those of industry leaders for the purpose of adopting innovative practices for improvement.

                - Because benchmarking usually involves the direct exchange of information with competitors, it is particularly subject to the risk of violating the antitrust laws.

                - The list of issues that may and should not be discussed in the context of a trade association also applies in the benchmarking process.

                - All proposed benchmarking agreements must be reviewed by the T. Rowe Price Legal Department before T. Rowe Price agrees to participate in such a survey.


March, 2000

Wellington Management Company, llp
Wellington Trust Company, na
Wellington Management International
Wellington International Management Company Pte Ltd.

Code of Ethics

Summmary

Wellington Management Company, llp and its affiliates have a fiduciary duty to investment company and investment counseling clients which requires each employee to act solely for the benefit of clients. Also, each employee has a duty to act in the best interest of the firm. In addition to the various laws and regulations covering the firm's activities, it is clearly in the firm's best interest as a professional investment advisory organization to avoid potential conflicts of interest or even the appearance of such conflicts with respect to the conduct of the firm's employees. Wellington Management's personal trading and conduct must recognize that the firm's clients always come first, that the firm must avoid any actual or potential abuse of our positions of trust and responsibility, and that the firm must never take inappropriate advantage of its positions. While it is not possible to anticipate all instances of potential conflict, the standard is clear.

In light of the firm's professional and legal responsibilities, we believe it is appropriate to restate and periodically distribute the firm's Code of Ethics to all employees. It is Wellington Management's aim to be as flexible as possible in its internal procedures, while simultaneously protecting the organization and its clients from the damage that could arise from a situation involving a real or apparent conflict of interest. While it is not possible to specifically define and prescribe rules regarding all possible cases in which conflicts might arise, this Code of Ethics is designed to set forth the policy regarding employee conduct in those situations in which conflicts are most likely to develop. If an employee has any doubt as to the propriety of any activity, he or she should consult the President or Regulatory Affairs Department.

The Code now reflects recommendations issued by an industry study group in 1994, which were strongly supported by the SEC. The term "Employee" includes all employees and Partners.

Policy on Personal Securities Transactions

Essentially, this policy requires that all personal securities transactions (including acquisitions or dispositions other than through a purchase or sale) by all Employees must be cleared prior to execution. The only exceptions to this policy of prior clearance is noted below.

Definition of "Personal Securities Transactions"

The following transactions by Employees are considered "personal" under applicable SEC rules and therefore subject to this statement of policy:

Code of Ethics
Page 2


1
Transactions for an Employee's own account, including IRA's.

2
Transactions for an account in which an Employee has indirect beneficial ownership, unless the Employee has no direct or indirect influence or control over the account. Accounts involving family (including husband, wife, minor children or other dependent relatives), or accounts in which an Employee has a beneficial interest (such as a trust of which the Employee is an income or principal beneficiary) are included within the meaning of "indirect beneficial interest".

If an Employee has a substantial measure of influence or control over an account, but neither the Employee nor the Employee's family has any direct or indirect beneficial interest (e.g., a trust for which the Employee is a trustee but not a direct or indirect beneficiary), the rules relating to personal securities transactions are not considered to be directly applicable. Therefore, prior clearance and subsequent reporting of such transactions are not required. In all transactions involving such an account an Employee should, however, conform to the spirit of these rules and avoid any activity which might appear to conflict with the investment company or counseling clients or with respect to the Employee's position within Wellington Management. In this regard, please note "Other Conflicts of Interest", found later in this code of ethics, which does not apply to such situations.

Preclearance Required

EXCEPT AS SPECIFICALLY EXEMPTED IN THIS SECTION, ALL EMPLOYEES MUST CLEAR PERSONAL SECURITIES TRANSACTIONS PRIOR TO EXECUTION. This includes bonds, stocks (including closed end funds), convertibles, preferreds, options on securities, warrants, rights, etc. for domestic and foreign securities, whether publicly traded or privately placed. The only exemptions to this requirement are automatic dividend reinvestment plan acquisitions, broad-based stock index and U.S. government securities features and options on such futures, automatic employee stock purchase plan acquisitions, transactions in open-end mutual funds, U.S. Government securities, commercial paper, or non-volitional transactions. Non-volitional transactions include gifts to an Employee over with the Employee has no control of the timing or transactions which result from corporate action applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends, etc.). Please note, however, that most of these transactions must be reported even though they do not have to be precleared. See the following section on reporting obligations.

Code of Ethics

Code of Ethics
Page 4




-------------------------------------------------------------------------------
                       IMPORTANT NOTE: The quarterly report must include the required information for all "personal securities transactions" as defined above, except transactions in U.S. Government securities, futures and options on futures on U.S. government securities and broad-based stock indexes, and open-end mutual funds. Non-volitional transactions and those resulting from corporate actions must also be reported even though preclearance is not required and the nature of the transaction must be clearly specified in the report.


3
Filing of Personal     All Employees must file a schedule on the form attached
Holding Report         indicating their personal securities holdings as of
                       December 31 of each year by the following February 15.
                       "Securities" for purposes of this report are those which must be reported as indicated in the prior paragraph.
                       Newly hired Employees are required to file a holding report upon commencement of employment. Employees may indicate securities held in a brokerage or mutual fund account by attaching an account statement, but are not required to do so, since these statements contain additional information not required by the holding report.

-------------------------------------------------------------------------------
Restrictions on        While all personal securities transactions must be
"Personal Securities   cleared prior to execution, the following guidelines
Transactions"          indicate which transactions will be prohibited,
                       discouraged, or subject to nearly automatic clearance.
                       The clearance of personal securities transactions may also depend upon other circumstances, including the timing of the proposed transaction relative to transactions by our investment counseling or investment company clients; the nature of the securities and the parties involved in the transaction; and the percentage of securities involved in the transaction relative to ownership by clients. The word "clients" refers collectively to investment company clients and counseling clients. Employees are expected to be particularly sensitive to meeting the spirit as well as the letter of these restrictions.

                       Please note that these restrictions apply in the case of debt securities to the specific issue and in the case of common stock, not only to the common stock, but to any equity-related security of the same issuer including preferred stock, options, warrants, and convertible bonds. Also, a gift or transfer from you an Employee to a third party shall be subject to these restrictions, unless the donee or transferee represents that he or she has no present intention of selling the donated security.

---------------------  ---------------------------------------------------------
                       Clearance for transactions must be obtained by contacting the Head of the Trading Department (or another member of that Department authorized by the Head of Trading to act in his or her absence) for approval. The Trading Department will maintain a log of all requests for approval as coded confidential records of the firm. CLEARANCE FOR PERSONAL SECURITIES TRANSACTIONS FOR PUBLICLY TRADED SECURITIES WILL BE IN EFFECT FOR ONE TRADING DAY ONLY. Private placements (including both securities and partnership interests) are subject to special clearance by the Director of Regulatory Affairs or the General Counsel, and the clearance will remain in effect for a reasonable period thereafter, not to exceed 90 days.

---------------------  ---------------------------------------------------------
Filing of Reports      The Code requires a comprehensive "real time" system of
                       maintaining records of personal securities transactions by Employees. Under this system, the following reporting requirements must be complied with.

1
Duplicate Brokerage    All Employees must require their securities brokers to
Confirmations          send duplicate confirmations of their securities
                       transactions to the Regulatory Affairs Department.
                       Brokerage firms are accustomed to providing this service.
                       Please contact Regulatory Affairs to obtain a form letter to request this service. The form must be completed and returned to the Regulatory Affairs Department. The
                       Regulatory Affairs Department will process it in order to assure delivery of the confirms directly to them and to preserve the confidentiality of this information. In most cases, the transaction confirmation filing requirement will be satisfied by electronic filings from securities depositories. Each Employee must return to the Regulatory
                       Affairs Department a completed form for each brokerage account that is used for personal securities transactions of the Employee. Employees should not send the completed forms to their brokers directly.

2
Filing of Quarterly    SEC rules require that a quarterly record of all personal
Report of all          securities transactions be available for inspection.
"Personal Securities   To comply with these rules, every Employee must file a
Transactions"          quarterly report (on the form attached) within 10
                       calendar days after the end of each calendar quarter.

                       Transactions during the quarter indicated on brokerage confirmations or electronic filings can be incorporated by reference. Holdings not acquired through a broker submitting confirmations will have to be entered manually. Quarterly reports must be filed by all Employees even if there were no reportable transactions during the quarter. (Write "none", sign the form and return it to Regulatory Affairs).

Code of Ethics
Page 5


1
No Employee may engage in personal transactions involving any securities which are:

- being bought or sold on behalf of clients until one trading day after such buying or selling is completed or canceled. In addition, no Portfolio Manager may engage in a personal transaction involving any security for 7 days prior to, and 7 days following, a transaction in the same security for a client account managed by that Portfolio Manager without a special exemption. See "Exemptive Procedures" below. Portfolio Managers include all designated portfolio managers and others who have direct authority to make investment decisions to buy or sell securities, such as analysts involved in Research Equity portfolios. All Employees who are considered Portfolio Managers will be so notified.

- the subject of a new or changed action recommendation from a research analyst until 10 business days following the issuance of such recommendation;

- the subject of a reiterated but unchanged recommendation from a research analyst until 2 business days following reissuance of the recommendation

- actively contemplated for transactions on behalf of clients, even though no buy or sell orders have been placed. This restriction applies from the moment that an Employee has been informed in any fashion that any Portfolio Manager intends to purchase or sell a specific security. This is a particularly sensitive area and one in which each Employee must exercise caution to avoid actions which, to his or her knowledge, are in conflict or in competition with the interests of clients.

2
The Code of Ethics strongly discourages short term trading by Employees. In addition, no Employee may take a "short term trading" profit in a security, which means the sale of a security at a gain (or closing of a short position at a gain) within 60 days of its purchase, without a special exemption. See "Exemptive Procedures". The 60 day prohibition does not apply to transactions resulting in a loss, nor to futures or options on futures on broad-based securities indexes or U.S. government securities.

Code of Ethics
Page 6


3
No Employee engaged in equity or bond trading may engage in personal transactions involving any equity securities of any company whose primary business is that of a broker/dealer.

4
Subject to preclearance, Employees may engage in short sales, options, and margin transactions, but such transactions are strongly discouraged, particularly due to the 60 day short term profit-taking prohibition. Any Employee engaging in such transactions should also recognize the danger of being "frozen" or subject to a forced close out because of the general restrictions which apply to personal transactions as noted above. In specific case of hardship an exception may be granted by the Director of Regulatory Affairs upon approval of the Ethics Committee with respect to an otherwise "frozen" transaction.

5
No Employee may engage in personal transactions involving the purchase of any debt, equity or equity-related securities at any registered public offering (including both new issues and secondary offerings). This restriction also includes new issues of municipal securities and thrift conversions, although in limited cases the purchase of municipal securities in an offering may be approved by the Director of Regulatory Affairs upon determining that approval would not violate any policy reflected in this Code. This restriction does not apply to other unregistered securities, such as U.S. government issues or commercial paper.

6
Employees may not purchase securities in private placements unless approval of the Director of Regulatory Affairs or the General Counsel has been obtained. This approval will be based upon a determination that the investment opportunity need not be reserved for clients, that the Employee is not being offered the investment opportunity due to his or her employment with Wellington Management and other relevant factors on a case-by-case basis. If the Employee has securities analysis responsibilities and is granted approval to purchase a private placement, he or she must disclose the privately placed holding later if asked to evaluate the issuer of the security. An independent review of the Employee's analytical work will then be performed by another analyst.

                         Code of Ethics
                         Page 7


___________________      _______________________________________________________
Gifts and Other          Employees should not seek, accept or offer any gifts or
Sensitive Payments       favors of more than minimal value or any preferential
                         treatment in dealings with any client, broker/dealer, portfolio company, financial institution or any other organization with whom the firm transacts business.
                         Occasional participation in lunches, dinners, cocktail parties, sporting activities or similar gatherings conducted for business purposes are not prohibited.
                         However, for both the Employee's protection and that of the firm it is extremely important that even the appearance of a possible conflict of interest be avoided. Extreme caution is to be exercised in any instance in which business related travel and lodgings are paid for other than by Wellington Management, and prior approval must be obtained from the Regulatory
                         Affairs Department.

                         Any question as to the propriety of such situations should be discussed with the Regulatory Affairs Department and any incident in which an Employee is encouraged to violate these provisions should be reported immediately. An explanation of all extraordinary travel, lodging and related meals and entertainment is to be reported in a brief memorandum to the Director of Regulatory Affairs.

                         Employees must not participate individually or on behalf of the firm, a subsidiary, or any client, directly or indirectly, in any of the following transactions:

                         1
                         Use of the firm's funds for political purposes.

                         2
                         Payment or receipt of bribes, kickbacks, or payment or receipt of any other amount with an understanding that part or all of such amount will be refunded or delivered to a third party in violation of any law applicable to the transaction.

                         3
                         Payments to government officials or employees (other than disbursements in the ordinary course of business for such legal purposes as payment of taxes).

                         4
                         Payment of compensation or fees in a manner the purpose of which is to assist the recipient to evade taxes, federal or state law, or other valid charges or restrictions applicable to each payment.

                              Code of Ethics
                              Page 8


--------------------------    ---------------------------------------------------------------------------------------------------
                              5
                              Use of the funds or assets of the firm or any subsidiary for any other unlawful or improper purpose.
--------------------------    ---------------------------------------------------------------------------------------------------

Other Conflicts of            Employees should also be aware that areas other than personal securities transactions or gifts and
Interest                      sensitive payments may involve conflicts of interest. The following should be regarded as examples of situations involving real or potential conflicts rather than a complete list of situations to avoid.

"Inside Information"          Specific reference is made to the firm's policy on the use of "inside information" which applies to personal securities transactions as well as to client transactions.

Use of Information            Information acquired in connection with employment by the organization may not be used in any way which might be contrary to or in competition with the interests of clients. Employees are reminded that certain clients have specifically required their relationship with us to be treated confidentially.

Disclosure of                 Information regarding actual or contemplated investment decisions, research priorities or client
Information                   interests should not be disclosed to persons outside our organization and in no way can be used for personal gain.

Outside Activities            All outside relationships such as directorships or trusteeships of any kind or membership in investment organizations (e.g., an investment club) must be cleared by the Director of Regulatory
                              Affairs prior to the acceptance of such a position. As a general matter, directorships in unaffiliated public companies or companies which may reasonably be expected to become public companies will not be authorized because of the potential for conflicts which may impede our freedom to act in the best interests of clients. Service with charitable organizations generally will be authorized, subject to considerations related to time required during working hours and use of proprietary information.

Exemptive Procedure           The Ethics Committee can grant exemptions from the personal trading restrictions in this Code upon determining that the transaction for which an exemption is requested would not result in a conflict of interest or violate any other policy embodied in this Code. Factors to be considered may include: the size and holding period of the Employee's position in the security, the market capitalization of the issuer, the liquidity of the security, the reason for the Employee's requested transaction, the amount and timing of client trading in the same or a related security, and other relevant factors.

                       Code of Ethics
                       Page 9




                       Any Employee wishing an exemption should submit a written request to the Director of Regulatory Affairs setting forth the pertinent facts and reasons why the employee believes that the exemption should be granted. Employees are cautioned that exemptions are intended to be exceptions, and repetitive exemptive applications by an Employee will not be well received.

Compliance with        Adherence to the Code of Ethics is considered a basic
The Code of Ethics     condition of employment with our organization. The
                       Ethics Committee monitors compliance with the Code and reviews violations of the Code to determine what action or sanctions are appropriate.

                       Violations of the provisions regarding personal trading will presumptively be subject to being reversed in the case of a violative purchase, and to disgorgement of any profit realized from the position (net of transaction costs and capital gains taxes payable with respect to the transaction) by payment of the profit to any client disadvantaged by the transaction, or to a charitable organization, as determined by the Ethics Committee, unless the Employee establishes to the satisfaction of the Ethics Committee that under the particular circumstances disgorgement would be an unreasonable remedy for the violation.

                       Violations of the Code of Ethics may also adversely affect an Employee's career with Wellington Management with respect to such matters as compensation and advancement.

                       Employees must recognize that a serious violation of the Code of Ethics or related policies may result, at a minimum, in immediate dismissal. Since many provisions of the Code of Ethics also reflect provisions of the U.S. securities laws, Employees should be aware that violations could also lead to regulatory enforcement action resulting in suspension or expulsion from the securities business, fines and penalties, and imprisonment.

                       Again, Wellington Management would like to emphasize the importance of obtaining prior clearance of all personal securities transactions, avoiding prohibited transactions, filing all required reports promptly and avoiding other situations which might involve even an apparent conflict of interest. Questions regarding interpretation of this policy or questions related to specific situations should be directed to the Regulatory Affairs Department or Ethics Committee.

                       Revised: October 22, 1997